      As filed with the Securities and Exchange Commission on May 28, 1998

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           UNION PLANTERS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


               TENNESSEE                                  6712                                  62-0859007
    (State or Other Jurisdiction of           (Primary Standard Industrial         (I.R.S. Employer Identification No.)
    Incorporation or Organization)            Classification Code Number)


                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            E. JAMES HOUSE, JR., ESQ.
                SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT OF
                           UNION PLANTERS CORPORATION
                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6495
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

              CAROLYN V. KELLY, ESQ.                                                               CHERYL W. PATTERSON, ESQ.
               Jenkens & Gilchrist,                                                                  Wyatt, Tarrant & Combs
            a Professional Corporation                                                                 6075 Poplar Avenue
                  Fountain Place                                                                           Suite 650
            1445 Ross Ave., Suite 3200                                                              Memphis, Tennessee 38177
               Dallas, Texas 75202                                                                       (901) 537-1013
                  (214) 855-4397

                          -----------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General
                  Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the
     Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



                                               CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
           TITLE OF EACH                                             Proposed                  Proposed
              CLASS OF                                                Maximum                   Maximum
             SECURITIES                        Amount                Offering                  Aggregate                Amount of
                TO BE                           To Be                  Price                    Offering               Registration
             REGISTERED                     Registered(1)           per share(2)                Price(2)                   Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00 par                   1,449,452 shares            $130.47                 $34,459,148               $10,165.45
value per share (and associated            (with Preferred
Preferred Share Rights)                     Share Rights)
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant which is expected to be issued in connection with the merger described herein.
(2) Estimated solely for the purpose of calculating the Registration Fee and based, pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, on the book value per share of the Common Stock of CB&T, Inc. as of the latest practicable date prior to the filing of this Registration Statement.


                               DELAYING AMENDMENT

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   CB&T, INC.
                               101 E. MAIN STREET
                          MCMINNVILLE, TENNESSEE 37110
                                  JUNE 2, 1998


TO THE SHAREHOLDERS OF CB&T, INC.

     You are cordially invited to attend the Annual Meeting of the shareholders (the "Annual Meeting") of CB&T, Inc. ("CB&T") to be held at the main office of CB&T, located at 101 East Main Street, McMinnville, Tennessee, 37110 at 2:30 p.m., local time, on June 30, 1998, notice of which is enclosed.

     At the Annual Meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger (the "Agreement") and a related Plan of Merger (the "Plan of Merger") by and between CB&T, Union Planters Corporation, a Tennessee corporation ("UPC"), and Union Planters Holding Corporation ("UP Holding"), a Tennessee corporation which is a wholly-owned subsidiary of UPC. Pursuant to the Agreement and the Plan of Merger, CB&T will merge (the "Merger") with and into UP Holding, with the effect that UP Holding will be the surviving corporation resulting from the Merger. Upon consummation of the Merger, each share of CB&T common stock issued and outstanding (excluding shares held by CB&T or UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted and excluding shares held by dissenting shareholders) will be converted into and exchanged for the right to receive 5.488 shares (the "Exchange Ratio") of UPC common stock and the associated Preferred Share Rights (as defined in the accompanying Proxy Statement/Prospectus), subject to possible adjustment as described in the accompanying Proxy Statement/Prospectus, with cash being paid in lieu of issuing fractional shares.

     Under certain circumstances, CB&T has the right to terminate the Agreement if, as of the date of the Annual Meeting, the Average Closing Price (as defined in the accompanying Proxy Statement/Prospectus) per share of UPC Common Stock should have declined to less than $48.80 per share. In the event that CB&T elects to exercise such termination right, UPC has the option to increase the Exchange Ratio based on contractual limits. If UPC elects to increase the Exchange Ratio then the Merger will proceed at the adjusted exchange ratio without resolicitation of the CB&T shareholders.

     Enclosed are the (i) Notice of Annual Meeting, (ii) Proxy Statement/Prospectus, (iii) proxy card for the Annual Meeting and (iv) pre-addressed return envelope for the proxy card. The Proxy Statement/Prospectus describes in more detail the Agreement, the Plan of Merger, and the proposed Merger, including a description of your rights as a shareholder of CB&T to exercise statutory dissenters' rights, the conditions to consummation of the Merger and the effects of the Merger on the rights of CB&T shareholders. Please read these materials carefully and consider thoughtfully the information set forth in them.

     Alex Sheshunoff & Co. Investment Banking, CB&T's financial advisor, has issued its opinion to your Board of Directors regarding the fairness, from a financial point of view, of the consideration to be paid by UPC pursuant to the Agreement. A copy of the opinion is attached as Appendix D to the Proxy Statement/Prospectus.

     THE BOARD OF DIRECTORS OF CB&T HAS UNANIMOUSLY APPROVED AND ADOPTED THE AGREEMENT AND THE PLAN OF MERGER AND CONSUMMATION OF THE MERGER CONTEMPLATED THEREBY, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER.

     Approval of the Agreement and the Plan of Merger will require the affirmative vote of the holders of at least a majority of the issued and outstanding shares of CB&T Common Stock entitled to be voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card. If you attend the Annual Meeting, you may vote in person even if you previously returned your proxy card. The proposed Merger with UPC is a significant step for CB&T and your vote on this matter is of great importance.

     ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR THE SLATE OF NOMINEES PROPOSED FOR THE BOARD OF DIRECTORS AND FOR ADOPTION OF THE AGREEMENT AND THE PLAN OF MERGER BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEMS ONE AND TWO.

     I look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            Jeffrey A. Golden,
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                                   CB&T, INC.
                               101 E. MAIN STREET
                          MCMINNVILLE, TENNESSEE 37110

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 2:30 P.M. ON JUNE ___, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders (the "Annual Meeting") of CB&T, Inc. ("CB&T") will be held at the main office of CB&T, located at 101 East Main Street, McMinnville, Tennessee, 37110 on June __, 1998, at 2:30 p.m., local time, for the following purposes:

         1. ELECTION OF DIRECTORS. To consider the election of a Board of Directors of eleven (11) Directors to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified; and

         2. MERGER. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 6, 1998 (the "Agreement"), and the related Plan of Merger (the "Plan of Merger"), by and between CB&T, Union Planters Corporation, a Tennessee corporation ("UPC"), and Union Planters Holding Corporation, a Tennessee corporation which is a wholly-owned subsidiary of UPC ("UP Holding"), pursuant to which (i) CB&T will merge (the "Merger") with and into UP Holding, with the effect that UP Holding will be the surviving corporation resulting from the Merger, and (ii) each share of the $2.50 par value common stock of CB&T ("CB&T Common Stock") issued and outstanding at the effective time of the Merger (excluding shares held by CB&T or UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted and excluding shares held by dissenting shareholders) will be converted into and exchanged for the right to receive 5.488 shares of the $5.00 par value common stock of UPC, and the associated Preferred Share Rights (as defined in the accompanying Proxy Statement/Prospectus), subject to possible adjustment, and cash in lieu of issuing any fractional shares. Copies of each of the Agreement and the Plan of Merger are set forth as Appendix A and Appendix B, respectively, to the accompanying Proxy Statement/Prospectus and are incorporated by reference therein; and

         3. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

         Only shareholders of record at the close of business on May 15, 1998 will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF CB&T COMMON STOCK ENTITLED TO BE VOTED AT THE ANNUAL MEETING.

         CB&T shareholders have the right to dissent from the Merger and to receive the "fair value" of their shares of CB&T Common Stock in cash, provided the proper steps are taken to "perfect" statutory dissenters' rights. Statutory dissenters' rights are more fully discussed in various sections of the accompanying Proxy Statement/Prospectus, and a copy of the Tennessee statutes governing statutory dissenters' rights is attached thereto as Appendix E. CB&T shareholders considering the exercise of their dissenters' rights should carefully review these materials and information before voting with respect to the Agreement and the Plan of Merger.

         THE BOARD OF DIRECTORS OF CB&T UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SLATE OF NOMINEES PROPOSED AND FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Edith Ann Martin
                                            Secretary to the Board, CB&T, Inc.
                                            McMinnville, Tennessee
June _____ , 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE
       ENCLOSED POSTAGE PAID RETURN ENVELOPE IN ORDER TO ENSURE THAT YOUR
                SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING.

                                   PROSPECTUS

                          COMMON STOCK, $5.00 PAR VALUE
                           UNION PLANTERS CORPORATION

                                 PROXY STATEMENT

                      FOR ANNUAL MEETING OF SHAREHOLDERS OF
                                   CB&T, INC.

         This Prospectus of Union Planters Corporation, a bank holding company organized and existing under the laws of the State of Tennessee ("UPC"), relates to up to 1,449,452 shares of common stock, $5.00 par value, of UPC (together with associated "Preferred Share Rights" (as defined herein) "UPC Common Stock"), which are issuable to the shareholders of CB&T, Inc., a corporation organized and existing under the laws of the State of Tennessee ("CB&T"), upon consummation of the proposed merger (the "Merger") of CB&T with and into Union Planters Holding Corporation, ("UP Holding") a corporation organized under the laws of the State of Tennessee, which is a wholly-owned subsidiary of UPC, with the effect that UP Holding will be the surviving corporation of the Merger. The Merger will be consummated pursuant to the terms of the Agreement and Plan of Merger, dated as of January 6, 1998 (the "Agreement"), and the related Plan of Merger (the "Plan of Merger"), by and between UPC, CB&T and UP Holding. At the effective time of the Merger (the "Effective Time"), except as described herein, each issued and outstanding share of common stock, par value $2.50 per share, of CB&T ("CB&T Common Stock") will be converted into and exchanged for the right to receive 5.488 shares of UPC Common Stock, subject to certain possible adjustments described herein (the "Exchange Ratio"). Cash (without interest) will be paid in lieu of the issuance of any fractional shares of UPC Common Stock.

         The Exchange Ratio is adjustable upward only if certain conditions are met concerning the quoted price of UPC Common Stock. The Board of Directors of CB&T (the "CB&T Board") would likely invoke the adjustment mechanism in the Agreement if the conditions permitted by giving notice of its election to terminate, in which case UPC would determine whether to proceed with the Merger at a higher Exchange Ratio in order to avoid termination. In making this determination, the principal factors UPC will consider include the projected effect of the Merger on UPC's pro forma earnings per share and whether UPC's assessment of CB&T's earning potential as part of UPC justifies the issuance of an increased number of shares of UPC Common Stock. If UPC declines to adjust the Exchange Ratio, CB&T may elect to proceed without the adjustment by withdrawing its election to terminate, although it has no intention to so elect without resoliciting the approval of CB&T's shareholders. In making such a determination, the CB&T Board would consider whether the Merger remains in the best interest of CB&T and its shareholders, despite a decline in the price of UPC Common Stock, and whether the consideration to be received by the holders of CB&T Common Stock remains fair from a financial point of view. See "THE MERGER"
- Possible Adjustment of Exchange Ratio."

         This Prospectus also serves as the Proxy Statement of CB&T, and is being furnished to the shareholders of CB&T in connection with the solicitation of proxies by the CB&T Board for use at its Annual Meeting of shareholders (including any adjournment or postponement thereof, the "Annual Meeting"), to be held on June ___, 1998, to consider and vote upon the Agreement and the Plan of Merger and the transactions contemplated therein. This Proxy Statement/Prospectus ("Proxy Statement") and related materials enclosed herewith are being mailed to shareholders of CB&T on or about June ___, 1998.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER
       OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE
               FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                     GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                 ---------------

               The date of this Proxy Statement is June ___, 1998.

                              AVAILABLE INFORMATION

         Each of UPC and CB&T is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected and copied at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The shares of UPC Common Stock are listed and traded on the New York Stock Exchange (the "NYSE") under the symbol "UPC," and reports, proxy and information statements, and other information concerning UPC also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The shares of CB&T Common Stock are not listed or traded on any exchange or market.

         This Proxy Statement constitutes part of the Registration Statement on Form S-4 of UPC (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Proxy Statement does not include all of the information in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about UPC, CB&T and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

         All information contained in this Proxy Statement or incorporated herein by reference with respect to UPC was supplied by UPC, and all information contained in this Proxy Statement or incorporated herein by reference with respect to CB&T was supplied by CB&T.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR CB&T OR THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SINCE THE DATE OF THIS PROXY STATEMENT.

         THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND BUSINESS OF UPC AND CB&T, AND OF UPC FOLLOWING THE CONSUMMATION OF THE MERGER AND THE OTHER ACQUISITIONS (AS DEFINED UNDER "BUSINESS OF UPC - RECENT DEVELOPMENTS"), INCLUDING STATEMENTS RELATING TO THE COST SAVINGS AND REVENUE ENHANCEMENTS THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER AND THE OTHER ACQUISITIONS AND THE EXPECTED IMPACT OF THE MERGER AND THE OTHER ACQUISITIONS ON UPC'S FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHER THINGS, THE FOLLOWING POSSIBILITIES: (I) EXPECTED COST SAVINGS FROM THE MERGER AND THE OTHER ACQUISITIONS CANNOT BE FULLY REALIZED; (II) DEPOSIT ATTRITION, CUSTOMER LOSS, OR REVENUE LOSS FOLLOWING THE MERGER AND THE OTHER ACQUISITIONS IS GREATER THAN EXPECTED; (III) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (IV) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF UPC AND THE INSTITUTIONS TO BE ACQUIRED ARE GREATER THAN EXPECTED; (V) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; (VI) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS

FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (VII) CHANGES OCCUR IN THE REGULATORY ENVIRONMENT; (VIII) CHANGES OCCUR IN BUSINESS CONDITIONS AND INFLATION; (IX) CHANGES OCCUR IN THE SECURITIES MARKETS; AND (X) DISRUPTIONS OF THE OPERATIONS OF UPC OR ANY OF ITS SUBSIDIARIES OR ANY OTHER GOVERNMENTAL OR PRIVATE ENTITY AS A RESULT OF THE "YEAR 2000 PROBLEM". THE FORWARD-LOOKING EARNINGS ESTIMATES INCLUDED IN THIS PROXY STATEMENT HAVE NOT BEEN EXAMINED OR COMPILED BY THE INDEPENDENT PUBLIC ACCOUNTANTS OF UPC OR CB&T, NOR HAVE SUCH ACCOUNTANTS APPLIED ANY PROCEDURES THERETO. ACCORDINGLY, SUCH ACCOUNTANTS DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE ON THEM. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF UPC AFTER THE MERGER AND THE OTHER ACQUISITIONS IS INCLUDED IN THE SEC FILINGS INCORPORATED BY REFERENCE HEREIN.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed with the SEC by UPC pursuant to the Exchange Act are hereby incorporated by reference herein (SEC File No. 1-10160):

         (a) UPC's Annual Report on Form 10-K for the year ended December 31, 1997 (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i),
                  (k), or (1) of Regulation S-K of the SEC shall not be deemed to be incorporated herein and is not part of the Registration Statement) (the "UPC 1997 Form 10-K");

         (b) UPC's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 and its amendment to such form on Form 10-Q/A (the "UPC March 31, 1998 Form 10-Q");

         (c) UPC's Current Reports on Form 8-K dated January 15, 1998, February 23, 1998 and April 16, 1998.

         (d) The description of the current management and Board of Directors of UPC contained in the Proxy Statement of UPC filed pursuant to Section 14(a) of the Exchange Act with respect to UPC's Annual Meeting of Shareholders to be held on April 16, 1998;

         (e) UPC's Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989; (SEC File No. 0-6919) in connection with UPC's designation and authorization of its Series A Preferred Stock; and

         (f) The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         The following documents previously filed with the SEC by CB&T pursuant to the Exchange Act are hereby incorporated by reference herein (SEC File No. 0-10669):

         (a) CB&T's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and its amendment to such form on Form 10-K/A (Amendment No. 1) (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i), (k), or (1) of Regulation S-K of the SEC shall not be deemed to be incorporated herein and is not part of the Registration Statement) (the "CB&T 1997 Form 10-K");

         (b) CB&T's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 (the "CB&T March 31, 1998 Form 10-Q"); and

         (c)      CB&T's Current Report on Form 8-K dated January 19, 1998.

         Copies of the CB&T 1997 Form 10-K and the CB&T March 31, 1998 Form 10-Q accompany this Proxy Statement as Appendix C.

         All documents filed by UPC and/or CB&T pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to final adjournment of the Annual Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         UPC will provide without charge, upon the written or oral request of any person, including any beneficial owner, to whom this Proxy Statement is delivered, a copy of any and all information (excluding certain exhibits) relating to UPC that has been incorporated by reference in the Registration Statement. Such requests should be directed to E. James House, Jr., Secretary and Manager of the Legal Department, Union Planters Corporation, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018 (telephone (901) 580-6584). CB&T will provide without charge, upon the written or oral request of any person, including any beneficial owner, to whom this Proxy Statement is delivered, a copy of any and all information (excluding certain exhibits) relating to CB&T that has been incorporated by reference in the Registration Statement of which this Proxy Statement is a part. Such requests should be directed to Jeffrey A. Golden, Chairman of the Board, President and Chief Executive Officer, 101 E. Main Street, McMinnville, Tennessee 37110 (telephone (931) 473-2147). In order to ensure timely delivery of the documents, any request should be made by ________, 1998.

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SUMMARY  .......................................................................................................  1
         The Parties............................................................................................  1
         Meeting of Shareholders................................................................................  2
         The Merger.............................................................................................  3
         Comparative Market Prices of Common Stock..............................................................  7
         Historical and Pro Forma Comparative Per Share Data....................................................  8
         Selected Financial Data................................................................................  9

ANNUAL MEETING OF CB&T SHAREHOLDERS............................................................................. 15
         Date, Place, Time, and Purpose......................................................................... 15
         Record Date, Voting Rights, Required Vote, and Revocability of Proxies................................. 15
         Solicitation of Proxies................................................................................ 16
         Dissenters' Rights..................................................................................... 16
         Recommendation......................................................................................... 17

PROPOSAL I - ELECTION OF DIRECTORS.............................................................................. 17
         Committees of The Board................................................................................ 20
         Compensation of Directors and Officers................................................................. 21
         Personnel/Nominating Committee Report on Executive Compensation........................................ 21
         Remuneration of Directors and Officers................................................................. 23
         Shareholder Return..................................................................................... 24

PROPOSAL II - THE MERGER........................................................................................ 25
         General  .............................................................................................. 25
         Possible Adjustment of Exchange Ratio.................................................................. 25
         Background of the Merger............................................................................... 27
         Recommendation of the CB&T Board; Reasons for the Merger............................................... 28
         UPC's Reasons for the Merger........................................................................... 29
         Opinion of CB&T's Financial Advisor.................................................................... 30
         Effective Time of the Merger........................................................................... 33
         Dissenters' Rights..................................................................................... 34
         Distribution of UPC Stock Certificates................................................................. 36
         Limitation on Negotiations............................................................................. 36
         Conditions to Consummation of the Merger............................................................... 37
         Regulatory Approval.................................................................................... 37
         Waiver, Amendment, and Termination..................................................................... 38
         Conduct of Business Pending the Merger................................................................. 39
         Management and Operations After the Merger............................................................. 41
         Interests of Certain Persons in the Merger............................................................. 41
         Material Federal Income Tax Consequences of the Merger................................................. 43
         Accounting Treatment................................................................................... 44
         Expenses and Fees...................................................................................... 45
         Resales of UPC Common Stock............................................................................ 45

EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS.................................................................. 46
         Anti-takeover Provisions Generally..................................................................... 46
         Authorized Capital Stock............................................................................... 46
         Preemptive Rights...................................................................................... 48
         Amendment of Charter and Bylaws........................................................................ 48


         Classified Board of Directors and Absence of Cumulative Voting......................................... 49
         Director Removal and Vacancies......................................................................... 49
         Limitations on Director Liability...................................................................... 49
         Indemnification........................................................................................ 50
         Annual Meeting of Shareholders......................................................................... 50
         Actions by Shareholders Without a Meeting.............................................................. 51
         Shareholder Nominations and Proposals.................................................................. 51
         Business Combinations ................................................................................. 51
         Limitations on Ability to Vote Stock................................................................... 53
         Dissenters' Rights of Appraisal........................................................................ 53
         Shareholders' Rights to Examine Books and Records...................................................... 53
         Dividends.............................................................................................. 53

COMPARATIVE MARKET PRICES AND DIVIDENDS......................................................................... 54

BUSINESS OF CB&T................................................................................................ 55
         General  .............................................................................................. 55
         Beneficial Ownership of CB&T Common Stock.............................................................. 55

BUSINESS OF UPC................................................................................................. 56
         General  .............................................................................................. 56
         Recent Developments.................................................................................... 57

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION.......................................................... 59

CERTAIN REGULATORY CONSIDERATIONS............................................................................... 66
         General  .............................................................................................. 66
         Payment of Dividends................................................................................... 67
         Capital Adequacy....................................................................................... 68
         Support of Subsidiary Institutions..................................................................... 69
         Prompt Corrective Action............................................................................... 70

DESCRIPTION OF UPC CAPITAL STOCK................................................................................ 71
         UPC Common Stock....................................................................................... 71
         UPC Preferred Stock.................................................................................... 72

OTHER MATTERS................................................................................................... 72

SHAREHOLDER PROPOSALS........................................................................................... 73

EXPERTS  ....................................................................................................... 73

OPINIONS ....................................................................................................... 73


APPENDICES:
Appendix A --- Agreement and Plan of Merger, dated as of January 6,
               1998, by and between Union Planters Corporation, Union
               Planters Holding Corporation and CB&T, Inc.
Appendix B --- Plan of Merger of CB&T, Inc. with and into Union Planters Holding
               Corporation Appendix C --- CB&T's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 and CB&T's
               Annual Report on Form 10-K for the fiscal year ended December
               31, 1997 and its Amendment on Form 10-K/A
Appendix D --- Fairness Opinion of Alex Sheshunoff & Co. Investment Banking
Appendix E --- Copy of Chapter 23 of the Tennessee Business Corporation Act
               regarding Dissenters' Rights

                                     SUMMARY


         The following is a summary of certain information contained in this Proxy Statement and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement. Shareholders are urged to read carefully the entire Proxy Statement, including the Appendices. As used in this Proxy Statement, the terms "UPC" and "CB&T" refer to Union Planters Corporation and CB&T, Inc., respectively, and, where the context requires, to those entities and their respective subsidiaries.

THE PARTIES

         CB&T. CB&T, a Tennessee corporation, is a one-bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As of March 31, 1998, CB&T had total consolidated assets of approximately $272 million, total consolidated loans of approximately $146 million, total consolidated deposits of approximately $225 million, and total consolidated shareholders' equity of approximately $34.4 million.

         CB&T conducts its business activities through its wholly-owned bank subsidiary, City Bank & Trust Company ("City Bank"), which was organized in 1912 as a commercial bank chartered under the laws of the State of Tennessee. CB&T operates from its main office in McMinnville, Tennessee and at branch offices located in the Tennessee Counties of Warren and Dekalb. In addition to City Bank, CB&T is the 100% owner of CBT Insurance Company, which is engaged in insurance sales, and of CBT Realty, Inc., which was established to liquidate foreclosed real estate. The operations of CBT Insurance Company and CBT Realty, Inc. have an immaterial impact on the financial results of CB&T and City Bank. It is anticipated that CBT Realty, Inc. will be dissolved prior to consummation of the Merger.

         The principal executive offices of CB&T are located at 101 E. Main Street, McMinnville, Tennessee 37110 and its telephone number at such address is
(931) 473-2147. Additional information with respect to CB&T and its subsidiaries is included elsewhere herein and in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "BUSINESS OF CB&T" and the CB&T 1997 Form 10-K, a copy of which is attached hereto as Appendix C.

         UPC. UPC, a Tennessee corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. As of March 31, 1998, UPC had total consolidated assets of approximately $18.4 billion, total consolidated loans of approximately $12.7 billion, total consolidated deposits of approximately $13.6 billion, and total consolidated shareholders' equity of approximately $1.8 billion.

         UPC conducts its business activities through its principal bank subsidiary, the $15.7 billion asset Union Planters Bank, National Association ("UPB"), a multi-state national banking association headquartered in Memphis, Tennessee with branches in Tennessee, Arkansas, Missouri, Kentucky, Alabama, Mississippi and Louisiana, one federally-chartered savings association headquartered in Tennessee, two other Tennessee state-chartered banks headquartered in Tennessee, two recently acquired Arkansas state-chartered banks, and one Florida state-chartered bank headquartered in Miami, Florida (collectively with UPB, the "UPC Banking Subsidiaries"). Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates and maintains approximately 518 banking offices and 676 automated teller machines ("ATMs"). UPC's total deposits at March 31, 1998 are allocable by state (before consolidating adjustments) approximately as follows: $6.7 billion in Tennessee; $2.9 billion in Mississippi; $1.3 billion in Florida; $1.2 billion in Missouri; $596 million in Arkansas; $598 million in Louisiana; $412 million in Alabama; and $103 million in Kentucky.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business strategy. UPC completed 13 acquisitions in 1994, three in 1995, seven in 1996, and six in 1997, adding approximately $3.8 billion in total assets in 1994, $1.3 billion in 1995, $4.2 billion in 1996 and $3.6 billion in 1997. In 1998, UPC has completed the acquisition of two institutions with approximately $520 million in total assets (the "Recently Completed Acquisitions"). As of the date of this Proxy Statement, UPC is a party to definitive agreements to acquire ten financial institutions, in addition to CB&T, and to purchase certain branch locations and assume deposit liabilities of California Federal Bank in Florida (the "CalFed Branch Purchase") (collectively referred to as the "Other Pending Acquisitions"). The Other Pending Acquisitions had aggregate total assets of approximately $12.9 billion at March 31, 1998. For purposes of this Proxy Statement, the Recently Completed Acquisitions and the Other Pending Acquisitions are collectively referred to as the "Other Acquisitions". The largest of the Other Pending Acquisitions is UPC's proposed acquisition of Magna Group, Inc. ("MGR"), in St. Louis, Missouri, which had total consolidated assets of approximately $7.3 billion at March 31, 1998. On May 1, 1998, MGR consummated the acquisition of Charter Financial, Inc., and its subsidiary, Charter Bank, S.B. (the "Charter Acquisition"). Charter is located in Sparta, Illinois and had at the time of consummation total assets of approximately $406 million, total deposits of approximately $309 million, and total shareholders' equity of approximately $67 million. The Charter Acquisition was accounted for as a purchase. For purposes of this Proxy Statement, including the historical and equivalent pro forma data, the terms "Other Acquisitions" and "Other Pending Acquisitions" include the completed Charter Acquisition. For a description of the Other Acquisitions in addition to the Merger, see "BUSINESS OF UPC -- Recent Developments" and "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION." For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred incidental to acquisitions in the past three fiscal years, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's 1997 Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (pages 49 and 50) in such Annual Report to Shareholders. UPC's 1997 Annual Report to Shareholders is included as Exhibit 13 to the UPC 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein.

         UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions and other entities engaged in lines of business permissible for banks and bank holding companies. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC Common Stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock. Moreover, significant charges against earnings are sometimes required incidental to acquisitions.

         The principal executive offices of UPC are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number at such address is (901) 580-6000. Additional information with respect to UPC and its subsidiaries is included elsewhere herein and in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "BUSINESS OF UPC."

         UP HOLDING. UP Holding, a Tennessee corporation, is a wholly-owned subsidiary of UPC. UP Holding is a bank holding company itself which owns all of the common stock of UPB and other permissible investments. Certain of the directors and officers of UP Holding are executive officers of UPC.

MEETING OF SHAREHOLDERS

         This Proxy Statement is being furnished to the holders of CB&T Common Stock in connection with the solicitation of proxies by the CB&T Board for use at the Annual Meeting at which CB&T shareholders will be asked to vote upon (i) the election of directors of CB&T for the ensuing year, (ii) a proposal to approve the Agreement and the Plan of Merger and (iii) such other business as may properly come before the Annual Meeting. The Annual Meeting will be held at the main office of CB&T, located at 101 E. Main Street, McMinnville, Tennessee 37110, at 2:30 p.m., local time, on June ___, 1998. See "ANNUAL MEETING OF CB&T SHAREHOLDERS -- Date, Place, Time, and Purpose."

         The CB&T Board has fixed the close of business on May 15, 1998, as the record date (the "CB&T Record Date") for determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of CB&T Common Stock on the CB&T Record Date will be entitled to notice of and to vote at the Annual Meeting. Each share of CB&T Common Stock is entitled to one vote on each matter submitted to CB&T shareholders for a vote. On the CB&T Record Date, there were 264,113 shares of CB&T Common Stock outstanding. See "ANNUAL MEETING OF CB&T SHAREHOLDERS -- Record Date, Voting Rights, Required Vote, and Revocability of Proxies."

         Approval of the Agreement and the Plan of Merger and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the issued and outstanding shares of CB&T Common Stock entitled to be voted at the Annual Meeting. The directors and executive officers of CB&T (including immediate family members and affiliated entities) owned, as of the CB&T Record Date, 36,318 shares or approximately 13.75% of the outstanding shares of CB&T Common Stock.

         The directors and executive officers of UPC owned, as of the CB&T Record Date, _____ shares of CB&T Common Stock. As of the CB&T Record Date, UPC held no shares of CB&T Common Stock in a fiduciary capacity for others, or as a result of debts previously contracted, and CB&T held 2,390 shares of CB&T Common Stock in a fiduciary capacity for others. See "ELECTION OF DIRECTORS" and "ANNUAL MEETING OF CB&T SHAREHOLDERS -- Record Date, Voting Rights, Required Vote, and Revocability of Proxies."

         For information with respect to the number and percentage of shares of CB&T Common Stock beneficially owned by directors and executive officers of CB&T and with respect to the beneficial owners of 5.0% or more of the outstanding shares of CB&T Common Stock, see "ELECTION OF DIRECTORS" and "BUSINESS OF CB&T -- Beneficial Ownership of CB&T Common Stock."

THE MERGER

         GENERAL. The Agreement provides for the acquisition of CB&T by UPC pursuant to the merger of CB&T with and into UP Holding, a wholly-owned subsidiary of UPC, with the effect that UP Holding will be the surviving corporation resulting from the Merger. At the Effective Time, each share of CB&T Common Stock then issued and outstanding (excluding shares held by CB&T, UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted and excluding shares held by dissenting shareholders) will be converted into and exchanged for the right to receive 5.488 shares of UPC Common Stock, subject to possible adjustment as described below (the "Exchange Ratio").

         In the event both (i) the "Average Closing Price" (defined in the Agreement as the average of the daily last sale prices of UPC Common Stock quoted on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) for the 20 consecutive full trading days on which such shares are traded on the NYSE ending at the close of trading on the later of the date of the Annual Meeting or the date on which the waiver of the Federal Reserve which is required for the Merger shall be received (without regard to whether any required waiting periods shall have expired (the "Determination Date")) is less than $48.80, and (ii) (1) the quotient obtained by dividing the Average Closing Price by $61.00 (the "UPC Ratio") is less than (2) the quotient obtained by dividing the weighted average of the closing prices (the "Index Price") of 15 bank holding companies designated in the Agreement (the "Index Group") on the Determination Date by the Index Price on January 14, 1998, and subtracting .20 (the "Index Ratio"), then CB&T will have the right to terminate the Agreement unless UPC elects to adjust the Exchange Ratio in the manner described under "THE MERGER ---- Possible Adjustment of Exchange Ratio." Under no circumstances would the Exchange Ratio be less than
5.488 shares of UPC Common Stock for each share of CB&T Common Stock. The possible upward adjustment of the Exchange Ratio is subject to a contractual limit and if UPC elects to adjust the Exchange Ratio in accordance with those limits, the merger will proceed without resolicitation of the CB&T shareholders. For further information regarding the limits and possible adjustments of the Exchange Ratio, see "THE MERGER - -- Possible Adjustment of Exchange Ratio."

         No fractional shares of UPC Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any CB&T shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the closing price of one share of UPC Common Stock on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as reasonably selected by
UPC) on the last trading day preceding the Effective Time. See "THE MERGER -- General."

         UPC has reserved the right to revise the structure of the Merger in order to achieve tax benefits or for any other reason it deems advisable, subject to certain limitations. See "THE MERGER - Right to Restructure the Transaction."

         REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF CB&T. The CB&T Board believes that the Agreement and the Merger are in the best interests of CB&T and its shareholders. If the Merger is consummated, the shareholders of CB&T will acquire an equity interest in a much larger and more diversified enterprise. The UPC Common Stock is traded on the NYSE, and accordingly, is more readily marketable than the CB&T Common Stock. The CB&T Board believes that the Merger will result in a company with expanded opportunities for profitable growth and that the combined resources of CB&T and UPC will provide an enhanced ability to compete in the changing and competitive financial services industry. THE CB&T BOARD UNANIMOUSLY RECOMMENDS THAT CB&T SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER. See "THE MERGER -- Recommendation of the CB&T Board; Reasons for the Merger."

         In unanimously approving the Agreement and the Plan of Merger, the CB&T Board considered, among other things, CB&T's and UPC's financial condition, the financial terms and income tax consequences of the Merger, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay and the opinion of Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") as to the fairness of the Exchange Ratio, from a financial point of view, to the shareholders of CB&T. See "THE MERGER -- Recommendation of the CB&T Board; Reasons for the Merger."

         OPINION OF FINANCIAL ADVISOR. Sheshunoff has rendered an opinion to the CB&T Board that, based on and subject to the procedures, matters, and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, the consideration to be received by the shareholders of CB&T is fair, from a financial point of view. The opinion of Sheshunoff dated as of the date of this Proxy Statement is attached as Appendix D to this Proxy Statement. CB&T shareholders are urged to read the Sheshunoff opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "THE MERGER -- Opinion of CB&T's Financial Advisor."

         EFFECTIVE TIME. Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the Articles of Merger become effective with the Secretary of State of the State of Tennessee. Subject to the terms and conditions of the Agreement, unless otherwise agreed upon by CB&T and UPC, the Agreement provides that the parties will use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPC within 30 days following the last to occur of (i) the effective date of the last consent of any regulatory authority having authority over and approving or exempting the Merger (taking into account any requisite waiting period in respect thereof), (ii) the date on which the shareholders of CB&T approve the Agreement and the Plan of Merger, and
(iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each party's obligations under the

Agreement have been satisfied or waived (to the extent waivable by such party). It is anticipated that the Effective Time will occur on July 1, 1998, the day immediately following the date of the Annual Meeting. See "THE MERGER -- Effective Time of the Merger," "-- Conditions to Consummation of the Merger," and "-- Waiver, Amendment, and Termination."

         NO ASSURANCE CAN BE PROVIDED THAT THE NECESSARY SHAREHOLDER AND REGULATORY APPROVALS CAN BE OBTAINED OR THAT THE OTHER CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED. CB&T AND UPC ANTICIPATE THAT ALL CONDITIONS TO THE CONSUMMATION OF THE MERGER WILL BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED ON OR ABOUT JULY 1, 1998. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

         EXCHANGE OF STOCK CERTIFICATES. Promptly after the Effective Time, UPC will cause UPB, acting in its capacity as exchange agent for UPC (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates (collectively, the "Certificates") which, immediately prior to the Effective Time, represented outstanding shares of CB&T Common Stock, a letter of transmittal and instructions for use in effecting the surrender and cancellation of the Certificates in exchange for certificates representing shares of UPC Common Stock. Cash will be paid to the holders of CB&T Common Stock in lieu of issuing any fractional shares of UPC Common Stock. In no event will the holder of any surrendered Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will CB&T, UPC, or the Exchange Agent be liable to any holder of CB&T Common Stock for any UPC Common Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         REGULATORY APPROVAL AND OTHER CONDITIONS. The Federal Reserve has been requested to waive application requirements for prior approval of the Merger. Since it is contemplated that City Bank will be merged with and into UPB (such merger hereinafter referred to as the "Bank Merger"), the Bank Merger act applies and the prior approval of the Office of the Comptroller of the Currency ("OCC") is required for the consummation of the Bank Merger. It is anticipated that the waiver of the Federal Reserve approval if obtained, would, in such case, be conditioned upon the receipt of the prior approval of the OCC for the Bank Merger. Applications have been filed with each of these regulatory authorities for the requisite approvals or waivers. By letter dated April 10, 1998 the Federal Reserve notified UPC that it had waived prior notice of the Merger because the transaction is subject to review and approval by the OCC. By letter dated May 18, 1998, the OCC notified UPC and UPB of its approval of the Bank Merger. Receipt of the approvals by the Federal Reserve and the OCC are subject to expiration of statutory waiting periods. The Bank Merger is also subject to the approval of the Tennessee Department of Financial Institutions. The Tennessee Department has notified UPC that upon compliance with certain closing conditions, the Tennessee Department will file the Plan of Merger on behalf of UPB and City Bank. THERE CAN BE NO ASSURANCE THAT ADDITIONAL REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE TIMING OF ANY SUCH APPROVALS.

         Consummation of the Merger is subject to various other conditions, including receipt of the required approval of the CB&T shareholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger and certain other conditions. See "THE MERGER -- Regulatory Approval" and "-- Conditions to Consummation of the Merger."

         WAIVER, AMENDMENT, AND TERMINATION. The Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual consent of the CB&T Board and the Board of Directors of UPC (the "UPC Board"), or by the action of the Board of Directors of either company under certain circumstances, including, but not limited to, (i) if the Merger is not consummated by August 31, 1998 unless the failure to consummate by such date is due to a willful breach of the Agreement by the party seeking to terminate and (ii) by the CB&T Board, in certain circumstances, if an adjustment is not made to the Exchange Ratio. To the extent permitted by law, the Agreement may be amended upon the written agreement of UPC and CB&T without approval of the holders of CB&T Common Stock, whether before or after approval of the Agreement and the Plan of Merger by the CB&T shareholders and the Merger may be abandoned notwithstanding approval of the matters relating to the Agreement required to be approved by the CB&T shareholders. See "THE MERGER -- Possible Adjustment of Exchange Ratio" and "-- Waiver, Amendment, and Termination."

         DISSENTERS' RIGHTS. Holders of CB&T Common Stock have the right under Chapter 23 of the Tennessee Business Corporation Act ("TBCA") to dissent to the Merger and, upon consummation of the Merger and such holders' further compliance with Chapter 23 of the TBCA, to be paid the "fair value" of their shares of CB&T Common Stock in cash. See "THE MERGER -- Dissenters' Rights", and Appendix E hereto, which is a copy of Chapter 23 of the TBCA.

         INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of CB&T's management and the CB&T Board have interests in the Merger in addition to their interests as shareholders of CB&T generally. These interests relate to: (i) the receipt by Mr. Jeffrey A. Golden, Chairman of the Board, President and CEO of CB&T, of approximately $435,000, plus an amount to offset the net effect of any excise tax imposed under applicable Federal tax law resulting from such receipt, upon the termination of his existing Severance Agreement with CB&T; (ii) the receipt by certain executive officers of CB&T of restricted stock grants under UPC's 1992 Stock Incentive Plan; (iii) the continued indemnification by UPC of the former directors, officers, employees, and agents of CB&T and its subsidiaries following consummation of the Merger; and (iv) the payment of retention bonuses to certain officers of CB&T for their efforts in connection with the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger" and "THE MERGER - Remuneration of Directors and Officers - Special Compensation."

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. It is intended that the Merger will be treated as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, for federal income tax purposes, no gain or loss will be recognized by a CB&T shareholder upon the exchange of all of such shareholder's shares of CB&T Common Stock solely for shares of UPC Common Stock (except with respect to cash received in lieu of a fractional share of UPC Common Stock). Consummation of the Merger is conditioned upon receipt by UPC of an opinion of Wyatt, Tarrant & Combs and upon receipt by CB&T of an opinion of Jenkens & Gilchrist, a Professional Corporation, in each case dated the date of the Effective Time, substantially to this effect. The conditions relating to the receipt of the tax opinions may be waived by both UPC and CB&T. Neither UPC nor CB&T currently intends to waive conditions relating to the receipt of the tax opinions. If the conditions relating to receipt of the tax opinions were waived and the material federal income tax consequences of the Merger were materially different from those described in this Proxy Statement, CB&T would resolicit the approval of its shareholders prior to consummating the Merger. A dissenting holder of CB&T Common Stock who perfects his or her dissenters' rights will recognize gain or loss measured by the difference between the value received by such shareholder for his or her shares of CB&T Common Stock and his or her tax basis in such stock. TAX CONSEQUENCES OF THE MERGER FOR INDIVIDUAL TAXPAYERS CAN VARY, HOWEVER, AND ALL CB&T SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF THE MERGER ON THEM UNDER FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS. For a further discussion of the federal income tax consequences of the Merger including a description of the tax opinions issued as of the date of the Proxy Statement, see "THE MERGER -- Certain Federal Income Tax Consequences of the Merger."

         ACCOUNTING TREATMENT. It is currently intended that the Merger will be accounted for as a pooling of interests transaction for accounting and financial reporting purposes and UPC's obligations to consummate the Merger are conditioned upon the availability of such accounting treatment. UPC will not consummate the Merger if such accounting treatment is not available. See "THE MERGER -- Accounting Treatment."

         CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS. At the Effective Time, CB&T shareholders, whose rights are governed by CB&T's Charter of Incorporation, (the "Charter"), and Amended and Restated Bylaws (the "Bylaws") and by the TBCA, will automatically become UPC shareholders, and their rights as UPC shareholders will be governed by UPC's Restated Charter (the "Charter") and Bylaws and by the TBCA. The rights of UPC shareholders differ from the rights of CB&T shareholders in certain important respects, including with respect to certain anti-takeover provisions provided for in UPC's Charter and Bylaws. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

         LIMITATION ON NEGOTIATIONS. Pursuant to Section 8.8 of the Agreement, CB&T is prohibited from soliciting or knowingly encouraging any "Acquisition Proposal" (defined generally as any tender offer, exchange offer or other proposal for a merger, acquisition of all or a substantial portion of the stock or assets of, or other business combination involving CB&T). As protection against possible violation of this limitation, CB&T has agreed,under certain circumstances, to pay to UPC the sum of $4,850,000 in immediately available funds in the event and at the time that CB&T enters into a letter of intent or agreement with respect to an Acquisition Proposal or supports or indicates an intent to support an Acquisition Proposal other than pursuant to the Agreement. This provision would survive the termination of the Agreement under certain circumstances. See "THE MERGER - Limitation on Negotiations".

         CONDUCT OF BUSINESS PENDING THE MERGER. Each party has agreed in the Agreement to, among other things, operate its business and to take no action that would materially adversely affect the ability of any party to perform its covenants and agreements under the Agreement. In addition, CB&T has agreed not to take certain actions relating to the operation of CB&T pending consummation of the Merger without the prior written consent of UPC, except as otherwise permitted by the Agreement, including, among other things: (i) becoming responsible for any obligation for borrowed money in excess of an aggregate of $100,000, except in the ordinary course of business consistent with past practices; (ii) paying any dividends, except as permitted by the Agreement in accordance with past practices, or, exchanging any shares of its capital stock, issuing any additional shares of its capital stock, or giving any person the right to acquire any such shares; (iii) acquiring control over any other entity;
(iv) subject to certain exceptions, granting any increase in compensation or benefits, or paying any bonus, to any of its directors, officers, or employees; or (v) except as previously disclosed to UPC or permitted by the Agreement, modifying or adopting any employee benefit plans, including any employment contract. See "THE MERGER -- Conduct of Business Pending the Merger."

COMPARATIVE MARKET PRICES OF COMMON STOCK

         Shares of UPC Common Stock are traded on the NYSE under the symbol "UPC." Shares of CB&T Common Stock are not traded on any exchange or in the over-the-counter market.

         The following table sets forth the reported closing sale prices per share for UPC Common Stock and the equivalent per share prices giving effect to the Merger (as explained below) for CB&T Common Stock on (i) January 7, 1998, the last trading day preceding the public announcement of the execution of the Agreement, and (ii) May 27, 1998, the latest practicable date prior to the mailing of this Proxy Statement:


                                         UPC                         Equivalent Price
                                    Common Stock                    Per CB&T Share (1)
                                    ------------                    ------------------
        January 7, 1998                $63.50                            $348.49
        May 27, 1998                    57.25                             314.19


(1) The equivalent price per share of CB&T Common Stock at each specified date represents the closing sale price of a share of UPC Common Stock on such date multiplied by an Exchange Ratio of 5.488. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

         There can be no assurance as to what the market price of the UPC Common Stock will be if and when the Merger is consummated, or anytime thereafter.

HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

         The following table sets forth certain comparative per share data relating to earnings before extraordinary items and accounting changes, cash dividends and book value on: (i) a historical basis for UPC and CB&T; (ii) a pro forma combined basis per share of UPC Common Stock, giving effect to the Merger and the Other Acquisitions (as defined under "BUSINESS OF UPC -- Recent Developments"); (iii) an equivalent pro forma basis per share of CB&T Common Stock, giving effect to UPC only; and (iv) an equivalent pro forma basis per share of CB&T Common Stock, giving effect to the Merger and the Other Acquisitions. The UPC pro forma combined information and the CB&T equivalent pro forma information give effect to the Merger and the Other Acquisitions and reflect an Exchange Ratio of 5.488 shares of UPC Common Stock for each outstanding share of CB&T Common Stock.

         The Merger and each of the Other Pending Acquisitions (excluding the acquisitions of Duck Hill Bank, the Charter Acquisition and the CalFed Branch Purchase) are expected to be, and the Recently Completed Acquisition of Security Bancshares, Inc. was, accounted for using the pooling of interests method of accounting. The Recently Completed Acquisitions of Sho-Me Financial Corp. were, and the Other Pending Acquisitions of Duck Hill Bank, the Charter Acquisition and the CalFed Branch Purchase are expected to be accounted for using the purchase method of accounting. The pro forma information for the three months ended March 31, 1998 and for 1997 reflects the acquisition of CB&T and the Other Acquisitions as of January 1, 1997. The pro forma information for 1996 and 1995 reflect only the acquisitions of MGR, Peoples First Corporation ("Peoples"), AMBANC Corp. ("AMBANC") and Merchants Bancshares, Inc. ("Merchants") because the Merger and the Other Acquisitions (other than MGR, Peoples, AMBANC and Merchants) are not, individually or in the aggregate, considered material to UPC from a financial statement presentation standpoint. Furthermore, the pro forma impact of the CalFed Branch Purchase on the pro forma statement of earnings for each of the three years presented has been excluded due to the lack of information available for operation of the branches on a historical basis. See "BUSINESS OF UPC Recent Developments" and "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION". The pro forma data are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger or the Other Acquisitions been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position. The pro forma book value per share data reflects preliminary estimates by UPC of acquisition-related charges to be incurred in connection with consummation of the Merger and the Other Acquisitions; however, the earnings per share amounts do not reflect the estimated acquisition-related charges. For additional information with respect to the estimated charges UPC anticipates it would incur in connection with the Merger and the Other Acquisitions, see "BUSINESS OF UPC -- Recent Developments." For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred incidental to acquisitions over the past three fiscal years, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's 1997 Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (pages 49 and 50) contained in UPC's 1997 Annual Report to Shareholders. UPC's 1997 Annual Report to Shareholders is included as Exhibit 13 to UPC's 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein. See "DOCUMENTS INCORPORATED BY REFERENCE."

         The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of UPC and CB&T, including the respective notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE," "-- Selected Financial Data," "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION," "BUSINESS OF UPC -- Recent Developments" and Appendix C hereto, which includes copies of the CB&T 1997 Form 10-K and the CB&T March 31, 1998 Form 10-Q.

                    UNION PLANTERS CORPORATION AND CB&T, INC.
               HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                                                                   Years Ended December 31, (1)
                                                             Three Months Ended ----------------------------------
EARNINGS BEFORE EXTRAORDINARY ITEMS                            March 31, 1998    1997        1996          1995
  AND ACCOUNTING CHANGES                                     ------------------ -------     -------       -------
   UPC
    Basic...................................................      $   .89       $  2.54     $  2.13       $  2.79
    Diluted.................................................          .86          2.45        2.05          2.66
   UPC pro forma (all Other Acquisitions and CB&T)
    Basic...................................................          .80          2.52        2.24          2.56
    Diluted.................................................          .78          2.45        2.17          2.46
   CB&T
    Basic...................................................         3.61         16.16       15.37         15.00
    Diluted.................................................         3.61         16.16       15.37         15.00
   CB&T equivalent pro forma (UPC only) (1)
    Basic                                                            4.88         13.94       11.69         15.31
    Diluted                                                          4.72         13.45       11.25         14.60
   CB&T equivalent pro forma (all Other
    Acquisitions and CB&T)(1)
    Basic...................................................         4.39         13.83       12.29         14.05
    Diluted.................................................         4.28         13.45       11.91         13.50

CASH DIVIDENDS PER SHARE
   UPC......................................................          .50         1.495        1.08           .98
   CB&T.....................................................         5.00          7.50        6.50          4.50
   CB&T equivalent pro forma (1)............................         2.74          8.20        5.93          5.38



                                                                           March 31, 1998                December 31, 1997
                                                                           --------------                -----------------
BOOK VALUE PER COMMON SHARE
  UPC...................................................                        $   21.13                     $    20.72
  UPC pro forma (all Other Acquisitions and CB&T)                                   20.82                          21.73
  CB&T..................................................                           130.37                         132.09
  CB&T equivalent proforma (UPC only) (1)...............                           115.96                         113.71
  CB&T equivalent pro forma (all Other Acquisitions
  and CB&T) (1).........................................                           114.26                         119.25

---------------------
(1) The equivalent pro forma per share data for CB&T is computed by multiplying UPC's pro forma information by 5.488, the Exchange Ratio.

SELECTED FINANCIAL DATA

     The following tables present selected consolidated financial data for UPC and CB&T for the three months ended March 31, 1998 and 1997 and for the five-year period ended December 31, 1997. The information for UPC has been derived from the consolidated financial statements of UPC, including the unaudited consolidated financial statements of UPC incorporated in this Proxy Statement by reference to the UPC March 31, 1998 Form 10-Q, and the audited consolidated financial statements of UPC incorporated in this Proxy Statement by reference to the UPC 1997 Form 10-K, and should be read in conjunction therewith and with the notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE." The information for CB&T has been derived from the consolidated financial statements of CB&T including the unaudited consolidated financial statements of CB&T incorporated in this Proxy Statement by reference to the CB&T March 31, 1998 Form 10-Q, and the audited consolidated financial statements of CB&T incorporated in this Proxy Statement by reference to the CB&T 1997 Form 10-K, copies of which are attached hereto as Appendix C, and should be read in conjunction therewith and with the notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE." Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the respective managements of UPC and CB&T, all adjustments (which include normal recurring adjustments and those related to the adoption of new accounting principles) necessary to arrive at a fair statement of interim results of operations of UPC and CB&T, respectively, have been included. With respect to UPC and CB&T, results for the three months ended March 31, 1998 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. For information concerning UPC's Other Acquisitions, see "BUSINESS OF UPC -- Recent Developments" and "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION."

                     UPC SELECTED CONSOLIDATED FINANCIAL DATA

                                    THREE MONTHS ENDED
                                       MARCH 31,(1)                              YEARS ENDED DECEMBER 31,(2)
                                    ------------------       --------------------------------------------------------------------
                                    1998          1997          1997          1996          1995           1994          1993
                                 -----------   -----------   -----------   -----------   -----------   ------------   -----------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
    Net interest income........  $   190,707   $   190,590   $   770,385   $   744,852   $   669,451   $    627,439   $   558,036
    Provision for losses on
      loans....................       17,909        22,004       113,633        68,948        33,917         15,989        35,235
    Investment securities gains
      (losses).................        5,215           173         2,104         4,099         1,433        (21,302)        6,686
    Other noninterest income...       90,503        82,811       359,506       316,403       292,277        237,129       228,996
    Noninterest expense........      153,624       148,646       697,704       731,817       607,189        634,965       550,045
                                 -----------   -----------   -----------   -----------   -----------   ------------   -----------
    Earnings before income
      taxes, extraordinary
      item, and accounting
      changes..................      114,892       102,924       320,658       264,589       322,055        192,312       208,438
    Applicable income taxes....       40,320        36,479       111,897        93,115       110,799         63,058        66,570
                                 -----------   -----------   -----------   -----------   -----------   ------------   -----------
    Earnings before
      extraordinary item and
      accounting changes.......       74,572        66,445       208,761       171,474       211,256        129,254       141,868
    Extraordinary item and
      accounting changes, net
      of taxes.................           --            --            --            --            --             --         4,505
                                 -----------   -----------   -----------   -----------   -----------   ------------   -----------
    Net earnings...............  $    74,572   $    66,445   $   208,761   $   171,474   $   211,256   $    129,254   $   146,373
                                 ===========   ===========   ===========   ===========   ===========   ============   ===========
PER COMMON SHARE DATA(3)
    Basic
        Earnings before
          extraordinary item
          and accounting
          changes..............  $       .89   $       .82   $      2.54   $      2.13   $      2.79   $       1.67   $      2.19
        Net earnings...........          .89           .82          2.54          2.13          2.79           1.67          2.27
    Diluted
        Earnings before
          extraordinary item
          and accounting
          changes..............          .86           .79          2.45          2.05          2.66           1.63          2.13
        Net earnings...........          .86           .79          2.45          2.05          2.66           1.63          2.21
    Cash dividends.............          .50           .32         1.495          1.08           .98            .88           .72
    Book value.................        21.13         20.00         20.72         19.57         18.34          15.28         14.50

(continued on following page)

                                    THREE MONTHS ENDED
                                       MARCH 31,(1)                              YEARS ENDED DECEMBER 31,(2)
                                    ------------------       --------------------------------------------------------------------
                                    1998          1997          1997          1996          1995           1994          1993
                                 -----------   -----------   -----------   -----------   -----------   ------------   -----------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA (AT PERIOD
  END)
    Total assets...............  $18,413,614   $18,054,916   $18,105,079   $18,330,588   $17,182,861   $ 15,893,162   $14,180,524
    Loans, net of unearned
      income...................   12,727,659    12,560,838    12,658,564    12,578,571    10,917,307     10,074,458     8,077,152
    Allowance for losses on
      loans....................      223,837       192,943       225,389       189,118       179,968        174,604       172,330
    Investment securities......    3,287,664     3,449,824     3,247,680     3,387,217     3,970,036      4,016,506     4,124,679
    Total Deposits.............   13,581,227    13,386,397    13,440,269    13,514,144    13,047,488     12,506,212    11,732,707
    Short-term borrowings......      442,051       611,757       831,627       961,051       974,416        887,074       392,980
    Long-term debt(4)
        Parent company.........      373,242       373,468       373,746       373,459       214,758        114,790       114,729
        Subsidiary banks.......    1,630,693     1,473,599     1,176,158     1,332,534     1,087,273        819,982       481,193
    Total shareholders'
      equity...................    1,809,442     1,663,363     1,746,866     1,618,883     1,450,546      1,202,686     1,111,158
    Average assets.............   18,005,794    18,031,648    17,991,160    18,202,355    16,263,164     15,472,568    13,823,185
    Average shareholders'
      equity...................    1,760,458     1,615,979     1,690,992     1,533,348     1,334,995      1,226,852       973,087
    Average shares outstanding
      (in thousands)(3)
        Basic..................       83,379        78,904        80,336        77,240        72,512         71,678        56,169
        Diluted................       86,974        84,465        85,195        83,542        78,798         77,579        60,832
PROFITABILITY AND CAPITAL
  RATIOS
    Return on average assets...         1.68%         1.49%         1.16%          .94%         1.30%           .84%         1.06%
    Return on average common
      equity...................        17.50         17.16         12.54         11.38         16.56          10.74         15.88
    Net interest income
      (taxable-
      equivalent)/average
      earning assets(5)........         4.80          4.80          4.79          4.56          4.60           4.56          4.58
    Loans/deposits.............        93.72         93.83         94.18         93.08         83.67          80.56         68.84
    Common and preferred
      dividend payout ratio....        57.03         37.71         54.96         44.57         29.25          35.03         24.42
    Equity/assets (period
      end).....................         9.83          9.21          9.65          8.83          8.44           7.57          7.84
    Average shareholders'
      equity/average total
      assets...................         9.78          8.96          9.40          8.42          8.21           7.93          7.04
    Leverage ratio.............        10.72         10.05         10.48          9.50          8.11           7.56          7.73
    Tier 1
      capital/risk-weighted
      assets...................        15.66         14.88         15.51         14.92         13.28          12.58         13.65
    Total capital/risk-weighted
      assets...................        20.71         17.55         18.12         17.60         16.21          14.67         15.92
CREDIT QUALITY RATIOS(6)
    Allowance/period-end
      loans....................         1.95%         1.76%         1.99%         1.72%         1.82%          1.87%         2.27%
    Nonperforming loans/total
      loans....................          .81           .85           .92           .91           .85            .74          1.18
    Allowance/nonperforming
      loans....................          240           207           215           188           213            252           193
    Nonperforming assets/loans
      and foreclosed
      properties...............         1.01          1.14          1.13          1.21          1.09           1.08          1.76
    Provision/average loans....          .62           .81          1.01           .65           .35            .19           .47
    Net charge-offs/average
      loans....................          .79           .67           .72           .61           .32            .27           .34

---------------
(1) Interim period ratios have been annualized were applicable.

(2) Reference is made to "Basis of Presentation" in Note 1 to UPC's consolidated financial statements contained in UPC's 1997 Annual Report to Shareholders.

(3) Share and per share amounts have been retroactively restated for significant acquisitions accounted for as poolings of interests and to reflect the change in presentation of EPS as discussed in Notes 2 and 16 to the consolidated financial statements contained in UPC's 1997 Annual Report to Shareholders.

(4) Long-term debt includes Medium-Term Bank Notes, Federal Home Loan Bank
    (FHLB) advances, Trust Preferred Securities, variable rate asset-backed certificates, subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, and notes payable with maturities greater than one year.

(5) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.

(6) FHA/VA government-insured/guaranteed loans have been excluded, since they represent minimal credit risk to UPC.

                           CB&T, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA

                                                   Three Months Ended
                                                     March 31, (1)                         Years Ended December 31,
                                                 ---------------------   ----------------------------------------------------------
                                                    1998        1997        1997         1996        1995        1994        1993
                                                 ---------   ---------   ---------    ---------   ---------   ---------   ---------
                                                                         (Dollars in thousands, except per share data)
Income Statement Data
   Net interest income......................     $   2,799   $   2,767   $  11,267    $  11,215   $  10,736   $  11,321   $  11,578
   Provision for losses on loans............           102         140         413          628         376         330         431
   Investment securities gains (losses).....            29          12          36         (22)        (14)       (308)          93
   Other noninterest income.................           428         433       2,086         2080       1,830       1,648       1,640
   Noninterest expense......................         1,796       1,507       6,951        6,672       6,321       6,127       5,755
                                                 ---------   ---------   ---------    ---------   ---------   ---------   ---------
   Earnings before income taxes.............         1,358       1,565       6,025        5,973       5,855       6,204       7,125
   Applicable income taxes..................           403         486       1,754        1,856       1,788       1,944       2,159
                                                 ---------   ---------   ---------    ---------   ---------   ---------   ---------
   Net earnings.............................     $     955   $   1,079   $   4,271    $   4,117   $   4,067   $   4,260   $   4,966
                                                 =========   =========   =========    =========   =========   =========   =========
Per Common Share Data
   Basic Net Earnings.......................     $    3.61   $    4.08   $   16.16    $   15.37   $   15.00   $   14.37   $   15.58
   Cash Dividends...........................          5.00        5.00        7.50         6.50        4.50        4.10        3.95
   Book value...............................        130.37      119.73      132.09       121.85      113.92       97.61       89.60

Balance Sheet Data (at period end)
   Total assets.............................     $ 271,793   $ 265,427   $ 268,486    $ 261,459   $ 255,882   $ 254,973   $ 247,524
   Loans, net of unearned income............       145,819     146,059     147,248      144,027     138,403     127,870     115,965
   Allowance for losses on loans............         1,903       2,037       1,913        1,931       1,864       1,733       1,601
   Investment Securities....................       104,066      98,873     105,404      102,070      97,543     110,319     114,870
   Deposits.................................       224,940     221,269     219,143      217,557     213,257     212,821     209,399
   Short-term borrowings....................         2,408       2,120       4,273        1,362          --       5,700          --
   Long-term debt...........................         6,585       7,384       6,787        7,203       9,226       7,821       7,729
   Total shareholders' equity...............        34,432      31,669      34,886       32,240      30,721      26,597      28,565
   Average assets...........................       268,644     260,717     267,351      257,350     248,329     254,033     244,183
   Average shareholders' equity.............        34,355      31,016      32,039       29,927      28,311      28,171      26,419
   Average shares outstanding
      Primary...............................       264,113     264,507     264,288      267,865     271,150     296,456     318,833
      Fully diluted.........................       264,113     264,507     264,288      267,865     271,150     296,456     318,833



---------------------------------
(continued on the following page)

                           CB&T, INC. AND SUBSIDIARIES
                       SELECTED FINANCIAL DATA (CONTINUED)


                                                         Three Months Ended
                                                            March 31, (1)                         Years Ended December 31,
                                                         -------------------------------------------------------------------------
                                                           1998     1997       1997       1996        1995      1994        1993
                                                         -------   -------    -------    -------     -------   -------    -------
                                                                                    (Dollars in thousands, except per share data)
PROFITABILITY AND CAPITAL RATIOS
    Return on average assets............................    1.42%      1.66%      1.60%      1.60%      1.64%      1.68%      2.03%
    Return on average common equity.....................   11.12      13.92      13.33      13.76      14.37      15.12      18.80
    Net interest income (taxable equivalent)/average
       earning assets                                       4.76       4.80       4.85       4.93       4.87       5.07       5.43
    Loans/deposits......................................   64.83      66.01      67.19      66.20      64.90      60.08      55.38
    Common dividend payout ratio........................   34.63      30.64      46.41      42.29      30.00      28.53      25.35
    Equity/assets (period end)..........................   12.67      11.93      12.99      12.33      12.01      10.43      11.54
    Average shareholders' equity/average total assets...   12.79      11.90      11.98      11.63      11.40      11.09      10.82
    Leverage ratio......................................   12.46      12.02      12.50      12.20      11.90      10.60      11.47
    Tier 1 Capital.risk-weighted assets.................   22.62      20.76      22.53      21.40      21.00      21.80      24.71
    Total Capital/risk-weighed assets...................   23.87      21.95      23.80      22.70      22.30      23.10      25.96

CREDIT QUALITY RATIOS
    Allowance/period-end loans (2)......................    1.31%      1.39%      1.30%      1.34%      1.35%      1.36%      1.38%
    Nonperforming loans/total loans (3).................     .99        .42        .95       1.20        .29       1.43       1.78
    Allowance/nonperforming loans.......................  132.00     333.00     136.00     111.00     468.00      95.00      78.00
    Nonperforming assets/loans and foreclosed
      properties........................................     .99        .42        .98       1.27        .40       1.47       1.81
    Provision/average loans.............................     .07        .10        .29        .45        .29        .28        .39
    Net charge-offs/average loans.......................     .08        .02        .30        .41        .19        .17        .26



         -------------------------

(1)      Interim period ratios have been annualized where applicable.

(2)      Allowance divided by loans, net of unearned income.

(3)      Nonperforming loans divided by loans, net of unearned income.

                       ANNUAL MEETING OF CB&T SHAREHOLDERS



DATE, PLACE, TIME, AND PURPOSE

         This Proxy Statement is being furnished to the holders of CB&T Common Stock in connection with the solicitation of proxies by the CB&T Board for use at the Annual Meeting and at any adjournments or postponements thereof at which CB&T shareholders will be asked to vote upon a proposal to approve the Agreement and the Plan of Merger. The Annual Meeting will be held at the main office of CB&T, located at 101 East Main Street, McMinnville, Tennessee 37110 at 2:30 p.m., local time, on June ___, 1998. See "THE MERGER."

RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES

         The close of business on May 15, 1998, has been fixed as the CB&T Record Date for determining holders of outstanding shares of CB&T Common Stock entitled to notice of and to vote at the Annual Meeting. Only holders of CB&T Common Stock of record on the books of CB&T at the close of business on the CB&T Record Date are entitled to notice of and to vote at the Annual Meeting. As of the CB&T Record Date, there were 264,113 shares of CB&T Common Stock issued and outstanding held by approximately ____ holders of record.

         Each holder of record of shares of CB&T Common Stock on the CB&T Record Date is entitled to cast one vote per share on the proposal to approve the Agreement and the Plan of Merger, and on any other matter properly submitted for the vote of the CB&T shareholders at the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of CB&T Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

         CB&T intends to count shares of CB&T Common Stock present in person at the Annual Meeting but not voting, and shares of CB&T Common Stock for which it has received proxies but with respect to which holders of shares have abstained on any matter, as present at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Approval of the Agreement and the Plan of Merger requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of CB&T Common Stock entitled to vote at the Annual Meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the approval of the Agreement and the Plan of Merger without specific instructions from such customers. Given that the approval of the Agreement and the Plan of Merger requires the affirmative vote of the holders of a majority of the outstanding shares of CB&T Common Stock entitled to vote thereon, any abstention, non-voting share or "broker non-vote" with respect to such shares of CB&T Common Stock will have the same effect as a vote AGAINST the approval of the Agreement and the Plan of Merger.

         Shares of CB&T Common Stock represented by properly executed proxies, if such proxies are received prior to or at the Annual Meeting and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR the slate of nominees proposed for the CB&T Board and FOR the proposal to approve the Agreement and the Plan of Merger and in the discretion of the proxyholder as to any other matter which may come properly before the Annual Meeting. If necessary, the proxyholder may vote in favor of a proposal to adjourn the Annual Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposal at the time of the Annual Meeting. However, no proxyholder will vote any proxies voted AGAINST approval of the Agreement and the Plan of Merger FOR a proposal to adjourn the Annual Meeting.

         A CB&T shareholder who has given a proxy solicited by the CB&T Board may revoke it at any time prior to its exercise at the Annual Meeting by either
(i) giving written notice of revocation to the Corporate Secretary of CB&T, (ii) properly submitting to CB&T a duly executed proxy bearing a later date, or (iii) attending the Annual

Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: CB&T, Inc., 101 E. Main Street, McMinnville, Tennessee 37110;
Attention: Jeffrey A. Golden, Chairman of the Board, President and Chief Executive Officer.

         The directors and executive officers of CB&T (including immediate family members and affiliated entities) owned, as of the CB&T Record Date, 36,318 shares, or approximately 13.75% of the outstanding shares of CB&T Common Stock. The directors and executive officers of CB&T have indicated their intent to vote for approval of the Agreement and Plan of Merger. Assuming that occurs then 95,739 (42.03%) of the remaining 227,795 outstanding shares of CB&T Common Stock must be voted FOR the Agreement and the Plan of Merger in order to obtain the requisite shareholder approval.

         The directors and executive officers of UPC owned, as of the CB&T Record Date, no shares of CB&T Common Stock. As of the CB&T Record Date, UPC held no shares of CB&T Common Stock in a fiduciary capacity for others, or as a result of debts previously contracted, and CB&T held 2,390 shares of CB&T Common Stock in a fiduciary capacity for others.

         For information with respect to beneficial owners of 5% or more of the outstanding shares of CB&T Common Stock, and information with respect to the number and percentage of outstanding shares of CB&T Common Stock beneficially owned by the directors and executive officers of CB&T, see "BUSINESS OF CB&T -- Beneficial Ownership of CB&T Common Stock."

SOLICITATION OF PROXIES

         Proxies may be solicited by the directors, officers, and employees of CB&T by mail, in person, or by telephone or telegraph. Such persons will receive no additional compensation for such services. CB&T may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of CB&T Common Stock held of record by such persons. Any such brokers, custodians, nominees, and fiduciaries will be reimbursed for the reasonable out-of-pocket expenses incurred by them for such services. All expenses associated with the solicitation of proxies, other expenses associated with the Annual Meeting and expenses related to the printing and mailing of this Proxy Statement will be shared by UPC and CB&T as provided in the Agreement. See "THE MERGER - Expenses and Fees."

DISSENTERS' RIGHTS

         HOLDERS OF CB&T COMMON STOCK HAVE THE RIGHT TO DISSENT FROM THE MERGER AND, ASSUMING THE MERGER IS CONSUMMATED, TO RECEIVE IN CASH AN AMOUNT DETERMINED TO BE THE "FAIR VALUE" OF THEIR SHARES OF CB&T COMMON STOCK. IN ORDER TO BE ENTITLED TO FULLY EXERCISE DISSENTERS' RIGHTS, A CB&T SHAREHOLDER CHOOSING TO DISSENT (A "DISSENTING SHAREHOLDER") MUST NOT VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER AND MUST GIVE NOTICE OF HIS OR HER INTENTION TO DISSENT, MAKE DEMAND FOR PAYMENT FOR HIS OR HER SHARES OF CB&T COMMON STOCK AND TAKE CERTAIN OTHER PROCEDURAL STEPS TO "PERFECT" SUCH DISSENTING SHAREHOLDER'S RIGHTS UNDER CHAPTER 23 OF THE TBCA. SEE "THE MERGER -DISSENTERS' RIGHTS" AND APPENDIX E HERETO, WHICH IS A COPY OF CHAPTER 23 OF THE TBCA GOVERNING STATUTORY DISSENTERS' RIGHTS.

         It is not necessary for a CB&T shareholder to vote against consummation of the Merger in order to perfect his or her right to dissent and demand appraisal. However, no such shareholder may vote for approval and adoption of the Agreement and the Plan of Merger and thereafter demand his or her appraisal rights. Because all proxies submitted which do not specify how such proxy is to be voted will be voted in favor of the adoption and approval of the Agreement and the Plan of Merger, a CB&T shareholder who desires to dissent from approval of the Merger should not submit such a proxy. A CB&T shareholder who votes for approval and adoption of the Agreement and the Plan of Merger or who submits a proxy which does not specify how such proxy is to be voted will waive any rights of dissent and appraisal. A vote against consummation of the Merger will not satisfy the statutory requirement that a Dissenting Shareholder give notice of his or her intention to dissent and make demand for payment for his or her shares of CB&T Common Stock.

RECOMMENDATION

         THE CB&T BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT, THE PLAN OF MERGER, AND THE MERGER CONTEMPLATED THEREBY, BELIEVES THAT THE PROPOSAL TO APPROVE THE AGREEMENT AND THE PLAN OF MERGER IS IN THE BEST INTERESTS OF CB&T AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE CB&T SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER.


                       PROPOSAL I - ELECTION OF DIRECTORS

         At the Annual Meeting, eleven (11) nominees will be proposed for election as Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The Amended and Restated Bylaws of CB&T ("CB&T's Bylaws") provide in Article II, Section 2, that the number of Directors shall be determined from time to time by the shareholders or a majority of the entire CB&T Board. The CB&T Board believes it advisable that there be eleven (11) Directors of CB&T at this time. Proxies cannot be voted for a greater number than eleven (11) nominees.

         The CB&T Board proposes the election of the nominees listed below to serve until the next Annual Meeting or until their successors are duly elected and qualified. These eleven (11) nominees are presently serving as Directors. Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the CB&T Board will be voted in favor of the election as Directors of all of the nominees named below. If for any reason any of such nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the CB&T Board may propose. The CB&T Board has no reason to expect that any of these nominees will fail to be candidates at the meeting, and, therefore, does not at this time have any substitute nominees under consideration. The names and certain information relating to the eleven (11) nominees set forth below has been furnished to CB&T by the individuals named.1

         The following information is furnished with respect to the nominees on the next three pages:


--------
(1) Please note that director James A. Dillon, Jr., will not be a candidate for re-election, as he retired, effective April 14, 1998. Director Dillon has been a director since 1981. His long standing service and dedication to the Corporation is sincerely appreciated.



===================================================================================================================================
                                                POSITION & OFFICE    DIRECTOR                        Shares of CB&T
                            POSITION & OFFICE   HELD WITH            OF CB&T  BUSINESS EXP. DURING  Beneficially Owned   Percent
            NAME       AGE  HELD WITH CB&T      CITY BANK            SINCE      LAST FIVE YEARS       As of 3/2/98(1)    Of Class
----------------------------------------------------------------------------------------------------------------------------------
Robert W. Boyd, Sr.    78   Director            Director             1981     Retired Owner, Globe      1,900(2)           .72
                                                                              Nursery
                                                                              McMinnville, TN
-----------------------------------------------------------------------------------------------------------------------------------
Larry E. Brown         51   Director &          Director & Executive 1990     Executive Vice President  1,419              .54
                            Executive V.P.      V.P.                          of City Bank
-----------------------------------------------------------------------------------------------------------------------------------
John R. Collier, Jr.   57   Director            Director             1994     President, Pleasant Cove  2,088(3)           .79
                                                                              Nursery, Inc.
                                                                              McMinnville, TN
-----------------------------------------------------------------------------------------------------------------------------------
Jeffrey A. Golden      57   Director &          Director & Chairman  1981     Chairman of the Board      2009(4)           .76
                            Chairman of Board,  of the Board,                 President & Chief
                            President & Chief   President & Chief             Executive Officer of City
                            Executive Officer   Executive Officer             Bank
-----------------------------------------------------------------------------------------------------------------------------------
Charles D. Haston      62   Director            Director             1981     Circuit Court Judge 31st    452(5)           .17
                                                                              Judicial District State of
                                                                              Tennessee
-----------------------------------------------------------------------------------------------------------------------------------
James H. Hillis        58   Director &          Director & Senior    1990     Senior Vice President of  1,000(6)           .38
                            Treasurer           V.P.                          City Bank
-----------------------------------------------------------------------------------------------------------------------------------
J. Paul Holder         68   Director            Director             1981     Owner, Paul Holder       14,422(7)          5.46
                                                                              Realty & Auction Co.
                                                                              McMinnville, TN
-----------------------------------------------------------------------------------------------------------------------------------
M. Thomas Mullican     76   Director & Vice     Director & Vice      1981     Farmer and Investor       9,668(8)          3.66
                            Chairman of the     Chairman of the
                            Board               Board
-----------------------------------------------------------------------------------------------------------------------------------
James A. Puckett       71   Director            Director             1981     Investor                    194              .07

-----------------------------------------------------------------------------------------------------------------------------------
Leon B. Stribling      57   Director            Director             1992     President, Stribling      2,401              .91
                                                                              Chevrolet-GEO, Inc.
                                                                              Smithville, TN
-----------------------------------------------------------------------------------------------------------------------------------
James E. Walling       60   Director            Director             1994     President, Tennessee        765              .29
                                                                              Roasters Enterprise, Inc.
                                                                              Owner, Vilco Supply Co.
===================================================================================================================================

                                    FOOTNOTES



(1)      Unless otherwise indicated, all shares are owned of record.

(2) 1,900 shares are registered to Robert W. Boyd, Sr. or Elinor Boyd (Mr. Boyd, Sr.'s wife)

(3)      1,688 shares are registered to John R. Collier, Jr.

         100 shares are registered to Suzanne E. Collier Reynolds (Mr. Collier, Jr.'s daughter)

         300 shares are registered to Pleasant Cove Nursery, Inc. (Mr. Collier, Jr. is President of Pleasant Cove Nursery, Inc.)

(4)      1,404 shares are registered to Jeffrey A. Golden WROS Linda Golden

         605 shares are registered to Linda Golden WROS Jeffrey A. Golden

(5)      360 shares are registered to Charles D. Haston

         92 shares are registered to Charles D. haston, a general partnership

(6) 1,000 shares are registered to James H. or Carolyn Hillis (Mr. Hillis' wife)

(7)      14,386 shares are registered to J. Paul Holder

         36 shares are registered to Steven Thomas Holder, Trust UMGA (Mr. Holder's grandson) and J. Paul Holder, Trustee

(8)      7,568 shares are registered to M. Thomas Mullican

         2,100 shares are registered to Connie W. Mullican (Mr. Mullican's wife)

COMMITTEES OF THE BOARD


    There are three standing Committees of the CB&T Board and City Bank. The Board of Directors of CB&T met eight (8) times during 1997.

    The following are the standing Committees of the Board of Directors of CB&T and City Bank:

    -    Personnel/Nominating Committee five (5) members

    -    Audit/Compliance four (4) members

    -    Executive Committee seven (7) members

    PERSONNEL/NOMINATING COMMITTEE.

    Function: The Committee, which was created in February of 1997 by combining into one committee the previously existing separate Personnel and Nominating committees, reviews and evaluates of the officers' compensation program and makes recommendations to the Boards of CB&T and City Bank. The Committee also considers nominees for election to the Board of Directors for both CB&T and City Bank, who are recommended by shareholders, provided that any such recommendation is submitted in writing and is accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. See Committee Report on executive compensation on pages 9 and 10.

    Number of 1997 meetings: four (4), (Note: prior to combining the Personnel and the Nominating Committees on 2-11-97 into a single committee, the nominating committee held 1 meeting.)

    Membership: The Committee membership is presently made up of six (6) Directors of which one (1) is an officer of CB&T and City Bank. They are James
A. Dillon, Jr., Charles D. Haston, James H. Hillis, J. Paul Holder, John Collier, Jr. and Leon Stribling.

    AUDIT/COMPLIANCE COMMITTEE.

    Functions: The Committee recommends the certified public accounting firm to be employed by CB&T and City Bank for audit purposes and recommends the areas of responsibility of the CPA firm. The Committee also meets with the CPA firm to receive the auditors' evaluation of the conditions of CB&T and City Bank, and brings those reports to the Board of Directors for their consideration. The Committee also meets with internal auditors for periodic review of the audit program of CB&T and City Bank.

    Number of 1997 meetings: four (4)

    Membership: The Committee membership is presently made up of three (3) Directors who are not officers of CB&T or City Bank and one (1) advisory director. They are Charles D. Haston, Chairman, Robert W. Boyd, Sr., Leon B Stribling, and Dr. J. Ray Troop, Jr. (advisory director).

    EXECUTIVE COMMITTEE.

    Functions: The Committee reviews and recommends to the Board of Directors for its approval selected actions with regard to the general direction and conduct of CB&T and City Bank.

    Number of 1997 meetings: seven (7)

    Membership: The membership of the Committee is presently made up of seven
(7) Directors of which three are officers of CB&T and two are officers of City Bank. They are Jeffrey A. Golden, Chairman, James A. Dillon, Jr., James A. Puckett, M. Thomas Mullican, Larry E. Brown, J. Paul Holder and Charles D. Haston.

    During fiscal year 1997, there were eight (8) meetings of the CB&T Board and twelve (12) meetings of the Board of Directors of City Bank. Each member of the Boards attended at least 75% of the aggregate meetings of the Boards and Committees of which they were members.

COMPENSATION OF DIRECTORS AND OFFICERS

    CB&T pays no fees to Directors or Advisory Directors for service on the Board or Committees of the Board. Each Director or Advisory Director of CB&T, however, is also a Director or Advisory Director of City Bank and, as such, receives $1,500.00 for each meeting of City Bank's Board of Directors attended. In addition, City Bank pays all non-employee members of the standing committees of City Bank $150.00 for each meeting attended that continues longer than one hour. During the fiscal year 1997, City Bank paid total cash Directors' fees of $163,275.00 and Directors' fees were deferred in the amount of $105,475.00 under City Bank's Director's Deferred Benefit Plan.

    City Bank's Director's Deferred Benefit Plan was amended and terminated as of January 7, 1998. However, unlike a strict termination in the traditional sense; the amendment stops all future deferrals, but continues the Deferred Compensation Plan for amounts deferred prior to January 7, 1998. Hence, existing distributions, funded by insurance policies owned by CB&T on the lives of its Directors, will occur at the scheduled time, rather than being made in an immediate payout to terminated participants who have not yet begun receiving benefit payments. Furthermore, according to the terms of the Deferred Compensation Plan, Directors are treated as if they terminated service on the date of termination of the Deferred Compensation Plan. Therefore, death benefits are removed and the projected benefits are reduced.

PERSONNEL/NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    INTRODUCTION. Decisions on compensation of City Bank's executives are made by the six member Personnel/Nominating Committee of the Board. The Personnel/Nominating Committee believes that the actions of each executive officer have potential to impact the short-term and long-term profitability of CB&T and City Bank. Consequently, the Personnel/Nominating Committee places considerable importance on its task of designing and administering an executive compensation program.

    City Bank has an executive compensation program that is focused on CB&T shareholder value and the overall performance of the CB&T and City Bank. The two main components of the executive compensation program are base salary and bonus.

    COMPENSATION. The Personnel/Nominating Committee's executive compensation program is designed to provide competitive levels of compensation that are integrated with CB&T's and City Bank's annual and long-term goals. Executive compensation is reviewed by the Committee relative to peer group executive compensation based on national and state survey information.

    BASE SALARY. Base salary represents a fixed labor cost and is designed so that senior management receives acceptable salaries, thereby helping CB&T and City Bank keep the talent needed to meet the challenges in the financial service industry. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with CB&T and City Bank and individual performance. Salaries are reviewed annually.

    BONUS. The second component in the executive compensation program is the bonus plan. The bonus is based on City Bank's return on assets as a percentage of at least 1.00%. If the return on assets is at least 1.00%, the officer bonus would be 3.75% of salary. If the return on assets is at least 2.00%, the officer bonus would be 10.00%.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The executive compensation program described above is applied in setting Mr. Golden's compensation. Mr. Golden participates in the same executive compensation program available to the other executive officers. The Personnel Committee reviews the executive compensation program in relationship to the performance of CB&T's net income and stock value. Net income for CB&T and City Bank totaled $4,271 for fiscal year 1997. Book value increased from $121.85 per share at December 31, 1996 to $132.09 per share at December 31, 1997 representing a $10.24 per share increase. The increase represents a 8.4% annualized gain, plus a $7.50 per share cash dividend declared in 1997. Based upon these and other factors the 1997 cash compensation of Mr. Golden was $148,350.00. Mr. Golden had a base salary of $138,000. Mr. Golden earned a bonus in the amount of $10,350 that was due to CB&T's excellent financial results in 1997.

    CONCLUSION. The Personnel/Nominating Committee believes that this mix of market-based salaries and bonus represents a balance that will motivate the management team to continue to produce strong returns. The Personnel Committee further believes this program strikes an appropriate balance between the interests and needs of CB&T and City Bank in operating its business.

    Submitted by the Personnel/Nominating Committee of the CB&T Board.

                                 J. Paul Holder
                              James A. Dillon, Jr.
                                Charles D. Haston
                              John R. Collier, Jr.
                                 Leon Stribling
                                 James H. Hillis

REMUNERATION OF DIRECTORS AND OFFICERS

         The following table sets forth the aggregate remuneration accrued or paid by City Bank during the fiscal years ended December 31, 1997, 1996, and 1995 to the highest compensated officers or directors whose aggregate remuneration exceeds $100,000.00.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
                                                                Annual Compensation
------------------------------------------------------------------------------------------------------------------------------------
           Name of Individual                                                                                         All Other
         and Principal Position                Year                  Salary                      Bonus              Compensation (1)
------------------------------------------------------------------------------------------------------------------------------------
Jeffrey A. Golden                              1997                 $138,000.00               $10,350.00                  $31,718.06
Chairman of the Board, President               1996                  133,500.00                10,012.50                   22,499.35
and  Chief Executive Officer                   1995                  130,000.00                 9,750.00                   20,684.04
------------------------------------------------------------------------------------------------------------------------------------
Larry E. Brown                                 1997                  $93,000.00                $6,975.00                  $28,107.30
Director of Bank and                           1996                   90,000.00                 6,750.00                   21,147.71
Executive Vice President                       1995                   86,500.00                 6,487.50                   15,518.76
------------------------------------------------------------------------------------------------------------------------------------
James H. Hillis(2)                             1997                  $83,500.00                $6,262.50                  $23,213.44
Director and Treasurer                         1996
                                               1995
------------------------------------------------------------------------------------------------------------------------------------

(1) ALL OTHER COMPENSATION FOR MR. GOLDEN AND MR. BROWN AND MR. HILLIS INCLUDES DIRECTOR FEES FOR THE BANK BOTH CASH PAID AND DEFERRED FEES, DEFERRED COMPENSATION PAID PURSUANT TO THE CORPORATION'S 401(K) PLAN, A PREMIUM PAYMENT FOR LIFE INSURANCE, USE OF A BANK VEHICLE AND COUNTRY CLUB DUES.

(2) THE AGGREGATE REMUNERATION ACCRUED OR PAID BY CITY BANK TO MR. HILLIS DID NOT EXCEED $100,000 IN FISCAL YEARS 1995 OR 1996.

         RETENTION COMPENSATION. A major strength of CB&T is its employees. When the Board of Directors of CB&T concluded that a sale of CB&T was a viable alternative, the Board also concluded that steps should be taken to enhance the likelihood of retention of key employee service during negotiation with potential acquirors in order to minimize any disruption to the service delivery by CB&T's employees. Accordingly, at its September 5, 1997 meeting, the Board directed the Special Acquisitions Committee (the "Committee") to review and make a recommendation to the Board regarding appropriate plans to protect, retain or terminate employees with as little as possible disruption to CB&T and City Bank's operations.

         The Committee met on September 8, 1997 and, at a meeting of the full Board on September 9, 1997, recommended that a $170,000 amount be made available for bonuses to be paid upon consummation of a sale or merger for the efforts of key executive officers of CB&T and/or City Bank in connection with a sale or merger of CB&T ("Retention Bonus Plan").

         The Retention Bonus Plan was adopted by the Board, which directed the Committee to approve any disbursements under the Retention Bonus Plan. At its September 18, 1997 and January 2, 1998 meeting, the Committee approved cash bonuses to be paid upon consummation of the Merger, in the aggregate, as follows:



           Officer                        CB&T/City Bank                       Amount
           -------                        --------------                       ------

Jeffrey Golden                  President, Chairman and                       $130,000
                                Chief Executive Officer*

Larry Brown                     Director, Executive Vice                        12,500
                                President*

James Hillis                    Director, Treasurer,                            10,000
                                Senior Vice President

Glyna Lee                       Compliance Officer                               7,000

Jerry Brown                     Chief Financial Officer                          5,000

Ken Smith                       Senior Vice President, Trusts                    5,000
                                Investments

-----------------
*        Position with each of CB&T and City Bank.

         In addition, the Committee recommended that a severance policy plan be adopted by the Board providing for certain payments to terminated employees. The Board adopted these recommendations at its September 9, 1997 meeting and instructed counsel to prepare a formal severance pay plan for review at its next regular meeting. The CB&T, Inc. Employee Severance Pay Plan was adopted by the Board, effective October 31, 1997. See the CB&T 1997 Form 10-K included in "APPENDIX C" and "THE MERGER -- Interest of Certain Persons in the Merger".

         The Committee also recommended and the Board approved a Severance Agreement for the Chief Executive Officer as of November 12, 1997 providing certain monetary protection for Mr. Golden as Chief Executive Officer of CB&T, in the event of the termination of Mr. Golden without cause or relocation in connection with a sale or merger of CB&T. See the CB&T 1997 Form 10-K included in "APPENDIX C" and "THE MERGER -- Interest of Certain Persons in the Merger".

SHAREHOLDER RETURN.

Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on CB&T Common Stock against the cumulative total return of the S & P Composite-500 Stock Index and S & P Major Regional Bank Composite Index for the period of five years commencing December 31, 1993 and ended December 31, 1997.

                                    [CHART]

                  Value of $100 invested on December 31, 1992:

                                                          (In Dollars)
                            12/31/92      12/31/93      12/31/94      12/31/95      12/31/96      12/31/97
                            --------      --------      --------      --------      --------      --------
CB&T, Inc                        100           151           260           315           344           358
Regional Banks                   100           172           163           211           298           310
S&P 500                          100           150           152           203           244           254

                 * Assumes that the value of the investment in the Company
                   Common Stock and each index was $100 on December 31, 1993.

                            PROPOSAL II - THE MERGER

         The following information describes material aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Agreement and the Plan of Merger, which are attached as Appendices A and B, respectively, to this Proxy Statement and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

         The Agreement provides for the acquisition of CB&T by UPC pursuant to the merger of CB&T with and into UP Holding, a wholly-owned subsidiary of UPC organized under the laws of the State of Tennessee, with the effect that UP Holding will be the surviving corporation resulting from the Merger. At the Effective Time, each share of CB&T Common Stock then issued and outstanding (excluding shares held by CB&T, UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted and shares held by dissenting shareholders) will be converted into and exchanged for the right to receive 5.488 shares of UPC Common Stock, subject to possible adjustment as described below (the "Exchange Ratio").

         No fractional shares of UPC Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share to which any CB&T shareholder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the closing price of such common stock on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as reasonably selected by UPC) on the last trading day preceding the Effective Time.

         As of the CB&T Record Date, CB&T had 264,113 shares of CB&T Common Stock outstanding. Based upon the Exchange Ratio and assuming there are no Dissenting Shareholders, upon consummation of the Merger, UPC will issue approximately 1,449,452 shares of UPC Common Stock. Accordingly, UPC would then have outstanding approximately 85,314,635 shares of UPC Common Stock, based on the number of shares of UPC Common Stock outstanding on March 31, 1998 (excluding shares to be issued pursuant to Other Acquisitions and shares to be issued pursuant to the exercise of stock options and for other purposes.)

POSSIBLE ADJUSTMENT OF EXCHANGE RATIO

         Under certain circumstances described below, the Exchange Ratio could be adjusted pursuant to certain provisions of the Agreement. UNDER NO CIRCUMSTANCES WOULD THE EXCHANGE RATIO BE LESS THAN 5.488 SHARES OF UPC COMMON STOCK FOR EACH SHARE OF CB&T COMMON STOCK. An upward adjustment could occur if the CB&T Board elects to terminate the Agreement pursuant to the provisions of the Agreement described below, and if UPC then elects to avoid termination of the Agreement by increasing the Exchange Ratio.

         CB&T is not obligated to consummate the Merger with UPC if both:

         (a) the average of the daily last sales prices (the "Average Closing Price") of UPC Common Stock (as reported on the NYSE Composite Transactions List) for the 20 consecutive full trading days in which the UPC Common Stock is traded on the NYSE ending on the later of the date on which the Annual Meeting is held or the date on which the consent of the Federal Reserve is received, without regard to whether all required waiting periods have expired (the "Determination Date") is less than $48.80, which represents a 20% decline from $61.00 (the "Starting Price"), the price per share of UPC Common Stock at the close of business on January 14, 1998, the fourth full trading day after the announcement by press release of the Merger (the "Starting Date"); and

         (b) (i) the number (the "UPC Ratio") obtained by dividing the Average Closing Price by $61.00, the Starting Price, is less than (ii) the number (the "Index Ratio") obtained by dividing the weighted average of the closing prices of the common stock of the 15 bank holding companies defined as the "Index Group" in the Agreement (the "Index Price") on the Determination Date by the Index Price on January 14, 1998, the Starting Date, and subtracting .20.

         In such case, CB&T has the right to terminate the Agreement during the ten-day period commencing two days after the Determination Date by giving UPC prompt written notice of that decision. CB&T may withdraw its termination notice at any time during that ten-day period. During the five-day period after receipt of such notice, UPC has the option to increase the consideration payable to CB&T shareholders by adjusting the Exchange Ratio upward to the lesser of the (i) Exchange Ratio determined by dividing the product of .80, the Starting Price and
5.488 by the Average Closing Price, or (ii) the Exchange Ratio determined by dividing the product of the Index Ratio and 5.488 by the UPC Ratio. UPC IS UNDER NO OBLIGATION TO ADJUST THE EXCHANGE RATIO. Should UPC elect to adjust the Exchange Ratio, it must give CB&T prompt written notice of that election and of the adjusted Exchange Ratio, in which case no termination shall have occurred pursuant to CB&T's right of termination.

         These conditions reflect the parties' agreement that CB&T's shareholders will benefit from any appreciation in UPC Common Stock and will assume the risk of declines in the value of UPC Common Stock to $48.80 under circumstances where the Average Closing Price of UPC Common Stock lags behind the relative performance of the common stocks of the Index Group by more than 20%.

         If the Average Closing Price is less than $48.80 per share and the UPC Ratio is less than the Index Ratio, the CB&T Board will likely terminate the Agreement so as to require UPC to consider increasing the Exchange Ratio.
 If the CB&T Board were to elect to terminate the Agreement, UPC would then determine whether to proceed with the Merger at the higher Exchange Ratio. In making this determination, the principal factors UPC would consider include the projected effect of the Merger on UPC's pro forma earnings per share and whether UPC's assessment of CB&T's earning potential as part of UPC would justify the issuance of an increased number of shares of UPC Common Stock. In making its determination of whether to terminate the Agreement based upon a decline in the Average Closing Price of UPC Common Stock, the CB&T Board would take into account, consistent with its fiduciary duties, all relevant facts and circumstances that exist at such time, including, without limitation, information concerning the business, financial condition, results of operations, and prospects of UPC (including the recent performance of UPC Common Stock, the historical financial data of UPC, customary statistical measurements of UPC's financial performance, and the future prospects for UPC Common Stock following the Merger), and the advice of its financial advisor and legal counsel. UPC IS UNDER NO OBLIGATION TO ADJUST THE EXCHANGE RATIO.

         The operation of the adjustment mechanism can be illustrated by three scenarios. (For purposes of the scenarios, note that the initial Exchange Ratio is 5.488, and the Starting Price of UPC Common Stock is $61.00, and it has been assumed that the Index Price, as of the Starting Date, is $100.)

         (1) The first scenario occurs if the Average Closing Price is not less than $48.80. Under this scenario, regardless of any comparison between the UPC Ratio and the Index Ratio, there would be no possible adjustment to the Exchange Ratio, even though the value of the consideration to be received by CB&T shareholders could have fallen from a pro forma $61.00 per share, as of the Starting Date, to as low as $48.80 per share, as of the Determination Date.

         (2) The second scenario occurs if the Average Closing Price is less than $48.80, but does not represent a decline from the Starting Price of significantly more (i.e. more than 20%) than the decline of the common stock prices of the Index Group. Under this scenario, there also would be no possible adjustment to the Exchange Ratio, even though the value of the consideration to be received by CB&T shareholders would have fallen from a pro forma $61.00 per share, as of the Starting Date, because the Common Stock prices of the Index Group would have also fallen and the decline in the UPC Common Stock market price would not have exceeded such fall by more than 20%.

         (3) The third scenario occurs if the Average Closing Price declines below $48.80 and the UPC Ratio is below the Index Ratio (i.e., UPC's stock price has declined by more than 20% relative to the price of shares of the Index Group). Under this scenario the adjustment in the Exchange Ratio is designed to ensure that the CB&T shareholders receive shares of UPC Common Stock having a value (based upon the Average

           Closing Price) that corresponds to at least $48.80 or a 20% decline from the stock price performance reflected by the Index Group, whichever is less.

           For example, if the Average Closing Price were $45.50, and the ending Index Price, as of the Determination Date, were $95 (yielding an Index Ratio of $95 / $100 or .95 - .20), the UPC Ratio (.7459) would be below the Index Ratio of (.75), after receipt from CB&T of notice of intent to terminate, CB&T could terminate the Agreement unless UPC elected within five days to increase the Exchange Ratio to equal 5.518, which represents the lesser of (a) 5.886 [the result of dividing $267.814 (the product of $48.80 and 5.488, the Exchange Ratio) by the Average Closing Price ($45.50), rounded to the nearest thousandth] and (b) 5.518 [the result of dividing the Index Ratio (.75) times 5.488 by the UPC Ratio (.7459), rounded to the nearest thousandth]. Based upon the assumed $45.50 Average Closing Price, the new Exchange Ratio would represent a value to the CB&T shareholders of $251.069 per share.

           If the Average Closing Price were $45.50, and the ending Index Price, as of the Determination Date, were $100, the UPC Ratio (.7459) would be below the Index Ratio (.80, or 1.00 minus .20), after receipt from CB&T of notice of intent to terminate, CB&T could terminate the Agreement unless UPC elected within five days to increase the Exchange Ratio to equal 5.886, which represents the lesser of (a)
           5.886 [the result of dividing $267.815 (the product of $48.80 and 5.488, the Exchange Ratio) by the Average Closing Price ($45.50), rounded to the nearest thousandth] and (b) 5.886 [the result of dividing the Index Ratio (.80) times 5.488 by the UPC Ratio (.7459), rounded to the nearest thousandth]. Based upon the assumed $45.50 Average Closing Price, the new Exchange Ratio would represent a value to the CB&T shareholders of $267.815 per share.

         The actual market value of a share of UPC Common Stock at the Effective Time, at the time certificates for those shares are delivered following surrender and exchange of Certificates for shares of CB&T Common Stock and at any time thereafter, may be more or less than the Average Closing Price. CB&T shareholders are urged to obtain current market quotations for UPC Common Stock. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

BACKGROUND OF THE MERGER

         During the past several years substantial and rapid change has occurred in the banking industry as smaller institutions have been acquired by larger bank holding companies with greater access to capital and greater capability to realize economies of scale in the delivery of banking service.

         During 1997, the Board of Directors of CB&T, in order to be better informed regarding CB&T's options, consulted with each of the National Institute for Community Banking, Dallas, Texas ("NICB") and Sheshunoff regarding the potential benefits of remaining independent versus being acquired by a larger entity. NICB presented an evaluation of the benefits to the CB&T shareholders of remaining independent. This evaluation was based upon an estimate of the earnings and growth CB&T could expect to achieve on an independent basis. Sheshunoff presented a valuation of the current fair market value of CB&T based upon historic ranges of trading multiples and acquisition multiples of earnings and of tangible book value for financial institutions stocks. Based upon NICB's and Sheshunoff's presentations, the Board of Directors concluded that a sale of CB&T for a price (or an exchange ratio equivalent market value in the case of a stock exchange transaction) in excess of $250.00 per share would likely be more beneficial to CB&T shareholders than the alternative of remaining independent.

         Accordingly, the CB&T Board decided to permit Sheshunoff to contact selected larger banking companies that might have both an interest in and a capacity to acquire CB&T.

         CB&T established a special acquisition committee (the "Committee") of its Board of Directors to advise management regarding any acquisition discussions that might ensue. The Board of Directors of CB&T authorized management and the Committee to consider acquisition proposals that might be made. Analysis of such proposals, if any, would provide a context for the Board and the Committee to consider remaining independent or being acquired by a larger company and to choose between these alternatives.

         From September 5, 1997 to October 7, 1997, Sheshunoff contacted nineteen potential acquirors that it believed might have an interest in and capacity to acquire CB&T.

         Detailed information concerning CB&T was assembled by Sheshunoff and provided on a confidential basis to the selected financial institutions. The five highest proposals were submitted by Sheshunoff to CB&T.

         CB&T then invited two potential acquirors to increase their proposals and communicated to each that it would have an opportunity to conduct due diligence in connection with the negotiation of a merger agreement. A third potential acquiror also increased its proposal and was permitted to conduct due diligence.

         During its deliberations the Committee reviewed information assembled by representatives of Sheshunoff analyzing the terms of the three proposals, comparing each proposal with other recent comparable transactions in terms of the multiple of book value, multiple of earnings, deposit premium, the financial history, prospects, performance, resources and capability of each potential acquiror and other factors. Following consideration of these proposals, the Committee advised management to continue negotiations with the three potential acquirors and to give each of them an opportunity to increase their proposals.

         Based upon the responses to CB&T's request for a final modification of all offers, CB&T's management concluded that UPC's offer, primarily because of the price offered by UPC and its commitment to actively pursue the acquisition in further negotiations, was the most attractive for CB&T and its shareholders. Thereafter, no further acquisition discussions were held with the other two potential acquirors. Between December 11, 1997 and January 6, 1998, the date on which the Merger Agreement was signed, CB&T and UPC negotiated the terms of the Merger Agreement.

         On January 6, 1998, the Board of Directors of CB&T met with its financial and legal advisors present for the purpose of considering the proposed merger agreement. Mr. Golden presented the background of the agreement and reported on the history of the negotiations with the potential acquirors. Counsel (Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas) presented a summary of the terms of the proposed merger agreement and Sheshunoff presented a report of its analysis of the financial terms of the proposed agreement and a comparison of the terms of the proposed agreement with other comparable transactions in terms of price to book value and price to earnings ratios, deposit premium and other measures. Sheshunoff also commented on the financial strength and prospects of UPC, its stock price performance, dividend history, likely effects of the proposed transaction on UPC's stock price, its prospects for regulatory approval and other information regarding UPC. Sheshunoff also reported to the Board its opinion that the proposed transaction is fair from a financial point of view to CB&T and all of its stockholders. Following discussion, the Board concluded that the proposed merger agreement was in the best interests of CB&T and its stockholders. Accordingly, the Board of Directors, by unanimous vote of the Directors, authorized CB&T to enter into the Merger Agreement and to engage in the transactions contemplated thereby.

         On the basis of the authorization of the Board of Directors of CB&T, CB&T executed the Merger Agreement following the meeting on January 6, 1998. A press release was issued on January 8, 1998.

RECOMMENDATION OF THE CB&T BOARD; REASONS FOR THE MERGER.

         The CB&T Board believes that the Merger is fair to, and in the best interests of, CB&T and its shareholders. If the Merger is consummated, the shareholders of CB&T will acquire an equity interest in a much larger and more diversified enterprise. The UPC Common Stock is traded on the NYSE, and, accordingly, is more readily marketable than the CB&T Common Stock. ACCORDINGLY, THE CB&T BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE PLAN OF MERGER AND RECOMMENDS THAT THE HOLDERS OF CB&T COMMON STOCK VOTE FOR THE APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY. See "-- Opinion of CB&T's Financial Advisor" below.

         The terms of the Merger, including the Exchange Ratio, are the result of arm's-length negotiations between representatives of CB&T and UPC. In reaching its decision to approve the Agreement, the CB&T Board consulted with its legal advisors regarding the terms of the transaction, with its financial advisor regarding the financial aspects of the proposed transaction and the fairness of the Exchange Ratio, and with management of CB&T, and, without assigning any relative or specific weights, considered a number of factors, both from a short-term and long-term perspective, including, without limitation, the following:

                  (a) the CB&T Board's familiarity with and review of CB&T's business, financial condition, results of operations, and prospects, including, without limitation, its potential growth and profitability and the business risks associated therewith;

                  (b) the current and prospective environment in which CB&T operates, including national and local economic conditions, the competitive environment for commercial banks and other financial institutions generally and the increasing consolidation in the financial services industry and the competitive effects of such increased consolidation on smaller financial institutions such as CB&T;

                  (c) information concerning the business, financial condition, results of operations and prospects of UPC, including the recent performance of UPC Common Stock, the historical financial data of UPC, customary statistical measurements of UPC financial performance, and the future prospects for UPC Common Stock following the Merger;

                  (d) the value to be received by holders of CB&T Common Stock pursuant to the Agreement in relation to the historical trading prices of CB&T Common Stock;

                  (e) the lack of an established trading market for shares of CB&T Common Stock;

                  (f) the information presented by Sheshunoff to the CB&T Board with respect to the Merger and the opinion of Sheshunoff that, as of the date of such opinion, the Exchange Ratio was fair to the holders of CB&T Common Stock from a financial point of view (see "-- Opinion of CB&T's Financial Advisor");

                  (g) the financial and other significant terms of the proposed Merger with UPC, and the review by CB&T with its legal and financial advisors of the provisions of the Agreement;

                 (h) the CB&T Board's belief that the receipt of UPC Common Stock in the Merger generally will permit holders of CB&T Common Stock to defer any federal income tax liability associated with any increase in the value of their stock that may follow the Merger (see "-- Certain Federal Income Tax Consequences of the Merger") and to become shareholders of UPC, an institution with a strong history of operations, earnings performance, dividend payments, and share liquidity; and

                 (i) the alternative strategic courses available to CB&T, including remaining independent and exploring other potential business combination transactions, including, in particular, the potential values that could be derived therefrom.

UPC'S REASONS FOR THE MERGER

         In adopting the Agreement and the Plan of Merger, the UPC Board considered a number of additional factors concerning the benefits of the Merger. Without assigning any relative or specific weights to the factors, the UPC Board considered the following additional material factors:

                 (a) a review, based in part on a presentation by UPC's management, of (i) the business, operations, earnings, and financial condition, including the capital levels and asset quality, of CB&T on a historical, prospective, and pro forma basis and in comparison to other financial institutions in the area, (ii) the demographic, economic, and financial characteristics of the markets in which CB&T operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on a historical and prospective basis, and (iii) the results of UPC's due diligence review of CB&T; and

                 (b) a variety of factors affecting and relating to the overall strategic focus of UPC, including UPC's desire to expand into the markets in Tennessee served by CB&T.


OPINION OF CB&T'S FINANCIAL ADVISOR

         GENERAL. CB&T retained Sheshunoff based upon its qualifications, expertise and reputation to provide its opinion of fairness of the consideration to be received by CB&T's shareholders in connection with the Merger and related matters (the "Merger Consideration"). As part of its investment banking business, Sheshunoff is regularly engaged in the valuation of securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. CB&T's Board of Directors decided to retain Sheshunoff based on its experience as a financial advisor in mergers and acquisitions of financial institutions, and its knowledge of financial institutions. On January 6, 1998, Sheshunoff rendered its written opinion that, as of such date, the consideration to be received in the Merger Agreement was fair, from a financial point of view, to the holders of CB&T's common stock. Sheshunoff has confirmed its January 6, 1998 opinion by delivery an updating letter to the CB&T Board dated May 27, 1998 stating that, as of such date and based on the matters set forth in its January 6 opinion as updated, the Exchange Ratio is fair to the holders of CB&T Common Stock from a financial point of view.

         The full text of Sheshunoff's opinion dated January 6, 1998, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the review undertaken, and a copy of Sheshunoff's May 27, 1998 updating letter are attached as Appendix D to this Proxy Statement. CB&T's shareholders are urged to read the Sheshunoff opinion carefully and in its entirety. Sheshunoff's opinion is addressed to CB&T's Board and does not constitute a recommendation to any shareholder of CB&T as to how such shareholder should vote at the CB&T Annual Meeting.

         In connection with its opinion, Sheshunoff: (i) reviewed the Agreement;
(ii) reviewed certain publicly available financial statements and other information of CB&T and UPC, respectively; (iii) reviewed certain internal financial statements and other financial and operating data of CB&T provided to Sheshunoff by CB&T's management; (iv) analyzed certain publicly available financial analyses and projections of UPC provided by independent banking securities analysts; (v) reviewed the reported prices and share trading activity for UPC Common Stock; (vi) discussed the past and current operations, financial condition, and future prospects of CB&T with its executive management; (vii) compared CB&T and UPC from a financial point of view with certain other banking companies that Sheshunoff deemed to be relevant; (viii) compared the financial performance of UPC and the prices and trading activity of the UPC common stock with that of certain other comparable publicly traded companies and their securities; (ix) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions nationally, in the Southeastern United States and in Tennessee, and; (x) performed such other analyses and reviews as Sheshunoff deemed appropriate.

         In connection with its review, Sheshunoff relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or made publicly available, and Sheshunoff did not assume any responsibility for independent verification of such information. With respect to the internal confidential financial projections, Sheshunoff assumed that such projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the future financial performance of CB&T and did not independently verify the validity of such assumptions. Sheshunoff did not make any independent evaluation or appraisal of the assets or liabilities of CB&T, nor was Sheshunoff furnished with any such appraisals. Sheshunoff did not examine any individual loan files of CB&T. Sheshunoff is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and has assumed that such allowance for each of the companies is in the aggregate, adequate to cover such losses.

         With respect to UPC, Sheshunoff relied solely upon publicly available data regarding UPC's financial condition and performance. Sheshunoff did not meet with or discuss this publicly available information with the management of UPC. Sheshunoff did not conduct any independent evaluation or appraisal of the assets, liabilities or business prospects of UPC, was not furnished with any evaluations or appraisals, and did not review any individual credit files of UPC.

         Sheshunoff's opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to Sheshunoff as of, January 6, 1998.

         In connection with rendering its opinion, Sheshunoff performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis of summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the consideration to be received by the shareholders of CB&T is to some extent a subjective one based on the experience and judgment of Sheshunoff and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Sheshunoff believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Sheshunoff's view of the actual value of CB&T.

         In performing its analyses, Sheshunoff made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of CB&T. The analyses performed by Sheshunoff are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, Sheshunoff's analyses should not be viewed as determinative of the CB&T Board's or CB&T's management's opinion with respect to the value of CB&T.

         The following is a summary of the analyses performed by Sheshunoff in connection with its opinion dated as of January 6, 1998:

         ANALYSIS OF SELECTED TRANSACTIONS. Sheshunoff performed an analysis of premiums paid in selected pending or recently completed acquisitions of banking organizations in Tennessee and in the southeastern United States, with comparable characteristics to the Merger. Two sets of comparable transactions were analyzed to ensure a thorough comparison.

         The first set of comparable transactions (the "regional transactions") was comprised to reflect the profitability, asset size and regional location of CB&T. The regional transactions specifically consisted of eight (8) mergers and acquisitions of banks located in Tennessee which sold for common stock between January 1, 1996 and January 1, 1998. The analysis yielded multiples of the regional transactions' purchase price relative to: (i) book value ranging from
1.52 times to 3.14 times with an average of 2.10 times and a median of 2.06 times (compared with the multiple implied in the Merger, based on the closing price of the UPC Common Stock at January 2, 1998, of 2.81 times September 30, 1997 book value); (ii) last 12 months earnings ranging from 13.0 times to 33.0 times with an average of 19.8 times and a median of 17.6 times (compared with the multiple implied in the Merger, based on the closing price of the UPC Common Stock at January 2, 1998, of 25.5 times last 12 months earnings as of September 30, 1997); (iii) total assets ranging between 12.0% and 22.8% with an average of 16.6% and a median of 15.3% (compared with the multiple implied in the Merger, based on the closing price of the UPC Common Stock at January 2, 1997, of 35.5% of September 30, 1997 total assets); and (iv) total deposits ranging from 14.9% to 32.0% with an average of 21.4% and a median of 18.7% (compared with the multiple implied in the merger, based on the closing price of the UPC Common Stock at January 2, 1998, of 42.9% of deposits as of September 30, 1997).

         The second set of comparable transactions (the "Southeastern Transactions") was comprised to reflect a more narrowly defined group of comparable transactions based on the profitability, asset size and type of consideration received. The southeastern transactions specifically consisted of eight (8) mergers and acquisitions of banks in the southeastern United States with total assets between $100 million and $500 million with a return on average equity between 12% and 15% which sold for common stock between January 1, 1997 and January 2, 1998. The analysis yielded multiples of the transactions' purchase price relative to: (i) book value ranging from

2.19 times to 3.00 times with an average of 2.56 times and a median of 2.43 times (compared with the multiple implied in the Merger, based on the closing price of the UPC Common Stock at January 2, 1998, of 2.81 times September 30, 1997 book value); (ii) last 12 months earnings ranging from 16.5 times to 25.9 times with an average of 21.3 times and a median of 21.4 times (compared with the multiple implied in the Merger, based on the closing price of the UPC Common Stock at January 2, 1998, of 25.5 times last 12 months earnings as of September 30, 1997); (iii) total assets ranging between 21.5% and 30.2% with an average of 26.0% and a median of 25.5% (compared with the multiple implied in the merger, based on the closing price of the UPC Common Stock at January 2, 1997, of 35.5% of September 30, 1997 total assets); and (iv) total deposits ranging from 24.2% to 35.1% with an average of 30.0% and a median of 29.8% (compared with the multiple implied in the Merger, based on the closing price of the UPC Common Stock at January 2, 1998, of 42.9% of deposits as of September 30, 1997).

         DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, Sheshunoff estimated the present value of the future stream of after-tax cash flow that CB&T could produce through the year 2002, under various circumstances, assuming that CB&T performed in accordance with the earnings/return projections of the CB&T Management. Sheshunoff estimated the terminal value for CB&T at the end of the period by applying multiples of earnings ranging from 17 times to 20 times and then discounting the cash flow streams, dividends paid to the CB&T shareholders (assuming all earnings in excess of that required to maintain a tangible equity to tangible asset percentage of 6.0% are paid out in dividends) and terminal value using discount rates ranging from 12% to 14% chosen to reflect different assumptions regarding the required rates of return of CB&T and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $288 per share to $340 per share based on 264,133 fully diluted shares outstanding. This compares favorably to the value of the Merger Consideration for shares of CB&T Common Stock of $360 per share, based on the closing price per share of the UPC Common Stock at January 2, 1998.

         Sheshunoff also performed a cash flow analysis using an estimated terminal value for CB&T at the end of the period by applying multiplies of book value ranging from 3.00 times to 3.75 times and then discounting the cash flow streams, dividends paid to the CB&T shareholders (assuming all earnings in excess of that required to maintain a tangible equity to tangible asset percentage of 6.0% are paid out in dividends) and terminal value using discount rates ranging from 12% to 14% chosen to reflect different assumptions regarding the required rates of return of CB&T and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $236 per share to $283 per share. This compares favorably to the value of the Merger Consideration for shares of CB&T Common Stock of $360 per share, based on the closing price per share of the UPC Common Stock at January 2, 1998.

         COMPARABLE COMPANY ANALYSIS. Sheshunoff compared selected balance sheet data, asset quality, capitalization and profitability measures and market statistics using financial data at or for the twelve months ended September 30, 1997 and market data as of January 2, 1998 for UPC to a group of selected southeastern bank holding companies which Sheshunoff deemed to be relevant.

         The group of selected southeastern bank holding companies (the "Comparable Composite") included AmSouth Bancorp, Compass Bancshares, Inc., First American Corporation, First Tennessee National Corporation, First Virginia Banks, Inc., Hibernia Corporation, Regions Financial Corporation, and Synovus Financial Corporation. This comparison, among other things, showed that: (i) UPC's equity to asset percentage of 10.01%, compared to an average of 8.75% and a median of 8.42% for the Comparable Composite; (ii) for the last 12 months ended September 30, 1997, UPC's return on average equity was 14.0%, compared to an average of 16.5% and a median of 16.0% for the Comparable Composite; (iii) for the last 12 months ended September 30, 1997, UPC's return on average assets was 1.29%, compared to an average of 1.41% and a median of 1.39% for the Comparable Composite; (iv) as of September 30, 1997, UPC's nonperforming loans to total loans ratio was 0.58%, compared to an average of 0.42% and a median of 0.34% for the Comparable Composite; (v) as of January 2, 1998, UPC's price per share to September 30, 1997 book value per share was 3.06 times, compared to an average of 3.53 times and median of 3.06 times for the Comparable Composite; and
(vi) as of January 2, 1998, UPC's price per share to last 12 months earnings per share as of September 30, 1997 was 24.1 times, compared to an average of 22.1 times and median of 20.0 times for the Comparable Composite.

         Sheshunoff also compared selected stock market results of UPC to the publicly available corresponding data of other composites which Sheshunoff deemed to be relevant, including SNL Securities, L.P.'s ("SNL") index of all publicly traded banks, the aforementioned Comparable Composite and the S&P 500. Results from indexing the S&P 500, SNL's index of all publicly traded banks, the Comparable Composite and the UPC Common Stock from February 1, 1996 to December 31, 1997 revealed similar relationships in price movements of the UPC Common Stock to the price movements of the Comparable Composite and the SNL's index of all publicly traded banks. The analysis revealed that percentage price movements of the UPC Common Stock were greater than the price movements of the S&P 500 Index.

         No company or transaction used in the comparable company and comparable transaction analyses is identical to CB&T or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of CB&T and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

         Pursuant to an engagement letter dated September 8, 1997, between CB&T and Sheshunoff, CB&T agreed to pay Sheshunoff a retainer fee of $5,000 and a transaction fee equal to 1% of the consideration paid to CB&T (which amount is estimated to be $829,811 as of May 27, 1998). CB&T also agreed to indemnify and hold harmless Sheshunoff and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence of Sheshunoff.

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that Articles of Merger reflecting the Merger become effective with the Secretary of State of the State of Tennessee. Subject to the terms and conditions of the Agreement, unless otherwise agreed upon in writing by UPC and CB&T, the Agreement provides that the parties will use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPC within 30 days following the last to occur of (i) the effective date of the last required consent of any regulatory authority having authority over and approving or exempting the Merger. (ii) the date on which the shareholders of CB&T approve the Agreement and the Plan of Merger, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each party's obligations under the Agreement have been satisfied or waived (to the extent waivable by such party). It is anticipated that the Effective Time will occur on the day immediately following the Meeting.

         No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. CB&T and UPC anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated on or about July 1, 1998.
 However, delays in the consummation of the Merger could occur.

         The Board of Directors of either CB&T or UPC generally may terminate the Agreement and the Plan of Merger if the Merger is not consummated by August 31, 1998, unless the failure to consummate the transactions contemplated by the Agreement on or before such date is caused by any willful breach of the Agreement by the party seeking termination or certain other specific conditions exist. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

DISSENTERS' RIGHTS

         Any holder of CB&T Common Stock has the right to dissent from the Merger by complying with the procedures described in this Section. Such a person is sometimes referred to as a Dissenting Shareholder herein. The following summary does not purport to be a complete statement of dissenters' rights of appraisal, and such summary is qualified in its entirety by reference to Chapter 23 of the TBCA, which is reproduced in full as Appendix E to this Proxy Statement.

         Under the TBCA, any holder of CB&T Common Stock has the right to object to the Merger and demand payment of the fair value of his or her shares upon compliance with Sections 48-23-202 and 48-23-204 of the TBCA. A shareholder may not dissent as to less than all of the shares that he or she holds at the close of business on the record date. A nominee or fiduciary may not dissent on behalf of a beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on his or her behalf must notify CB&T in writing of the name and address of the record holder of the shares, if known to him or her.

         Any CB&T shareholder intending to enforce his or her dissenters' rights may not vote in favor of the Agreement and the Plan of Merger (either personally or by proxy) and must deliver to CB&T before the time of the vote a written notice of intent to demand payment for his or her shares (the "Objection Notice"). The Objection Notice must state that the shareholder intends to demand payment for his or her shares of CB&T Common Stock if the Merger should be effected. A vote against approval of the Agreement and the Plan of Merger will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 48-23-202 of the TBCA.

         If the Agreement and the Plan of Merger are approved by CB&T's shareholders at the Annual Meeting, each CB&T shareholder who has filed an Objection Notice will be notified by CB&T of such approval no later than ten days after the CB&T Annual Meeting (the "Dissenter's Notice"). The Dissenter's Notice will (i) state where the payment demand must be sent and where and when certificates for certificated shares of CB&T Common Stock (the "Certificates") must be deposited, (ii) inform holders of uncertificated shares (if any) to what extent transfer of the shares will be restricted after the payment demand is received, (iii) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting the dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date, (iv) set a date by which CB&T must receive the payment demand, which date may not be fewer than one nor more than two months after the date the Dissenter's Notice was delivered, and (v) be accompanied by a copy of Chapter 23 of Title 48 of the TBCA. Within the time prescribed in the Dissenter's Notice, a CB&T shareholder electing to dissent must make a demand for payment (the "Payment Demand"), certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares of CB&T Common Stock before January 8, 1998 (the date of the first public announcement of the terms of the Agreement and the Plan of Merger ), and deposit all Certificates in accordance with the terms of the Dissenter's Notice. Upon delivering the Payment Demand and depositing the Certificates in accordance with the Dissenter's Notice, the Dissenting Shareholder will retain all other rights of a CB&T shareholder until these rights are cancelled or modified by consummation of the Merger. Failure to comply substantially with these procedures will cause the Dissenting Shareholder to lose his or her dissenters' rights to payment for the shares. Consequently, any CB&T shareholder who desires to exercise his or her rights to payment for his or her shares is urged to consult his or her legal advisor before attempting to exercise such rights.

         As soon as the Merger is consummated, or upon later receipt of a timely Payment Demand, UP Holding (as the surviving corporation) shall, pursuant to
Section 48-23-206 of the TBCA, pay to each Dissenting Shareholder who has complied with the requirements of Section 48-23-204 of the TBCA the amount which CB&T estimates to be the fair value of the shares of CB&T Common Stock, plus accrued interest. Such payment must be accompanied by (i) certain of CB&T's financial statements, (ii) a statement of CB&T's estimate of the fair value of the shares, (iii) an explanation of how the interest was calculated, (iv) a statement of the Dissenting Shareholder's right to demand payment under Section 48-23-209 of the TBCA, and (v) a copy of Sections 48-23-101 through 48-23-302 of the TBCA if not previously furnished. As authorized by Section 48-23-208 of the TBCA, CB&T intends to delay any payments with respect to any shares (the "after-acquired shares") held by a Dissenting Shareholder which were not held by such shareholder on January 8, 1998, the date of the first public announcement of the terms of the Reorganization Agreement. To the extent CB&T should elect to withhold payment, after effecting the Merger, UP Holding as the surviving corporation in the Merger must estimate the fair value of the shares, plus accrued interest, and pay such amount to each Dissenting Shareholder who agrees to accept it in full satisfaction of this demand. UP Holding shall send with such payment a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the Dissenting Shareholder's right to demand additional payment under Section 48-23-209 of the TBCA.

         If (i) a Dissenting Shareholder believes that the amount paid with respect to his or her shares or offered under Section 48-23-208 of the TBCA is less than the fair value of his or her shares or that the interest due is incorrectly calculated, (ii) UP Holding fails to make payment under Section 48-23-206 within two months after the date set for demanding payment, or (iii) CB&T, having failed to effect the Merger, does not return the deposited Certificates or release the transfer restrictions imposed on uncertificated shares within two months after the date set for demanding payment, the Dissenting Shareholder may notify CB&T (or its successor in the Merger) in writing (which notice is invalid if not delivered to CB&T within one month after CB&T made or offered payment for such shareholders' shares) of his or her own estimate of the fair value of the shares and the amount of interest due and may demand payment of the difference between his or her estimate of the fair value and the amount of any payment in respect to such shares already received by the shareholder, or, in the alternative, if no payment has yet been made by CB&T, reject CB&T's offer under Section 48-23-208 of the TBCA and demand payment of the fair value of his or her shares and interest due.

         If UP Holding (as the surviving corporation) cannot agree with such Dissenting Shareholder on a fair value within two months after UP Holding receives the Payment Demand, UP Holding will institute judicial proceedings in either the Chancery or Circuit Court of Warren County, Tennessee (the "Court"), naming all Dissenting Shareholders (whether or not Tennessee residents) whose demands remain unsettled as parties to the proceeding and serving such parties with a copy of the petition. The Court will then undertake to establish the fair value of the shares immediately before the consummation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, and will determine the interest owing on the disputed amount. The fair value of a Dissenting Shareholder's shares of CB&T Common Stock may be more than, less than or the same as the consideration provided in the Agreement. The Court may, in its discretion, appoint one or more persons as appraisers to receive evidence and render a decision on the question of fair value. Each Dissenting Shareholder made a party to the proceeding is entitled to judgement for the amount (if any) by which the court finds the fair value of his or her shares, plus accrued interest, exceeds the amount paid by CB&T or the fair value, plus accrued interest, of his or her after-acquired shares for which CB&T elected to withhold payment under Section 48-23-208 of the TBCA.

         The Court shall access costs and expenses of such proceeding (including reasonable compensation for and expenses of the appraiser but excluding fees and expenses of counsel and experts) against CB&T (or its successor in the Merger), except that the court may assess such costs and expenses as it deems appropriate against any or all of the Dissenting Shareholders if it finds that their demand for additional payment was arbitrary, vexatious or not in good faith. The Court may award fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against CB&T, if the Court finds that CB&T did not comply substantially with the relevant requirements of the TBCA or (ii) against CB&T or any Dissenting Shareholder, if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith.

         The foregoing summary of the applicable provisions of Chapter 23 of Title 48 of the TBCA is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such Chapter, a copy of which is attached hereto as Appendix E.

         For a discussion of certain federal income tax consequences in connection with exercising dissenters' rights, see 'THE MERGER -- Certain Federal Income Tax Consequences."

DISTRIBUTION OF UPC STOCK CERTIFICATES

         Promptly after the Effective Time, UPC and CB&T will cause UPB, acting in its capacity as Exchange Agent, to mail to the former shareholders of CB&T a letter of transmittal, together with instructions for the exchange of the Certificates representing shares of CB&T Common Stock for certificates representing shares of UPC Common Stock.

         CB&T SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS.

         Upon surrender to the Exchange Agent of Certificates for CB&T Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of CB&T Common Stock surrendering such items a certificate or certificates representing the number of shares of UPC Common Stock to which such holder is entitled and a check for the amount to be paid in lieu of any fractional share (without interest), if any, together with all undelivered dividends or distributions in respect of such shares (without interest thereon), if any. UPC will not be obligated to deliver the consideration to which any former holder of CB&T Common Stock is entitled as a result of the Merger until the holder surrenders such holder's Certificates representing the shares of CB&T Common Stock. Whenever a dividend or other distribution is declared by UPC on UPC Common Stock, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable pursuant to the Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable after the Effective Time with respect to UPC Common Stock will be paid to the holder of any unsurrendered CB&T Common Stock Certificate until the holder duly surrenders such Certificate. Upon surrender of such CB&T Common Stock Certificate, however, both the UPC Common Stock certificate, together with all undelivered CB&T Common Stock dividends or other distributions (without interest) and any undelivered cash payment to be paid in lieu of a fractional share (without interest), will be delivered and paid with respect to the shares represented by such Certificate. In the event any CB&T Common Stock Certificate has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the Certificate to be lost, stolen, or destroyed and, if required by UPC, the posting by such person of a bond in such amount as UPC may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of UPC Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to the Agreement.

         At the Effective Time, other than with respect to holders of shares of CB&T Common Stock who dissent from the Merger pursuant to Chapter 23 of Title 48 of the TBCA, the stock transfer books of CB&T will be closed to holders of CB&T Common Stock and no transfer of shares of CB&T Common Stock by any such holder will thereafter be made or recognized. If Certificates representing shares of CB&T Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for shares of UPC Common Stock and a check for the amount due in lieu of fractional shares and undelivered dividends, if any, deliverable in respect thereof.

LIMITATION ON NEGOTIATIONS

         Section 8.8 of the Agreement provides that CB&T shall not solicit or knowingly encourage any Acquisition Proposal by any person. Furthermore, except to the extent necessary to comply with the fiduciary duties of the CB&T Board, as advised by legal counsel, CB&T is prohibited from furnishing any non-public information that it is not legally obligated to furnish, negotiating with respect to or entering into any agreement with respect to, any Acquisition Proposal. CB&T must promptly notify UPC immediately following receipt of any Acquisition Proposal. As protection against possible violation of this limitation, CB&T has agreed, under certain circumstances, to pay to UPC the sum of $4,850,000 in immediately available funds in the event and at the time that CB&T enters into a letter of intent or agreement with respect to an Acquisition Proposal or supports or indicates an intent to support an Acquisition Proposal other than pursuant to the Agreement. The limitation would survive termination of the Merger Agreement in certain circumstances. This provision may have, or may have had, the effect of discouraging competing offers to acquire or merge with CB&T.

CONDITIONS TO CONSUMMATION OF THE MERGER

         Consummation of the Merger is subject to various conditions, including
(i) receipt of the approval of the shareholders of CB&T of the Agreement and the Plan of Merger, and the consummation of the transactions contemplated thereby, including the Merger, as and to the extent required by the law or by the provisions of any governing instrument (ii) receipt of certain regulatory approvals required for consummation of the Merger, (iii) receipt by UPC of a written opinion of counsel from Wyatt, Tarrant & Combs and by CB&T of a written opinion of counsel from Jenkens & Gilchrist, a Professional Corporation as to the tax-free nature of the Merger (except to the extent of cash received), (iv) receipt of approval of the shares of UPC Common Stock issuable pursuant to the Merger for listing on the NYSE, subject to official notice of issuance, (v) the Registration Statement being declared effective under the Securities Act, (vi) the accuracy, as of the date of the Agreement and as of the Effective Time, of the representations and warranties of CB&T and UPC as set forth in the Agreement, (vii) the performance of all agreements and the compliance with all covenants of CB&T and UPC as set forth in the Agreement, (viii) receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on CB&T or UPC, (ix) receipt by UPC, as of the Effective Time, of a letter from Price Waterhouse LLP, its independent accountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, (x) the absence of any law or order or any action taken by any court, governmental, or regulatory authority of competent jurisdiction prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Agreement, (xi) receipt by UPC of agreements from each affiliate of CB&T, and
(xii) satisfaction of certain other conditions, including the receipt of certain legal opinions and various certificates from the officers of CB&T and UPC. See "-- Regulatory Approval" and "-- Waiver, Amendment, and Termination."

         No assurance can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so. Except in limited circumstances, in the event the Merger is not effected on or before August 31, 1998, the Agreement may be terminated and the Merger abandoned by the Board of Directors of either CB&T or UPC. See "-- Waiver, Amendment, and Termination."

REGULATORY APPROVAL

         THE MERGER MAY NOT PROCEED IN THE ABSENCE OF RECEIPT OF THE REQUISITE REGULATORY APPROVAL. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVAL WILL BE OBTAINED OR AS TO THE TIMING OF SUCH APPROVAL. APPLICATIONS FOR THE APPROVAL DESCRIBED BELOW HAVE BEEN SUBMITTED TO THE APPROPRIATE REGULATORY AUTHORITIES.

         It is a condition to the consummation of the Merger that UPC and CB&T shall have received all applicable regulatory approvals to consummate the transactions contemplated by the Agreement. There can be no assurance that such approvals will not contain terms, conditions or requirements which cause such approvals to fail to satisfy such condition to the consummation of the Merger.

         Neither CB&T nor UPC are aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

         The Merger is subject to the prior approval of the Federal Reserve pursuant to Section 3 of the BHC Act. The Federal Reserve may waive application requirements for prior approval in certain transactions to which the Bank Merger Act also applies. Since it is contemplated that City Bank will be merged with and into UPB immediately following consummation of the Merger, the Bank Merger Act applies and the Bank Merger is subject to the prior approval of the OCC, as primary regulator of UPB. UPC has submitted a notice to the Federal Reserve of its intent to acquire CB&T and UPB and UPC have submitted an application to the OCC for its prior approval of the Bank Merger. By letter dated April 10, 1998, the Federal Reserve notified UPC that it had waived prior notice of the Merger because the transaction is subject to review and approval by the OCC under the Bank Merger Act. By letter dated May 18, 1998, the OCC notified UPC of its approval of the Bank Merger. The Merger may not be consummated until the 15th day following the date of the OCC approval, during which time the United States Department of Justice is afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise.

         The Bank Merger is also subject to the approval of the Tennessee Department of Financial Institutions (the "Tennessee Department"). By letter dated March 24, 1998, the Tennessee Department notified UPC that upon completion of certain closing conditions, the Tennessee Department would file the Plan of Merger on behalf of City Bank and UPB.

WAIVER, AMENDMENT, AND TERMINATION

         To the extent permitted by law, the Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Board of Directors of each of the parties, whether before or after shareholder approval of the Agreement and the Plan of Merger has been obtained; provided however, that after any such approval by the holders of CB&T Common Stock, except as contemplated by the Agreement, there shall be made no amendment that has modified in any material respect the consideration to be received by CB&T shareholders without the further approval of such shareholders. In addition, prior to or at the Effective Time, either CB&T or UPC, or both, acting through their respective Boards of Directors, chief executive officers, or other authorized officers, may waive any default in the performance of any term of the Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Agreement, and may waive any of the conditions precedent to the obligations of such party under the Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless executed by a duly authorized officer of CB&T or UPC, as the case may be.

         The Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of the Boards of Directors of CB&T and UPC; (ii) by the CB&T Board or the UPC Board
(a) in the event of any inaccuracy of any representation or warranty of the other party contained in the Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standards set forth in the Agreement (provided that the terminating party is not then in breach of any representation or warranty contained in the Agreement under the applicable standards set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement), (b) in the event of a material breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation or warranty contained in the Agreement under the applicable standards set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement), (c) if (1) any consent of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the shareholders of CB&T fail to vote their approval of the Agreement and the transactions contemplated thereby as required by the TBCA and the Agreement at the Annual Meeting, or (d) if the Merger is not consummated by August 31, 1998, provided that the failure to consummate is not caused by any willful breach of the Agreement by the party electing to terminate, or certain other events arise which prevent consummation by such date, such as litigation arising in connection with an Acquisition Proposal by a third party; or (iii) by the CB&T Board pursuant to the relevant provisions of the Agreement described in " -- Possible Adjustment of Exchange Ratio."

         If the Merger is terminated as described above, the Agreement and the Plan of Merger will become void and have no effect, except that certain provisions of the Agreement, including those relating to the obligations to share certain expenses, maintain the confidentiality of certain information obtained, and return all documents obtained from the other party under the Agreement, will survive. The obligation of CB&T to pay the $4,850,000 termination fee in the event CB&T enters into a letter of intent or agreement with respect to an Acquisition Proposal will survive until the earlier of (i) the Effective Time, (ii) August 31, 1998 or (iii) the date on which the Agreement is terminated for specified reasons. In addition, termination of the Agreement for any reason other than those requiring payment of the $4,850,000 termination fee, will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. See "-- Expenses and Fees."

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Agreement, CB&T has agreed that unless the prior written consent of UPC has been obtained, and except as otherwise expressly contemplated in the Agreement, each of CB&T and its subsidiaries will (i) operate its business only in the usual, regular, and ordinary course, (ii) use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Agreement or prevent the transactions contemplated by the Agreement, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code (see "-- Certain Federal Income Tax Consequences of the Merger"), or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Agreement.

         In addition, CB&T has agreed that, except as specifically permitted by the Agreement or other documents or instruments executed in connection with the Agreement, prior to the earlier of the Effective Time or termination of the Agreement, CB&T will not, except with the prior written consent of the chief executive officer, president, or chief financial officer of UPC (which consent shall not be unreasonably withheld), agree or commit to do, or permit any of its subsidiaries to agree or commit to do, any of the following: (i) amend the Charter of Incorporation, Bylaws, or other governing instruments of CB&T or any CB&T subsidiary (each a "CB&T company" and together, the "CB&T companies"); (ii) incur any additional debt obligation for borrowed money (other than indebtedness of a CB&T company to another CB&T company) in excess of an aggregate of $100,000 (for the CB&T companies on a consolidated basis) except in the ordinary course of business of the CB&T subsidiaries consistent with past practices (which shall include, for City Bank, the creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or the Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any material asset of any CB&T company of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Agreement that were previously disclosed to UPC by CB&T); (iii) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any CB&T company, or declare or pay any dividend or make any other distribution in respect of any CB&T Common Stock, provided that CB&T may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular semi-annual cash dividends on the shares of CB&T Common Stock at a rate not in excess of $2.50 per share with usual and regular record and payment dates in accordance with past practice, provided that, notwithstanding the provisions of the Agreement, the parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of CB&T Common Stock do not become entitled to receive both a dividend in respect of their CB&T Common Stock and a dividend in respect of UPC Common Stock or fail to be entitled to receive any dividend; (iv) except for the Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of CB&T Common Stock, or any other capital stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; (v) adjust, split, combine, or reclassify any capital stock of any CB&T company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CB&T Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of any CB&T company (unless any such shares of stock are sold or otherwise transferred to another CB&T company) or any assets having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; (vi) except for purchases of investment securities acquired in the ordinary course of business consistent with past practices, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person other than a wholly-owned CB&T subsidiary, or otherwise acquire direct or indirect control over any person, with certain exceptions; (vii) grant any increase in compensation or benefits to the employees or officers of any CB&T company, except in the ordinary course of business consistent with past practices as previously disclosed to UPC by CB&T or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Agreement and previously disclosed to UPC by CB&T; enter into or amend any severance agreements with officers of any CB&T company; other than the termination of Mr. Jeffrey Golden's severance agreement; grant any material increase in fees or other increases in compensation or other benefits to directors of any CB&T company or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of CB&T); (viii) enter into or amend any employment contract between any CB&T company and any person (unless such amendment is required by law) that the CB&T company does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time; (ix) adopt any new employee benefit plan of any CB&T company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any CB&T company other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distribution from such employee benefit plans, except as required by law or the terms of the plans, or in a manner consistent with past practices;
(x) make any material change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or generally accepted accounting principles; (xi) commence any litigation other than in accordance with past practice or settle any litigation involving any liability of any CB&T company for material money damages or restrictions upon the operations of any CB&T company; or (xii) except in the ordinary course consistent with past practice, enter into, modify, amend, or terminate any material contract (excluding any loan contract) or waive, release, compromise, or assign any material rights or claims.

         CB&T has also agreed that, except with respect to the Agreement, the Plan of Merger, and the transactions contemplated thereby, no CB&T company or any representatives thereof shall directly or indirectly solicit any Acquisition Proposal or, except to the extent necessary to comply with the fiduciary duties of the CB&T Board as advised by counsel, furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any contract with respect to, any Acquisition Proposal, but CB&T may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel.

         The Agreement also provides that from the date of the Agreement until the earlier of the Effective Time or the termination of the Agreement, UPC covenants and agrees that it will (i) continue to conduct its business and the business of its subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the UPC Common Stock and the business prospects of UPC and its subsidiaries and (ii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Agreement or prevent the transactions contemplated by the Agreement, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code (see "-- Certain Federal Income Tax Consequences of the Merger"), (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Agreement, or (c) result in UPC entering into an agreement with respect to an Acquisition Proposal with a third party which could be reasonably expected to result in the Merger not being consummated or an agreement with respect to an Acquisition Proposal to be consummated prior to the closing date of the Merger which would effect a change in the number or kind of shares of UPC Common Stock held by UPC shareholders immediately prior to such consummation; provided, that the foregoing shall not prevent UPC or any UPC subsidiary from acquiring any other assets or businesses or from discontinuing or disposing of any of its assets or business if such action is, in the reasonable judgment of UPC, desirable in the conduct of the business of UPC and the UPC subsidiaries and would not, in the reasonable judgment of UPC, likely delay the Effective Time to a date subsequent to August 31, 1998.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

         Consummation of the Merger will not alter the present Board of Directors or management team of UPC or UP Holding immediately after the Merger is consummated. It is anticipated that immediately after the consummation of the Merger, City Bank would be merged with and into UPB in the Bank Merger, with the effect that UPB would be the surviving association and the main office and branches of City Bank would become branches of UPB and an advisory board would be established comprised of certain current directors of CB&T. It is not anticipated that the directors or executive officers of UPB would change as a result of the Bank Merger. Officers of City Bank would become regional officers of UPB. Information concerning the management of UPC is included in the documents incorporated herein by reference. See "DOCUMENTS INCORPORATED BY REFERENCE." For additional information regarding the interests of certain persons in the Merger, see "-- Interests of Certain Persons in the Merger."

         UP Holding will be the surviving corporation resulting from the Merger and shall continue to be governed by the laws of the State of Tennessee and operate in accordance with its Charter and Bylaws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         GENERAL. Certain members of CB&T's management and the CB&T Board may be deemed to have interests in the Merger that are in addition to their interests as shareholders of CB&T generally. The CB&T Board was aware of these interests and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

         TERMINATION OF SEVERANCE AGREEMENT. CB&T entered into a Severance Agreement for Chief Executive Officer as of November 12, 1997 with Mr. Jeffrey
A. Golden which provides, among other things, that in the event of a "Change of Control", should Mr. Golden's employment be terminated "without good cause" within thirty-six (36) months after such change of control, he would be entitled to a lump sum payment equal to the "Severance Factor" multiplied by Mr. Golden's Monthly Rate of Pay. The Severance Factor would be equal to the remainder after subtracting from 36, the number of complete months elapsing after the effective time of such Change of Control until the date that Mr. Golden's employment was terminated. Mr. Golden would also be entitled to a "gross-up" payment for any excise tax payable under Section 4999 of the Code. Due to inconsistencies between Mr. Golden's Severance Agreement and severance benefits provided for many similarly situated employees of UPB, UPC has required that Mr. Golden's Severance Agreement be terminated as of the Effective Time and that payments thereunder be made to Mr. Golden as if his employment had been terminated as of the Effective Time. Therefore, if the Merger becomes effective, Mr. Golden will be paid an amount approximately equal to $435,000 plus an amount to offset the net effect of any excise tax imposed under applicable Federal tax law resulting from such receipt, upon the termination of his Severance Agreement. It is anticipated that Mr. Golden will be employed by UPB, with title and duties substantially similar to those associated with his current employment by City Bank.

         RESTRICTED STOCK GRANTS. UPC has agreed to make restricted stock grants under UPC's 1992 Stock Incentive Plan for 6,000 shares of restricted UPC Common Stock to Mr. Jeffrey A. Golden, 1,500 shares to Mr. Larry Brown, 1,500 shares to Mr. James H. Hillis and 1,000 shares to Mrs. Glyna F. Lee upon consummation of the Merger. These UPC restricted stock grants would vest 25% on each of the first four anniversary dates of the Effective Time of the Merger, provided the recipient was still employed by UPC or one of its subsidiaries. The restricted stock grants would fully vest in the event of a change of control of UPC, should the recipient die, or should the recipient's employment be terminated other than for cause. Pursuant to UPC's 1992 Incentive Stock Plan, shares of UPC Common Stock may be granted to an employee, at no cost to the employee, but they are subject to restrictions on the sale, transfer, exchange, hypothecation, pledge or other encumbrance of such shares of restricted stock, the right to vote such stock or the right to receive dividends on such stock. However, the recipient would retain the right to receive dividends on the vested portion of such stock and to vote the vested portion of such stock. The recipient would also be entitled to other rights of shareholders of UPC Common Stock (except as noted above) including the right to compensation for such shares in the event UPC is acquired.

         RETENTION COMPENSATION. Retention bonuses will be paid by CB&T at consummation of the Merger to certain CB&T and/or City Bank officers for their efforts in connection with the Merger. Jeffrey A. Golden, Larry Brown, James Hillis, Glyna Lee, Jerry Brown and Ken Smith will receive, in the aggregate, $170,000, as approved by the Committee. See "ELECTION OF DIRECTORS Remuneration of Directors and Officers - Retention Compensation".

         INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. The Agreement provides that UPC will, subject to the conditions set forth therein, indemnify the present and former directors, officers, employees, and agents of CB&T and its subsidiaries against all Liabilities (as defined in the Agreement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by the Agreement) to the full extent permitted under any of Tennessee law, CB&T's Charter and Bylaws, and any indemnity agreements previously entered into by CB&T or any of its subsidiaries and any director, officer, employee, or agent of CB&T or any of its subsidiaries. This provision of the Agreement is consistently included in UPC's standard form merger agreement and is not intended to broaden in any manner the scope of indemnification to which the present and former directors, officers, employees, and agents of CB&T and its subsidiaries are entitled, but serves to ratify the legal obligations of CB&T and its subsidiaries (to be assumed by UP Holding upon consummation of the Merger) to provide indemnification in accordance with Tennessee law, CB&T's Charter and Bylaws, and any indemnification agreements to which CB&T or its subsidiaries is a party with an indemnified person. The indemnification provided under the provisions of such instruments will be subject to the same standards that are currently applicable for determining whether indemnified parties are entitled to indemnification under such instruments.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         THE FOLLOWING IS A SUMMARY OF THE MATERIAL ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CB&T SHAREHOLDERS WHO HOLD THEIR CB&T COMMON STOCK AS A CAPITAL ASSET (GENERALLY, PROPERTY HELD FOR INVESTMENT). THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS AS NOW IN EFFECT AND AS CURRENTLY INTERPRETED. NO ASSURANCE CAN BE GIVEN THAT FUTURE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT, WILL NOT AFFECT THE ACCURACY OF ANY STATEMENTS IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER THAT MAY BE RELEVANT TO U.S. SHAREHOLDERS OF CB&T. THE TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSTRUED AS TAX ADVICE TO A PARTICULAR SHAREHOLDER OF CB&T. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CB&T SHAREHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS (INCLUDING, FOR EXAMPLE, FOREIGN PERSONS, TAX-EXEMPT ENTITIES, DEALERS IN SECURITIES, INSURANCE COMPANIES, CORPORATIONS, HOLDERS WHO ACQUIRED CB&T COMMON STOCK PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR RIGHT OR OTHERWISE AS COMPENSATION, AND HOLDERS WHO HOLD CB&T COMMON STOCK AS PART OF A HEDGE, STRADDLE, OR CONVERSION TRANSACTION). NOR DOES THIS SUMMARY ADDRESS (I) ANY CONSEQUENCES OF THE MERGER UNDER ANY STATE, LOCAL, ESTATE, OR FOREIGN TAX LAWS OR (II) THE TAX CONSEQUENCES OF THE PARTIES TO THE MERGER AGREEMENT OF THE INCLUSION IN INCOME OF THE AMOUNT OF THE BAD-DEBT RESERVE MAINTAINED BY CB&T AND/OR ITS SUBSIDIARIES AND ANY OTHER AMOUNTS RESULTING FROM ANY REQUIRED CHANGE IN ACCOUNTING METHODS AND ANY INCOME AND DEFERRED GAIN RECOGNIZED PURSUANT TO REGULATIONS ISSUED UNDER SECTION 1502 OF THE CODE. CB&T SHAREHOLDERS, THEREFORE, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

         As of the Date of this Proxy Statement, Wyatt, Tarrant & Combs, counsel for UPC, and Jenkens & Gilchrist, a Professional Corporation, counsel to CB&T, have advised UPC & CB&T respectively, that in their opinions:

                  (a) The Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code.

                  (b) CB&T, UPC and UP Holding will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (c) No gain or loss will be recognized by the CB&T shareholders who exchange all of their CB&T Common Stock solely for UPC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in UPC Common Stock);

                  (d) The aggregate tax basis of the UPC Common Stock received by CB&T shareholders who exchange all of their CB&T Common Stock solely for UPC Common Stock pursuant to the Merger (including any fractional shares for which cash is received) will be the same as the aggregate tax basis of the CB&T Common Stock surrendered in exchange therefor;

                  (e) The holding period of UPC Common Stock received by CB&T shareholders in the Merger (including any fractional shares for which cash is received) will include the period during which the shares of CB&T Common Stock surrendered in exchange therefor were held, provided that the CB&T Common Stock was held as a capital asset by the holder at the Effective Time; and

                  (f) Neither CB&T, UPC nor UP Holding will recognize gain or loss as a consequence of the Merger.

         In addition, each party's obligation to consummate the Merger is conditioned upon the receipt by UPC of the opinion of Wyatt, Tarrant & Combs, counsel to UPC, and upon the receipt by CB&T of the opinion of Jenkens & Gilchrist, a Professional Corporation, counsel to CB&T (collectively, the "Tax Opinions"), each dated the Effective Time, substantially to the foregoing effect. The conditions relating to the receipt of the tax opinions may be waived by both UPC and CB&T. Neither UPC nor CB&T currently intends to waive the conditions relating to receipt of the tax opinions. If the conditions relating to receipt of the tax opinions were waived and the material federal income tax consequences of the merger were materially different from those summarized above, CB&T would resolicit the approval of its shareholders prior to consummating the merger. The Tax Opinions summarized above are or will be based on facts, representations and assumptions set forth or referred to in such opinions which are consistent with the state of facts existing at the Effective Time. In rendering the Tax Opinions, such counsel required and shall require and are entitled to rely upon representations and covenants contained in certificates of officers of CB&T, UPC, and UP Holding. The Tax Opinions do not address any state, local, or other tax consequences of the Merger. In addition, the Tax Opinions do not bind the Internal Revenue Service (the "IRS") nor preclude the IRS from adopting a contrary position.

         Based upon the current ruling position of the IRS, cash received by a holder of CB&T Common Stock in lieu of a fractional share interest in UPC Common Stock will be treated as received in exchange for such fractional share interest, and gain or loss will be recognized for federal income tax purposes measured by the difference between the amount of cash received and the portion of the basis of the share of CB&T Common Stock allocable to such fractional share interest. Such gain or loss will constitute capital gain or loss if the CB&T Common Stock was held as a capital asset at the Effective Time, and will be a long-term capital gain or loss if the holding period for such shares was greater than one year at the Effective Time. Any capital gain recognized as a result of the Merger will be taxed at rates applicable to capital gains. The tax rate applicable to capital gains of an individual taxpayer varies depending on the taxpayer's holding period for such shares. Pursuant to recently enacted legislation, in the case of an individual, any such capital gain will be subject to a maximum federal income tax rate of (A) 20% if the holder's holding period in such stock was more than 18 months on the date of the Effective Time and (B) 28% if the holder's holding period was more than one year but not more than 18 months on the date of the Effective Time. The deductibility of capital losses is subject to limitations for both individuals and corporations.

         A Dissenting Shareholder who perfects his or her dissenters' rights will recognize gain or loss measured by the difference between the value received by such shareholder for his or her shares of CB&T Common Stock and his or her tax basis in such stock.

ACCOUNTING TREATMENT

         It is anticipated that the Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of CB&T will be carried forward at their previously recorded amounts. Since the Merger is not considered material to UPC from a financial statement presentation standpoint, the operating results will be included in UPC's results from the Effective Time of the Merger forward.

         In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding CB&T Common Stock must be exchanged for UPC Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Time. In addition, it is a condition to UPC's obligation to close the Merger that Price Waterhouse LLP deliver, as of the Effective Time, a letter to UPC to the effect the Merger will qualify for pooling-of-interests accounting treatment. UPC will not consummate the Merger if pooling-of-interests treatment is not available.

         For information concerning certain conditions to be imposed on the exchange of CB&T Common Stock for UPC Common Stock in the Merger by affiliates of CB&T and certain restrictions to be imposed on the transferability of the UPC Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "--Resales of UPC Common Stock."

EXPENSES AND FEES

         The Agreement provides that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of UPC and CB&T will bear and pay the filing fees payable in connection with the Registration Statement and this Proxy Statement and the printing costs and certain other third-party costs in connection with the Registration Statement and this Proxy Statement based on the relative asset sizes of the parties at December 31, 1996.

RESALES OF UPC COMMON STOCK

         UPC Common Stock to be issued to shareholders of CB&T in connection with the Merger will be registered under the Securities Act. All shares of UPC Common Stock received by holders of CB&T Common Stock and all shares of UPC Common Stock issued and outstanding immediately prior to the Effective Time will be freely transferable upon consummation of the Merger by those shareholders of CB&T not deemed to be "Affiliates" of CB&T or UPC. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with CB&T or UPC at the time of the Annual Meeting (generally, executive officers, directors, and 10% or greater shareholders).

         Rule 145 promulgated under the Securities Act restricts the sale of UPC Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Under the rule, during the one-year period following the Effective Time, Affiliates of CB&T or UPC may resell publicly the UPC Common Stock received by them in the Merger within certain limitations as to the amount of UPC Common Stock sold in any three-month period and as to the manner of sale. After the one-year period, such Affiliates of CB&T who are not Affiliates of UPC may resell their shares without restriction. The ability of Affiliates to resell shares of UPC Common Stock received in the Merger under Rule 145 will be subject to UPC having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rule 145 on their ability to resell UPC Common Stock received in the Merger. Affiliates also would be permitted to resell UPC Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. The registration to which this Proxy Statement relates does not cover any resales of UPC Common Stock received by persons who may be deemed to be Affiliates of CB&T or UPC.

         CB&T has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of CB&T to execute and deliver to UPC not later than 40 days prior to the Effective Time, an agreement (each, an "Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any CB&T Common Stock held by such Affiliate except as contemplated by the Agreement or the Affiliate Agreement, and will not sell, pledge, transfer or otherwise dispose of any UPC Common Stock received by such Affiliate upon consummation of the Merger (i) except in compliance with the Securities Act and the rules and regulations thereunder and (ii) until such time as financial results covering 30 days of combined operations of UPC and CB&T have been published. If the Merger qualifies for pooling-of-interests accounting treatment, shares of UPC Common Stock issued to such Affiliates of CB&T in exchange for shares of CB&T Common Stock will not be transferable until such time as financial results covering at least 30 days of combined operations of UPC and CB&T have been published, regardless of whether each such Affiliate has provided an Affiliate Agreement (and UPC shall be entitled to place restrictive legends upon certificates for shares of UPC Common Stock issued to Affiliates of CB&T). Certificates representing shares of CB&T Common Stock surrendered for exchange by any person who is an Affiliate of CB&T for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing shares of UPC Common Stock until UPC has received such a written agreement from such person. Prior to publication of such results, UPC will not transfer on its books any shares of UPC Common Stock received by an Affiliate pursuant to the Merger. The stock certificates representing UPC Common Stock issued to Affiliates in the Merger may bear a legend summarizing the foregoing restrictions. See "-- Conditions to Consummation of the Merger."

                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         As a result of the Merger, holders of CB&T Common Stock will be exchanging their shares of a Tennessee corporation governed by the TBCA and CB&T's Charter and Bylaws, for shares of UPC, a Tennessee corporation governed by the TBCA and UPC's Charter and Bylaws. Certain significant differences exist between the rights of CB&T shareholders and those of UPC shareholders. In particular, UPC's Charter and Bylaws contain several provisions that may be deemed to have an anti-takeover effect in that they could impede or prevent an acquisition of UPC unless the potential acquiror has obtained the approval of the UPC Board. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of shareholders and their respective entities, and it is qualified in its entirety by reference to the TBCA as well as to UPC's Charter and Bylaws and CB&T's Charter and Bylaws.

ANTI-TAKEOVER PROVISIONS GENERALLY

         The provisions of UPC's Charter and Bylaws described below under the headings, "-- Authorized Capital Stock," "-- Amendment of Charter and Bylaws," "-- Classified Board of Directors and Absence of Cumulative Voting," "-- Director Removal and Vacancies," "-- Limitations on Director Liability," "-- Indemnification," "-- Annual Meeting of Shareholders," "-- Actions by Shareholders Without a Meeting," "-- Shareholder Nominations and Proposals" and "-- Business Combinations" are referred to herein as the "Protective Provisions." In general, one purpose of the Protective Provisions is to assist the UPC Board in playing a role if any group or person attempts to acquire control of UPC, so that the UPC Board can further protect the interests of UPC and its shareholders as appropriate under the circumstances, including, if the UPC Board determines that a sale of control is in the best interests of UPC's shareholders, by enhancing the UPC Board's ability to maximize the value to be received by the shareholders upon such a sale.

         Although UPC's management believes the Protective Provisions are, therefore, beneficial to UPC's shareholders, the Protective Provisions also may tend to discourage some takeover bids. As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the Protective Provisions discourage undesirable proposals, UPC may be able to avoid those expenditures of time and money.

         The Protective Provisions also may discourage open market purchases by a potential acquiror. Such purchases may increase the market price of UPC Common Stock temporarily, enabling shareholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of UPC Common Stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time consuming for a potential acquiror to obtain control of UPC through replacing the Board of Directors and management. Furthermore, the Protective Provisions may make it more difficult for UPC's shareholders to replace the Board of Directors or management, even if a majority of the shareholders believe such replacement is in the best interests of UPC. As a result, the Protective Provisions may tend to perpetuate the incumbent Board of Directors and management.

AUTHORIZED CAPITAL STOCK

         UPC. UPC's Charter currently authorizes the issuance of up to (i) 300,000,000 shares of UPC Common Stock, of which 84,893,432 shares were outstanding as of April 30, 1998, and (ii) 10,000,000 shares of no par value preferred stock ("UPC Preferred Stock" and, together with the UPC Common Stock, "UPC Capital Stock"), of which no shares of UPC Series A Preferred Stock, and 1,179,343 shares of UPC Series E Preferred Stock were issued and outstanding as of April 30, 1998. At the 1998 annual meeting of shareholders of UPC, the UPC shareholders approved an amendment to the UPC Charter to increase the number of authorized shares of UPC Common Stock from 100,000,000 shares to 300,000,000 shares.

         The UPC Board may authorize the issuance of additional authorized shares of UPC capital stock without further action by UPC's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which UPC Common Stock may be listed.

         With certain exceptions, the UPC Board may issue, without any further action by the shareholders, shares of UPC Preferred Stock, in one or more classes or series, with such voting, conversion, dividend, and liquidation rights specified in UPC's Charter. In providing for the issuance of such shares, the UPC Board may determine, among other things, the distinctive designation and number of shares comprising a series of preferred stock, the dividend rate or rates on the shares of such series and the relation of such dividends to the dividends payable on other classes of stock, whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series of UPC Capital Stock, the voting powers if any of such series, and any other preferences, privileges, and powers of such series.

         In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of UPC, the holders of any series of UPC Preferred Stock will have priority over holders of UPC Common Stock.

         The authority to issue additional authorized shares of UPC Common Stock or UPC Preferred Stock provides UPC with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of UPC Common Stock and UPC Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of UPC. In addition, the sale of a substantial number of shares of UPC voting stock to persons who have an understanding with UPC concerning the voting of such shares, or the distribution or declaration of a dividend of shares of UPC voting stock (or the right to receive UPC voting stock) to UPC shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of UPC.

         In 1989, the UPC Board adopted a Share Purchase Rights Plan ("Preferred Share Rights Plan") and distributed a dividend of one Preferred Share Unit Purchase Right ("Preferred Share Right") for each outstanding share of UPC Common Stock. In addition, under the Preferred Share Rights Plan, one Preferred Share Right is to be automatically, and without further action by UPC, distributed in respect to each share of UPC Common Stock issued after adoption of the Preferred Share Rights Plan. Accordingly, shareholders of CB&T will each receive one Preferred Share Right for each share of UPC Common Stock received in the Merger. The Preferred Share Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each shareholder on a fair and equal basis. Each Preferred Share Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Preferred Share Rights would separate from UPC Common Stock and each holder of a Preferred Share Right (other than the potential acquiror) would be entitled to purchase certain equity securities of UPC at prices below their market value. UPC has authorized 750,000 shares of Series A Preferred Stock for issuance under the Preferred Share Rights Plan and no shares have been issued as of the date of this Proxy Statement. Until a Preferred Share Right is exercised, the holder thereof, as such, has no rights of a shareholder of UPC, including the right to vote or receive dividends.

         CB&T. CB&T's Amended and Restated Charter ("CB&T's Charter") authorizes the issuance of up to 1,000,000 shares of CB&T Common Stock, of which 264,113 shares were issued and outstanding as of the CB&T Record Date. The CB&T Board generally may authorize the issuance of additional previously authorized shares of CB&T Capital Stock without further action by CB&T's shareholders, unless such action is required in a particular case by applicable laws or regulations, upon receipt of valid consideration in exchange for such shares.

PREEMPTIVE RIGHTS

         UPC. The TBCA provides that, unless a Tennessee corporation's charter expressly provides for preemptive rights, shareholders of a Tennessee corporation do not have a preemptive right to acquire proportional amounts of the corporation's unissued shares upon a decision of the board of directors to issue shares. The UPC Charter denies preemptive rights to its shareholders.

         CB&T. The TBCA provides that, unless a Tennessee corporation's certificate of incorporation expressly provides for preemptive rights, shareholders of a Tennessee corporation do not have a preemptive right to acquire proportionate amounts of the corporation's unissued shares upon a decision of the board of directors to issue shares. The CB&T Charter denies preemptive rights to its shareholders.

AMENDMENT OF CHARTER AND BYLAWS

         UPC. UPC's Charter generally provides that amendments thereto may be adopted in any manner permitted by the TBCA. The TBCA provides that a corporation's charter may be amended by a majority of votes entitled to be cast on the amendment, subject to any condition the Board of Directors may place on its submission of the amendment to the shareholders. The UPC Charter requires a vote of two-thirds or more of the shares of capital stock entitled to vote in an election of directors to amend the articles of the Charter governing directors and to remove a director from office whether with or without cause. A two-thirds vote is also required to amend, alter, or repeal the articles of the UPC Charter relating to business combinations.

         The UPC Board may adopt, amend, or repeal the Bylaws by a majority vote of the entire Board of Directors. The Bylaws may also be amended or repealed by action of UPC's shareholders.

         UPC's Charter provides that all corporate powers of UPC shall be exercised by the Board of Directors except as otherwise provided by law. The Board of Directors may designate an executive committee consisting of five or more directors and may authorize such committee to exercise all of the authority of the Board of Directors, including the authority to adopt, amend and repeal the Bylaws, to submit any action to the shareholders, to fill vacancies on the Board of Directors or any committee, to declare dividends or other corporate distributions, and to issue or reissue any capital stock or any warrant, right or option to acquire capital stock of the corporation.

         CB&T. CB&T's Charter does not address amendment thereof, so under the TBCA, CB&T's Charter may be amended by a majority of votes entitled to be cast by shareholders upon such amendment, subject to any condition the CB&T Board may place on to submission of the amendment to CB&T shareholders.

         CB&T's Charter provides that a majority vote of the directors present at a meeting at which a quorum is present may amend or repeal CB&T's Bylaws. However, the CB&T shareholders have the right to amend the Bylaws by the vote of a majority of the shareholders present at a shareholders meeting at which a quorum is present. Since a quorum would be present at a CB&T shareholders meeting if a majority of the outstanding shares entitled to vote are present in person or by proxy, an amendment to CB&T's Amended and Restated Bylaws ("CB&T's Bylaws") may be approved by less than a majority of all outstanding shares of CB&T Common Stock. Therefore, it requires a greater vote of the stockholders of UPC to amend the UPC Bylaws than it would for CB&T shareholders to approve an amendment of the CB&T Bylaws.

CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

         UPC. The Charter of UPC provides that the UPC Board is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of UPC's having a classified Board of Directors is that only approximately one-third of the members of the Board are elected each year, which effectively requires two annual meetings for UPC's shareholders to change a majority of the members of the Board. The purpose of dividing the UPC Board into classes is to facilitate continuity and stability of leadership of UPC by ensuring that experienced personnel familiar with UPC will be represented on the UPC Board at all times, and to permit UPC's management to plan for the future for a reasonable amount of time. However, by potentially delaying the time within which an acquiror could obtain working control of the UPC Board, this provision may discourage some potential mergers, tender offers, or takeover attempts.

         Pursuant to the Charter of UPC, each shareholder is entitled to one vote for each share of UPC Common Stock held and is not entitled to cumulative voting rights in the election of directors. With cumulative voting, a shareholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The shareholder has the right to distribute all of his votes in any manner among any number of candidates or to accumulate such shares in favor of one candidate. Directors are elected by a plurality of the total votes cast by all shareholders. With cumulative voting, it may be possible for minority shareholders to obtain representation on the Board of Directors. Without cumulative voting, the holders of more than 50% of the shares of UPC Common Stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining UPC voting capital stock effectively may not be able to elect any person to the Board of Directors. The absence of cumulative voting thus could make it more difficult for a shareholder who acquires less than a majority of the shares of UPC Common Stock to obtain representation on the UPC Board.

         CB&T. CB&T's Bylaws provide for an unclassified Board of Directors with the number of directors to be fixed from time to time by the CB&T shareholders or by a majority of the members of the CB&T Board. Each holder of CB&T Common Stock is entitled to one vote for each share held and is not entitled to cumulative voting in the election of directors.

DIRECTOR REMOVAL AND VACANCIES

         UPC. UPC's Charter provides that a director may be removed by the shareholders only upon the affirmative vote of the holders of at least two-thirds of the voting power of all shares of capital stock entitled to vote generally in the election of directors. The purpose of this provision is to prevent a majority shareholder from circumventing the classified board system by removing directors and filling the vacancies with new individuals selected by that shareholder. Accordingly, the provision may have the effect of impeding efforts to gain control of the Board of Directors by anyone who obtains a controlling interest in UPC Common Stock. Vacancies on the Board of Directors may be filled by the Board of Directors or shareholders, as provided under the UPC Bylaws and the TBCA. The term of a director appointed to fill a vacancy expires at the next meeting of shareholders at which directors are elected.

         CB&T. CB&T's Charter provides that a director may be removed with cause by a majority vote of the CB&T Board. Vacancies on the CB&T Board may be filled by the CB&T Board or shareholders, as provided under the CB&T Bylaws and the TBCA. The term of a director appointed to fill a vacancy expires at the next meeting of shareholders at which directors are elected.

LIMITATIONS ON DIRECTOR LIABILITY

         UPC. UPC's Charter does not address the issue of director liability to the corporation.

         CB&T. CB&T's Charter provides for director liability to the fullest extent available under Tennessee law.

INDEMNIFICATION

         UPC. Under the TBCA, subject to certain exceptions, a Tennessee corporation may indemnify an individual made a party to a proceeding, because he or she is or was a director, against liability incurred in the proceeding if (i) he or she conducted himself or herself in good faith; (ii) he or she reasonably believed (a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation, and (b) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful (the "Standard of Conduct"). Moreover, unless limited by its charter of incorporation, a Tennessee corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of a written affirmation by the director of his or her good faith belief that he or she has met the Standard of Conduct, a written undertaking by or on behalf of a director to repay such amount if it shall ultimately be determined that he or she is entitled to be indemnified by the corporation against such expenses and a determination is made that the facts known to those making the determination would preclude indemnification. Before any such indemnification is made, it must be determined that such indemnification would not be precluded by the TBCA.

         A director of a Tennessee corporation may also apply for court-ordered indemnification under certain circumstances. Unless a Tennessee corporation's charter of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director; and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter of incorporation, bylaws, general or specific action of its board of directors, or contract.

         UPC's Charter and Bylaws provide for the indemnification of its directors and officers, to the fullest extent permitted by Tennessee law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling UPC pursuant to the foregoing provisions, UPC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         CB&T. CB&T's Charter provides for the indemnification of its directors and officers to the fullest extent permitted by Tennessee law. See "THE MERGER -- Interests of Certain Persons in the Merger -- Indemnification; Directors and Officers Insurance."

ANNUAL MEETING OF SHAREHOLDERS

         UPC. UPC's Bylaws provide that Annual Meetings of shareholders shall be held on the third Thursday in April of each year if not a legal holiday, and if a legal holiday, at such time as shall be designated by the Board.

         CB&T. CB&T's Bylaws provide that Annual Meetings of shareholders may be held at a time and place as specified by the Directors and consistent with state and Federal law. Unless otherwise specified by the directors, the meeting shall be held on the second Tuesday in April of each year at the main office of CB&T.

ACTIONS BY SHAREHOLDERS WITHOUT A MEETING

         UPC. UPC's Charter and Bylaws provide that any action required or permitted to be taken by UPC shareholders at a duly called meeting of shareholders may be effected by the unanimous written consent of the shareholders entitled to vote on such action.

         CB&T. CB&T's Bylaws state that any action required or permitted to be taken by the shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent to such action is signed by all persons and entities entitled to vote on the action to be taken, as described in Article VI of CB&T's Bylaws.

SHAREHOLDER NOMINATIONS AND PROPOSALS

         UPC. UPC's Charter and Bylaws do not address whether a shareholder may nominate members of the Board of Directors.

         CB&T. CB&T's Charter and Bylaws also do not address whether a shareholder may nominate members of the Board of Directors.

BUSINESS COMBINATIONS

         UPC. UPC's Charter requires the affirmative vote of a super-majority of the outstanding shares of UPC Common Stock for approval of a merger, consolidation, or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC Common Stock. A majority vote is not required for any merger or consolidation of UPC with or into any corporation or entity of which a majority of the outstanding shares of all classes of capital stock is owned by UPC or any UPC company.

         The requirement of a supermajority vote of shareholders to approve certain business transactions, as described above, may discourage a change in control of UPC by allowing a minority of UPC's shareholders to prevent a transaction favored by the majority of the shareholders. Also, in some circumstances, the Board of Directors could cause a two-thirds vote to be required to approve a transaction thereby enabling management to retain control over the affairs of UPC and their positions with UPC. The primary purpose of the supermajority vote requirement, however, is to encourage negotiations with UPC's management by groups or corporations interested in acquiring control of UPC and to reduce the danger of a forced merger or sale of assets.

         As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 35 of Title 48 of the Tennessee Code, which impose certain restrictions on business combinations, including, but not limited to, combinations with interested shareholders similar to those described above.

         The TBCA generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by UPC or a subsidiary with an "interested shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of UPC's stock then outstanding) within five years after the person or entity becomes an interested shareholder, unless the business combination or the transaction pursuant to which the interested shareholder became such was approved by the UPC Board before the interested shareholder became such, and the business combination satisfies any other applicable requirements imposed by law or by UPC's Charter or Bylaws. The TBCA also severely limits the extent to which UPC or any of its officers or directors could be held liable for resisting any business combination.

         The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") generally provides that any person or group of persons that acquires the power to vote more than specified levels (one-fifth, one-third, or a majority) of the shares of certain Tennessee corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation, and employees of the corporation who are also directors of the corporation. If approval of voting power for the shares is obtained at one of the specified levels, additional shareholder approval is required when a shareholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the shareholder may not be voted until they are transferred to another person in a transaction other than a control share acquisition. The Tennessee CSAA applies only to those Tennessee corporations whose charters or bylaws contain an express declaration that control share acquisitions in respect of the shares of such corporations are governed by and subject to the provisions of such act. UPC's Charter and Bylaws do not currently contain such an express declaration.

         The Tennessee Greenmail Act ("Tennessee GA") prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

         The TBCA provides that no Tennessee corporation having any class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act or any of its officers or directors may be held liable at law or in equity for either having failed to approve the acquisition of shares by an interested shareholder on or before such interested shareholder's share acquisition date, or for seeking to enforce or implement the provisions of the TBCA or the Tennessee CSAA, or for failing to adopt or recommend any charter or bylaw amendment or provision in respect of any one or more of these acts or the Tennessee GA, or for opposing any merger, exchange, tender offer, or significant disposition of the assets of the resident domestic corporation or any subsidiary of such corporation because of a good faith belief that such merger, exchange, tender offer, or significant disposition of assets would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation or its subsidiaries operate or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the corporation's charter in connection with the merger, exchange, tender offer or significant disposition of assets.

         The acts described above along with the provisions of UPC's Charter regarding business combinations might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66-2/3% of the outstanding shares of UPC Common Stock, the acquiror would not thereby obtain the ability to replace a majority of the UPC Board until at least the second annual meeting of shareholders following the acquisition, and furthermore the acquiror would not obtain the ability immediately to effect a merger, consolidation, or other similar business combination unless the described conditions were met.

         As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for UPC's shareholders to replace the UPC Board or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board and management.

         CB&T. CB&T's Charter and Bylaws do not address the vote required for business combinations. Therefore, a business combination including CB&T requires the affirmative vote of the holders of a majority of the outstanding shares of CB&T Common Stock. Furthermore, neither the CSAA nor the Tennessee CA would be applicable to CB&T.

LIMITATIONS ON ABILITY TO VOTE STOCK

         UPC. UPC's Charter and Bylaws do not contain any provision restricting a shareholder's ability to vote shares of UPC voting stock.

         CB&T. CB&T's Charter and Bylaws also do not contain any provision restricting a shareholder's ability to vote shares of CB&T voting stock.

DISSENTERS' RIGHTS OF APPRAISAL

         UPC. Under the TBCA, a shareholder is generally entitled to dissent from a corporate action, and obtain payment of the fair value of his or her shares in the event of: (i) consummation of a plan of merger to which the corporation is a party, unless shareholder approval is not required by the TBCA;
(ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the plan; (iii) consummation of a sale or exchange of substantially all of the corporation's property other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or to a plan by which substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale; (iv) an amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it (a) alters or abolishes a preferential right of the shares, (b) creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares, (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities, (d) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (e) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under the TBCA; or
(v) any corporate action taken pursuant to a shareholder vote, to the extent the charter, bylaws, or a resolution of the board of directors provide that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. UPC's Charter and Bylaws do not provide for any such additional dissenters' rights.

         CB&T. The rights of appraisal of dissenting shareholders of CB&T are also governed by the TBCA. CB&T's Charter and Bylaws also do not provide for any additional dissenter's rights. See Appendix D hereto which is a copy of Chapter 23 of the TBCA which governs dissenters' rights.

SHAREHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

         UPC. The TBCA provides that a shareholder of a Tennessee corporation may inspect and copy books and records during regular business hours, if he or she gives the corporation written notice of his or her demand at least five business days before the date of the inspection. In order to inspect certain records, written demand must also be made in good faith and for a proper purpose and must describe with reasonable particularity the purpose of the request and the records the shareholder desires to inspect.

         CB&T. CB&T's Charter and Bylaws do not address a shareholder's right to examine books and records; therefore, the TBCA would govern such rights.

DIVIDENDS

         UPC AND CB&T. UPC's and CB&T's ability to pay dividends on their respective capital stock is governed by Tennessee corporate law. Under Tennessee corporate law, dividends may be paid so long as the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution to shareholders whose preferential rights are superior to those receiving the distribution.

         There are various statutory limitations on the ability of the UPC banking subsidiaries and CB&T's banking subsidiaries to pay dividends to UPC and CB&T, as applicable. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

         UPC Common Stock is traded on the NYSE under the symbol "UPC." CB&T Common Stock is not traded on any exchange or quoted on any market system. The following table sets forth, for the indicated periods, the high and low closing sale prices for the UPC Common Stock as reported by the NYSE, and the cash dividends declared per share of UPC Common Stock for the indicated periods. The stock prices and dividend amounts for UPC have been restated to give effect to stock splits and stock dividends. The stock prices do not include retail mark-ups, mark-downs or commissions.

         The following table sets forth, for the indicated periods, the high and low closing sale prices for the UPC Common Stock as reported by the NYSE, and cash dividends declared per share of UPC Common Stock and CB&T Common Stock for the indicated periods. The stock prices do not include retail mark-ups, mark-downs or commissions. The high and low prices for CB&T Common Stock are based upon transaction prices reported to management of CB&T and may not be representative of all trades during the reported period.


                                        UPC                                          CB&T
                        --------------------------------------      ---------------------------------------
                                                       Cash                                      Cash
                              Price Range            Dividends            Price Range          Dividends
                        -----------------------      Declared       ----------------------     Declared
                                                        Per                                        Per
                           High           Low          Share          High          Low          Share
                        ---------      --------      ---------      --------      --------     --------

  1998
--------
  First Quarter ....... $   67.31      $  58.38          $. 50      $ 120.20      $ 120.20      $   5.00
  Second Quarter
 (through 5/27/98) ....     62.56         57.25            .50        120.20        120.20          2.50
                                                     ---------                                  --------
    Total .............                              $    1.00                                  $   7.50
                                                     =========                                  ========

  1997
--------
  First Quarter ....... $   47.75      $  38.38      $    .320      $ 120.00      $ 115.40      $   5.00
  Second Quarter ......     52.13         41.25           .375        120.00        117.26           N/A
  Third Quarter .......     56.50         49.25           .400        120.20        120.00          2.50
  Fourth Quarter ......     67.88         57.00           .400        120.20        120.20           N/A
                                                     ---------                                  --------
    Total .............                              $   1.495                                  $   7.50
                                                     =========                                  ========

  1996
--------
  First Quarter ....... $   31.75      $  29.00      $     .27      $ 106.08      $  76.00      $   4.46
  Second Quarter ......     31.25         29.63            .27        108.79        100.00           N/A
  Third Quarter .......     36.25         28.63            .27        115.40        108.79      $   2.04
  Fourth Quarter ......     41.38         34.63            .27        115.40        115.40           N/A
                                                     ---------                                  --------
    Total .............                              $    1.08                                  $   6.50
                                                     =========                                  ========



         On May 27, 1998, the last sale price of UPC Common Stock as reported on the NYSE was $57.25 per share. On January 7, 1998, the last business day prior to public announcement of the Merger, the last sale price of the UPC Common Stock as reported by the NYSE was $63.50.

         The holders of UPC Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Although UPC currently intends to continue to pay quarterly cash dividends on the UPC Common Stock, there can be no assurance that UPC's dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the UPC Board's consideration of other relevant factors. The Agreement provides that CB&T may not declare and pay cash dividends, other than regular semi-annual cash dividends, on the shares of CB&T Common Stock, in an amount not to exceed 2.50 per share prior to the Effective Time or the termination of the Agreement. There is no assurance that CB&T will pay any dividends at any time, or if it does, the amount of dividends it would declare.

         UPC and CB&T are each legal entities separate and distinct from their subsidiaries and their revenues depend in significant part on the payment of dividends from their respective subsidiary depository institutions. UPC's and CB&T's subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."


                                BUSINESS OF CB&T
GENERAL

         CB&T, a Tennessee corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. As of March 31, 1998, CB&T had total consolidated assets of approximately $272 million, total consolidated loans of approximately $146 million, total consolidated deposits of approximately $225 million, and total consolidated shareholders' equity of approximately $34.4 million.

         CB&T conducts its business activities through its wholly-owned bank subsidiary, City Bank, which was organized in 1912 as a commercial bank chartered under the laws of the State of Tennessee. City Bank operates from its main office in McMinnville, Tennessee and at six branch offices located in the Tennessee Counties of Warren and Dekalb. It is anticipated that City Bank will close its Mt. Leo Branch prior to consummation of the Merger. Generally, the commercial banking activities include domestic activities. The domestic lending activities primarily involve small- and middle-market commercial borrowers, builders of residential real estate, owners of commercial or income-producing real estate and consumers. City Bank provides long-term financing for owner-occupied residential real estate.

         The principal executive offices of CB&T are located at 101 E. Main Street, McMinnville, Tennessee and its telephone number at such address is (931) 473-2147. Additional information with respect to CB&T and its subsidiaries is included elsewhere herein and in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

BENEFICIAL OWNERSHIP OF CB&T COMMON STOCK

         The following table lists, as of December 31, 1997, each holder of record of CB&T Common Stock who had filed with CB&T a copy of a Schedule 13D or a Schedule 13G, indicating that the filers individually, or with a group, is, or may be deemed to be, a beneficial owner of 5.0% or more of the outstanding shares of CB&T Common Stock.


                                                  Amount and Nature of
                                                Percentage of Beneficial
           Name and Address                            Ownership                          Percentage of Class(1)
           ----------------                            ---------                          ----------------------

J. Paul Holder                                           14,422                                   5.46%
108 E. Main Street
McMinnville, Tennessee  37110


All directors and officers as a group (11 persons)       37,088                                  14.04%


         As a result of the Merger, such beneficial ownership will decrease to below 5.0% of the UPC Common Stock that will be issued and outstanding at consummation. For information regarding the beneficial ownership of CB&T Common Stock by each Director of CB&T, see "PROPOSAL I - Election of Directors.".


                                 BUSINESS OF UPC

GENERAL

         UPC, a Tennessee corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. As of March 31, 1998, UPC had total consolidated assets of approximately $18.4 billion, total consolidated loans of approximately $12.7 billion, total consolidated deposits of approximately $13.6 billion, and total consolidated shareholders' equity of approximately $1.8 billion.

         UPC conducts its business activities through its principal bank subsidiary, the $15.7 billion asset UPB, founded in 1869, headquartered in Memphis, Tennessee, with branches in Tennessee, Mississippi, Missouri, Arkansas, Louisiana, Alabama, and Kentucky. UPC also had, as of March 31, 1998, six other financial institution subsidiaries, the largest of which being Union Planters Bank of Florida, Miami, Florida, which had total consolidated assets as of March 31, 1998 of approximately $2.2 billion. UPC undertook a corporate reorganization plan in the fourth quarter of 1997, the primary purpose of which was to consolidate substantially all of its bank subsidiaries into UPB. This corporate reorganization was completed January 1, 1998. It is likely that UPC will continue to consolidate its various bank subsidiaries into UPB in the future, to the extent allowed by law. Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates and maintains approximately 518 banking offices and 676 ATMs. UPC's total deposits at March 31, 1998 are allocable by state to its banking offices (before consolidating adjustments) approximately as follows: $6.7 billion in Tennessee; $2.9 billion in Mississippi; $1.3 billion in Florida; $1.2 billion in Missouri; $596 million in Arkansas; $598 million in Louisiana; $412 million in Alabama; and $103 million in Kentucky.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed 13 acquisitions in 1994, three in 1995, seven in 1996, and six in 1997, adding approximately $3.8 billion in total assets in 1994, $1.3 billion in 1995, $4.2 billion in 1996 and $3.6 billion in 1997. In 1998, UPC has completed the acquisition of two institutions with approximately $520 million in total assets (the "Recently Completed Acquisitions"). UPC currently is a party to definitive agreements to acquire ten financial institutions, in addition to CB&T, and to purchase certain branch locations and assume deposit liabilities of California Federal Bank in Florida ("the CalFed Branch Purchase") (collectively referred to as the "Other Pending Acquisitions"). The Other Pending Acquisitions had aggregate total assets of approximately $12.9 billion at March 31, 1998. For purposes of this Proxy Statement, the Recently Completed Acquisitions and the Other Pending Acquisitions are collectively referred to as the "Other Acquisitions." The largest of the Other Pending Acquisitions is UPC's proposed acquisition of MGR which had total consolidated assets of approximately $7.3 billion at March 31, 1998. On May 1, 1998, MGR consummated the acquisition of Charter Financial, Inc., and its subsidiary, Charter Bank, S.B. (the "Charter Acquisition"). Charter is located in Sparta, Illinois and had at the time of consummation, total assets of approximately $406 million, total deposits of approximately $309 million and total shareholders' equity of approximately $67 million. The Charter Acquisition was accounted for as a purchase. For purposes of this Proxy Statement, including the historical and equivalent pro forma data, the terms "Other Acquisitions" and "Other Pending Acquisitions" include the completed Charter Acquisition. For information with respect to these Other Acquisitions, see "-- Recent Developments" and "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION." For a discussion of UPC's acquisition program, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's Annual Report to Shareholders and
Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 (pages 49 and 50) contained in such Annual Report to Shareholders. UPC's Annual Report to Shareholders is included as
Exhibit 13 to the UPC 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein.

         UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions and other entities engaged in lines of business permissible for banks and bank holding companies. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock. Moreover, significant charges against earnings are sometimes required incidental to acquisitions. For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred over the past three fiscal years incidental to acquisitions, see the caption "Acquisitions" (on page 10) in UPC's Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (on pages 49 and 50) contained in such Annual Report to Shareholders. UPC's Annual Report to Shareholders is included as Exhibit 13 to the UPC 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein.

         The principal executive offices of UPC are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number at such address is (901) 580-6000. Additional information with respect to UPC and its subsidiary is included in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

RECENT DEVELOPMENTS

         RECENTLY COMPLETED ACQUISITIONS. Since December 31, 1997, UPC has completed the acquisition of two institutions (the "Recently Completed Acquisition").



                                                              Asset Size                     Type of
                  Institution                                (In Millions)                Consideration
--------------------------------------------------      -----------------------      -----------------------
Sho-Me Financial Corporation, Mt. Vernon,                        $374                  Approximately
Missouri, and its subsidiary, 1st Savings Bank,                                        1,153,459 shares
f.s.b.                                                                                 of UPC Common
                                                                                       Stock

Security Bancshares, Inc., Des Arc, Arkansas,                     146                  Approximately
and its subsidiaries, Farmers & Merchants Bank,                                        490,821 shares of
Des Arc, Arkansas, and Merchants and Farmers                                           UPC Common
Bank, West Helena, Arkansas                                                            Stock
                                                        -----------------------

    TOTAL                                                        $520
                                                        =======================


         OTHER PENDING ACQUISITIONS. UPC has entered into definitive agreements to acquire the following financial institutions in addition to CB&T (collectively, the "Other Pending Acquisitions" and, together with the Recently Completed Acquisitions, the "Other Acquisitions") which UPC's management considers probable of consummation and which are expected to close in 1998. For purposes of this Proxy Statement, including the pro forma financial information included herein, the term "Other Pending Acquisitions" includes the Charter Acquisition.


                                                            Asset Size                    Type of                     Projected
                 Institution                             (In Millions)(1)            Consideration(2)                Closing Date
-----------------------------------------------      --------------------     -------------------------------    ------------------
Magna Group, Inc., St. Louis, Missouri, and                      $7,657         Approximately 35,446,000                3rd Quarter
its subsidiaries, including Magna Bank, St.                                     shares of UPC Common                        1998
Louis, Missouri ("MGR')(3)                                                      Stock

Peoples First Corporation, Paducah, Kentucky                      1,493         Approximately 6,338,000                 3rd Quarter
and its subsidiaries, include Peoples First                                     shares of UPC Common                        1998
National Bank, Paducah, Kentucky                                                Stock
("Peoples")


Purchase of 24 branches and assumption of                         1,465         $110 million deposit                    3rd Quarter
$1.5 billion of deposits of California Federal                                  premium in cash                             1998
Bank in Florida ("CalFed Branch Purchase")


AMBANC Corporation, Vincennes, Indiana,                             734         Approximately 3,398,000                 3rd Quarter
and its subsidiaries, AMBANC Illinois, N.A.                                     shares of UPC Common                        1998
and AMBANC Indiana ("AMBANC")                                                   Stock


Merchants Bancshares, Inc., Houston, Texas,                         552         Approximately 2,000,000                 3rd Quarter
and its subsidiary, Merchants Bank, Houston,                                    shares of UPC Common                        1998
Texas ("Merchants")                                                             Stock


TransFlorida Bank, Boca Raton, Florida                              318         Approximately 1,655,000                 3rd Quarter
                                                                                shares of UPC Common                        1998
                                                                                Stock
Capital Savings Bancorp, Inc., Jefferson City,
Missouri, and its subsidiary, Capital Savings                       232         Approximately 801,000                   3rd Quarter
Bank, FSB, Jefferson City, Missouri                                             shares of UPC Common                        1998
                                                                                Stock

First National Bancshares of Wetumpka, Inc.,                        217         Approximately 836,000                   3rd Quarter
Wetumpka, Alabama, and its subsidiary, First                                    shares of UPC Common                        1998
National Bank, Wetumpka, Alabama                                                Stock

Alvin Bancshares, Inc., Alvin, Texas and its                        121         Approximately 425,000                   3rd Quarter
subsidiary Alvin State Bank, Alvin, Texas                                       shares of UPC Common                        1998
                                                                                Stock

First Community Bancshares, Inc., Middleton,                         41         Approximately 129,000                   3rd Quarter
TN, and its subsidiary, Bank of Middleton,                                      shares of UPC Common                        1998
Middleton, Tennessee                                                            Stock

Duck Hill Bank, Duck Hill, Mississippi                               20         Approximately 42,000                    3rd Quarter
                                                     ------------------         shares of UPC Common                        1998
                                                                                Stock
 TOTALS                                                        $ 12,850
                                                     ==================

--------------------

(1) Approximate total assets at March 31, 1998.
(2) Assumes no adjustment to shares pursuant to exchange ratio adjustment mechanisms.
(3) Includes the pro forma impact of the Charter Acquisition.

         EARNINGS CONSIDERATIONS RELATED TO THE MERGER AND THE OTHER ACQUISITIONS. It is expected that either UPC or the institutions to be acquired in connection with the Merger and the Other Pending Acquisitions will incur charges arising from such acquisitions and from the assimilation of those institutions into the UPC organization. Most of the charges are expected to relate to the Magna Group, Inc. and Peoples First Corporation, Inc. acquisitions. Anticipated charges would normally arise from matters such as, but not limited to: (i) legal and accounting fees, financial advisory fees, consulting fees; (ii) payment of contractual benefits triggered by a change of control, early retirement and involuntary separation and related benefits; (iii) costs associated with elimination of duplicate facilities and branch consolidations; (iv) data processing charges; (v) cancellation of vendor contracts, and (vi) other contingencies and similar costs which normally arise from the consolidation of operational activities.

         For a discussion of the significant charges UPC has incurred over the past three years incidental to its acquisition program, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's Annual Report to Shareholders and
note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 (pages 49 and 50) contained in such Annual Report to Shareholders. UPC's Annual Report to Shareholders is included as
Exhibit 13 to UPC's 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein.

         The Merger and the Other Acquisitions (with the exception of the Duck Hill Bank, the Charter Acquisition, and the CalFed Branch Purchase, each of which is expected to be accounted for as a purchase) are expected to be accounted for as poolings of interests. UPC currently estimates incurring aggregate pre-tax charges in the range of $100 million to $115 million (approximately $91 million related to MGR) before taxes in connection with the consummation of the Merger and the Other Acquisitions. On an after tax basis these charges are estimated in the range of $75 million to $80 million (approximately $61 million related to MGR). To the extent that UPC's recognition of these acquisition-related charges is contingent upon consummation of a particular transaction, those charges would be recognized in the period in which such transaction closes. The pro forma impact of these charges is included in the pro forma balance sheet information included in this Proxy Statement. See "SUMMARY Historical and Pro Forma Per Share Data," and "Pro Forma Condensed Consolidated Financial Information."

         The range of anticipated charges to be incurred in connection with consummating the Merger and the Other Acquisitions is a preliminary estimate of the significant charges which may, in the aggregate, be required and should be viewed accordingly. These charges are reflected in the pro forma consolidated balance sheet. Moreover, this range has been based on the due diligence that has been performed to date in connection with the Merger and the Other Acquisitions and the range may be subject to change and the actual charges incurred may be higher or lower than what is currently contemplated, once these institutions are assimilated from an operational perspective and various contingencies are either satisfied or eliminated. Furthermore, the range of anticipated charges will change if additional entities are acquired. UPC regularly evaluates the potential acquisition of, and holds discussions with, various potential acquisition candidates. As a general rule, UPC will publicly announce such acquisitions only after a definitive agreement has been reached, and only if UPC considers the acquisition to be of such a size as to be a significant acquisition. Since the range of anticipated merger-related charges is likely to change with additional acquisitions, and since UPC regularly engages in acquisitions, such range could change, and CB&T's shareholders should view such information accordingly.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following tables contain unaudited pro forma condensed consolidated financial statements including a balance sheet as of March 31, 1998 and statements of earnings for the three months ended March 31, 1998, and for the years ended December 31, 1997, 1996, and 1995. These statements present on a pro forma basis historical results for (i) UPC for all periods, (ii) UPC and MGR for all periods, (iii) UPC, CBT and the Other Acquisitions (including MGR) for the three months ended March 31, 1998, and for the year ended December 31, 1997, and
(iv)

UPC, MGR, Peoples, AMBANC and Merchants for the years ended December 31, 1996 and 1995 (see "BUSINESS OF UPC - Recent Developments - Other Pending Acquisitions").

         The Merger and all but four of the Other Acquisitions, are expected to be accounted for using the pooling-of-interests method of accounting. The pro forma information as of March 31, 1998 and for the three months ended March 31, 1998 and the year ended December 31, 1997, reflect the acquisition of CB&T and the Other Acquisitions as of January 1, 1997. The pro forma information for the years ended December 31, 1996 and 1995, reflect only the acquisition of MGR, Peoples, AMBANC, and Merchants because the Merger and the Other Acquisitions (other than MGR, Peoples, AMBANC, and Merchants) are not individually or in the aggregate, considered material to UPC from a financial statement presentation standpoint. Furthermore, the pro forma impact of the CalFed Branch Purchase on the pro forma statement of earnings for each of the three years presented has been excluded due to lack of information available for operation of the branches on a historical basis. Pro forma financial information are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger or the Other Acquisitions been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position. The pro forma balance sheet reflects preliminary estimates by UPC of acquisition-related charges to be incurred in connection with consummation of the Merger and the Other Acquisitions; however, the statements of earnings do not reflect these charges. For additional information with respect to the estimated charges UPC anticipates it would incur in connection with the Merger and the Other Acquisitions, see "BUSINESS OF UPC Recent Developments." For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred incidental to acquisitions over the past three fiscal years, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's 1997 Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (pages 49 and 50) contained in such UPC 1997 Annual Report to Shareholders. UPC's 1997 Annual Report to Shareholders is included in Exhibit 13 to UPC's 1997 Form 10-K, and Exhibit 13 is incorporated by reference herein to the extent indicated herein. See "DOCUMENTS INCORPORATED BY REFERENCE."

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated historical financial statements of UPC which are incorporated by reference herein. Pro forma results are not necessarily indicative of future operating results. See "DOCUMENTS INCORPORATED BY REFERENCE."

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998


                                                                                                               UPC,
                                                                                                            MGR, CB&T
                                                                                                UPC            AND
                                                                               PRO FORMA        AND           OTHER
                                                       UPC          MGR      ADJUSTMENTS        MGR        ACQUISITIONS
                                                   -----------   ----------   -----------   -----------   --------------
                                                                         (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks..........................  $   660,528   $  220,317                 $   880,845   $ 1,008,839
Interest-bearing deposits at financial
  institutions...................................       20,425           --                      20,425        49,640
Federal funds sold and securities purchased under
  agreements to resell...........................      309,415       95,126                     404,541       545,801
Trading account assets...........................      163,698           --                     163,698       163,698
Loans held for resale............................      253,021           --                     253,021       259,017
Investment securities............................    3,287,664    2,239,113                   5,526,777     7,812,071
Loans............................................   12,754,653    4,379,021                  17,133,674    20,272,013
    Less:  Unearned income.......................      (26,994)         (93)                    (27,087)      (34,152)
           Allowance for losses on loans.........     (223,837)     (59,928)          --       (283,765)     (320,107)
                                                   -----------   ----------    ---------    -----------   -----------
    Net loans....................................   12,503,822    4,319,000                  16,822,822    19,917,754
Premises and equipment                                 338,799      117,253                     456,052       534,387
Accrued interest receivable......................      196,595       46,523                     243,118       279,665
FHA/VA claims receivable.........................      138,626           --                     138,626       138,626
Mortgage servicing rights........................       98,089        1,237                      99,326        99,832
Goodwill and other intangibles...................       78,927      120,951                     199,878       375,339
Other assets.....................................      364,005       91,098       29,060(b)     484,163       519,252
                                                   -----------   ----------    ---------    -----------   -----------
        Total assets.............................  $18,413,614   $7,250,618    $  29,060    $25,693,292   $31,703,921
                                                   ===========   ==========    =========    ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
    Noninterest-bearing..........................  $ 2,290,776   $  641,300                 $ 2,932,076   $ 3,781,318
    Certificates of deposit of $100,000 and
      over.......................................    1,417,728      932,141                   2,349,869     2,854,920
    Other interest-bearing.......................    9,872,723    3,973,247                  13,845,970    17,696,215
                                                   -----------   ----------    ---------    -----------   -----------
        Total deposits...........................   13,581,227    5,546,688           --     19,127,915    24,332,453
Short-term borrowings............................      442,051      891,706                   1,333,757     1,365,605
Short- and medium-term bank notes................      135,000           --                     135,000       139,743
Federal Home Loan Bank advances..................      846,291      106,370                     952,661     1,215,073
Other long-term debt.............................    1,022,644        9,513                   1,032,157     1,037,766
Accrued interest, expenses and taxes.............      182,422       76,604       90,511(b)     349,537       406,185
Other liabilities................................      394,537        8,759                     403,296       410,918
                                                   -----------   ----------    ---------    -----------   -----------
        Total liabilities........................   16,604,172    6,639,640       90,511     23,334,323    28,907,743
                                                   -----------   ----------    ---------    -----------   -----------
Shareholders' equity
    Convertible preferred stock..................       36,972           40                      37,012        37,012
    Common stock                                       419,326       68,075       89,631(a)     577,032       662,544
    Additional paid-in capital...................      272,157      343,601     (150,257)(a)    457,905       580,938
                                                                                  (7,596)(b)
    Retained earnings............................    1,060,029      267,982      (61,451)(b)  1,266,560     1,489,763
    Treasury stock...............................           --      (60,626)      60,626(a)          --            --
    Unearned compensation........................       (9,550)      (7,596)       7,596(b)      (9,550)      (10,021)
    Net unrealized gain on available for sale
      securities.................................       30,508         (498)          --         30,010        35,942
                                                   -----------   ----------    ---------    -----------   -----------
        Total shareholders' equity...............    1,809,442      610,978      (61,451)     2,358,969     2,796,178
                                                   -----------   ----------    ---------    -----------   -----------
        Total liabilities and shareholders'
          equity.................................  $18,413,614   $7,250,618    $  29,060    $25,693,292   $31,703,921
                                                   ===========   ==========    =========    ===========   ===========



(a) Issuance of shares to acquire MGR (32,563,752 MGR shares outstanding times the exchange ratio of .9686 equals 31,541,250 shares of UPC Common Stock to be issued).

(b) Acquisition - related charges -- see "Business of UPC -- Recent
     Developments -- Earnings Considerations Related to the Merger and the Other Acquisitions."

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998


                                                                                         UPC, MGR, CB&T
                                                                             UPC              AND
                                                                             AND             OTHER
                                                             UPC             MGR          ACQUISITIONS
                                                        -------------   -------------    ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
  Interest and fees on loans..........................   $   292,160     $   388,325      $   465,341
  Interest on investment securities
     Taxable..........................................        41,475          69,870           83,000
     Tax-exempt.......................................         7,066          10,836           13,777
  Interest on deposits at financial institutions......           424             470              735
  Interest on federal funds sold and securities
     purchased under agreements to resell.............         2,710           4,837            6,387
  Interest on trading account assets..................         3,020           3,020            3,020
  Interest on loans held for resale...................         2,280           2,280            2,383
                                                         -----------     -----------      -----------
     Total interest income............................       349,135         479,638          574,643
                                                         -----------     -----------      -----------
Interest expense
  Interest on deposits................................       124,085         179,549          221,207
  Interest on short-term borrowings...................         6,016          17,237           21,987
  Interest on long-term debt..........................        28,327          29,936           30,779
                                                         -----------     -----------      -----------
     Total interest expense...........................       158,428         226,722          273,973
                                                         -----------     -----------      -----------
     Net interest income..............................       190,707         252,916          300,670
Provision for losses on loans.........................        17,909          21,459           24,775
                                                         -----------     -----------      -----------
     Net interest income after provision for losses on
       loans..........................................       172,798         231,457          275,895
Noninterest income
  Service charges on deposit accounts.................        25,746          32,074           36,435
  Mortgage servicing income...........................        16,191          16,453           16,890
  Bank card income....................................         7,498           9,426            9,641
  Factoring commissions...............................         7,304           7,304            7,304
  Trust service income................................         2,407           5,723            6,381
  Profits and commissions from trading activities.....         1,847           1,848            1,848
  Investment securities gains.........................         5,215           5,811            6,552
  Other income........................................        29,510          41,058           43,559
                                                         -----------     -----------      -----------
     Total noninterest income.........................        95,718         119,697          128,610
Noninterest expense
  Salaries and employee benefits......................        73,230          96,595          113,940
  Net occupancy expense...............................        10,644          15,473           18,137
  Equipment expense...................................        10,997          13,694           16,052
  Other expense.......................................        58,753          77,892           90,669
                                                         -----------     -----------      -----------
     Total noninterest expense........................       153,624         203,654          238,798
                                                         -----------     -----------      -----------
     Earnings before income taxes.....................       114,892         147,500          165,707
  Applicable income taxes.............................        40,320          52,417           59,139
                                                         -----------     -----------      -----------
     Net earnings.....................................   $    74,572     $    95,083      $   106,568
                                                         ===========     ===========      ===========
Earnings per common share
  Basic...............................................   $       .89     $       .82      $       .80
  Diluted.............................................           .86             .79              .78
Weighted average shares outstanding (in thousands)
  Basic...............................................        83,379         114,868          131,931
  Diluted.............................................        86,974         120,157          137,409

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                                            UPC, MGR, CB&T
                                                                                UPC              AND
                                                                                AND             OTHER
                                                                UPC             MGR          ACQUISITIONS
                                                           -------------   -------------    --------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
     Interest and fees on loans..........................   $1,165,925      $1,536,829       $1,839,742
     Interest on investment securities
          Taxable........................................      187,221         290,351          343,598
          Tax-exempt.....................................       29,032          40,516           52,133
     Interest on deposits at financial institutions......        2,627           2,627            3,179
     Interest on federal funds sold and securities
       purchased under agreements to resell..............        9,114          13,760           18,554
     Interest on trading account assets..................       14,956          14,956           14,956
     Interest on loans held for resale...................        7,819           7,819            7,982
                                                            ----------      ----------       ----------
               Total interest income.....................    1,416,694       1,906,858        2,280,144
                                                            ----------      ----------       ----------
Interest expense
     Interest on deposits................................      494,517         698,778          860,526
     Interest on short-term borrowings...................       41,280          81,980          104,620
     Interest on long-term debt..........................      110,512         116,687          120,184
                                                            ----------      ----------       ----------
               Total interest expense....................      646,309         897,445        1,085,330
                                                            ----------      ----------       ----------
               Net interest income.......................      770,385       1,009,413        1,194,814
Provision for losses on loans............................      113,633         142,580          154,163
                                                            ----------      ----------       ----------
               Net interest income after provision for
                 losses on loans.........................      656,752         866,833        1,040,651
Noninterest income
     Service charges on deposit accounts.................      107,248         133,352          151,454
     Mortgage servicing income...........................       57,265          57,265           58,051
     Bank card income....................................       31,317          38,544           39,239
     Factoring commissions...............................       30,140          30,140           30,140
     Trust service income................................        9,020          21,663           24,355
     Profits and commissions from trading activities.....        7,295           7,295            7,295
     Investment securities gains.........................        2,104           4,688            5,481
     Other income........................................      117,221         139,945          153,075
                                                            ----------      ----------       ----------
               Total noninterest income..................      361,610         432,892          469,090
                                                            ----------      ----------       ----------
Noninterest expense
     Salaries and employee benefits......................      284,648         372,959          440,212
     Net occupancy expense...............................       44,813          64,140           73,676
     Equipment expense...................................       43,812          53,579           62,466
     Other expense.......................................      324,431         379,663          430,225
                                                            ----------      ----------       ----------
               Total noninterest expense.................      697,704         870,341        1,006,579
                                                            ----------      ----------       ----------
               Earnings before income taxes..............      320,658         429,384          503,162
Applicable income taxes..................................      111,897         147,948          173,787
                                                            ----------      ----------       ----------
               Net earnings..............................   $  208,761      $  281,436       $  329,375
                                                            ==========      ==========       ==========
Earnings per common share
     Basic...............................................   $     2.54      $     2.48       $     2.52
     Diluted.............................................         2.45            2.40             2.45
Weighted average shares outstanding (in thousands)
     Basic...............................................       80,336         111,418          128,555
     Diluted.............................................       85,195         117,884          135,180

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                         UPC           UPC, MGR,
                                                                         AND       PEOPLES, AMBANC,
                                                           UPC           MGR         AND MERCHANTS
                                                       -----------   -----------   ----------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
     Interest and fees on loans......................  $1,095,148    $1,380,299       $1,535,342
     Interest on investment securities
          Taxable....................................     247,716       340,745          372,233
          Tax-exempt.................................      30,839        37,980           45,560
     Interest on deposits at financial
       institutions..................................       1,593         1,593            1,910
     Interest on federal funds sold and securities
       purchased under agreements to resell..........      16,948        19,462           21,664
     Interest on trading account assets..............      13,895        13,895           13,895
     Interest on loans held for resale...............       6,852         6,852            7,241
                                                       ----------    ----------       ----------
               Total interest income.................   1,412,991     1,800,826        1,997,845
                                                       ----------    ----------       ----------
Interest expense
     Interest on deposits............................     512,668       670,856          755,680
     Interest on short-term borrowings...............      64,689        93,501          100,543
     Interest on long-term debt......................      90,782        97,530           97,680
                                                       ----------    ----------       ----------
               Total interest expense................     668,139       861,887          953,903
                                                       ----------    ----------       ----------
               Net interest income...................     744,852       938,939        1,043,942
Provision for losses on loans........................      68,948        79,228           84,198
                                                       ----------    ----------       ----------
               Net interest income after provision
                 for losses on loans.................     675,904       859,711          959,744
Noninterest income
     Service charges on deposit accounts.............     107,535       130,978          141,119
     Mortgage servicing income.......................      63,003        63,003           63,003
     Bank card income................................      24,975        30,988           31,636
     Factoring commissions...........................      26,066        26,066           26,066
     Trust service income............................      10,130        19,512           21,496
     Profits and commissions from trading
       activities....................................       5,765         5,765            5,765
     Investment securities gains.....................       4,099         4,916            4,942
     Other income....................................      78,929        89,632           94,739
                                                       ----------    ----------       ----------
               Total noninterest income..............     320,502       370,860          388,766
                                                       ----------    ----------       ----------
Noninterest expense
     Salaries and employee benefits..................     282,726       351,868          388,972
     Net occupancy expense...........................      47,215        65,195           70,142
     Equipment expense...............................      44,418        53,149           60,704
     Other expense...................................     357,458       399,991          422,915
                                                       ----------    ----------       ----------
               Total noninterest expense.............     731,817       870,203          942,733
                                                       ----------    ----------       ----------
               Earnings before income taxes..........     264,589       360,368          405,777
Applicable income taxes..............................      93,115       125,755          139,649
                                                       ----------    ----------       ----------
               Net earnings..........................  $  171,474    $  234,613       $  266,128
                                                       ==========    ==========       ==========
Earnings per common share
     Basic...........................................  $     2.13    $     2.18       $     2.24
     Diluted.........................................        2.05          2.11             2.17
Weighted average shares outstanding (in thousands)
     Basic...........................................      77,240       104,539          115,726
     Diluted.........................................      83,542       112,425          123,714

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                         UPC           UPC, MGR,
                                                                         AND       PEOPLES, AMBANC,
                                                           UPC           MGR        AND MERCHANTS
                                                       -----------   -----------   -----------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
     Interest and fees on loans......................  $  986,230    $1,252,376       $1,388,252
     Interest on investment securities
          Taxable....................................     202,890       274,743          304,771
          Tax-exempt.................................      32,400        39,666           47,200
     Interest on deposits at financial
       institutions..................................       5,284         5,284            6,153
     Interest on federal funds sold and securities
       purchased under agreements to resell..........      19,965        21,868           24,547
     Interest on trading account assets..............      14,191        14,191           14,191
     Interest on loans held for resale...............       4,858         4,858            5,184
                                                       ----------    ----------       ----------
               Total interest income.................   1,265,818     1,612,986        1,790,298
                                                       ----------    ----------       ----------
Interest expense
     Interest on deposits............................     478,641       616,666          695,224
     Interest on short-term borrowings...............      44,492        64,725           70,706
     Interest on long-term debt......................      73,234        79,293           79,674
                                                       ----------    ----------       ----------
               Total interest expense................     596,367       760,684          845,604
                                                       ----------    ----------       ----------
               Net interest income...................     669,451       852,302          944,694
Provision for losses on loans........................      33,917        43,909           47,393
                                                       ----------    ----------       ----------
               Net interest income after provision
                 for losses on loans.................     635,534       808,393          897,301
Noninterest income
     Service charges on deposit accounts.............     102,932       125,419          134,243
     Mortgage servicing income.......................      55,903        55,903           55,903
     Bank card income................................      20,758        26,559           27,124
     Factoring commissions...........................      19,519        19,519           19,519
     Trust service income............................       8,326        16,964           18,786
     Profits and commissions from trading
       activities....................................      12,362        12,362           12,362
     Investment securities gains.....................       1,433         1,789            2,008
     Other income....................................      72,477        83,058           87,381
                                                       ----------    ----------       ----------
               Total noninterest income..............     293,710       341,573          357,326
                                                       ----------    ----------       ----------
Noninterest expense
     Salaries and employee benefits..................     264,663       337,656          371,136
     Net occupancy expense...........................      44,061        61,738           66,224
     Equipment expense...............................      42,251        51,218           57,289
     Other expense...................................     256,214       302,794          324,295
                                                       ----------    ----------       ----------
               Total noninterest expense.............     607,189       753,406          818,944
                                                       ----------    ----------       ----------
               Earnings before income taxes..........     322,055       396,560          435,683
Applicable income taxes..............................     110,799       134,082          145,486
                                                       ----------    ----------       ----------
               Net earnings..........................  $  211,256    $  262,478       $  290,197
                                                       ==========    ==========       ==========
Earnings per common share
     Basic...........................................  $     2.79    $     2.56       $     2.56
     Diluted.........................................        2.66          2.46             2.46
Weighted average shares outstanding (in thousands)
     Basic...........................................      72,512        99,346          110,196
     Diluted.........................................      78,798       106,632          117,604

                        CERTAIN REGULATORY CONSIDERATIONS

            The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to UPC. A more complete discussion is included in the UPC's 1997 Form 10-K. Information relating to CB&T is included in the CB&T 1997 Form 10-K. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE" and the CB&T 1997 Form 10-K, a copy of which is attached hereto as Appendix C.

GENERAL

            UPC is a bank holding company registered with the Federal Reserve under the BHC Act. As such, UPC and its non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve.

            The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company.

            The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy which is discussed below, and consideration of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977.

            The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which became effective in September 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that UPC and any other bank holding company located in Tennessee may now acquire a bank located in any other state, and any bank holding company located outside Tennessee may lawfully acquire any Tennessee-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage limitations, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state has the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether. None of the states in which the banking subsidiaries of UPC are currently located has either moved up the date after which interstate branching will be permissible or "opted out." UPC utilized the provisions of the Interstate Banking Act at the end of 1997 to merge substantially all of UPC's Banking Subsidiaries with and into UPB. As a result of such consolidation, UPB is now a multi-state national bank with branches in Tennessee, Alabama, Mississippi, Louisiana, Arkansas, Missouri and Kentucky.

            The BHC Act generally prohibits UPC from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible nonbanking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

            Each of the UPC Banking Subsidiaries is a member of the Federal Deposit Insurance Corporation ("FDIC"), and as such, its deposits are insured by the FDIC to the extent provided by law. Each such subsidiary is also subject to numerous state and federal statutes and regulations that affect is business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

            The regulatory agencies having supervisory jurisdiction over the respective subsidiary institutions of UPC and CB&T (the FDIC and the applicable state authority in the case of state-chartered nonmember banks, the Office of Thrift Supervision ("OTS") in the case of federally chartered thrift institutions, the Federal Reserve in the case of state-chartered member banks, and the Office of the Comptroller of the Currency ("OCC") in the case of national banks) regularly examine the operations of such institutions and have authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

            UPC is a legal entity separate and distinct from its banking, thrift, and other subsidiaries. The principal sources of cash flow of UPC, including cash flow to pay dividends to its shareholders, are dividends from its subsidiary depository institutions. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to UPC, as well as by UPC and CB&T to their shareholders.

            As to the payment of dividends, each of UPC's state-chartered banking subsidiaries is subject to the respective laws and regulations of the state in which such bank is located, and to the regulations of the bank's primary federal regulator. UPC's subsidiary that is a thrift institution is subject to the OTS' dividend distributions regulation, and those that are national banks are subject to the regulations of the OCC.

            If, in the opinion of the federal banking regulator, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such agency may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "-- Prompt Corrective Action." Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

            At March 31, 1998, under dividend restrictions imposed under federal and state laws, the UPC Banking Subsidiaries, without obtaining governmental approvals, could declare aggregate dividends to UPC of approximately $172.4 million.

            The payment of dividends by UPC and the UPC Banking Subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

            UPC and the UPC Banking Subsidiaries are required to comply with the capital adequacy standards established by the Federal Reserve in the case of UPC, and the appropriate federal banking regulator in the case of each of the UPC Banking Subsidiary. There are two basic measures of capital adequacy for bank holding companies and their subsidiary depository institutions that have been promulgated by the Federal Reserve and each of the federal bank regulatory agencies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

            The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among depository institutions and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

            The minimum guideline for the ratio ("Total Capital Ratio") of total capital ("Total Capital") to risk- weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At March 31, 1998, UPC's consolidated Total Capital Ratio and its Tier 1 Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 20.71% and 15.66%, respectively and CB&T's Total Capital Ratio and Tier 1 Capital Ratio were 23.87% and 22.62%, respectively.

            In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. UPC's Leverage Ratio at March 31, 1998, was 10.72% and CB&T's Leverage Ratio at December 31, 1997 was 12.5%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

            Each of the UPC Banking Subsidiaries is subject to risk-based and leverage capital requirements adopted by its federal banking regulator, which are substantially similar to those adopted by the Federal Reserve for bank holding companies. Each of the UPC Banking Subsidiaries was in compliance with applicable minimum capital requirements as of March 31, 1998. Neither UPC nor any of the UPC Banking Subsidiaries has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

            Failure to meet capital guidelines could subject a bank or thrift to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "-- Prompt Corrective Action."

            The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve, the FDIC, and the OCC have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The OTS has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY INSTITUTIONS

            Under Federal Reserve policy, UPC is expected to act as a source of financial strength for, and to commit resources to support, each of the UPC Banking Subsidiaries. This support may be required at times when, absent such Federal Reserve policy, UPC may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

            Under the Federal Deposit Insurance Act (the "FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The UPC Banking Subsidiaries are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the depository institution's banking or thrift affiliates, and a potential loss of UPC's respective investments in such other subsidiary depository institutions.

PROMPT CORRECTIVE ACTION

            FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

            Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be well capitalized. An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be adequately capitalized. A depository institution that has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be undercapitalized. A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

            An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

            For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region;" (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or (xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

            At March 31, 1998, all of the UPC Banking Subsidiaries had the requisite capital levels to qualify as well capitalized. An institution's capital category is determined solely for the purposes of applying the prompt corrective action law and it may not constitute an accurate representation of an institution's overall financial condition or prospects.

                        DESCRIPTION OF UPC CAPITAL STOCK

            UPC's Charter currently authorizes the issuance of 300,000,000 shares of UPC Common Stock and 10,000,000 shares of UPC Preferred Stock. As of April 30, 1998, 84,893,432 shares of UPC Common Stock were outstanding and approximately 7,947,518 shares were required for issuance in connection with currently outstanding UPC options, UPC's dividend reinvestment plan and with respect to conversion rights of the currently outstanding Series E Preferred Stock (defined below). In addition, as of April 30, 1998, 1,179,343 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the "Series E Preferred Stock") were outstanding. As of April 30, 1998, none of UPC's 750,000 authorized shares of Series A Preferred Stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent. THE CAPITAL STOCK OF UPC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENTAL AGENCY.

UPC COMMON STOCK

            GENERAL. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee, UPC's Charter or Bylaws or the rules of the NYSE. UPB is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock. Its address is Union Planters Bank, National Association, Corporate Trust Department, 6200 Poplar Avenue, Third Floor, Memphis, Tennessee 38119. Its mailing address is P.O. Box 387, Memphis, Tennessee 38147.

            DIVIDENDS. Subject to the preferential dividend rights applicable to outstanding shares of the UPC Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement, or sinking funds, if any, for all outstanding UPC Preferred Stock, the holders of the UPC Common Stock are entitled to receive, to the extent permitted by law, only such dividends as may be declared from time to time by the UPC Board.

            UPC has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock. In December, 1996, UPC caused to be issued $200,000,000 in aggregate liquidation amount of 8.20% Capital Trust Pass-through Securities ("UPC Capital Securities") through a Delaware trust subsidiary. Pursuant to the terms of the governing instruments, UPC would be prohibited from paying dividends on any UPC Capital Stock if all quarterly payments on the UPC Capital Securities had not been paid in full. The UPC Capital Securities mature in 2026 and may be redeemed under certain circumstances prior to maturity.

            LIQUIDATION RIGHTS. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding-up of UPC, after distribution in full of the preferential amounts required to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC, of whatever kind, available for distribution to shareholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer, or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock, or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC into or with any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class, shall be deemed to be a dissolution, liquidation, or winding-up of UPC for purposes of this paragraph.

            Because UPC is a holding company, its right and the rights of its creditors and shareholders, including the holders of UPC Preferred Stock and UPC Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

            For a further description of UPC Common Stock, see "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

UPC PREFERRED STOCK

            SERIES A PREFERRED STOCK. UPC's Charter provides for the issuance of up to 750,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Registration Statement on Form 8-A, dated January 19, 1989, and filed February 1, 1989 (SEC File No. 0-6919) which is incorporated by reference herein.

            SERIES E PREFERRED STOCK. As of April 30, 1998, 1,179,343 shares of Series E Preferred Stock were outstanding. All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $0.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the rate of 1.25 shares of UPC Common Stock for each share of Series E Preferred Stock. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time at a redemption price of $25.00 per share plus any unpaid dividends accrued thereon. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

                                  OTHER MATTERS

            As of the date of this Proxy Statement, the CB&T Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                              SHAREHOLDER PROPOSALS

            UPC expects to hold its next annual meeting of shareholders after consummation of the Merger in April 1999. Under SEC rules, proposals of UPC shareholders intended to be presented at that meeting must be received by UPC at its principal executive offices no later than the date specified in UPC's 1998 annual meeting proxy statement. It is not currently anticipated that CB&T will hold another annual meeting unless the Merger should not be consummated. In the event the Merger is not consummated, proposals of CB&T shareholders intended to be presented at that meeting must have been received by CB&T at its principal executive offices no later than January 28, 1999.

                                     EXPERTS

            The consolidated financial statements of UPC and subsidiaries incorporated in this Prospectus/Proxy Statement by reference to the UPC Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

            The consolidated financial statements incorporated in this Proxy Statement by reference to CB&T's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Kraft Bros., Esstman, Patton & Harrell, PLLC, Nashville, Tennessee independent auditors, as stated in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    OPINIONS

            The legality of the shares of UPC Common Stock to be issued in the Merger will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of UPC. E. James House, Jr. is an officer of, and receives compensation from, UPC.

            Certain tax consequences of the transaction have been passed upon by Wyatt, Tarrant & Combs, Memphis, Tennessee for UPC and Jenkens & Gilchrist, a Professional Corporation for CB&T.

                                                                      APPENDIX A









                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          UNION PLANTERS CORPORATION,

                       UNION PLANTERS HOLDING CORPORATION

                                      AND

                                  CB & T, INC.

                          DATED AS OF JANUARY 6, 1998

                               TABLE OF CONTENTS


                                                                                                              Page
                                                                                                              ----
                                                    ARTICLE  1
                                         TRANSACTIONS AND TERMS OF MERGER.......................................  1
                  1.1      Merger...............................................................................  1
                           ------
                  1.2      Time and Place of Closing............................................................  1
                           ---- --- ----- -- -------
                  1.3      Effective Time.......................................................................  1
                           --------- ----
                  1.4      Restructure of Transaction...........................................................  2
                           ----------- -- -----------

                                                     ARTICLE 2
                                                  TERMS OF MERGER...............................................  2
                  2.1      Charter..............................................................................  2
                           -------
                  2.2      ByLaws...............................................................................  2
                           ------
                  2.3      Directors and Officers...............................................................  2
                           --------- --- --------

                                                       ARTICLE 3
                                            MANNER OF CONVERTING SHARES.........................................  2
                  3.1      Conversion of Shares.................................................................  2
                           ---------- -- ------
                  3.2      Anti-Dilution Provisions.............................................................  3
                           ------------- ----------
                  3.3      Shares Held by Subject Company or Parent.............................................  3
                           ------ ---- -- ------- ------- -- ------
                  3.4      Fractional Shares....................................................................  3
                           ---------- ------

                                                     ARTICLE 4
                                                EXCHANGE OF SHARES..............................................  3
                  4.1      Exchange Procedures..................................................................  3
                           -------- ----------
                  4.2      Rights of Former Subject Company Shareholders........................................  4
                           ------ -- ------ ------- ------- ------------

                                                      ARTICLE 5
                                 REPRESENTATIONS AND WARRANTIES OF SUBJECT COMPANY..............................  4
                  5.1      Organization, Standing, and Power....................................................  4
                           ------------- --------- --- -----
                  5.2      Authority; No Breach by Agreement....................................................  5
                           ---------- -- ------ -- ---------
                  5.3      Capital Stock........................................................................  5
                           ------- -----
                  5.4      Subject Company Subsidiaries.........................................................  6
                           ------- ------- ------------
                  5.5      Financial Statements.................................................................  6
                           --------- ----------
                  5.6      Absence of Undisclosed Liabilities...................................................  7
                           ------- -- ----------- -----------
                  5.7      Absence of Certain Changes or Events.................................................  7
                           ------- -- ------- ------- -- ------
                  5.8      Tax Matters..........................................................................  7
                           --- -------
                  5.9      Assets...............................................................................  8
                           ------
                  5.10     Intellectual Property................................................................  8
                           ------------ --------
                  5.11     Environmental Matters................................................................  9
                           ------------- -------
                  5.12     Compliance With Laws.................................................................  9
                           ---------- ---- ----
                  5.13     Labor Relations...................................................................... 10
                           ----- ---------
                  5.14     Employee Benefit Plans............................................................... 10
                           -------- ------- -----
                  5.15     Material Contracts................................................................... 11
                           -------- ---------
                  5.16     Legal Proceedings.................................................................... 12
                           ----- -----------
                  5.17     Reports.............................................................................. 12
                           -------
                  5.18     Statements True and Correct.......................................................... 12
                           ---------- ---- --- -------
                  5.19     Accounting, Tax, and Regulatory Matters.............................................. 12
                           ----------- ---- --- ---------- -------
                  5.20     Charter Provisions; Takeover Laws.................................................... 13
                           ------- ----------- -------- ----

                                                      ARTICLE 6
                                     REPRESENTATIONS AND WARRANTIES OF PARENT................................... 13
                  6.1      Organization, Standing and Power..................................................... 13
                           ------------- -------- --- -----
                  6.2      Authority; No Breach by Agreement.................................................... 13
                           ---------- -- ------ -- ---------
                  6.3      Capital Stock........................................................................ 14
                           ------- -----
                  6.4      Parent Subsidiaries.................................................................. 14
                           ------ ------------
                  6.5      Financial Statements................................................................. 14
                           --------- ----------
                  6.6      Absence of Undisclosed Liabilities................................................... 15
                           ------- -- ----------- -----------
                  6.7      Absence of Certain Changes or Events................................................. 15
                           ------- -- ------- ------- -- ------
                  6.8      Tax Matters.......................................................................... 15
                           --- -------
                  6.9      Environmental Matters................................................................ 15
                           ------------- -------
                  6.10     Compliance With Laws................................................................. 16
                           ---------- ---- ----
                  6.11     Legal Proceedings.................................................................... 16
                           ----- -----------
                  6.12     Reports.............................................................................. 16
                           -------
                  6.13     Statements True and Correct.......................................................... 17
                           ---------- ---- --- -------
                  6.14     Accounting, Tax, and Regulatory Matters.............................................. 17
                           ----------- ---- --- ---------- -------

                                                      ARTICLE 7
                                     CONDUCT OF BUSINESS PENDING CONSUMMATION................................... 17
                  7.1      Affirmative Covenants of Subject Company............................................. 17
                           ----------- --------- -- ------- -------
                  7.2      Negative Covenants of Subject Company................................................ 17
                           -------- --------- -- ------- -------
                  7.3      Covenants of Parent.................................................................. 19
                           --------- -- ------
                  7.4      Adverse Changes in Condition......................................................... 19
                           ------- ------- -- ---------
                  7.5      Reports.............................................................................. 20
                           -------

                                                       ARTICLE 8
                                               ADDITIONAL AGREEMENTS............................................ 20
                  8.1      Registration Statement; Proxy Statement; Shareholder Approval........................ 20
                           ------------ ---------- ----- ---------- ----------- -------
                  8.2      Authorization of Shares; Exchange Listing............................................ 20
                           ------------- -- ------- -------- -------
                  8.3      Applications......................................................................... 20
                           ------------
                  8.4      Filings With State Offices........................................................... 21
                           ------- ---- ----- -------
                  8.5      Agreement as to Efforts to Consummate................................................ 21
                           --------- -- -- ------- -- ----------
                  8.6      Investigation and Confidentiality.................................................... 21
                           ------------- --- ---------------
                  8.7      Press Releases....................................................................... 21
                           ----- --------
                  8.8      Certain Actions...................................................................... 21
                           ------- -------
                  8.9      Accounting and Tax Treatment......................................................... 23
                           ---------- --- --- ---------
                  8.10     Agreement of Affiliates.............................................................. 23
                           --------- -- ----------
                  8.11     Employee Benefits and Contracts...................................................... 23
                           -------- -------- --- ---------
                  8.12     Indemnification...................................................................... 23
                           ---------------
                  8.13     Termination by Parent Pursuant to Section 10.1(d)(2)................................. 25
                           ----------- -- ------ -------- -- ------- ----------

                                                       ARTICLE 9
                                 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.............................. 26
                  9.1      Conditions to Obligations of Each Party.............................................. 26
                           ---------- -- ----------- -- ---- -----
                  9.2      Conditions to Obligations of Parent.................................................. 27
                           ---------- -- ----------- -- ------
                  9.3      Conditions to Obligations of Subject Company......................................... 28
                           ---------- -- ----------- -- ------- -------

                                                       ARTICLE 10
                                                    TERMINATION................................................. 29
                  10.01    Termination.......................................................................... 29
                           -----------
                  10.2     Effect of Termination................................................................ 31
                           ------ -- -----------
                  10.3     Non-Survival of Representations and Covenants........................................ 31
                           ------------ -- --------------- --- ---------

                                                       ARTICLE 11
                                                   MISCELLANEOUS................................................ 31
                  11.1     Definitions.......................................................................... 31
                           -----------
                  11.2     Expenses............................................................................. 37
                           --------
                  11.3     Brokers and Finders.................................................................. 37
                           ------- --- -------
                  11.4     Entire Agreement..................................................................... 37
                           ------ ---------
                  11.5     Amendments........................................................................... 37
                           ----------
                  11.6     Waivers.............................................................................. 38
                           -------
                  11.7     Assignment........................................................................... 38
                           ----------
                  11.8     Notices.............................................................................. 38
                           -------
                  11.9     Governing Law........................................................................ 39
                           --------- ---
                  11.10    Counterparts......................................................................... 39
                           ------------
                  11.11    Captions............................................................................. 39
                           --------
                  11.12    Interpretations...................................................................... 39
                           ---------------
                  11.13    Enforcement of Agreement............................................................. 39
                           ----------- -- ---------
                  11.14    Severability......................................................................... 39
                           ------------

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 6, 1998, by and between CB & T, Inc., a Tennessee corporation having its principal office located in McMinnville, Tennessee ("Subject Company"), Union Planters Holding Corporation, a Tennessee corporation having its principal office located in Memphis, Tennessee ("Merger Subsidiary"), and joined in by Union Planters Corporation, a Tennessee corporation having its principal office located in Memphis, Tennessee ("Parent").

                                    PREAMBLE

         The Boards of Directors of Subject Company, Merger Subsidiary and Parent are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement and the Plan of Merger attached hereto at Exhibit 1 and incorporated herein by reference, provide for the acquisition of Subject Company by Parent pursuant to the merger of Subject Company with and into Merger Subsidiary. At the effective time of such merger, the outstanding shares of the common stock of Subject Company shall be converted into the right to receive shares of the common stock of Parent (except as provided in Sections 3.3 and 3.4 of this Agreement). As a result, shareholders of Subject Company shall become shareholders of Parent and Surviving Corporation shall continue to conduct its business and operations as a wholly owned subsidiary of Parent. The transactions described in this Agreement are subject to the approvals of the shareholders of Subject Company, the Board of Governors of the Federal Reserve System, the Department of Financial Institutions of the State of Tennessee, and other applicable federal and state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that (i) for federal income tax purposes this Agreement shall constitute a plan of merger and the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes the Merger shall qualify for treatment as a pooling-of-interests.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, Subject Company shall be merged with and into Merger Subsidiary in accordance with the provisions of Section 48-21-109 of the TBCA and with the effect provided in Section 48-21-108 of the TBCA (the "Merger"). Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Agreement and the Plan of Merger, which have been or will be approved and adopted by the respective Boards of Directors of Subject Company, Parent and Merger Subsidiary.

         1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on a date designated by Parent

                           UPC/CBT AGREEMENT - Page 1
which date shall be within 60 days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger (taking into account any requisite waiting period in respect thereof), (ii) the date on which the shareholders of Subject Company approve this Agreement, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each Party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

         1.4 Restructure of Transaction. Parent shall, in its reasonable discretion, have the unilateral right to revise the structure of the Merger contemplated by this Agreement in order to achieve tax benefits or for any other reason which Parent may deem advisable; provided, however, that Parent shall not have the right, without the approval of the Board of Directors of Subject Company and, if required by the TBCA, the holders of the Subject Company Common Stock, to make any revision to the structure of the Merger which: (i) changes the amount of the consideration which the holders of shares of Subject Company Common Stock are entitled to receive (determined in the manner provided in Section 3.1 of this Agreement); (ii) changes the intended tax free effects of the Merger to Parent, Subject Company or the holders of shares of Subject Company Common Stock or changes the intended pooling-of-interests accounting treatment; (iii) would permit Parent to pay the consideration other than by delivery of Parent Common Stock registered with the SEC (in the manner described in Section 4.1 of this Agreement); (iv) would be materially adverse to the interests of Subject Company or adverse to the holders of shares of Subject Company Common Stock; (v) would materially impede or delay consummation of the Merger; or (vi) would require a vote of Parent's shareholders under relevant state Law. Parent may exercise this right of revision by giving written notice to Subject Company in the manner provided in
Section 11.8 of this Agreement which notice shall be in the form of an amendment to this Agreement and the Plan of Merger or in the form of an Amended and Restated Agreement and Plan of Merger.

                                   ARTICLE 2
                                TERMS OF MERGER

         2.1 Charter. The Charter (the "Charter") of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         2.2 ByLaws. The Bylaws of Merger Subsidiary (the "Bylaws") in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         2.3 Directors and Officers. The directors of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. Subject to the provisions of this Article 3 (and Section 7 of the Plan of Merger), at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, Subject Company, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) Each share of Parent Capital Stock, including any associated Parent Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.


                           UPC/CBT AGREEMENT - Page 2

             (b) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of the Surviving Corporation from and after the Effective Time.

             (c) Except for Dissenting Shares, each share of Subject Company Common Stock, including any associated or attached Subject Company Rights, (excluding shares held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 5.488 shares of Parent Common Stock (subject to possible adjustment as set forth in Section 10.1(f) of this Agreement, the "Exchange Ratio"). Pursuant to the Parent Rights Agreement, each share of Parent Common Stock issued in connection with the Merger upon conversion of Subject Company Common Stock shall be accompanied by a Parent Right.

             (d) Dissenting Shares shall not be converted pursuant to Section 3.1(c) in the Merger but, at and after the Effective Time, shall represent only the right to receive payment in accordance with the TBCA. If a holder of Dissenting Shares becomes ineligible for payment under the TBCA, then such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in Section 3.1(c) effective as of the Effective Time.

         3.2 Anti-Dilution Provisions. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding after the date of this Agreement and prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Shares Held by Subject Company or Parent. Each of the shares of Subject Company Common Stock held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Subject Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of Parent Common Stock multiplied by the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4
                               EXCHANGE OF SHARES


         4.1 Exchange Procedures. Promptly after the Effective Time, Parent and Subject Company shall cause the exchange agent selected by Parent (the "Exchange Agent") to mail to the former shareholders of Subject Company appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Subject Company Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Subject Company shall have the right to review and approve the transmittal materials. The Exchange Agent may establish reasonable and customary rules and procedures


                           UPC/CBT AGREEMENT - Page 3
in connection with its duties. After the Effective Time, each holder of shares of Subject Company Common Stock (other than Dissenting Shares or shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1(c) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Subject Company Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Parent Common Stock to which such holder may be otherwise entitled (without interest). Parent shall not be obligated to deliver the consideration to which any former holder of Subject Company Common Stock is entitled as a result of the merger until such holder surrenders such holder's certificate or certificates representing the shares of Subject Company Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Subject Company Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Parent nor the Exchange Agent shall be liable to a holder of Subject Company Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former Subject Company Shareholders. At the Effective Time, the stock transfer books of Subject Company shall be closed as to holders of Subject Company Common Stock immediately prior to the Effective Time and no transfer of Subject Company Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Subject Company Common Stock (other than Dissenting Shares or shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1(c) and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligations to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Subject Company in respect of such shares of Subject Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Subject Company Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Subject Company Common Stock certificate, both a Parent Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate. In the event any Subject Company Common Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF SUBJECT COMPANY

         Subject Company hereby represents and warrants to Parent, except as set forth on the Subject Company Disclosure Memorandum, as follows:

         5.1 Organization, Standing, and Power. Subject Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority


                           UPC/CBT AGREEMENT - Page 4
to carry on its business as now conducted and to own, lease, and operate its Assets. Subject Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

         5.2 Authority; No Breach by Agreement. (a) Subject Company has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement by Subject Company's duly constituted Board of Directors) in respect thereof on the part of Subject Company, subject to the approval of this Agreement and the Plan of Merger by the holders of the outstanding shares of Subject Company Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Subject Company. Subject to such requisite shareholder approval and assuming due authorization, execution and delivery of this Agreement and the Plan of Merger by each of Parent and Merger Subsidiary, this Agreement and the Plan of Merger each represents a legal, valid, and binding obligation of Subject Company, enforceable against Subject Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws (including provisions of the U.S. and Tennessee Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

             (b) Neither the execution and delivery of this Agreement or the Plan of Merger by Subject Company, nor the consummation by Subject Company of the transactions contemplated hereby, nor compliance by Subject Company with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of the Charter or Bylaws, or (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Lien on any material Asset of Subject Company or any Subject Company Subsidiary under, any Contract or Permit of Subject Company or any Subject Company Subsidiary, except for such Defaults, Liens and Consents, which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to Subject Company, its Subsidiaries or any of their respective material Assets.

             (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Subject Company of the Merger and the other transactions contemplated in this Agreement.

         5.3 Capital Stock. (a) The authorized capital stock of Subject Company consists of: 1,000,000 shares of Subject Company Common Stock, of which 264,113 shares are issued and outstanding as of the date of this Agreement (exclusive of treasury shares) and not more than 264,113 shares of Subject Company Common Stock will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Subject Company are duly and validly issued and outstanding and are fully paid and nonassessable under the TBCA and Subject Company's Charter and Bylaws. None of the outstanding shares of capital stock of Subject Company has been issued in violation of any preemptive rights of the current or past shareholders of Subject Company.


                           UPC/CBT AGREEMENT - Page 5

             (b) Other than as set forth in Section 5.3(a), there are no shares of capital stock or other equity securities of Subject Company outstanding and no outstanding Rights relating to the capital stock of Subject Company.

         5.4 Subject Company Subsidiaries. Subject Company has disclosed in
Section 5.4 of the Subject Company Disclosure Memorandum all of the Subject Company Subsidiaries that are corporations (identifying its jurisdiction of incorporation) and all of the Subject Company Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, and the amount and nature of the ownership interest therein of Subject Company Subsidiaries). Subject Company or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the Subject Company Subsidiaries. No capital stock (or other equity interest) of any Subject Company Subsidiary is or may become required to be issued (other than to another Subject Company Subsidiary) by reason of any option, warrant or any other type of right, and there are no Contracts by which Subject Company or any of the Subject Company Subsidiaries is bound to issue (other than to Subject Company or another of the Subject Company Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which Subject Company or any of the Subject Company Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of Subject Company or any of the Subject Company Subsidiaries (other than to Subject Company or any of the Subject Company Subsidiaries). There are no Contracts relating to the rights of Subject Company or any Subject Company Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of Subject Company or any Subject Company Subsidiary. All of the shares of capital stock (or other equity interests) of each Subject Company Subsidiary held by Subject Company or any Subject Company Subsidiary are fully paid and nonassessable under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by Subject Company or a Subject Company Subsidiary free and clear of any Liens. Each Subject Company Subsidiary is either a bank, federal savings bank, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Subject Company Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. The only Subject Company Subsidiary that is a depository institution is the City Bank & Trust Company, McMinnville, Tennessee (the "Bank") . The Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund. The minute book and other organizational documents (and all amendments thereto) for Subject Company and each Subject Company Subsidiary that is a "Significant Subsidiary" (as such term is defined in Regulation S-X promulgated under the 1934 Act) have been or will be made available to Parent for its review, and are true and complete as in effect as of the date of this Agreement.

         5.5 Financial Statements. (a) Each of the Subject Company Financial Statements (including, in each case, any related notes) contained in the Subject Company SEC Reports, including any Subject Company SEC Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented, or will fairly present, in all material respects the consolidated financial position of Subject Company and the Subject Company Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.


                           UPC/CBT AGREEMENT - Page 6

             (b) Each of the Subject Company Financial Statements (including, in each case, any related notes) complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented, or will fairly present, in all material respects the consolidated financial position of Subject Company and its Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         5.6 Absence of Undisclosed Liabilities. Neither Subject Company nor any of the Subject Company Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Subject Company as of September 30, 1997, included in the Subject Company Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Neither Subject Company nor any of the Subject Company Subsidiaries has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice or which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company or (ii) in connection with the transactions contemplated by this Agreement.

         5.7 Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the Subject Company Financial Statements made available prior to the date of this Agreement or contemplated by pending federal legislation or regulations applicable to financial institutions generally, or as disclosed in Section 5.7 of the Subject Company Disclosure Memorandum, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

         5.8 Tax Matters. Except as set forth in Section 5.8 of the Subject Company Disclosure Memorandum:


             (a) All material Tax Returns required to be filed by or on behalf of Subject Company or any of the Subject Company Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination or refund Litigation with respect to any material Taxes, except as reserved against in the Subject Company Financial Statements made available prior to the date of this Agreement. All material Taxes and other material Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no material Liens with respect to Taxes upon any of the Assets of Subject Company or any of the Subject Company Subsidiaries.

             (b) Neither Subject Company nor any of the Subject Company Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

             (c) Adequate provision for any material Taxes due or to become due for Subject Company or the Subject Company Subsidiaries for the period or periods through and including the date of the respective Subject Company Financial Statements has been made and is reflected on such Subject Company Financial Statements.

             (d) Material deferred Taxes of Subject Company and the Subject Company Subsidiaries have been provided for in accordance with GAAP.


                           UPC/CBT AGREEMENT - Page 7

              (e) Subject Company and the Subject Company Subsidiaries are in material compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W- 9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

              (f) Neither Subject Company nor any of the Subject Company Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

              (g) Neither Subject Company nor any of the Subject Company Subsidiaries is a party to any tax allocation or sharing agreement and neither Subject Company nor any of the Subject Company Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Subject Company) or has any material Liability for taxes of any Person (other than Subject Company and the Subject Company Subsidiaries) under Treasury Regulation Section 1.15026 (or any similar provision of state, local, or foreign law) as a transferee or successor or by Contract or otherwise.

         5.9 Assets. Except as disclosed or reserved against in the Subject Company Financial Statements made available prior to the date of this Agreement, to the Knowledge of Subject Company, Subject Company and the Subject Company Subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of Subject Company and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business of Subject Company and its Subsidiaries. All Assets which are material to Subject Company's business on a consolidated basis, held under leases or subleases by the Subject Company or any of the Subject Company Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws (including provisions of the U.S. and Tennessee Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Subject Company and the Subject Company Subsidiaries currently maintain insurance in amounts, scope, and coverage which, in the reasonable opinion of management of Subject Company, are adequate for the operations of Subject Company and the Subject Company Subsidiaries. Neither Subject Company nor any of the Subject Company Subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under any such policies of insurance and no notices have been given by Subject Company or any of the Subject Company Subsidiaries under such policies, except as disclosed in Section 5.9 of the Subject Company Disclosure Memorandum.

         5.10 Intellectual Property. All of the Intellectual Property rights of Subject Company and the Subject Company Subsidiaries are in full force and effect and, if applicable, constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Subject Company, there currently are not, any Defaults thereunder by Subject Company or a Subject Company Subsidiary. Subject Company or a Subject Company Subsidiary owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. Neither Subject Company nor any of the Subject Company Subsidiaries nor, to the Knowledge of Subject Company, their respective predecessors has infringed the Intellectual Property rights of others and, to the Knowledge of Subject Company, none of the Intellectual Property rights as used in the business conducted by Subject Company or the Subject Company Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. To the Knowledge of Subject Company, neither Subject Company nor the Subject Company Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Subject Company or a Subject Company Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of Subject Company or the Subject


                           UPC/CBT AGREEMENT - Page 8

Company Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including Subject Company or any of the Subject Company Subsidiaries.

         5.11 Environmental Matters. Except as set forth in Section 5.11 of the Subject Company Disclosure Memorandum:

              (a) To the Knowledge of Subject Company, each of Subject Company and the Subject Company Subsidiaries, its Participation Facilities, and its Operating Properties are, and have been, operated or maintained in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

              (b) To the Knowledge of Subject Company, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which Subject Company, any of the Subject Company Subsidiaries or any of their respective Operating Properties or Participation Facilities (or Subject Company in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Subject Company or any of the Subject Company Subsidiaries or any of their respective Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, nor, to the Knowledge of Subject Company, is there any reasonable basis in fact for Subject Company to expect the commencement of any Litigation of a type described in this sentence in the reasonably foreseeable future.

              (c) During the period of (i) Subject Company's or any of the Subject Company Subsidiaries' ownership or operation of any of their respective current properties, (ii) Subject Company's or any of the Subject Company Subsidiaries' participation in the management of any Participation Facility, or
(iii) Subject Company's or any of the Subject Company Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Subject Company, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. Prior to the period of (i) Subject Company's or any of the Subject Company Subsidiaries' ownership or operation of any of their respective current properties, (ii) Subject Company's or any of the Subject Company Subsidiaries' participation in the management of any Participation Facility, or (iii) Subject Company's or any of the Subject Company Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Subject Company, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

         5.12 Compliance With Laws. Subject Company is duly registered as a bank holding company under the BHC Act. Each of Subject Company and the Subject Company Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such Permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. Neither Subject Company nor any of the Subject Company Subsidiaries:

              (a) is, to the Knowledge of Subject Company, in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company; or

              (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Subject Company or any of


                           UPC/CBT AGREEMENT - Page 9
the Subject Company Subsidiaries is not in material compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring Subject Company or any of the Subject Company Subsidiaries to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.13 Labor Relations. Neither Subject Company nor any of the Subject Company Subsidiaries is the subject of any Litigation asserting that Subject Company or any of the Subject Company Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel Subject Company or any of the Subject Company Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Subject Company or any of the Subject Company Subsidiaries, pending or, to the Knowledge of Subject Company, threatened, or to the Knowledge of Subject Company, is there any activity involving Subject Company's or any of the Subject Company Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.14 Employee Benefit Plans. (a) Subject Company has disclosed in
Section 5.14(a) of the Subject Company Disclosure Memorandum, and has delivered or made available to Parent prior to the execution of this Agreement copies in each case of, all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Subject Company or the Subject Company Subsidiaries or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of Subject Company or any Subject Company Subsidiary and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of Subject Company or any Subject Company Subsidiary are eligible to participate (collectively, the "Subject Company Benefit Plans"). Any of the Subject Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Subject Company ERISA Plan." Neither Subject Company nor any Subject Company Subsidiary maintains any "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code). No Subject Company Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

              (b) All Subject Company Benefit Plans are in material compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. Each Subject Company ERISA Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has either received a favorable determination letter from the Internal Revenue Service (and Subject Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter), if the ERISA Plan is a standardized plan, or timely application has been made therefor. To the Knowledge of Subject Company, neither Subject Company nor any of the Subject Company Subsidiaries has engaged in a transaction with respect to any Subject Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Subject Company to a material Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

              (c) No "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or any "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, formerly maintained by Subject Company or any of the Subject Company Subsidiaries, or the single-employer plan of any entity which is considered one employer with Subject Company under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA. Neither Subject Company nor any of the Subject Company Subsidiaries has provided, or, to Subject Company's knowledge, is


                          UPC/CBT AGREEMENT - Page 10
required to provide, security to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

              (d) Within the six year period preceding the Effective Time, no material Liability under Subtitle C or D of Title IV of ERISA has been incurred by Subject Company or any of the Subject Company Subsidiaries with respect to any current, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. Neither Subject Company nor any of the Subject Company Subsidiaries has incurred any material withdrawal Liability with respect to a multi-employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30 day reporting requirement has not been waived, has been required to be filed for any Subject Company Pension Plan or by any ERISA Affiliate within the 12 month period ending on the date hereof.

              (e) Subject Company has disclosed in Section 5.14(e) of the Subject Company Disclosure Memorandum its arrangements for coverage of retiree health insurance. Neither Subject Company nor any of the Subject Company Subsidiaries has any material Liability for retiree health and life benefits under any of the Subject Company Benefit Plans.

              (f) Except as set forth in Section 5.14(f) of the Subject Company Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or any employee of Subject Company or any of the Subject Company Subsidiaries from Subject Company or any of the Subject Company Subsidiaries under any Subject Company Benefit Plan, (ii) materially increase any benefits otherwise payable under any Subject Company Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

              (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Subject Company Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or
Section 302 of ERISA, have been fully reflected on the Subject Company Financial Statements to the extent required by and in accordance with GAAP.

         5.15 Material Contracts. Except as set forth in Section 5.15 of the Subject Company Disclosure Memorandum, neither Subject Company, the Subject Company Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by Subject Company or any of the Subject Company Subsidiaries or the guarantee by Subject Company or any of the Subject Company Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business),
(iii) any Contracts which prohibit or restrict Subject Company or any of the Subject Company Subsidiaries from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contracts between or among Subject Company and the Subject Company Subsidiaries, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract (not disclosed in the Subject Company Financial Statements delivered prior to the date of this Agreement) which is a financial derivative Contract (including various combinations thereof), and (vi) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Subject Company SEC Report filed by Subject Company with the SEC prior to the date of this Agreement if Subject Company was required to file SEC Reports (together with all Contracts referred to in Sections 5.9 and 5.14(a) of this Agreement, the "Subject Company Contracts"). With respect to each Subject Company Contract: (i) the Contract is in full force and effect; (ii) neither Subject Company nor any Subject Company Subsidiary is in Default thereunder; (iii) neither Subject Company nor its Subsidiaries has


                          UPC/CBT AGREEMENT - Page 11
repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Subject Company, in Default in any respect or has repudiated or waived any material provision thereunder.

         5.16 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Subject Company, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Subject Company or any of the Subject Company Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Subject Company or any of the Subject Company Subsidiaries. Section 5.16 of the Subject Company Disclosure Memorandum includes a summary report of all material Litigation as of the date of this Agreement to which Subject Company or any Subject Company Subsidiary is a party and which names Subject Company or a Subject Company Subsidiary as a defendant or cross-defendant.

         5.17 Reports. Since January 1, 1994, or the applicable date of organization if later, Subject Company and each Subject Company Subsidiary has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements (the "Subject Company SEC Reports"), (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each Subject Company SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the Subject Company Subsidiaries is required to file any SEC Documents.

         5.18 Statements True and Correct. None of the information supplied or to be supplied by Subject Company for inclusion in the Registration Statement to be filed by Parent with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Subject Company for inclusion in the Proxy Statement to be mailed to Subject Company's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by Subject Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Subject Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Subject Company or the Subject Company Subsidiaries are responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.19 Accounting, Tax, and Regulatory Matters. Neither Subject Company nor any of the Subject Company Subsidiaries has Knowledge of any action taken or of any fact or circumstance relating to Subject Company that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement.


                          UPC/CBT AGREEMENT - Page 12

         5.20 Charter Provisions; Takeover Laws. Subject Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Bylaws or other governing instruments of Subject Company or any Subject Company Subsidiary or restrict or impair the ability of Parent or any of the Parent Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Subject Company or any Subject Company Subsidiary.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent hereby represents and warrants to Subject Company, except as set forth on Parent's Disclosure Memorandum, as follows:

         6.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Parent is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         6.2 Authority; No Breach by Agreement. (a) Parent has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been or will be duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement and the Plan of Merger by Parent's duly constituted Board of Directors) in respect thereof on the part of Parent, subject to the adoption of an amendment to the charter of Parent to increase the number of authorized shares of Parent Common Stock. Assuming due authorization, execution and delivery of this Agreement and the Plan of Merger by Subject Company, this Agreement and the Plan of Merger each represents a legal, valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws (including provisions of the U.S. and Tennessee Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

             (b) Neither the execution and delivery of this Agreement or the Plan of Merger by Parent, nor the compliance by Parent with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Parent's Restated Charter of Incorporation or Bylaws (subject to the amendment of the Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock), or (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Lien on any material Asset of Parent or any Parent Subsidiary under, any Contract or Permit of Parent or any Parent Subsidiary, except for such Defaults, Liens and Consents, which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to Parent or any Parent Subsidiary or any of their respective material Assets.

             (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a


                          UPC/CBT AGREEMENT - Page 13

Material Adverse Effect on Parent, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Parent of the Merger and the other transactions contemplated in this Agreement.

         6.3 Capital Stock. The authorized capital stock of Parent consists of
(i) 100,000,000 shares of Parent Common Stock, of which 68,077,181 shares were issued and outstanding as of October 31, 1997, and (ii) 10,000,000 shares of Parent Preferred Stock, of which 2,278,228 shares of Parent Series E Preferred Stock were issued and outstanding as of October 31, 1997. All of the issued and outstanding shares of Parent Capital Stock are, and, subject to the amendment of Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock, all of the shares of Parent Common Stock to be issued in exchange for shares of Subject Company Common Stock upon consummation of the Merger, when issued in exchange for shares of Subject Company Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the TBCA. None of the outstanding shares of Parent Capital Stock has been, and none of the shares of Parent Common Stock to be issued in exchange for shares of Subject Company Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Parent.

         6.4 Parent Subsidiaries. Except for Capital Factors, Inc., a majority of the outstanding stock of which may be acquired prior to the Closing Date, Parent or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the Parent Subsidiaries. No capital stock (or other equity interest) of any Parent Subsidiary is or may become required to be issued (other than to another Parent Subsidiary) by reason of any rights, and there are no Contracts by which the Parent or any of the Parent Subsidiaries are bound to issue (other than to Parent or any of the Parent Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which Parent or any of the Parent Subsidiaries are or may be bound to transfer any shares of the capital stock (or other equity interests) of any of Parent or any of the Parent Subsidiaries (other than to Parent or any of the Parent Subsidiaries). There are no Contracts relating to the rights of Parent or any Parent Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of Parent or any of the Parent Subsidiaries. All of the shares of capital stock (or other equity interests) of each Parent Subsidiary held by Parent or any Parent Subsidiary are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by Parent or a Parent Subsidiary free and clear of any Liens. Each Parent Subsidiary is either a bank, a savings association, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Parent Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. The minute book and other organizational documents (and all amendments thereto) for each of Parent and each Parent Subsidiary that is a Significant Subsidiary have been made available to Subject Company for its review, and are true and complete as in effect as of the date of this Agreement.

         6.5 Financial Statements. Each of the Parent Financial Statements (including, in each case, any related notes) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented, or will fairly present, in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the


                          UPC/CBT AGREEMENT - Page 14
periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         6.6 Absence of Undisclosed Liabilities. Neither Parent nor any of the Parent Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Parent as of September 30, 1997, included in the Parent Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Neither Parent nor any of the Parent Subsidiaries has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice or which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent or (ii) in connection with the transaction contemplated by this Agreement.

         6.7 Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the Parent SEC Reports made available prior to the date of this Agreement or contemplated by pending federal legislation or regulations applicable to financial institutions generally, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, and (ii) prior to the date of this Agreement, Parent has not taken any action or failed to take any action, that after such date, would represent or result in a material breach or violation of any covenant of Parent contained in this Agreement.

         6.8 Tax Matters. (a) All material Tax Returns required to be filed by or on behalf of Parent or any of the Parent Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, or refund Litigation with respect to any material Taxes, except as reserved against in the Parent Financial Statements delivered prior to the date of this Agreement. All material Taxes and other material Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no material Liens with respect to Taxes upon any of the Assets of Parent or any of the Parent Subsidiaries.

             (b) Adequate provision for any material Taxes due or to become due for Parent or any of the Parent Subsidiaries for the period or periods through and including the date of the respective Parent Financial Statements has been made and is reflected on such Parent Financial Statements.

             (c) Material deferred Taxes of Parent and the Parent Subsidiaries have been provided for in accordance with GAAP.

         6.9 Environmental Matters. (a) To the Knowledge of Parent, each of Parent and the Parent Subsidiaries, its Participation Facilities, and its Operating Properties are, and have been, operated or maintained in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

             (b) To the Knowledge of Parent, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which Parent or any of the Parent Subsidiaries or any of their respective Operating Properties or Participation Facilities (or Parent in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Parent or any of the Parent Subsidiaries or any of their respective Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, nor, to the


                          UPC/CBT AGREEMENT - Page 15

Knowledge of Parent, is there any reasonable basis in fact for Parent to expect the commencement of any Litigation of a type described in this sentence in the reasonably foreseeable future.

              (c) During the period of (i) Parent's or any of the Parent Subsidiaries' ownership or operation of any of their respective current properties, (ii) any Parent's or any of the Parent Subsidiaries' participation in the management of any Participation Facility, or (iii) Parent's or any of the Parent Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Parent, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. Prior to the period of (i) Parent's or any of Parent Subsidiaries' ownership or operation of any of their respective current properties, (ii) Parent's or any of Parent Subsidiaries' participation in the management of any Participation Facility, or
(iii) Parent or any of Parent Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Parent, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         6.10 Compliance With Laws. Parent is duly registered as a bank holding company under the BHC Act. Each of Parent and the Parent Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither Parent nor any of the Parent Subsidiaries:

              (a) is, to the Knowledge of Parent, in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent; or

              (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Parent or any Parent Subsidiary is not in material compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring Parent or any Parent Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         6.11 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Parent, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Parent or any Parent Subsidiary, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Parent or any Parent Subsidiary.

         6.12 Reports. Since January 1, 1994, or the applicable date of organization if later, Parent and each Parent Subsidiary has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements (the "Parent SEC Reports"), (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including, the financial statements, exhibits, and schedules thereto complied in all material respects with all applicable Laws. As of its respective date, each Parent SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made


                          UPC/CBT AGREEMENT - Page 16
therein, in light of the circumstances under which they were made, not misleading. Except for Parent Subsidiaries that are registered as a broker, dealer, or investment advisor, no Parent Subsidiary is required to file any SEC Documents.

         6.13 Statements True and Correct. None of the information supplied or to be supplied by Parent for inclusion in the Registration Statement to be filed by Parent with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Parent for inclusion in the Proxy Statement to be mailed to Subject Company's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by Parent or any Parent Subsidiary with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Subject Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Parent or any Parent Subsidiary is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.14 Accounting, Tax, and Regulatory Matters. Neither Parent nor any Parent Subsidiary has taken any action or has Knowledge of any action taken or of any fact or circumstance relating to Parent that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of Subject Company. Unless the prior written consent of Parent shall have been obtained, and except as otherwise expressly contemplated herein or expressly provided for in the Subject Company Disclosure Memorandum, Subject Company shall and shall cause each of the Subject Company Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) use reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2 Negative Covenants of Subject Company. Except as specifically permitted by this Agreement or as and to the extent expressly disclosed or provided for in the Subject Company Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Subject Company covenants and agrees that it will not do or agree or commit to do, or permit any of the Subject Company Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of Parent, which consent shall not be unreasonably withheld:

             (a) amend the Charter, Bylaws, or other governing instruments of Subject Company or any Subject Company Subsidiary; or


                          UPC/CBT AGREEMENT - Page 17

             (b) Except for debt to be incurred in connection with the purchase of certain imaging equipment necessary for Subject Company's operations (estimated to be approximately $125,000 to $145,000), incur any additional debt obligation for borrowed money (other than indebtedness of Subject Company or the Subject Company Subsidiaries to each other) in excess of an aggregate of $100,000 (for Subject Company and the Subject Company Subsidiaries on a consolidated basis) except in the ordinary course of the business of the Subject Company Subsidiaries consistent with past practices (which shall include, for the Subject Company Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any material Asset of Subject Company or any of the Subject Company Subsidiaries of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Subject Company Disclosure Memorandum); or

             (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Subject Company or any of the Subject Company Subsidiaries, or declare or pay any dividend or make any other distribution in respect of Subject Company's capital stock, provided that Subject Company may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular semi-annual cash dividends on the shares of Subject Company Common Stock at a rate not in excess of $2.50 per share with usual and regular record and payment dates in accordance with past practice, provided, that, notwithstanding the provisions of Section 1.3, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the semi-annual period in which the Effective Time occurs, the holders of Subject Company Common Stock do not become entitled to receive both a dividend in respect of their Subject Company Common Stock and a dividend in respect of Parent Common Stock or fail to be entitled to receive any dividend; or

             (d) except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of its common stock or any other capital stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

             (e) adjust, split, combine or reclassify any capital stock of Subject Company or any of the Subject Company Subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Subject Company Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Subject Company Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Subject Company Subsidiary) or any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

             (f) except for purchases of investment securities acquired in the ordinary course of business consistent with past practice, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Subsidiary of Subject Company, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

             (g) grant any increase in compensation or benefits to the employees or officers of Subject Company or the Subject Company Subsidiaries, except in the ordinary course of business consistent with past practice or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of Subject Company or the Subject Company Subsidiaries; grant any material increase in fees or other


                          UPC/CBT AGREEMENT - Page 18
increases in compensation or other benefits to directors of Subject Company or the Subject Company Subsidiaries; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of Subject Company); or

             (h) enter into or amend any employment Contract between Subject Company or the Subject Company Subsidiaries and any Person (unless such amendment is required by Law) that Subject Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

             (i) adopt any new employee benefit plan of Subject Company or the Subject Company Subsidiaries or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of Subject Company or the Subject Company Subsidiaries other than any such change that is required by Law or is requested by Parent, or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practices; or

             (j) make any material change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

             (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of Subject Company or the Subject Company Subsidiaries for material money damages or restrictions upon the operations of Subject Company or the Subject Company Subsidiaries; or

             (l) except in the ordinary course consistent with past practice, enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

         7.3 Covenants of Parent. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Parent covenants and agrees that it shall (i) continue to conduct its business and the business of the Parent Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the Parent Common Stock and the business prospects of Parent and the Parent Subsidiaries, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby or prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, or (c) result in Parent entering into an agreement with respect to an Acquisition Proposal with a third party which could be reasonably expected to result in the Merger not being consummated or an agreement with respect to an Acquisition Proposal to be consummated prior to the Closing Date which would effect a change in the number or kind of shares of Parent Common Stock held by Parent shareholders immediately prior to such consummation; provided, that the foregoing shall not prevent Parent or any Parent Subsidiary from acquiring any other Assets or businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the reasonable judgment of Parent, desirable in the conduct of the business of Parent and the Parent Subsidiaries and would not, in the reasonable judgment of Parent, likely delay the Effective Time to a date subsequent to the date set forth in Section 10.1(e) of this Agreement.

         7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.


                          UPC/CBT AGREEMENT - Page 19

         7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and, to the extent permitted by Law, shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. Each of Parent and Subject Company shall prepare and file the Registration Statement, of which the Proxy Statement shall form a part, with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and Parent shall take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Parent Common Stock upon consummation of the Merger. Each of Parent and Subject Company shall furnish all information concerning it and the holders of its capital stock as the other Party may reasonably request in connection with such action. Subject Company shall call a Shareholders' Meeting, to be held after the Registration Statement is declared effective by the SEC for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as it deems appropriate. Assuming the Registration Statement is then effective, the Subject Company shall call the Shareholders' Meeting to be held not later than 40 days after the Parent's 1998 Annual Meeting of Shareholders. Otherwise, the Subject Company shall call a Shareholders' Meeting as soon thereafter as practicable after the Registration Statement is declared effective by the SEC. In connection with the Shareholders' Meeting, (i) the Board of Directors of Subject Company shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to its shareholders the approval of the Merger, and (ii) the Board of Directors (subject to compliance with its fiduciary duties as advised by counsel) and officers of Subject Company shall use their reasonable efforts to obtain shareholder approval.

         8.2 Authorization of Shares; Exchange Listing. Parent shall submit to its shareholders, at the 1998 Annual Meeting of Shareholders of Parent, a proposal to amend the Restated Charter of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock by up to 100,000,000 shares and, subject to the approval of such amendment by the shareholders of Parent, shall cause such amendment to become effective and reserve for issuance a sufficient number of shares of Parent Common Stock for the purpose of issuing shares of Parent Common Stock in accordance with the provisions of Section 3.1 of this Agreement and the Plan of Merger. Parent shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Parent Common Stock to be issued to the holders of Subject Company Common Stock or Subject Company Options pursuant to the Merger, and Parent shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

         8.3 Applications. Parent shall prepare and file, and Subject Company shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. At least five business days prior to each filing, Parent shall provide Subject Company and its counsel with copies of such applications. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.


                          UPC/CBT AGREEMENT - Page 20

         8.4 Filings With State Offices. Upon the terms and subject to the conditions of this Agreement, Parent, Merger Subsidiary and Subject Company shall execute and file the Articles of Merger with the Secretary of State of the State of Tennessee in connection with the Closing.

         8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6 Investigation and Confidentiality. (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Neither Party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such Party's customers, jeopardize any attorney-client privilege or contravene any Law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. No investigation by a Party shall affect the representations and warranties of the other Party.

             (b) Each Party will hold, and will cause its respective Affiliates and their respective officers, directors, employees, agents, consultants, and other representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary Consents of Regulatory Authorities) or by other requirements of Law, all confidential documents and confidential or proprietary information concerning the other Parties gathered from the other Parties, or their respective officers, directors, employees, agents, consultants or Representatives, pursuant to this Agreement, except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the Party receiving such documents or information,
(b) in the public domain through no fault of such receiving Party, or (c) later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Except as provided in Sections 8.1,
8.2 and 8.3 hereof, no Party will disclose or otherwise provide any such confidential or proprietary documents or information to any other Person, except to the Party's auditors, Representatives and other consultants and advisors who need such documents or information in connection with this Agreement and the transactions contemplated hereby, and the Parties agree to cause each of the foregoing to be subject to and bound by the confidentiality provisions hereof.

         8.7 Press Releases. Prior to the Effective Time, Subject Company and Parent shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section
8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8 Certain Actions. (a) Except with respect to this Agreement and the transactions contemplated hereby, after the date of this Agreement, neither Subject Company, the Subject Company Subsidiaries nor any Representatives thereof retained by Subject Company or the Subject Company Subsidiaries shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Subject Company's Board of Directors as advised by counsel, Subject Company, the Subject Company


                          UPC/CBT AGREEMENT - Page 21

Subsidiaries, or Representatives thereof shall not furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Subject Company may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Subject Company shall promptly notify Parent orally and in writing in the event that it receives any Acquisition Proposal or inquiry related thereto. Subject Company shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

             (b) As a condition of and as an inducement to Parent's entering into this Agreement, Subject Company covenants, acknowledges, and agrees that it shall be a specific, absolute, and unconditionally binding condition precedent to Subject Company's entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal, other than this Agreement and the transactions contemplated in this Agreement, regardless of whether Subject Company has otherwise complied with the provisions of Section 8.8(a) hereof, that Subject Company or such third party which is a party of the Acquisition Proposal shall have paid Parent, as liquidated damages, the sum of Four Million Eight Hundred Fifty Thousand Dollars ($4,850,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by Parent's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of Parent in negotiating and undertaking to carry out the transactions contemplated by this Agreement; and
(ii) indirect costs and expenses of Parent in connection with the transactions contemplated by this Agreement, including Parent's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; and (iii) Parent's loss as a result of the transactions contemplated by this Agreement not being consummated. Accordingly, Subject Company hereby stipulates and covenants that prior to Subject Company's entering into a letter of intent, agreement in principle, or definitive agreement, (whether binding or non-binding, conditional or unconditional) with any third party with respect to an Acquisition Proposal or supporting or indicating an intent to support an Acquisition Proposal, either Subject Company or such third party shall have paid to Parent the amount set forth above in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent imposed by this Section 8.8. Notwithstanding anything to the contrary in this
Section 8.8(b), in the event such Acquisition Proposal should be the result of a hostile takeover of Subject Company, any sums due Parent hereunder shall be paid only at the closing of the transactions set forth in such Acquisition Proposal. Parent acknowledges that under no circumstances shall any officer or director of Subject Company) (unless such officer or director shall have an interest in a potential acquiring party in any Acquisition Proposal) be held personally liable to Parent for any amount of the foregoing payment. On payment of such amount to Parent, Parent shall have no cause of action or claim (either in law or equity) whatsoever against Subject Company, or any officer of director of Subject Company, with respect to or in connection with such Acquisition Proposal or this Agreement.

             (c) The requirements, conditions, and obligations imposed by this
Section 8.8 shall continue in full force and effect from the date of this Agreement until the earlier of (i) the Effective Time or (ii) August 31, 1998, unless the failure to consummate the transactions contemplated by this Agreement by such date results from or is related to pending or threatened Litigation arising out of or in connection with the Merger or an Acquisition Proposal related to Subject Company or any Subject Company Subsidiary, in which case the date shall be extended to that date which is thirty (30) days after the final termination of such Litigation or threatened Litigation; or (iii) the date on which this Agreement shall have been terminated (i) mutually by the Parties pursuant to Section 10.1(a) of this Agreement; (ii) by Subject Company pursuant to Section 10.1(b), 10.1(c) or 10.1(f) of this Agreement; (iii) by Subject Company pursuant to Section 10.1(e), but only in the event the failure to close by the particular date is not due to pending or threatened Litigation or other delays related to an Acquisition Proposal; (iv) by either Party pursuant to Section 10.1(d)(1)(i) of this Agreement; or (v) by Parent pursuant to Section 10.1(d)(2) of this Agreement.


                          UPC/CBT AGREEMENT - Page 22

         8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action within its control which would cause the Merger not to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes; provided, however, that should Parent's shareholders fail to approve the amendment to Parent's Restated Charter of Incorporation to increase its authorized shares of Parent Common Stock as contemplated by
Section 8.2 of this Agreement, Parent, in its sole and absolute discretion, may choose to take actions which would prevent the Merger from qualifying for pooling-of-interests accounting treatment and such action shall not be deemed to be a violation of any representation, warranty or covenant of Parent contained in this Agreement related to qualifying the Merger for such accounting treatment.

         8.10 Agreement of Affiliates. Subject Company has disclosed in Section
8.10 of the Subject Company Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of Subject Company as of the date of this Agreement for purposes of Rule 145 under the 1933 Act. Subject Company shall use its reasonable efforts to cause each such Person to deliver to Parent not later than 40 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Subject Company Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Parent Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Parent and Subject Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of Parent Common Stock issued to such affiliates of Subject Company in exchange for shares of Subject Company Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and Subject Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.10 (and Parent shall be entitled to place restrictive legends upon certificates for shares of Parent Common Stock issued to affiliates of Subject Company pursuant to this Agreement to enforce the provisions of this Section 8.10). Parent shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Parent Common Stock by such affiliates.

         8.11 Employee Benefits and Contracts. (a) Following the Effective Time, Parent shall provide to officers and employees of the Subject Company and any Subject Company Subsidiary, employee benefits under employee benefit and welfare plans of Parent or the Parent Subsidiaries on terms and conditions which when taken as a whole are substantially similar to those currently provided by Parent or a Parent Subsidiary to their similarly situated officers and employees. For purposes of participation, vesting, and (except in the case of retirement plans) benefit accrual under such employee benefit plans, the service of the employees of the Subject Company and any Subject Company Subsidiary prior to the Effective Time shall be treated as service with Parent or a Parent Subsidiary participating in such employee benefit plans.

              (b) Parent shall, and shall cause the Parent Subsidiaries to, honor in accordance with their terms the Subject Company Benefit Plans, each as amended to the date hereof, and other contracts, arrangements, commitments or understandings disclosed in Section 5.14 of the Subject Company Disclosure Memorandum. Parent and Subject Company hereby acknowledge that consummation of the Merger will constitute a "Change in Control" for purposes of all employee benefit plans, contracts, arrangements and commitments that contain change in control provisions and, agree to abide by the provisions of any employee benefit plan, contract, arrangement or commitment which relates to a Change in Control.

         8.12 Indemnification. (a) After the Effective Time, Parent shall indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of the Subject Company and any Subject Company Subsidiary (each, an "Indemnified Party") (including any person who becomes a director, officer, employee, or agent prior to the Effective Time) against all Liabilities (including reasonable attorneys' fees, and expenses, judgments, fines


                          UPC/CBT AGREEMENT - Page 23
and amounts paid in settlement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under any of Tennessee Law, Subject Company's Charter and Bylaws as in effect on the date hereof and any indemnity agreements entered into prior to the date of this Agreement by Subject Company or any Subject Company Subsidiary and any director, officer, employee or agent of Subject Company or any Subject Company Subsidiary, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Parent is required to effectuate any indemnification, Parent shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Parent and the Indemnified Party.

             (b) Parent shall use its reasonable efforts (and Subject Company shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time Subject Company's existing directors' and officers' liability insurance policy (provided that Parent may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Subject Company given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that the Surviving Corporation shall not be obligated to make aggregate annual premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Subject Company's directors and officers, 150% of the annual premium payments on Subject Company's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

             (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.12, upon learning of any such Liability or Litigation, shall promptly notify Parent thereof, provided that the failure so to notify shall not affect the obligations of Parent under this Section 8.12 unless and to the extent such failure materially increases Parent's Liability under this Section 8.12. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties or between the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Parent shall be obligated pursuant to this paragraph (c) to pay for only two firms of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent or have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

             (d) If either Parent or the Surviving Corporation or any of their respective successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.12.

             (e) Parent shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 8.12.


                          UPC/CBT AGREEMENT - Page 24

              (f) The provisions of this Section 8.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         8.13 Termination by Parent Pursuant to Section 10.1(d)(2). (a) As a condition of and as an inducement to Subject Company's entering into this Agreement, Parent covenants, acknowledges, and agrees that it shall be a specific, absolute, and unconditionally binding condition precedent to Parents termination of this Agreement pursuant to Section 10.1(d)(2) only, that Parent shall have paid Subject Company, as liquidated damages, the sum of Four Million Eight Hundred Fifty Thousand Dollars ($4,850,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by Subject Company's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of Subject Company in negotiating and undertaking to carry out the transactions contemplated by this Agreement; and (ii) indirect costs and expenses of Subject Company in connection with the transactions contemplated by this Agreement, including Subject Company's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; and (iii) Subject Company's loss as a result of the transactions contemplated by this Agreement not being consummated. Accordingly, Parent hereby stipulates and covenants that prior to terminating this Agreement pursuant to Section 10.1(d)(2) only, Parent shall have paid to Subject Company the amount set forth above in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent imposed by this Section 8.13. Subject Company acknowledges that under no circumstances shall any officer or director of Parent be held personally liable to Parent for any amount of the foregoing payment. On payment of such amount to Subject Company, Subject Company shall have no cause of action or claim (either in law or equity) whatsoever against Parent, or any officer of director of Parent, with respect to or in connection with such termination of this Agreement.

              (b) Notwithstanding the provisions of Section 8.13(a) above, Subject Company covenants, acknowledges, and agrees that for two (2) years after the termination of this Agreement by Parent pursuant to Section 10.1(d)(2) of this Agreement, it shall be a specific, absolute, and unconditionally binding condition precedent to Subject Company's entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal, in either case which would result in the aggregate consideration to be paid by the third party in such Acquisition Proposal (the "New Consideration") to exceed $95,080,680 ("the "Base Consideration"), that Subject Company or such third party which is a party to such Acquisition Proposal shall have agreed to pay Parent at the closing of such transaction an amount (the "Refund Amount") equal to the remainder after subtracting from "X" an amount equal to "Y" (where "X" equals the amount remaining after subtracting from the New Consideration the Base Consideration, and "Y" equals the remainder after subtracting from $4,850,000, the direct costs and expenses (including, but not limited to, fees and expenses incurred by Subject Company's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of Subject Company in negotiating and undertaking to carry out the transactions contemplated by this Agreement, all as documented by Subject Company to Parent's reasonable satisfaction; provided, however, that if such formula would result in a negative number, no Refund Amount would be due or payable to Parent. Accordingly, Subject Company hereby stipulates and covenants that for a period of two (2) years after Parent's termination of this Agreement pursuant to Section 10.1(d)(2) only, prior to Subject Company's entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal, in either case which would result in the aggregate consideration to be paid by the third party in such Acquisition Proposal to exceed $95,080,680, that Subject Company or such third party which is a party to such Acquisition Proposal shall have agreed to pay Parent at the closing of such transaction the Refund Amount, if any, and that at the closing of such transaction, Subject Company shall have taken such steps as are necessary to insure that the Refund Amount is paid to Parent in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent to such transaction imposed by this Section 8.13(b). Parent acknowledges that under no circumstances shall any officer or director of Subject Company (unless such officer or director shall have an interest in a potential acquiring party in any Acquisition Proposal) be held personally liable to Parent for any amount of the foregoing payment; provided, however, that Parent may seek


                          UPC/CBT AGREEMENT - Page 25
damages from Subject Company and any of its directors or officers for failure to take such actions as are necessary to ensure the payment of the refund Amount to Parent as contemplated by this Section 8.13(b). On payment of such Refund Amount to Parent, Parent shall have no cause of action or claim (either in law or equity) whatsoever against Subject Company, or any officer of director of Subject Company, with respect to or in connection with this Section 8.13(b).

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

             (a) Shareholder Approval. The shareholders of Subject Company shall have approved this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments (without regard to any shares which are voted pursuant to irrevocable proxies, the validity of which has been contested by the underlying owner, unless the underlying owner has given written instructions with respect to the voting of such shares in connection with this Agreement).

             (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (other than matters relating to the raising of additional capital or the disposition of Assets or deposit Liabilities and associated branches) which in the reasonable judgment of the Board of Directors of Parent would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Parent would not, in its reasonable judgment, have entered into this Agreement.

             (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

             (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered by Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

             (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Parent Common Stock issuable pursuant to the Merger shall have been received.

             (f) Exchange Listing. The shares of Parent Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

             (g) Tax Matters. Parent shall have received a written opinion of counsel from Wyatt, Tarrant & Combs, and Subject Company shall have received a written opinion of counsel from Jenkens & Gilchrist, a Professional Corporation, in form and substance reasonably satisfactory to Parent and Subject Company, respectively,


                          UPC/CBT AGREEMENT - Page 26
dated as of the Effective Time, in each case substantially to the effect that, for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) Parent, Merger Subsidiary and Subject Company will each be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code; (iii) no gain or loss will be recognized by the shareholders of Subject Company who exchange all of their Subject Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock), (iv) the aggregate tax basis of the Parent Common Stock received by shareholders of Subject Company who exchange Subject Company Common Stock solely for Parent Common Stock in the Merger (including any fractional shares not actually received) will be the same as the aggregate tax basis of the Subject Company Common Stock surrendered in exchange therefor, (v) the holding period of the Parent Common Stock received by shareholders of Subject Company in the Merger (including any fractional shares not actually received) will include the period during which the shares of Subject Company Common Stock surrendered in exchange therefor were held, provided such Subject Company Common Stock was held as a capital asset by the holder of such Subject Company Common Stock at the Effective Time, and (vi) neither Subject Company nor Parent will recognize gain or loss as a consequence of the Merger. In rendering such Tax Opinion, such counsel shall require and be entitled to rely upon representations and covenants of officers of Parent, Subject Company, shareholders of Subject Company and others reasonably satisfactory in form and substance to such counsel.

         9.2 Conditions to Obligations of Parent. The obligations of Parent to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Parent pursuant to Section 11.6(a) of this
Agreement:

             (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Subject Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specific date shall speak only as of such date). The representations and warranties of Subject Company set forth in Sections 5.1, 5.2, 5.3, 5.19 and 5.20 of this Agreement shall each be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Subject Company set forth in this Agreement (including the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.19 and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Subject Company, provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

             (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Subject Company to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

             (c) Certificates. Subject Company shall have delivered to Parent
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Subject Company's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Parent shall request.

             (d) Parent Pooling Letter. Parent shall have received a copy of a letter, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to it and in a form reasonably acceptable to it, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.


                          UPC/CBT AGREEMENT - Page 27

             (e) Amendment of Parent's Charter. The shareholders of Parent shall have approved an amendment to Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock by up to 100,000,000 shares, and in any event to a sufficient number of authorized shares of Parent Common Stock to enable Parent to issue authorized shares of Parent Common Stock in accordance with its obligations under Article 3 of this Agreement and the Plan of Merger.

         9.3 Conditions to Obligations of Subject Company. The obligations of Subject Company to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Subject Company pursuant to Section 11.6(b) of this Agreement.

             (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Parent set forth in Sections 6.1, 6.2, 6.3 and 6.14 of this Agreement shall each be true and correct in all material respects; provided, however, that should Parent take any action which would prevent the Merger from qualifying for pooling-of-interests accounting treatment, such shall not be deemed a material violation of Section 6.14. There shall not exist inaccuracies in the representations and warranties of Parent set forth in this Agreement (including the representations and warranties set forth in Sections 6.1, 6.2, 6.3 and 6.14, except as to Section 6.14, as noted in the immediately preceding sentence) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Parent; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

             (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Parent to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

             (c) Certificates. Parent shall have delivered to Subject Company
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Parent's or Merger Subsidiary's Boards of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Subject Company shall request.

             (d) Fairness Opinion. Subject Company shall have received an opinion from Alex Sheshunoff & Company to the effect that the Merger is fair to Subject Company shareholders from a financial point of view dated the date of the Proxy Statement.

             (e) Stock Availability. Should Parent's shareholder's fail to approve an increase in the number of authorized shares of Parent Common Stock to a number sufficient for Parent to satisfy its obligations pursuant to
Section 3.1 of this Agreement, Parent shall have delivered to Subject Company within ten (10) business days after written request by Subject Company, such assurances as Subject Company may reasonably request that Parent will have a sufficient number of unissued shares of Parent Common Stock to satisfy its obligations under Section 3.1 of this Agreement at the Effective Time.


                          UPC/CBT AGREEMENT - Page 28

                                   ARTICLE 10
                                  TERMINATION

         10.01 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Subject Company, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

               (a) By mutual consent of the Board of Directors of Parent and the Board of Directors of Subject Company; or

               (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Subject Company and Section 9.3(a) in the case of Parent or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Subject Company and Section 9.3(a) of this Agreement in the case of Parent; or

               (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Subject Company and Section 9.3(a) in the case of Parent or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

               (d) By (1) the Board of Directors of either Party in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Subject Company fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the TBCA and this Agreement at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon, or (2) by Parent should the shareholders of Parent, at the 1998 Annual Meeting of Shareholders of Parent, fail to vote their approval of an amendment to the Restated Charter of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock, to the extent Parent would not have sufficient authorized shares of Parent Common Stock available for issuance in the Merger; provided, however, that should Parent terminate this Agreement pursuant to this Section 10.1(d)(2), the provisions of Section 8.13 shall apply; or

               (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by August 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

               (f) By the Board of Directors of Subject Company upon written notice to Parent at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

               (1) the Average Closing Price shall be less than the product of
               (i) 0.80 and (ii) the Starting Price; and


                          UPC/CBT AGREEMENT - Page 29

                  (2) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.20 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

                  subject, however, to the following three sentences. If Subject Company refuses to consummate the Merger pursuant to this Section 10.1(f), it shall give prompt written notice thereof to Parent; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Parent shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and
                  (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Parent Ratio. If Parent makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Subject Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(f).

                  For purposes of this Section 10.1(f), the following terms shall have the meanings indicated:

                           "Average Closing Price" shall mean the average of
                  the daily last sales prices of Parent Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Parent) for the 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                           "Determination Date" shall mean the later of the
                  date (i) of the Shareholders' Meeting and (ii) on which the Consent of the Board of Governors of the Federal Reserve System shall be received (without regard to any requisite waiting period thereof).

                           "Index Group" shall mean the 15 bank holding
                  companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that any such company or companies are removed from the Index Group as a result of any of the events described in the preceding sentence, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 15 bank holding companies and the weights attributed to them are as follows:


                          UPC/CBT AGREEMENT - Page 30


                  Bank Holding Companies                                                 Weighting
                  ----------------------                                                 ---------
                  AmSouth Bancorporation                                                     5.367%
                  BB&T Corporation                                                           8.928
                  Commerce Bancshares, Inc.                                                  2.474
                  Crestar Financial Corporation                                              7.353
                  First American Corporation                                                 3.895
                  First Security Corporation                                                 7.725
                  First Tennessee National Corp.                                             4.275
                  Firstar Corporation                                                        9.654
                  Huntington Bancshares, Inc.                                               12.753
                  Marshall & Ilsley Corporation                                              6.761
                  Mercantile Bancorporation, Inc.                                            8.688
                  National Commerce Bancorp                                                  3.258
                  Old Kent Financial Corporation                                             3.137
                  Regions Financial Corporation                                              9.079
                  SouthTrust Corporation                                                     6.655
                                                                                            ------
                  Total                                                                     100.00%
                                                                                            ======

                           "Index Price" on a given date shall mean the
                  weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                           "Starting Date" shall mean the fourth full trading
                  day after the announcement by press release of the Merger.

                           "Starting Price" shall mean the closing price per
                  share of Parent Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Parent) on the Starting Date.

         If Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 10.1(f).

         10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section 10.2, Section 8.6(b), Section 8.8,
Section 8.13, Section 11.2 and Section 11.3 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to the terms of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement.

         10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for those covenants and agreements which by their terms apply in whole or in part after the Effective Time.

                                   ARTICLE 11
                                 MISCELLANEOUS

         11.1 Definitions. (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:


                          UPC/CBT AGREEMENT - Page 31

         "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

         "Affiliate" of a Person shall mean any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person.

         "Agreement" shall mean this Agreement, including the Stock Option Agreement and the Exhibits delivered pursuant hereto and incorporated herein by reference.

         "Articles of Merger" shall mean the Articles of Merger to be executed by Parent, Merger Subsidiary and Subject Company and filed with the Secretary of State of the Tennessee relating to the Merger as contemplated by Section 1.1 of this Agreement.

         "Assets" of a Person shall mean all of the assets, properties,businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

         "Bank" shall mean City Bank and Trust Company.

         "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

         "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

         "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

         "Dissenting Shares" shall mean any shares of Subject Company Common Stock with respect to which the record or beneficial holder has properly perfected the holder's rights to dissent under Chapter 23 of the TBCA.

         "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or


                          UPC/CBT AGREEMENT - Page 32
otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with Subject Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA.

         "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

         "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

         "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

         "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or General Counsel of such Person.

         "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

         "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current Taxes upon the assets or properties of a Party or its Subsidiaries which are not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.


                          UPC/CBT AGREEMENT - Page 33

         "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

         "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement in accordance with applicable Law, provided that "Material Adverse Effect" and "material adverse impact" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of a Party (or any of its Subsidiaries) taken with the prior written consent of the other Party,
(d) changes in economic conditions or interest rates generally affecting financial institutions, (e) the direct effects of compliance with this Agreement (including the expense associated with the vesting of benefits under the various employee benefit plans of Subject Company as a result of the Merger constituting a change of control) on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by the Agreement, or (f) deposit attrition incurred after the date of this Agreement and reasonably related to the Merger; provided, however, in the instance of deposit attrition, Subject Company shall have continued to operate in its normal course of business.

         "Merger Subsidiary" shall mean Union Planters Holding Corporation, a wholly owned subsidiary of Parent organized under the Laws of the State of Tennessee.

         "Merger Subsidiary Common Stock" shall mean the $1.00 par value common stock of Merger Subsidiary.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Operating Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

         "Parent Capital Stock" shall mean, collectively, the Parent Common Stock, the Parent Preferred Stock and any other class or series of capital stock of Parent.

         "Parent Common Stock" shall mean the $5.00 par value common stock of Parent.

         "Parent Disclosure Memorandum" shall mean the written information entitled "Parent Memorandum" delivered prior to the date of this Agreement to Subject Company describing in reasonable detail the matters


                          UPC/CBT AGREEMENT - Page 34
contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

         "Parent Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Parent as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997 and for each of the three years ended December 31, 1996, 1995 and 1994, as filed by Parent in SEC Documents, and (ii) the consolidated balance sheets of Parent (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

         "Parent Preferred Stock" shall mean the no par value preferred stock of Parent and shall include the (i) Series A Preferred Stock and (ii) Series E 8% Cumulative, Convertible Preferred Stock, of Parent ("Parent Series E Preferred Stock").

         "Parent Rights" shall mean the preferred stock purchase rights issued pursuant to the Parent Rights Agreement.

         "Parent Rights Agreement" shall mean that certain Rights Agreement, dated January 19, 1989, between Parent and UPNB, as Rights Agent.

         "Parent Subsidiaries" shall mean the Subsidiaries of Parent and any corporation, bank, or other organization acquired as a Subsidiary of Parent in the future and owned by Parent at the Effective Time.

         "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "Party" shall mean either Subject Company or Merger Subsidiary or Parent, and "Parties" shall mean, collectively, Subject Company, Merger Subsidiary and Parent.

         "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

         "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "Plan of Merger" shall mean the Plan of Merger of even date herewith entered into by Parent, Merger Subsidiary and Subject Company, in the form of
Exhibit 1.

         "Proxy Statement" shall mean the proxy statement used by Subject Company to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Parent relating to the issuance of the Parent Common Stock to holders of Subject Company Common Stock.

         "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Parent under the 1933 Act with respect to the shares of Parent Common Stock to be issued to the shareholders of Subject Company in connection with the transactions contemplated by this Agreement.


                          UPC/CBT AGREEMENT - Page 35

         "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Department of Financial Institutions of the State of Tennessee, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

         "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

         "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person.

         "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Law.

         "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         "Shareholders' Meeting" shall mean the meeting of the shareholders of Subject Company to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

         "Subject Company Common Stock" shall mean the common stock of Subject Company.

         "Subject Company Disclosure Memorandum" shall mean the written information entitled "Subject Company Disclosure Memorandum" delivered prior to the date of this Agreement to Parent describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

         "Subject Company Financial Statements" shall mean (i) the consolidated statements of financial position (including related notes and schedules, if any) of Subject Company as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Subject Company in SEC Documents, and (ii) the consolidated statements of financial position of Subject Company (including related notes and schedules, if any) and related statements of operations, shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

         "Subject Company Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Subject Company, if any.

         "Subject Company Subsidiaries" shall mean the Subsidiaries of Subject Company, which shall include Subject Company Subsidiaries described in Section
5.4 of this Agreement and any corporation, bank, or other organization acquired as a Subsidiary of Subject Company in the future and owned by Subject Company at the Effective Time.

         "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 10% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 10% or more of the outstanding equity securities is owned directly or indirectly


                          UPC/CBT AGREEMENT - Page 36
by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such equity the equity securities of which are owned or controlled in a fiduciary capacity.

         "Surviving Corporation" shall mean Merger Subsidiary as the surviving corporation resulting from the Merger.

         "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

         "TBCA" shall mean the Tennessee Business Corporation Act.

         (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2 Expenses. (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement based on the relative Asset sizes of the Parties at December 31, 1996.

              (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.

         11.3 Brokers and Finders. Except for Alex Sheshunoff & Company as to Subject Company, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Subject Company or Parent other than those disclosed in the previous sentence, each of Subject Company and Parent, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability incurred by such party in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, including, without limitation, the Confidentiality Agreement, dated October 15, 1997, between Parent and Subject Company. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.12 of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained.


                          UPC/CBT AGREEMENT - Page 37

         11.6 Waivers. (a) Prior to or at the Effective Time, Parent, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Subject Company, to waive or extend the time for the compliance or fulfillment by Subject Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Parent under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Parent.

              (b) Prior to or at the Effective Time, Subject Company, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Parent, to waive or extend the time for the compliance or fulfillment by Parent of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to its obligations of Subject Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Subject Company.

              (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach of a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the person at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Subject Company:                            CB & T, Inc.
                                            101 E. Main Street
                                            McMinnville, Tennessee  37110
                                            Attention:  Jeffrey A. Golden
                                            Telecopy Number: (615) 473-4279

Copy to Subject Counsel:                    Jenkens & Gilchrist, a Professional Corporation
                                            Fountain Place
                                            1445 Ross Avenue, Suite 3200
                                            Dallas, Texas  76202
                                            Attention: Carolyn V. Kelly, Esq.
                                            Telecopy Number:  (214) 855-4300

Parent:                                     Union Planters Corporation
                                            7130 Goodlett Farms Parkway
                                            Memphis, Tennessee  38018
                                            Attention:  Jackson W. Moore
                                            Telecopy Number: (901) 5802939



                          UPC/CBT AGREEMENT - Page 38

Copy to Counsel:                            Union Planters Corporation
                                            7130 Goodlett Farms Parkway
                                            Memphis, Tennessee  38018
                                            Attention:  E. James House, Jr., Esq.
                                            Telecopy Number:  (901) 5802939

                                                       and

                                            Wyatt, Tarrant & Combs
                                            6075 Poplar Avenue, Suite 650
                                            Memphis, Tennessee 38017
                                            Attention:  R. Nash Neyland, Esq.
                                            Telecopy Number:  (901) 537-1010



         11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

         11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.13 Enforcement of Agreement. The Parties agree that time is of the essence in the performance of their respective obligations under this Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be enforceable, the provision shall be interpreted to be only so broad as is enforceable.


                          UPC/CBT AGREEMENT - Page 39

                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                              CB & T, INC.

By: /s/ Carolyn V. Kelly                             By: /s/ Jeffrey A. Golden
   ------------------------------------                 ---------------------------------------------
                                                              Jeffrey A. Golden
                                                              Chairman, President & CEO

[CORPORATE SEAL]


ATTEST:                                              UNION PLANTERS CORPORATION

By: /s/ E. James House, Jr.                          By:  /s/ Jackson W. Moore
   ------------------------------------                 ---------------------------------------------
        Secretary                                             Jackson W. Moore
                                                              President & Chief Operating Officer


ATTEST:                                              UNION PLANTERS HOLDING CORPORATION


By: /s/ E. James House, Jr.                          By:  /s/ Jackson W. Moore
   ------------------------------------                 ---------------------------------------------
        Secretary                                             Jackson W. Moore
                                                              Chairman & President

[CORPORATE SEAL]


                          UPC/CBT AGREEMENT - Page 40

                                January 6, 1998



CB & T, Inc.
101 E. Main Street
McMinnville, Tennessee 37110

Ladies and Gentlemen:


                  We have, today, entered into an Agreement and Plan of Merger (the "Agreement") between Union Planters Corporation ("Parent"), Union Planters Holding Corporation ("Merger Subsidiary") and CB & T, Inc. ("Subject Company"). This Supplemental Letter is intended to set forth certain additional agreements and understandings of Parent and Subject Company. Each of such parties agrees that this letter is an integral part of the Agreement and is being entered into separately, solely as an accommodation to Subject Company. All terms used herein without definition have the same meaning as ascribed to such terms in the Agreement.

                  Accordingly, in consideration of the Parties having entered into the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is further agreed that:

         A.      BENEFIT PLANS

                  1. 401(K) PLAN. Notwithstanding anything to the contrary in the Agreement, after the Effective Time, all contributions under Subject Company's 401(k) Plan ("Plan") as in effect on the date of the Agreement shall cease and employees of Subject Company and the Subject Company Subsidiaries who continue their employment with Parent or Parent's Subsidiaries after the Effective Time shall be entitled to participate in Parent's 401(k) Plan to the same extent as other employees of Parent as of immediately after the Effective Time. Subject Company employees shall receive past service credit for their service with Subject Company and the Subject Company Subsidiaries for purposes of eligibility, participation, and vesting in Parent's 401(k) Plan. Subject Company, in coordination with Parent's Human Resources Department, shall take such steps as are necessary to merge Subject Company's 401(k) Plan with and into Parent's 401(k) Plan as of the Effective Time or as soon as reasonably practicable after the Effective Time, but any delay in effectuating such merger shall not delay Subject Company's employees' right to participate in Parent's 401(k) Plan as of the Effective Time; provided, however, that should a merger of Subject Company's Plan be prohibited by law or not administratively feasible, as determined by Parent's Human Resources Department prior to the Effective Time, then Subject Company shall take such steps necessary to terminate its 401(k) Plan prior to the Effective Time of the Merger. Prior to the Effective Time, Subject Company shall fully reserve for all the costs and expenses as estimated by Parent's Human Resources Department and agreed to by Subject Company related to the merger of its 401(k) Plan into Parent's 401(k) Plan, or termination thereof, whichever may be the case. Subject Company shall cooperate with Parent's Human Resources Department to obtain regulatory determinations regarding the termination of Subject Company's 401(k) Plan, if applicable, or regarding the merger of Subject Company's Plan into the Parent 401(k) Plan, in either case as may be appropriate to ensure the qualified status of such plans and related trusts under the Internal Revenue Code. No distributions from the Subject Company 401(k) Plan due to termination of the subject Company 401(K) Plan shall be required prior to receipt of IRS approval.

         2. Employee Severance Pay Plan. Notwithstanding anything to the contrary in the Agreement, prior to the Effective time Subject Company shall take such steps as are necessary to amend the Subject Company Employee Severance Pay Plan so that it will terminate automatically on the six-month anniversary of the Effective Time. During that six month time period, Subject Company employees shall have such rights provided by the Subject Company Employee Severance Pay Plan only, and no right to severance benefits otherwise provided by Parent, unless required by law or pursuant to specific written employment agreements with such employee(s), if any. After the termination of such Plan on the six month anniversary of the Effective Time, Parent will provide severance payments to employees of Subject Company (other than employees whose severance benefits are provided in written employment agreements) whose employment is terminated as a result of situations covered under Parent's then current involuntary severance pay plan. Such payments shall be consistent with the terms and conditions the Parent involuntary severance pay plan. Prior to the Effective Time, Subject Company shall fully reserve for all anticipated severance benefits to be paid at or subsequent to the Effective Time. Furthermore, Subject Company shall also take such steps as are necessary to name a person or committee designated by Parent's Human Resources Department as the Administrator of the Subject Company Severance Pay Plan at and after the Effective Time of the Merger until such plan is terminated in accordance with its terms.

         3. Incentive Compensation Plan. Parent acknowledges the existence of Subject Company's incentive bonus plan arrangement and agrees that prior to the Effective Time, Subject Company shall be able to pay the benefits under such plan, prorated through the date of Closing; provided, however, that Subject Company or the applicable Subject Company Subsidiary shall fully reserve for all such anticipated payments prior to the Effective Time of the Merger, that the incentive compensation plan is interpreted and implemented in accordance and consistent with past practices, including, but not limited to, amount of payments thereunder, and further provided that such payments are made the prior to the Effective Time. Subject Company shall take such steps as are necessary to amend such plan to provide that it terminates at the Effective Time of the Merger.

         4. Director's Deferred Compensation Plan. To the extent not prohibited by Law and the applicable terms, Subject Company shall take all steps necessary to amend its Directors Deferred Compensation Plan ("Deferred Compensation Plan") so that either before or at the Effective Time of the Merger there shall be no further deferrals under such Deferred Compensation Plan. Subject Company, in its sole discretion, may terminate such Plan prior to the Effective Time. Notwithstanding the above, Subject Company, in consultation and coordination with Parent's Human Resources Department, shall fully reserve for all anticipated costs associated with the amendment or termination of such Deferred Compensation Plan.

         5. Medical, Life and Related Employee Welfare Benefits. After the Effective Time of the Merger, the continuing employees of Subject Company and any Subject Company Subsidiary shall be immediately eligible to receive group hospitalization, medical, life, disability, and other employee welfare benefits no less than those provided to other employees of Parent or Parent Subsidiaries holding comparable positions. Parent shall provide full coverage under its group medical, dental, flex benefits, severance, disability, and life insurance plans. For purposes of eligibility, benefit accrual and vesting, Subject Company employees shall receive full service credit for service at Subject Company prior to the Effective Date of the Merger. After the Effective Time of Merger, Subject Company, in coordination with Parent's Human Resources Department, shall take such steps as are necessary to terminate all such employee welfare benefits plans it maintained for its employees immediately prior to the Effective Time of the Merger. Prior to the Effective Time of the Merger, Subject Company shall fully reserve for all costs and expenses related to such employee welfare benefit plans, and the termination thereof, as well as for all costs related thereto which would continue after the Effective Time of Merger, including, but not limited to, costs arising under or pursuant to the Consolidated Omnibus Budget Reconciliation Act and reserves required for post-termination benefits.

         6. Accrued Vacation and Sick Leave. Notwithstanding anything to the contrary above, beginning with the calendar first year following the Effective Time of the Merger, Subject Company employees shall become subject to Parent's policies and procedures relative to accrued vacation, sick leave and other paid time-off benefits. For the remainder of the calendar year in which the Effective Time of the Merger occurs, however, all existing Subject Company vacation, sick leave and other paid time-off benefits will remain in force and effect as to the then former Subject Company employees and shall be administered in accordance with the terms of such plans and consistent with past practices. On January 1st next following the Effective Time of the Merger, the Subject Company vacation, sick leave and other paid time-off benefit plans and arrangements shall terminate. In their place Parent's vacation, sick leave and other paid time-off benefit plans, arrangements and policies shall become effective and applicable to the then former Subject Company employees who are still employed by Parent or any of its Subsidiaries. The applicable then former Subject Company employees will be given full credit for prior service at Subject Company or any Subject Company subsidiary for purposes of participation, vesting and benefit accrual under the terms of the Parent plans, arrangements and policies; however, the applicable then former Subject Company employees shall not be allowed to carryover or carryforward any accrued vacation, sick leave or other paid time-off benefits under the former Subject Company plans and neither Subject Company, any Subject Company Subsidiary, Parent nor any Parent Subsidiary shall pay for any of the accrued vacation, sick leave other paid time-off days or benefits under the Subject Company plans unless payment for lost accrued days or benefits is specifically provided for in the respective plans as they exist on the date hereof. The agreement of Parent to provide Subject Company employees with credit for prior service is based on the representation by Subject Company that its vacation, sick leave and other paid time-off benefit plans do not provide for payment of unused days or benefits upon termination of the plans or should the employee's employment with Subject Company or any Subject Company Subsidiary be terminated for any reason.


         B.       OTHER BENEFIT MATTERS


                  1. Severance Agreement with Jeffrey Golden. Due to inconsistencies between the terms and provisions of Subject Company's Severance Agreement for Chief Executive Officer with Mr. Golden and similar agreements with similarly situated employees of Parent and Parent Subsidiaries, Parent has requested, and Subject Company and Jeffrey Golden have agreed, that the Severance Agreement for Chief Executive Officer shall be terminated as of the Effective Time and that payments shall be made to Jeffrey Golden in accordance therewith and as if his employment were terminated as of the Effective Time. Subject Company shall fully reserve for all costs and expenses associated with the termination of such agreement, including all payments to be made thereunder to Mr. Golden. Notwithstanding the foregoing, it is understood that Mr. Golden will be employed by City Bank & Trust Company or the bank subsidiary of Parent into which City Bank & Trust Company is merged, as of the Effective Time with title and duties substantially similar to those of Mr. Golden in connection with his employment with City Bank & Trust Company prior to the Effective Time. Mr. Golden will not be granted an employment agreement and will be subject to termination by Parent or the Parent Subsidiary with which he is employed after the Effective Time in Parent's or the applicable Parent Subsidiary's discretion.

                   2. Restricted Stock Grants. Parent agrees to make restricted stock grants under Parent's 1992 Stock Incentive Plan for 6,000 shares of Parent Common Stock to Jeffrey Golden, 1,500 shares of Parent Common Stock to Larry Brown, 1,500 shares of parent Common Stock to James H. Hillis and 1,000 shares of Parent Common Stock to Glyna F. Lee. Such restricted stock grants shall be made as of the Effective Time of the Merger and shall be subject to the terms and restrictions of Parent's 1992 Stock Incentive Plan and the agreements with the individuals; provided, however, such restricted stock grants shall vest twenty-five percent (25%) on each of the first four anniversary dates of the Effective Time of the Merger, provided the recipient is then employed by Parent or any Parent Subsidiary. Such restricted stock grants shall also be structured to fully vest in the event of a change-in-control of Parent, upon the death of recipient or should the recipient's employment be terminated other than for cause. Should a recipient's employment be terminated for "cause" or should a recipient voluntarily terminate his or her employment, then all restricted stock grants that had not vested as of the termination of employment shall lapse. Specific terms shall be set forth in the agreements between parent and the recipient, to be negotiated in good faith and to be consistent with similar arrangements or agreements with other similarly situated officers of Parent or a Parent Subsidiary except as specifically provided herein.

         C.       GENERAL CONCERNS.

                  Notwithstanding anything in this Supplemental Letter to the contrary, the rights granted by Parent to Subject Company employees in connection with the Merger shall not in and of themselves be construed in any way to be an employment contract with, or right to employment by, Subject Company, Parent, or any other subsidiary of Parent after the Effective Time. In addition, no rights or vesting in any stock, pension, welfare, benefit or other benefit or welfare plan of Subject Company or any Subject Company Subsidiary, shall be accelerated or modified in contravention of the accounting rules necessary to account for the Merger under the "pooling of interest" method of accounting. To the extent that any employee benefit or welfare benefit plan of Subject Company or Subject Company Subsidiary provides for acceleration of vesting rights upon consummation of the Merger, Subject Company shall take such steps as are appropriate or necessary to amend such plan or arrangement if such amendment were determined to be necessary to allow the Merger to be accounted for under the "pooling of interests" method of accounting. Furthermore, to the extent that any of the contemplated agreements set forth in this Supplemental Letter would cause the Merger not to be accounted for as a pooling of interests, then Subject Company is not obligated to effect the Merger and the parties agree to negotiate, in good faith, to restructure the agreements contemplated by this Supplemental Letter in a manner that would permit the Merger to be accounted for as a pooling of interests and provide substantially the same economic value to the recipient of the benefit.

         Upon execution of this Supplemental Letter (or counterparts thereof) by the parties hereto this Supplemental Letter shall constitute an agreement between the parties to be enforceable following the Effective Time of the Merger by either party hereto or by any other party who is intended to be benefitted hereunder.


                                      UNION PLANTERS CORPORATION

                                      By: /s/ Jackson W. Moore
                                         -------------------------------------


                                      UNION PLANTERS HOLDING CORPORATION

                                      By: /s/ Jackson W. Moore
                                         -------------------------------------


                                      CB & T, INC.

                                      By: /s/ Jeffrey A. Golden
                                         -------------------------------------

                                                                      APPENDIX B



                                 PLAN OF MERGER
                          PROVIDING FOR THE MERGER OF
                     CB & T, INC., A TENNESSEE CORPORATION,
                                 WITH AND INTO
                       UNION PLANTERS HOLDING CORPORATION

         THIS PLAN OF MERGER is made and entered into as of January 6, 1998, by and between CB & T, Inc., a Tennessee corporation ("Subject Company"), Union Planters Holding Corporation, a Tennessee corporation ("Merger Subsidiary"), and joined in by Union Planters Corporation, a Tennessee corporation ("Parent").

         This Plan of Merger is entered into concurrently with, and pursuant to, the Plan and Agreement of Merger (the "Acquisition Agreement"), dated the date hereof, between Subject Company and Merger Subsidiary, and joined in by Parent.

         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Acquisition Agreement.

                                   ARTICLE 1
                                TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of the Agreement and this Plan of Merger, at the Effective Time, Subject Company shall be merged with and into Merger Subsidiary in accordance with the provisions of Section 48-21-109 of the TBCA and with the effect provided in Section 48-21-108 of the TBCA (the "Merger"). Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of the Agreement and this Plan of Merger, which have been or will be approved and adopted by the respective Boards of Directors of Subject Company, Parent and Merger Subsidiary.

         1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

         1.3 Effective Time. The Merger and other transactions contemplated by the Agreement and this Plan of Merger shall become effective at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of the State of Tennessee (the "Effective Time").

         1.4 Restructure of Transaction. Subject to the terms of the Agreement, Parent shall, in its reasonable discretion, have the unilateral right to revise the structure of the Merger contemplated by the Agreement and this Plan of Merger in order to achieve tax benefits or for any other reason which Parent may deem advisable.

                                   ARTICLE 2
                                TERMS OF MERGER

         2.1 Charter. The Charter (the "Charter") of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

         2.2 Bylaws. The Bylaws of Merger Subsidiary (the "Bylaws") in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.


                         UPC/CBT PLAN OF MERGER-PAGE 1

         2.3 Directors and Officers. The directors of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. Subject to the provisions of this Article 3 (and Article 3 of the Agreement), at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, Subject Company, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) Each share of Parent Capital Stock, including any associated Parent Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (b) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of the Surviving Corporation from and after the Effective Time.

             (c) Except for Dissenting Shares, each share of Subject Company Common Stock, including any associated or attached Subject Company Rights, (excluding shares held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 5.488 shares of Parent Common Stock (subject to possible adjustment as set forth in Section 10.1(f) of the Agreement, the "Exchange Ratio"). Pursuant to the Parent Rights Agreement, each share of Parent Common Stock issued in connection with the Merger upon conversion of Subject Company Common Stock shall be accompanied by a Parent Right.

             (d) Dissenting Shares shall not be converted pursuant to Section 3.1(c) in the Merger but, at and after the Effective Time, shall present only the right to receive payment in accordance with Chapter 23 of the TBCA If a holder of Dissenting Shares becomes ineligible for payment under Chapter 23 of the TBCA, then such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in Section 3.1(c) effective as of the Effective Time.

         3.2 Anti-Dilution Provisions. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding after the date of this Agreement and prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Shares Held by Subject Company or Parent. Each of the shares of Subject Company Common Stock held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Subject Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to


                         UPC/CBT PLAN OF MERGER-PAGE 2
receive a fractional share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of Parent Common Stock multiplied by the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. Promptly after the Effective Time, Parent and Subject Company shall cause the exchange agent selected by Parent (the "Exchange Agent") to mail to the former shareholders of Subject Company appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Subject Company Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Subject Company shall have the right to review and approve the transmittal materials. The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of Subject Company Common Stock (other than Dissenting Shares or shares to be canceled pursuant to Section 3.1(d) of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in
Section 3.1(c) of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. To the extent required by Section 3.4 of this Plan of Merger, each holder of shares of Subject Company Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Parent Common Stock to which such holder may be otherwise entitled (without interest). Parent shall not be obligated to deliver the consideration to which any former holder of Subject Company Common Stock is entitled as a result of the merger until such holder surrenders such holder's certificate or certificates representing the shares of Subject Company Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Subject Company Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger or the Agreement notwithstanding, neither Parent nor the Exchange Agent shall be liable to a holder of Subject Company Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former Subject Company Shareholders. At the Effective Time, the stock transfer books of Subject Company shall be closed as to holders of Subject Company Common Stock immediately prior to the Effective Time and no transfer of Subject Company Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Subject Company Common Stock (other than Dissenting Shares or shares to be canceled pursuant to Section 3.1(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1(c) and 3.4 of this Plan of Merger in exchange therefor, subject, however, to the Surviving Corporation's obligations to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Subject Company in respect of such shares of Subject Company Common Stock in accordance with the terms of this Plan of Merger and the Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Subject Company Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Plan of Merger and the Agreement. However, upon surrender of such Subject Company Common Stock certificate, both a Parent Common Stock certificate (together with all such undelivered dividends or other


                         UPC/CBT PLAN OF MERGER-PAGE 3
distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate. In the event any Subject Company Common Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Plan of Merger and the Agreement.

                                   ARTICLE 5
                                 MISCELLANEOUS

         5.1 Conditions Precedent. Consummation of the Merger by Merger Subsidiary shall be conditioned on the satisfaction of or waiver by Parent of the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Agreement. Consummation of the Merger by Subject Company shall be conditioned on the satisfaction of, or waiver by Subject Company of, of the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Agreement.

         5.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the Parties hereto as provided in Article 10 of the Agreement.

         5.3 Amendments. To the extent permitted by Law, this Plan of Merger may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of the Agreement and this Plan of Merger has been obtained; provided, that after any such approval by the holders of Subject Company Common Stock, there shall be made no amendment that modifies in any material respect the Consideration to be received by the Subject Company Record Holders.

         5.4 Assignment. Except as expressly contemplated hereby, neither this Plan of Merger nor the Agreement, nor any of the rights, interests, or obligations hereunder or thereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, the Agreement and this Plan of Merger will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         5.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws.

         5.6 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

         5.7 Captions. The captions contained in this Plan of Merger are for reference purposes only and are not part of this Plan of Merger.


                         UPC/CBT PLAN OF MERGER-PAGE 4

                  IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Plan of Merger or has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.

ATTEST:                                              CB & T, INC.

By: /s/ Carolyn V. Kelly                    By: /s/ Jeffrey A. Golden
   -----------------------------               ------------------------------------------
Title: Counsel                              Title: Chairman, President & CEO
      --------------------------                  ---------------------------------------


[CORPORATE SEAL]

ATTEST:                                              UNION PLANTERS CORPORATION


By: /s/ E. James House, Jr.                 By: /s/ Jackson W. Moore
   -----------------------------               ------------------------------------------
Title: Secretary                                    Jackson W. Moore
      --------------------------            Title:  President and Chief Operating Officer

ATTEST:                                              UNION PLANTERS HOLDING CORPORATION


By: /s/ E. James House, Jr.                 By: /s/ Jackson W. Moore
   -----------------------------               ------------------------------------------
Title: Secretary                                    Jackson W. Moore
      --------------------------            Title:  Chairman & President


[CORPORATE SEAL]


                         UPC/CBT PLAN OF MERGER-PAGE 5

                                                                      APPENDIX C


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 10-K

            [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  For the fiscal year ended December 31, 1997.
                                            ------------------------------

 Commission file number             0-10669
                                 ------------

                                 C B & T, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       TENNESSEE                                                   62-1121054
        ----------------------------------------                               ------------------
             (State or other jurisdiction of                                    (I.R.S. Employer
             incorporation or organization)                                    Identification No.)

                  101 EAST MAIN STREET
                 MCMINNVILLE, TENNESSEE                                               37110
        ----------------------------------------                               ------------------
        (Address of principal executive offices)                                   (Zip Code)

Registrant's telephone number, including area code (931) 473-2147
                                                   --------------
Securities registered pursuant to Section 12(b) of the Act:

         Title of each class                         Name of each exchange
                                                       which registered

               None
         --------------------                        ----------------------

         --------------------                        ----------------------



Securities registered pursuant to Section 12(g) of the Act:

                     Common Stock par value $2.50 per share
                     --------------------------------------
                                (Title of class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes  X   No
                                       ---     ---

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

This filing contains 76 pages.

The aggregate market value of the voting stock held by non-affiliates of C B & T, Inc. as of March 2, 1998 was $31,746,383.

                   (APPLICABLE ONLY TO CORPORATE REGISTRANTS)

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of March 2, 1998 -- 264,113 shares.


                       DOCUMENTS INCORPORATED BY REFERENCE

1. Proxy statements for 1997 annual shareholders' meeting of May 29, 1998 -- Part I and III

2. Annual Report to shareholders for year ended December 31, 1997 -- Parts I and II.

                                     PART I.

ITEM 1.    BUSINESS

(a)        GENERAL DEVELOPMENT OF BUSINESS

C B & T, Inc. ("C B & T") was incorporated in October, 1981 to take advantage of the opportunities afforded bank holding companies for expansion of banking operations and diversification into activities closely related to banking. In September, 1982, C B & T commenced operations as a registered bank holding company and The City Bank and Trust Company became a wholly-owned subsidiary of C B & T. C B & T engages and proposes to engage in various business activities permitted bank holding companies, either directly, through newly formed subsidiaries, or through acquisitions. In 1983, the name of The City Bank and Trust Company was changed to City Bank & Trust Company ("the Bank"). The Bank extended its services into DeKalb County, Tennessee, with the July, 1983, acquisition of the assets of The First Central Bank, Smithville, Tennessee, from the Federal Deposit Insurance Corporation (the "FDIC"). The Bank subsequently reopened the offices of The First Central Bank as the Bank's Smithville Branch.

CBT Realty, Inc., a wholly-owned subsidiary of the Corporation, was formed for the purpose of holding and disposing of real estate acquired through foreclosure.

During 1996, the Corporation formed CBT Insurance, Inc., a wholly-owned subsidiary of the Corporation, for the purpose of selling insurance services.

(b)        FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

C B & T is a financial services organization incorporated in Tennessee and registered under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). The Bank which is a wholly-owned subsidiary of C B & T, services the Warren County and DeKalb County, Tennessee trade area and provides traditional banking services throughout the area.

(c)        NARRATIVE DESCRIPTION OF BUSINESS

SUPERVISION AND REGULATION

As a registered bank holding company within the meaning of the Bank Holding Company Act, the financial condition and operations of C B & T as well as those of its subsidiary are subject to examination and supervision by the Board of Governors of the Federal Reserve System (the "Board of Governors"). C B & T is required to file with the Board of Governors an annual report and such additional information as may be required. The Bank Holding Company Act generally limits the business in which a bank holding company may engage to banking, managing or controlling banks, and furnishing or performing services for the banks controlled by it. The major exception to this rule is that, pursuant to Section 4(c)(8) of the Bank Holding Company Act, a bank holding company may engage in non-banking activities which, or may acquire shares in any company the activities of which, the Board of Governors has determined, by regulation or order, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. The non-banking activities of C B & T and the Bank are so limited.

The Bank Holding Company Act requires that a bank holding company obtain prior approval of the Board of Governors before (1) acquiring directly or indirectly (except in certain limited circumstances) ownership or control of more than 5% of the voting stock of a bank, (2) acquiring substantially all of the assets of a bank, or (3) merging or consolidated with another bank holding company. The
Bank Holding Company Act provides that the Board of Governors shall not approve any such acquisition, merger, or consolidation: (a) which would result in a monopoly, or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or (b) the effect of which, in any section of the country, may be to substantially lessen competition, or to tend to create a monopoly, or which in any other manner would be in restraint of trade, unless the Board of Governors finds that the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting its review of any application for approval the Board of Governors is required to consider the financial and managerial resources and future prospects of the company or companies and the banks concerned, and the convenience and needs of the community to be served. The Bank Holding Company Act further requires that consummation of approved acquisitions or mergers be delayed for a period of not less than 30 days following the date of such approval during which time company parties may obtain a review of the Board of Governors' order by filing a petition praying that the order be set aside in the United States Court of Appeals for the District of Columbia Circuit, or in the Court of Appeals for the circuit in which the complaining party has his, her, or its principal place of business. If no action based on the antitrust laws is commenced before the termination of the thirty-day period, the acquisition or merger may not thereafter be attacked in any judicial proceeding on the ground that it alone and of itself constituted a violation of any antitrust laws other than Section 2 of the Sherman Antitrust Act.

Except in certain circumstances, the Bank Holding Company Act also prohibits a bank holding company from acquiring a bank outside the state where the bank holding company's banking business is principally conducted, unless the laws of the state where the bank is located specifically, and not merely by implication, authorize such acquisitions by out-of-state bank holding companies. The Tennessee General Assembly enacted a national reciprocal interstate banking act permitting banking combinations with banking institutions located anywhere in the United States, which became effective January 1, 1991.

Effective September 29, 1995, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA") amends the Bank Holding Company Act of 1956 to permit a bank holding company to acquire a bank located in any state, provided that the acquisition does not result in the bank holding company controlling more than 10% of the deposits in the United States or 30% of deposits in the state in which the bank to be acquired is located. A state may waive the 30% deposit limitation. IBBEA also permits individual states to restrict the ability of an out-of-state bank holding company or bank to acquire an instate bank that has been in existence for less than five years and to establish a state concentration limit of less than 30% if such reduced limit does not discriminate against out-of-state bank holding companies or banks.

Effective June 1, 1997, an "adequately capitalized" bank, with the approval of the appropriate federal banking agency, may merge with another adequately capitalized bank in any state that has not opted out of interstate branching and operate the target's offices as branches if certain conditions are satisfied. The same national (10%) and state (30%) deposit concentration limits and any applicable state minimum-existence restrictions (up to a maximum of five years) apply to interstate mergers as to interstate acquisitions. The applicant also must comply with any nondiscriminatory host state filing and notice requirements and demonstrate a record of compliance with applicable federal and state community reinvestment laws. A state may opt out of interstate branching by enacting a law before June 1, 1997, expressly prohibiting interstate merger transactions.

Under IBBEA, the resulting bank to an interstate merger may establish or acquire additional branches at any location in a state where any of the banks involved in the merger could have established or acquired a branch. A bank also may acquire one or more branches of an out-of-state bank if the law of the target's home state permits such action. In addition, IBBEA permits a bank to establish a de novo branch in another state if the host state by statute expressly permits de novo interstate branching.

IBBEA also permits a bank subsidiary of a bank holding company to act as agent for other depository institutions owned by the same holding company for purposes of receiving deposits, renewing time deposits, closing or servicing loans, and receiving loan payments effective as of September 29, 1995. Under IBBEA, a savings association may perform similar agency services for affiliated banks to the extent that the savings association was affiliated with a bank on July 1, 1994, and satisfies certain additional requirements.

The Federal Reserve Act imposes strict limitations on investments by subsidiary banks in the stock or other securities of their parent bank holding company or any of its other subsidiaries and on the taking of such stock or securities as collateral for loans to any borrowers. In addition, the Federal Reserve Act imposes strict limitations on extensions of credit and other transactions by and between subsidiary banks and their parent bank holding company or any of its other subsidiaries. The 1974 Amendments to the Federal Reserve Act also granted the Board of Governors discretionary authority to regulate interest rates on debt obligations issued by bank holding company affiliates of banks which are members of the Federal Reserve System. This authority does not extend to commercial paper.

The Bank Holding Company Act, as amended, and regulations of the Board of Governors thereunder prohibit a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease, or sale of property or the furnishing of services. The Bank Holding Company Act requires that a corporation, partnership, trust, or other specified entity obtain prior approval of the Board of Governors before taking any action that causes the corporation to become a bank holding company, which may occur if it acquires ownership, control, or the power to vote 25% or more of any class of voting securities of a bank, or if it otherwise controls the election of a majority of the directors of the bank, or if the Board of Governors determines that it exercises a controlling influence over the management or policies of the bank. Although the Bank Holding Company Act does not apply to the acquisition of a bank by an individual, any individual or group of individuals acting in concert that proposes to acquire control of a bank insured under the Federal Deposit Insurance Act or the control of a bank holding company that has control of any such insured bank, must provide sixty days prior written notice to the appropriate federal banking agency, which may disapprove the proposed action under certain standards specified in the Change in Bank Control Act. For purposes of the Change in Bank Control Act, control means the power to direct the management or policies of the bank or to vote 25% or more of any class of voting securities of the bank. Bank holding company acquisitions of banks and bank holding companies pursuant to certain provisions of the Bank Holding Company Act are exempt from the Change in Bank Control Act.

TENNESSEE BANK HOLDING COMPANY REGULATION

C B & T is prohibited under Tennessee law from acquiring a bank outside the four major metropolitan areas (Shelby, Davidson, Knox, and Hamilton Counties in which Memphis, Nashville, Knoxville, and Chattanooga are located, respectively) unless the bank has been incorporated more than five years or is in financial difficulty as determined by the appropriate regulatory agency and the regulatory agency approves the acquisition. A bank holding company is prohibited from acquiring any Tennessee bank if the holding company's banks control as much as 16 1/2% of the total deposits in all federally insured financial institutions in Tennessee. Tennessee banking laws permit a bank to serve as the agent of another bank for the purposes of accepting deposits, loan payments, or other payments of funds on behalf of the bank without regard to the locations of the respective banks. Under Tennessee law, banks may branch state-wide, subject in certain instances to the approval by the Tennessee Commissioner of Financial Institutions.

THE BANK

The operations of the Bank are affected by various requirements and restrictions imposed by the laws of the United States and the State of Tennessee, including requirements to maintain reserves against deposits, limitations on the interest rates that may be paid on various types of deposits, and restrictions on the nature and amount of loans that may be granted and on the types of investments that may be made. The operations of the Bank are also affected by various consumer laws and regulations, including those relating to equal credit opportunity and regulation of consumer lending practices. All subsidiary banks of a bank holding company must become and remain insured banks under the Federal Deposit Insurance Act.

The Bank is chartered under the banking laws of Tennessee and, as such is subject to the applicable provisions of such laws. Tennessee banks are required to maintain certain cash reserves either directly or indirectly. As a member of the FDIC, the Bank is subject to the provisions of the Federal Deposit Insurance Act. The bank, as a state bank whose deposits are insured by the FDIC, may not engage as principal in any type of activity that is impermissible for a national bank, unless the FDIC has determined that the activity would not pose a significant risk to the deposit insurance fund and the Bank meets applicable capital standards. The Bank is subject to supervision and regular examination by the FDIC and by the Tennessee Department of Financial Institutions. A Tennessee bank may declare dividends not more than once in each calendar quarter from its undivided profits account.

COMMUNITY INVESTMENT

The Bank is subject to the provisions of the Community Reinvestment Act ("CRA"). Under this Act, the Bank has a continuing and affirmative obligation, consistent with safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of the Bank, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by the Bank. Information concerning the Bank's CRA rating can be obtained by contacting its main office at 101 East Main Street, McMinnville, TN 37110.

RESTRICTIONS ON DIVIDENDS PAID BY SUBSIDIARY BANKS

Substantially all of the funds available for the payment of dividends by C B & T are derived from the Bank. Both federal and state laws impose restrictions on the ability of the Bank to pay dividends.

The Tennessee banking statutes provide that the directors of a state bank, after making proper deduction for all expenditures, expenses, taxes, losses, bad debts, and any write-offs or other deductions required by the Department of Finance Institutions, may credit net profits to the bank's undivided profits account, and therefrom may quarterly, semi-annually, or annually declare a dividend in such amount as they shall judge expedient after deducting any net loss from the undivided profits account and transferring to the bank's surplus account (1) the amount (if any) required to raise the surplus to 50% of the capital stock and (2) an amount, not less than 10% of net profits, until the surplus equals the capital stock, provided that the bank has adequately reserved against deposits and such reserve will not be impaired by the declaration of the dividend. A state bank, with the approval of the Department of Financial Institutions, may transfer funds from its surplus account to the undivided profits account or any part of its capital stock account.

The payment of dividends by any bank is, of course, dependent upon its earnings and financial condition and, in addition to the limitations referred to above, is subject to the statutory power of certain federal and state regulatory agencies to act to prevent unsafe or unsound banking practices.

USURY PROVISIONS

The Constitution of the State of Tennessee requires the state legislature to fix interest rates in the State of Tennessee. The Tennessee General Assembly has adopted such statutes. The general interest rate statutes currently in effect establish a maximum rate of interest at 4% above the average prime loan rate (or the average short-term business loan rate, however denominated) for the most recent week for which such average rate has been published by the Board of Governors or 24% per annum, whichever is lower. In the event that the Board of Governors fails to publish the average rate for four consecutive weeks or the maximum rate of interest should be adjudicated or become inapplicable for any reason whatsoever, the maximum rate of interest is denied to be 24% until the Tennessee General Assembly otherwise provides. As of December 31, 1997, the maximum effective rate in the state of Tennessee was 12.5%.

Although the statutory maximum effective rate in the state of Tennessee as of December 31, 1997, was 12.5%, decisions by Federal District Courts have held that notwithstanding the general interest rate statutes described above, the maximum rate of interest that a state bank may charge is 24%, at least with respect to the types of loans that a Tennessee industrial loan and thrift company registered under the provisions of Tennessee law would have been authorized to make. In general, a Tennessee industrial loan and thrift company is authorized to charge interest at a rate of 24% on loans of $100 or more. These Federal District Court decisions have observed that under federal law, a national bank can charge interest at the highest rate allowed by state law in the state where the national bank is located and held that a national bank in Tennessee can charge interest at the same rate as a Tennessee industrial loan and thrift company.

Tennessee banking laws permit a state bank to make loans upon the same terms and at the maximum effective interest rate as authorized on credit extended by national banks in Tennessee. These decisions held that a state bank in Tennessee therefore can charge the same rate of interest as a Tennessee industrial loan and thrift company.

The relative importance of the usury laws to the financial operations of C B & T and the Bank varies from time to time, depending on a number of factors, including conditions in the money markets, the cost and the availability of funds, and prevailing interest rates. The management of C B & T is unable to state whether existing usury laws have had or will have a material adverse effect on the business or earnings of C B & T or the Bank.

COMPETITION

The banking business in the areas served by the Bank is highly competitive. Competition exists with other area banks for deposits, loans, and trust accounts, and with larger banks located in some of the principal cities within Tennessee and certain other states for commercial loans and trust services. The Bank also competes for funds with savings and loan associations and certain government agencies and in the open money market. Competition also exists for loans from other financial institutions, such as savings banks, savings and loan associations, insurance companies, small loan companies, credit unions, and certain governmental agencies.

SUBSIDIARY

City Bank & Trust Company

The Bank commenced operations in 1912 as a state chartered bank under the laws of the State of Tennessee. In September, 1982, the Bank, pursuant to a corporate reorganization, became a wholly-owned subsidiary of C B & T, a one-bank holding company.

On July 8, 1983, the Bank acquired certain assets and assumed certain liabilities of The First Central Bank, Smithville, Tennessee, which commenced operations as the City Bank & Trust Company, Smithville Branch, on July 11, 1983, which extended the Banks services into DeKalb County in addition to Warren County.

The Bank conducts a full service banking and trust business in Warren County and DeKalb County, Tennessee. The Bank's main office is located in McMinnville, Warren County, Tennessee, and the Bank operates a full service branch in Smithville, DeKalb County, Tennessee. There are four banks, including the Bank, two federal savings banks and one federal credit union within Warren County, which has a population of approximately 33,000. DeKalb County has a population of approximately 14,400 and is served by four banks, including the Bank's Smithville Branch. Both counties are centers of a diversified commercial, industrial, agricultural, and tourism area.

The Bank offers such customary commercial banking services as checking and savings accounts, certificates of deposit, safe deposit facilities and money transfers. Its principal source of income is from interest earned on personal, commercial, agricultural, real estate, and installment loans.

The Bank's Trust Department acts as trustee, executor, and administrator under wills, and serves in trustee, conservator, VA guardian, and agent capacities for individual and corporate customers. It functions as trustee under bond indentures, as well as trustee and administrator under pension, IRA, SEPP, and other employee benefit plans for corporations and other organizations. The Bank handles approximately 582 individual and corporate trust accounts, and provides investment management and other related services. The Bank's Trust Department had assets of approximately $85,991,000 under management as of December 31, 1997. These assets are not included as assets in the balance sheet of the Bank or C B & T.

EMPLOYEES

C B & T, including the Bank, has approximately 121 employees, which includes six part-time employees. Four of the Bank's officers are also officers of C B & T. None of the Bank's employees are covered by a collective-bargaining agreement.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDER'S EQUITY; INTEREST RATE AND INTEREST DIFFERENTIAL

This table is incorporated herein by reference as a financial table pages 36-39 which are attached to and made a part of the Annual Report to Shareholders which is attached hereto as Exhibit 13.

INVESTMENT PORTFOLIO

The investment portfolio is incorporated herein by reference to Notes to Consolidated Financial Statements pages 20-21 which are attached and made a part of the Annual Report to Shareholders which is attached hereto as Exhibit 13.

LOAN PORTFOLIO

The loan portfolio is incorporated herein by reference to Notes to Consolidated Financial Statements pages 22-23 which are attached to and made a part of Annual Report to Shareholders which is attached hereto as Exhibit 13.

RISK ELEMENT

The risk element is incorporated herein by reference to Notes to Consolidated Financial Statements page 23 which is attached to and made a part of Annual Report to Shareholders which is attached hereto as Exhibit 13.

SUMMARY OF LOAN LOSS EXPERIENCE

The summary of loan loss experience is incorporated by reference as a financial table page 40 which is attached to and made a part of Annual Report to Shareholders which is attached hereto as Exhibit 13.

ALLOCATION OF THE ALLOWANCE FOR POSSIBLE LOAN LOSSES

The allocation of the allowance for possible loan losses is incorporated herein by reference to Management's Discussion and Analysis of Financial Condition and Results of Operation pages 8 and 9 which are attached to and made a part of Annual Report to Shareholders which is attached hereto as Exhibit 13.

DEPOSITS

The deposits are incorporated herein by reference to Notes to Consolidated Financial Statements pages 25 and 26 which is attached to and made a part of Annual Report to Shareholders which is attached hereto as Exhibit 13.

FINANCIAL RATIOS

Financial ratios are incorporated by reference as a financial table page 41 which is attached to and made a part of Annual Report to Shareholders which is attached hereto as Exhibit 13.

SHORT-TERM BORROWINGS

There were no short-term borrowings with an average balance outstanding during the year as great as 30% of shareholders' equity at December 31, 1997.


ITEM 2.    PROPERTIES

A discussion of the properties owned by the Corporation and the Bank is incorporated herein by reference to Notes to Consolidated Financial Statements page 24 which is attached to and made a part of Annual Report to Shareholders which is attached hereto as Exhibit 13.


ITEM 3.    LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business known to the Board of Directors to which C B & T or the Bank is a party or of which any of their property is subject.


ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to the Shareholders during the fourth quarter of the fiscal year ended December 31, 1997.

ITEM 4(B). EXECUTIVE OFFICERS OF REGISTRANT

The following is a list of March 2, 1998 showing the names and ages of all executive officers of the registrant, the nature of any family relationship between them, and all positions and offices held by each of them:

NAME                          AGE                            POSITIONS AND OFFICES HELD
----                          ---                            --------------------------
Jeffrey A. Golden*             57       Chairman of the Corporation and the Bank since October 1994. President and Chief Executive Officer of the Corporation since November, 1981 and the Bank since January, 1982.





M. Thomas Mullican*            76       Vice Chairman of Corporation since April, 1983; Board of Directors of
                                        Corporation since November, 1981. Farmer and Investor.

Larry E. Brown*                51       Executive Vice President of the Corporation and the Bank since April, 1987; Senior
                                        Vice President of the Bank, 1986 - 1987.

Ann Martin                     48       Secretary of Corporation since November, 1986; Secretary to the Board since December, 1986.

James H. Hillis                58       Treasurer of the Corporation since October, 1983; Senior Vice President of the Bank since April, 1983.


*        Member of C B & T's Executive Committee

All of the officers of C B & T listed above are subject to re-election at the Board of Directors meeting following the Annual Meeting of Shareholders scheduled for May 29, 1998.

                                     PART II


ITEM 5.    MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER
           MATTERS

The market for C B & T's Common Stock and related shareholder matters are incorporated herein by reference to Common Stock Market Price Information on page 42 of the Annual Report to Shareholders which is attached hereto as Exhibit 13.


ITEM 6.    SELECTED FINANCIAL DATA

The selected financial data is incorporated herein by reference to Consolidated Selected Financial Data on page 42 of the Annual Report to Shareholders which is attached hereto as Exhibit 13.


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's Discussion and Analysis of Financial Condition and Results of Operations is incorporated herein by reference to Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 7-12 of the Annual Report to Shareholders which is attached hereto as Exhibit 13.


ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Financial statements and supplementary data are incorporated herein by reference to the Consolidated Financial Statements on pages 12-35 of the Annual Report to Shareholders which is attached hereto as Exhibit 13.


ITEM 9.    DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

C B & T and its accountants have had no reportable disagreement on any matter of accounting principles or practices or financial statement disclosure.

                                    PART III


ITEM 10.      DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

(a)        Identification of Directors

                                             POSITION &                   POSITION &               DIRECTOR
                                            OFFICE HELD                   OFFICE HELD              OF CORP.
           NAME                 AGE          WITH CORP.                    WITH BANK                SINCE
           ----                 ---          ----------                    ---------                -----
Robert W. Boyd, Sr.             78      Director                    Director                         1981

Larry E. Brown                  51      Director &                  Director &                       1990
                                        Executive V.P.              Executive V.P.

John R. Collier, Jr.            57      Director                    Director                         1994


James A. Dillon, Jr.            69      Director                    Director                         1981


Jeffrey A. Golden               57      Director & Chairman of      Director & Chairman of the       1981
                                        Board, President & Chief    Board, President & Chief
                                        Executive Officer           Executive Officer

Charles D. Haston               62      Director                    Director                         1981


James H. Hillis                 58      Director & Treasurer        Director & Senior V.P.           1990


J. Paul Holder                  68      Director                    Director                         1981



                                     BUSINESS EXP.                 SHARES OF CORP.
                                      DURING LAST                 BENEFICIALLY OWNED      PERCENT
           NAME                        FIVE YEARS                   AS OF 3/2/98(1)       OF CLASS
           ----                      -------------               --------------------    ---------
Robert W. Boyd, Sr.              Retired Owner, Globe Nursery            1,900(2)           .72
                                 McMinnville, TN

Larry E. Brown                   Executive Vice President                1,419              .54
                                 of City Bank

John R. Collier, Jr.             President, Pleasant Cove                2,088(3)           .79
                                 Nursery, Inc.
                                 McMinnville, TN

James A. Dillon, Jr.             Agent, Hoover & Sons,                   3,726(4)          1.41
                                 J.A. Dillon Ins. Agency
                                 McMinnville, TN

Jeffrey A. Golden                Chairman of the Board                   2,009(5)           .76
                                 President & Chief Executive
                                 Officer of City Bank

Charles D. Haston                Circuit Court Judge                       452(6)           .17
                                 31st Judicial District
                                 State of Tennessee

James H. Hillis                  Senior Vice President of City           1,000(7)           .38
                                 Bank
                                 Owner, Paul Holder Realty &
J. Paul Holder                   Auction Co.                            14,422(8)          5.46


                                      POSITION &                     POSITION &            DIRECTOR            BUSINESS EXP.
                                      OFFICE HELD                   OFFICE HELD            OF CORP.             DURING LAST
         NAME          AGE            WITH CORP.                     WITH BANK              SINCE               FIVE YEARS
         ----          ---            -----------                   ------------           --------            -------------
M. Thomas Mullican     76      Director & Vice                Director & Vice                1981        Farmer and Investor
                               Chairman of the Board          Chairman of the Board

James A. Puckett       71      Director                       Director                       1981        Investor

Leon B. Stribling      57      Director                       Director                       1992        President, Stribling
                                                                                                         Chevrolet-GEO, Inc.
                                                                                                         Smithville, TN

James E. Walling       60      Director                       Director                       1994        President, Tennessee
                                                                                                         Roasters Enterprise, Inc.
                                                                                                         Owner, Vilco Supply Co.

                                  SHARES OF CORP.
                                BENEFICIALLY OWNED            PERCENT
           NAME                   AS OF 3/11/97 1            OF CLASS
           ----                 -------------------          ---------
M. Thomas Mullican                    10,438(9)                3.95

James A. Puckett                         194                    .07

Leon B. Stribling                      2,401                    .91

James E. Walling                         765                    .29

                                    FOOTNOTES


(1)   Unless otherwise indicated, all shares are owned of record.

(2)   1,900 shares are registered to Robert W. Boyd, Sr. or Elinor Boyd (Mr. Boyd, Sr.'s wife).

(3)   1,688 shares are registered to John R. Collier, Jr.

      100 shares are registered to Suzanne E. Collier Reynolds (Mr. Collier, Jr.'s daughter).

      300 shares are registered to Pleasant Cove Nursery, Inc. (Mr. Collier, Jr. is President of Pleasant Cove Nursery, Inc.).

(4)   2,971 shares are registered to James A. Dillon, Jr.

      223 shares are registered to James A. Dillon, Jr. and Phyllis M. Dillon (Mr. Dillon, Jr.'s wife).

      532 shares are registered to Phyllis M. Dillon (Mr. Dillon, Jr.'s wife).

(5)   1,404 shares are registered to Jeffrey A. Golden WROS Linda Golden.

      605 shares are registered to Linda Golden WROS Jeffrey A. Golden.

(6)   360 shares are registered to Charles D. Haston.

      92 shares are registered to Charles D. Haston, a general partnership.

(7)   1,000 shares are registered to James H. or Carolyn Hillis (Mr. Hillis's wife).

(8)   14,386 shares are registered to J. Paul Holder.

      36 shares are registered to Steven Thomas Holder, Trust UMGA (Mr. Holder's grandson) and J. Paul Holder, Trustee

(9)   10,168 shares are registered to M. Thomas Mullican.

      270 shares are registered to Connie W. Mullican (Mr. Mullican's wife).

(b) Identification of Executive Officers - Information regarding identification of executive officers may be found in Item 4(b) of Part I of this Form 10-K.

(c) Section 16(a) reporting Delinquencies - Under the Securities Laws of the United States, the Corporation's directors, executive officers and any person who holds more than ten percent (10%) of the Shares of the Corporation are required to report their ownership of the Shares and any changes in that ownership to the Securities and Exchange Commission (the "SEC"). These persons are also required by the SEC's regulations to furnish the Corporation with copies of these reports. Specific due dates for these reports have been established by the SEC, and the corporation is required to report in this Proxy Statement any failure to file by these dates during 1997. Based solely upon a review of the reports furnished to the corporation or written representations from the Corporation's directors and executive officers, the Corporation believes that, during the 1997 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied.


ITEM 11.      EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation accrued or paid by the Bank during the fiscal years ended December 31, 1997, 1996, and 1995 to the highest compensated officers whose aggregate compensation exceeds $100,000.00.



                           SUMMARY COMPENSATION TABLE

                                                                    Annual Compensation
========================================================================================================================
             Name of Individual                                                                        All Other
           and Principal Position                 Year              Salary            Bonus         Compensation (1)
------------------------------------------------------------------------------------------------------------------------
Jeffrey A. Golden                                 1997          $ 138,000.00      $ 10,350.00          $ 31,718.06
Chairman of the Board, President and Chief        1996            133,500.00        10,012.50            22,499.35
Executive Officer                                 1995            130,000.00         9,750.00            20,684.04
------------------------------------------------------------------------------------------------------------------------
Larry E. Brown                                    1997          $  93,000.00      $  6,975.00          $ 28,107.30
Director of Bank and                              1996             90,000.00         6,750.00            21,147.71
Executive Vice President                          1995             86,500.00         6,487.50            15,518.76
------------------------------------------------------------------------------------------------------------------------
James H. Hillis                                   1997          $  83,500.00      $  6,262.50          $ 23,213.44
Director and Treasurer                            1996
                                                  1995
========================================================================================================================

(1) All Other Compensation for Mr. Golden, Mr. Brown and Mr. Hillis includes Director fees for the Bank both cash paid and deferred fees, deferred compensation paid pursuant to the Corporation's 401(k) plan, a premium payment for life insurance, use of a bank vehicle and country club dues.


ITEM 12.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Information regarding security ownership of certain beneficial owners and management may be found in Item 10(a) of Part III of this Form 10-K.

ITEM 13.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the Corporation's directors and officers, businesses with which they are associated, and members of their immediate families are at present, as in the past, customers of the Bank and have had transactions with the Bank, including borrowings. All transactions involving loans to such persons and businesses have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers. In the opinion of the Board, such transactions do not involve more than a normal risk of collectibility nor present any other unfavorable features.

                                     PART IV


ITEM 14.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)        (1) and (2)     The response to this portion of Item 14 is submitted
                           as a separate section of this report.

           (3)             The following exhibits are filed herewith:

                           (3)   February 10, 1998 Amendment to Corporate Bylaws

                           (13)  Annual Report to Security Holders

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       C B & T, Inc.



                                       By:   /s/  Jeffrey A. Golden
                                             ----------------------------------
                                             Jeffrey A. Golden, Chairman,
                                             President, Chief Executive Officer

                                       Date: March 10, 1998


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


/s/ Jeffrey A. Golden
--------------------------------------------
Jeffrey A. Golden, Chairman
President, Chief Executive Officer

(Principal Executive and Financial Officer)

Date:  March 10, 1998
       -------------------------------------

/s/ Jerry N. Brown
--------------------------------------------
Jerry N. Brown, Senior Vice President
City Bank & Trust Company

(Chief Financial Officer)

Date:  March 10, 1998
       -------------------------------------

/s/ Robert W. Boyd, Sr.                                       /s/ James H. Hillis
--------------------------------------------                  --------------------------------
Robert W. Boyd, Sr., Director                                 James H. Hillis, Director

Date:   March 10, 1998                                        Date:  March 10, 1998
      --------------------------------------                        --------------------------


/s/ Larry E. Brown                                            /s/ J. Paul Holder
--------------------------------------------                  --------------------------------
Larry E. Brown, Director                                      J. Paul Holder, Director

Date:  March 10, 1998                                         Date:  March 10, 1998
      --------------------------------------                        --------------------------


/s/ John R. Collier, Jr.                                      /s/ M. Thomas Mullican
--------------------------------------------                  --------------------------------
John R. Collier, Jr., Director                                M. Thomas Mullican, Director

Date:  March 10, 1998                                         Date:  March 10, 1998
      --------------------------------------                         ------------------------


/s/ James A. Dillon, Jr.                                      /s/ James A. Puckett
--------------------------------------------                  --------------------------------
James A. Dillon, Jr., Director                                James A. Puckett, Director

Date:  March 10, 1998                                         Date:  March 10, 1998
      --------------------------------------                        --------------------------


/s/ Jeffrey A. Golden                                         /s/ Leon B. Stribling
--------------------------------------------                  --------------------------------
Jeffrey A. Golden, Director                                   Leon B. Stribling, Director

Date:  March 10, 1998                                         Date:  March 10, 1998
      --------------------------------------                        --------------------------


/s/ Charles D. Haston                                         /s/ James E. Walling
--------------------------------------------                  --------------------------------
Charles D. Haston, Director                                   James E. Walling, Director

Date:  March 10, 1998                                         Date:  March 10, 1998
      --------------------------------------                        --------------------------


Form 10-K -- Item 14(a)(1) and (2) and Item 14(d)

C B & T, Inc. and Subsidiaries

LIST OF FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


The following consolidated financial statements of C B & T, Inc. and Subsidiaries, included in the annual report of the registrant to its shareholders for the year ended December 31, 1997, and incorporated by reference in Item 8:

         Independent Auditors' Report

         Consolidated Balance Sheets -- December 31, 1997 and 1996

         Consolidated Statements of Income -- Years ended December 31, 1997, 1996 and 1995

         Consolidated Statements of Shareholders' Equity -- Years ended December 31, 1997, 1996 and 1995

         Consolidated Statements of Cash Flows -- Years ended December 31, 1997, 1996 and 1995

         Notes to Consolidated Financial Statements -- December 31, 1997, 1996 and 1995

All schedules to the consolidated financial statements required by Article 9 of Regulation S-X are not required under the related instructions or are inapplicable, and therefore have been omitted.

                                  EXHIBIT INDEX

                                  C B & T, INC.



             EXHIBIT NUMBER               TITLE OR DESCRIPTION
             --------------               --------------------

                   (3)          February 10, 1998 Amendment to Corporate Bylaws

                  (13)          Annual Report to Security Holders


                                                                       EXHIBIT 3


                                     BYLAWS


                                  C B & T, INC.






         THIS AMENDMENT TO THE AMENDED AND RESTATED BY-LAWS OF
C B & T, INC. (this "Amendment") is made and adopted as of the 10th day of February, 1998, by the board of directors of C B & T, Inc. (the "Board").


                                   WITNESSETH:


         WHEREAS, the Board deems it to be in the best interest of the Company to permit greater flexibility in setting the date of its annual meeting, it is therefore

         RESOLVED that the Amended and Restated Bylaws for C B & T, Inc., be amended as follows:

Article I-Meetings of Shareholders, Section 1 "Annual Meeting": shall be replaced in its entirety with the following:

"The annual meeting of the shareholders shall be held at such time and place, either within or without the State of Tennessee, as may be designated from time to time by the Directors, consistent with state and federal law. Unless the time and place are otherwise specified by the Directors, the meeting shall be held on the second Tuesday in April of each year, at the main office of the Company."

         IN WITNESS WHEREOF, the parties hereto have approved this Amendment as of the day and year first above written to be included in the official minutes of the meeting of the Board.

                                                                      EXHIBIT 13


                          ANNUAL REPORT TO SHAREHOLDERS


                                  C B & T, INC.

                                  C B & T, INC.
                              AND ITS SUBSIDIARIES
                            CITY BANK & TRUST COMPANY



                                FINANCIAL REVIEW




Forward .......................................................................2

Letter From the President .....................................................6

Financial Discussion...........................................................9

Report of Independent Certified Public Accountants............................14

Consolidated Balance Sheets ..................................................15

Consolidated Statements of Income ............................................16

Consolidated Statements of Shareholder's Equity...............................17

Consolidated Statements of Cash Flows ........................................18

Notes to Consolidated Financial Statements ...................................19

FORWARD

City Bank & Trust Company has completed 85 years of dedicated service to our trade area. We opened our doors for business on April 1, 1912 and received a
Charter on October 30, 1912 as a State Bank. Since that first day, the bank has           PICTURE
been among those at the forefront of business, agricultural, industrial and technological functions that have helped develop the economy of our trade area.
As we celebrate we want to review where we have been and tell you where we are headed.

At the age of 72, having contributed more than 50 years of business and banking leadership to the community, the elder Mr. Jesse Walling began the bank with the help of his three sons, H.R. Walling, E.W. Walling and C.D Walling. Pa "J" as he was affectionately called was the bank's first President. Huel Walling served as the Cashier and E.W. filled the position of Vice President. The bank has continued to live by the pledge made by the Walling's to serve the customers and the community aggressively and efficiently. Assets on opening day were $42,648.54. One of the town's most aggressive business men and an influential civic and political leader assumed the presidency of City Bank & Trust company with the retirement of the founder. He was James D. Elkins, whose business affiliations also included President of the McMinnville Hardware and Furniture
Company.

He hired the first woman, Mrs. Georgia Moore who became the bank's first
Assistant Cashier and the first woman officer. In 1932 the bank merged with
Peoples National Bank of McMinnville. The bank successfully weathered the bank            PICTURE
holidays declared in March, 1933 by the President of the United States and
emerged from the crucial economic period an even stronger financial institute passing the one- million dollar mark with assets of $1,026,076.44 in 1935.

The bank's founder, Jesse Walling died March 11, 1930, followed by the unexpected death in 1936 of President Elkins. Turning to the official family, the bank's directors elected C. D. Walling as president to succeed Mr. Elkins.
The new president brought with him to the office a wealth of knowledge not only of the banking business, but of the area served by the bank and it's people.
Being the son of the founder and having "grown up" in the bank, he was eminently qualified to succeed to the presidency until 1966 when Mr. H. B. Roney was named to the presidency. Keeping in mind the founders dedication of the bank to service, management soon found the banking quarters to be inadequate to provide the services needed by the community. The Board of Directors quickly responded by opening the West Main Branch in October, 1964. This provided the first drive-in facility in Warren County.

In January 1962 the Board of Directors named Mr. Joe H. Womack was the bank's first Assistant Vice President. He was known for his wisdom in agricultural lending and progressed to the position of Senior Vice President and member of the Board of Directors.

                                  Mr. Roney was a colorful individual who served this institution for almost two decades in the areas of Cashier, Vice President, Executive Vice President,
                                  President and only briefly as President Emeritus. He was a person who had a love for life and a love for helping others. He was a man that appreciated his staff and wanted them to do well. He was constantly encouraging them and giving them moral and educational support. Under his leadership Jeffrey A. Golden became the first First Vice President. He progressed quickly through the ranks and
   PICTURE                        currently serves as the bank's Chairman of the Board, President and Chief
                                  Executive Officer, the only person to hold all three titles. Mrs. Glyna F. Lee became the bank's first woman loan officer, she too became a leader in the financial industry, and is currently serving as Senior Vice President and
                                  Director of Marketing and Business Development. Early on as President it became clear to Mr. Roney and the Board that we were in need of another location to handle the growth of the bank. Again the Board of Directors quickly initiated plans which resulted in the opening of the Plaza Branch in temporary quarters in
                                  April, 1967. The permanent structure was completed and occupied in February,
                                  1968. After opening two modern banking facilities within a four year period,
                                  City Bank & Trust Company was still facing another problem in order to provide adequate banking services. The facilities at the Main Office were crowded to capacity, with a need for expansion. After acquiring some adjoining property, plans were formulated to construct a new main office building. In February 1968,
                                  City Bank & Trust Company moved into temporary quarters to allow for the renovation of the new building which was occupied in May, 1969. In 1974 the Mt.
                                  Leo Branch was opened. Under Mr. Roney's leadership the bank grew to
                                  $68,670,000.00 by year end 1978 when Mr. Roney retired and the Board of
                                  Directors elected long time employee Jeffrey A. Golden as President.

                                  Mr. Golden became the youngest President in the bank's history, taking over the helm at the age of 38. Under his leadership the bank has experienced the greatest growth in the history of the bank, with assets soaring from $68 to $265
   PICTURE                        million. In 1980 the Federal Deposit Insurance Corporation and the Tennessee
                                  Banking Department approved the opening of our fifth branch on March 1, 1981 at the Three Star Mall. The bank began to offer two new types of accounts The N.O.W account, which stood for "Negotiable Order of Withdrawal," worked like a regular savings account, and the new tax free All Savers Certificate was introduced. As the bank was experiencing great growth Mr. Golden saw the need to restructure the bank and set up division heads so that more time could be devoted to strengthening the different areas of the bank. Today Larry E. Brown, Executive
                                  Vice President of the bank oversees the divisions. The following people presently head these divisions. Loan Division, Senior Vice President James H.
                                  (Dickie) Hillis; Operations

Division, Senior Vice President and Chief Financial Officer Jerry N. Brown;
Trust/Investment Division, Senior Vice President Kenneth W. Smith, and the
Data Processing Division, Vice President Edward Wayne Martin.                             PICTURE

Under the wise leadership of Mr. Golden another historic event occurred in the growth of City Bank & Trust Company when at the annual shareholders meeting, 90.74% of the shareholders concurred with recommendations of Management and the Board of Directors in approving plan to reorganize The City Bank & Trust Company into a one bank holding company structure to be known as C B & T, Inc. This new structure positioned the bank to compete in the new deregulated market place.
Many new deposit accounts were introduced. It also brought about a different form of lending as the need for variable rate loans came into place. Changes in tax laws brought about changes for wage earners in the Individual Retirement
Account program (IRA) that allowed the deferment of income, as well as earnings on that income. Deregulation gave use the ability to become more competitive by being a more complete financial planner for our customers and still provide personal service.

City Bank & Trust Company's strength and commitment continued to grow and in July of 1983 the bank was invited by the Federal Deposit Insurance Corporation to bid for the purchase of certain assets and assume certain liabilities of the First Central Bank of Smithville. The bank was successful in this acquisition on July 8, 1983. The bank continued to expand and offer new services which included the direct Federal Reserve Wire Service, expanded leasing programs, MasterCard
Gold cards, investment and brokerage services, personal and home equity lines of credit, limited insurance activities and discount brokerage services.

In 1986, Mr. Frank Henegar, the oldest person to serve on the bank's Board of Directors died at the age of 98 after serving this institution for 39 years. He achieved the singular distinction of "Tennessee's Most Senior Bank Board Member" presented by the Tennessee State Senate. During that same year, Mrs. Edith Ann
Martin was named Secretary to the Bank's Board of Directors. A job she so capably handles to this date.

As the bank faced the 90's there was a concern for many of the nations banks. A recognized beginning of a national recession, and a threat of war in the Middle
East. However, C B & T, Inc. grew and prospered during this difficult period.
The bank continued to be a leader in extending new products & services with new
Automated Clearing Operations, which included new service offerings of direct deposit, payroll services, automatic bill paying, cash concentrations, and corporate trade payments.

In October, 1994, an era of leadership was brought to an end upon the retirement of Mr. Clarence D. Walling, Jr.. The Walling family had served CB &T, Inc., and its subsidiary, City Bank & Trust Company from its beginning. Mr. Jesse Walling, founder of City Bank & Trust Company served as Chairman from 1912 until his death on March 11, 1930. His son, Mr. Clarence D. Walling, Sr. was an original signer of the corporate charter and virtually served his lifetime for this institution and this community. His term as chairman ended with his untimely death in 1969. Mr. C D. Walling Jr. then served as Chairman from 1970 until 1994 and served as Chairman of C B & T, Inc. from its inception date in 1981 until 1994, at which time his retirement concluded the Walling era.

1996 was a very successful year for the bank. Business customers were offered a Cash Management Investment Account. This program offered business customers an efficient means of managing their daily funds and earning a fair return on excess cash through the use of repurchase agreements of U.S. Government
Securities. The Bank rolled out the new 24-Hour Telephone Banking service, that offered voice response information to customers, day or night as well as Loans-by-Phone. The opening to the new SuperCenter Branch in the Wal-Mart Super
Store facility offered new extended banking hours with a 24-hour full service
ATM in a safe and secure environment.

A full service ATM was installed in the new River Park Hospital and a cash dispenser in the Calsonic Yorozu Corporation plant in Morrison, Tennessee. The
H. G. Hill property adjacent to the West Main Branch was purchased in order to expand the West Main facility. The Board of Directors approved the organization of two new companies. CBT Insurance, Inc. was organized to provide the bank new opportunities in the insurance arena. CBT Realty, Inc. was organized for the purpose of holding and disposing of foreclosed properties.

As we celebrated our 85th Anniversary many events were planned for our customers and staff. The bank held customer appreciation day on the first Friday of each month in McMinnville and Smithville. The staff participated in several in-house contests and promotions, which also involved our customers. There was a pumpkin contest for the kids, fall decorating contest throughout the bank and a drawing was held for $1,000.00 ion cash. The employees continued to be involved in local charity, raising thousands of dollars. Also in 1997, there was a focus on training for our entire staff, preparing our people for the twenty-first century. To better serve our customers, a cash machine was installed at our Three Star Mall Branch.

During the last 85 years the bank and its employees have won many awards for community service, exhibiting sustained superior performance through strong leadership, as well as, the hard work, talent and input of our employees on behalf of our customers and community. Among the bank awards are the 5 Star Superior Bank Award by Bauer Financial, Named Employer of the Year by the Tennessee Committee for People with Disabilities, Named the "Best Bank" in a community wide contest sponsored by the Southern Standard Newspaper, received an "Obelisk" from KPMG Peat-Marwick of New York for being a Superior Bank, selected as the "Business of the Year" by the African-American Athletic & Scholarship organization and received an "A" rating by Sheshunoff for many years.

As we look to new horizons, we see the financial market becoming global, the economy is shifting more and more toward services, and toward work knowledge. New technologies -- especially computers and telecommunications -- have already created intense, worldwide competition for business. Considering the scope and speed of change these days, there will be may priceless opportunities for those of us who play by the new rules, position ourselves right, and take personal responsibility for our future. We can't stop the world from changing. The best we can do is adapt. As we move into the twenty-first century we pledge to you our continued leadership, superior service and our efforts to improve the quality of life for all we serve.

                                            TO OUR SHAREHOLDERS AND FRIENDS:


                                            1997 symbolizes 85 years of
                                            dedicated service to our trade area.
                                            We realize the success of C B & T,
                                            Inc. and its subsidiary City Bank &
                                            Trust Company could not have been
                                            possible without the support and
                                            encouragement of our shareholders
                                            and friends; the excellent
                                            performance of our current staff and
                                            those who have served in the past
         PICTURE years; our management for their leadership and commitment; and our Board of Directors for their participation and guidance. Thanks to each of you for your part in the many successes that we have enjoyed throughout these 85 years.

                                            We are happy to report that 1997 was
                                            a very successful year as indicated
                                            by the following highlights:

- Income per share increased by $0.79 to a record high of $16.16 while maintaining a l.60% return on assets

- The percentage of net income to average shareholders' equity at year-end was 13.33%.

- Shareholders' equity to total average assets increased to 11.98% after paying a record high $7.50 cash dividend.

- The percentage of dividends declared per average common share to net income per average common share increased to 46.41%.

The philosophy of our board and management team is to keep pace with changes and opportunities and provide our market area with a high quality, high performing, full service financial institution. Therefore, on January 8, 1998, a public announcement was made as a result of a decision made by our Board of Directors to merge (subject to shareholder and regulatory approval) with Union Planters Corporation, a Memphis, Tennessee based corporation, who like C B &T, Inc. and its subsidiary, City Bank & Trust Company, is a very highly communityoriented company. Personally, I feel this decision will enable us to keep pace with change and technology and provide more resources while maintaining high quality services. Also you will continue to see the same friendly contact staff and management who serve you on a daily basis.

Please review in detail the financial data and the proposed merger information. I encourage you to vote FOR the adoption of the Agreement and the Plan of Merger and return your Proxy to us as soon as possible.

We sincerely appreciate and value your business and ask that you encourage your family and friends to use our services.

Yours truly,



Jeffrey A. Golden
Chairman of the Board
President and Chief Executive Officer

C B & T, INC. AND SUBSIDIARIES BOARD OF DIRECTORS


JEFFREY A. GOLDEN(1)                        JOHN R. COLLIER, JR.                    JAMES A. PUCKETT(2)
Chairman of the Board                       President                               Investor
President & Chief Executive Officer         Pleasant Cove Nursery
CB&T, Inc. And                              (Wholesale Nursery-Trees & Shrubs)      LEON B. STRIBLING(3)
City Bank & Trust Company                                                           President
(State Bank)                                JAMES A. DILLON, JR.(2)                 Stribling Chevrolet-GEO Inc.
Chairman, McMinnville Electric System       Agent                                   (Automobile Agency)
                                            Hoover & Son - J.A. Dillon
M. THOMAS MULLICAN(2)                       Insurance Agency                        JAMES E. WALLING
Vice Chairman of the Board                  (General Insurance)                     President
CB&T, Inc. And                                                                      Tennessee Roasters Enterprise, Inc.
Farmer & Investor                           CHARLES D. HASTON(2)(3)                 Owner, Vilco Supply Co.
                                            Circuit Court Judge                     (Car Wash Supply)
ROBERT W. BOYD, SR.(3)                      31st Judicial District
Retired Owner                               State of Tennessee
Globe Nursery                                                                       J. RAY TROOP, JR. M.D.*(3)
(Wholesale Nursery-Trees and Shrubs)        JAMES H. HILLIS                         Family Practice Physician
                                            Treasurer, CB&T. Inc.
LARRY E. BROWN(2)                           Senior Vice President                   EDITH ANN MARTIN
Executive Vice President                    City Bank & Trust Company               Secretary to the Board
CB&T, Inc. And                              (State Bank)                            CB&T, Inc. and
City Bank & Trust Company                                                           City Bank & Trust Company
(State Bank)                                J. PAUL HOLDER(2)                       (State Bank)
                                            Owner
                                            Paul Holder Realty & Auction Co.        (1)  Ex-Officio Member of All Committees
                                            (Land Development, Sales & Auction)          except the Audit Committee
                                                                                    (2)  Member of Executive Committee
                                                                                    (3)  Member of Audit Committe
                                                                                         *Advisory Directory


                                PICTURE OF BOARD


-----------------------

1
2
3
2
2
2,3
3
*3
2
2
1
2
3
*

C B & T, Inc. And subsidiaries officers and advisory committee

C B & T, INC. - Officers

JEFFREY A. GOLDEN          M. THOMAS MULLICAN      LARRY E. BROWN                  JAMES H. HILLIS    EDITH ANN MARTIN
Chairman, President &      Vice Chairman           Executive Vice President        Treasurer          Secretary to the
Chief Executive Officer                                                                               Board


CITY BANK & TRUST COMPANY - OFFICERS
JEFFREY A. GOLDEN                           KENNETH D. MARTIN                   DANA M. GREEN
Chairman of the Board, President, CEO       Vice President                      Assistant Vice President

EDITH ANN MARTIN                            EDWARD WAYNE MARTIN                 SHANNON L. HASTON
Secretary to the Board                      Vice President                      Assistant Vice President

LARRY E. BROWN                              ROBERT L. MILLER                    JOHNNY T. TAYLOR
Executive Vice President                    Vice President                      Assistant Vice President

JERRY N. BROWN                              LONNIE D. MILSTEAD                  DONNA BRYANT
Senior Vice President & CFO                 Vice President                      Administrative Assistant

JAMES H. HILLIS                             DAN T. WOLFE                        SHERRY A. CLENDENON
Senior Vice President                       Loan Analyst                        Compliance Officer

GLYNA F. LEE                                KENNETH DWAYNE WOODS                BARBARA D. DAVIS
Senior Vice President                       Vice President                      Administrative Assistant

KENNETH W. SMITH                            EDMOND D. BUSIC                     TERESA A. HENNESSEE
Senior Vice President                       Loan Review Officer                 Administrative Assistant

RANDALL G. TRAMEL                           DONNA D. EVANS                      LISA A. HILLIS
Senior Vice President                       Operations Coordinator              Administrative Assistant

ERIC GOLDEN                                 RHONDA A. CARR                      CHARLES TIM PRATER
Cashier                                     Senior Auditor                      Administrative Assistant

RONALD G. GOODWIN                           SHERRY LYNN DAUGHERTY               JANE ANN PRYOR
Vice President                              Branch Manager                      Administrative Assistant

LYNNE R. HAMRICK                            BETTY B. PRATER                     ELIZABETH P. SMITH
Human Resource Officer                      Branch Manager                      Administrative Assistant

DEBRA T. KELL                               TRACIE J. TRAVIS                    SHARON E. WEST
Vice President                              Branch Manager                      Administrative Assistant

EMOGENE R. MAGNESS                          DAWN M. CHRISTIAN
Vice President, Branch Manager              Assistant Vice President

DANNY L. MARTIN                             DEBORAH E. GLENN
Vice President                              Assistant Vice President

CITY BANK & TRUST COMPANY - SMITHVILLE ADVISORY COMMITTEE
H. J. JUDKINS                               VESTER PARSLEY
H. J. Judkins & Son Nursery, Inc.           Attorney-at-Law

JIM ED RICE                                 NORVAL WEBB, JR.                    PICTURE OF ADVISORY
Local Businessman                           F.Z. Webb & Son Pharmacy            Committee

LEON B. STRIBLING                           MARK ASHBURN
Stribling Chevrolet-GEO, Inc.               Manager, Smithville Elec. System

JEANETTE FRANCE                             LENA BUCK
Farming Operation                           Attorney-at-Law

FINANCIAL DISCUSSION

The following discussion is presented to assist in understanding the current financial condition and results of operations of C B & T, Inc. and subsidiaries. This discussion should be read in conjunction with the consolidated financial statements and related disclosures presented in other sections of this annual report.


PERFORMANCE OVERVIEW

Net income for 1997 was $4,271,000 or $16.16 per share, compared to $4,117,000 or $15.37 per share in 1996 and $4,067,000 or $15.00 per share in 1995. Two key measures of performance in the banking industry are return on average equity
(ROE) and return on average assets (ROA). ROE is the ratio of income earned to average shareholders' equity. ROE for 1997 was 13.33 percent compared to 13.76 percent in 1996 and 14.37 percent in 1995. ROA measures how effectively a corporation uses its assets to produce earnings. For 1997, return on average assets was 1.60 percent. ROA was 1.60 percent in 1996 and 1.64 percent in 1995. ROE and ROA have been negatively impacted by an increase in the net loan charge offs in 1997 and 1996 as compared to 1995.


NET INTEREST INCOME

The Corporation's primary source of earnings is net interest income, which is the difference between revenue generated from earning assets and the interest cost of funding those assets. For discussion, net interest income is adjusted to reflect the effect of the tax benefits of certain tax-exempt investments and loans to compare with other sources of interest income. Net interest income on a fully taxable-equivalent basis has increased to $12,142,000 in 1997, from $11,903,000 in 1996 and $11,334,000 in 1995. Net yield on interest earning assets, which is net interest income on a tax equivalent basis divided by average earning assets, was 4.85 percent in 1997, compared with 4.93 percent in 1996 and 4.87 percent for 1995. Average earning assets, as a percentage of total assets, decreased slightly to 93.7 in 1997 compared to 93.8 percent in 1996 and
93.9 percent in 1995.


PROVISION FOR POSSIBLE LOAN LOSSES

The provision for possible loan losses is an operating expense recorded to maintain the related balance sheet allowance account that is provided to cover losses that may be incurred in the normal course of lending. The total provision for possible loan losses was $413,000 in 1997, $628,000 in 1996, and $376,000 in
1995. Management regularly monitors the allowance for possible loan losses and considers it to be adequate.


NONINTEREST INCOME

Total noninterest income of $2,122,000 in 1997 increased $64,000 or 3.1 percent, when compared to 1996. This follows an increase of 13.3 percent in 1996 and 35.5 percent in 1995. Service charges on deposit accounts increased $12,000 in 1997 due, principally, to growth in transaction and savings deposit accounts. Other service charges decreased $67,000 in 1997, due, principally, to reductions in credit life and accident and health insurance commissions. Gains and losses on the sale of investment securities also impact comparisons. Security transactions resulted in a gain of $36,000 in 1997 and in losses of $22,000 and $14,000 in 1996 and 1995.


NONINTEREST EXPENSES

Noninterest expenses increased 4.2 percent in 1997, a slightly lower rate of growth than the 5.6 percent in 1996 and higher than 3.2 percent in 1995. The smaller increase in 1997 can be attributed to a leveling of salaries and other expenses. Salaries, wages and benefits accounted for 54.9 percent of total noninterest expense in 1997 compared to 56.5 percent of total noninterest expense in 1996 and 56.0 percent in 1995. Federal Deposit Insurance Corporation's insurance assessment increased $25,000 in 1997 after a decrease of $240,000 in 1996 and a decrease of $235,000 in 1995.

FINANCIAL DISCUSSION



INCOME TAXES

One element of the Corporation's tax planning is the implementation of various investment and loan strategies to maximize after-tax profits. This planning is an ongoing process which considers the levels of tax-exempt securities and loans, investment securities gains or losses and allowable loan loss deductions. The Corporation's effective income tax rate (income tax expense divided by income before income taxes) is less than the statutory rate primarily due to income on tax-exempt securities and loans. It should be recognized that the yield on these types of assets is considerably less than on other investments of the same maturity and risk.

The income tax provision was $1,754,000 in 1997 compared with $1,856,000 in 1996 and $1,788,000 in 1995. The Corporation's effective tax rate was 29.1 percent in 1997, 31.1 percent in 1996 and 30.5 percent in 1995.

It has been determined that for the year ended December 31, 1997, a valuation allowance is not required on any of the deferred tax assets recorded due, primarily, to the earnings history of the Corporation and the significant amount of federal income taxes paid in prior years.


CREDIT QUALITY AND EXPERIENCE

IMPAIRED LOANS

Effective January 1, 1995, the Corporation and the Bank adopted Statement of Financial Accounting Standards No. 114. (as amended by No 118), "Accounting by Creditors for Impairment of a Loan". SFAS 114 established the accounting by creditors for impairment of a loan by specifying how allowances for possible loan losses related to certain loans should be determined. This Statement also addresses the accounting by creditors for certain loans that are restructured in a troubled debt restructuring. A loan is considered impaired when it is probable that an institution will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Management evaluates smaller balance homogeneous loans collectively for impairment. Loans collateralized by one-to-four family residential properties, consumer installment loans and credit card loans are considered smaller-balance homogeneous loans.

Loans that are ninety days past-due, loans on non-accrual status, loans that are restructured in a troubled debt restructuring, and loans that are included on the Bank's problem loan list are evaluated for impairment. A loan on non-accrual status is a loan on which interest accruals are discontinued. Interest accruals are discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that it is not reasonable to expect that such interest will be collected. Interest income is subsequently recognized only to the extent of the excess of cash payments received over the principal balance due.

When a loan is impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. For collateral dependent loans, impairment is measured based on a loan's observable market price or the fair value of the collateral. The entire change in the net carrying amount is reported as an adjustment to the provision for possible loan losses, but in no event are changes in the net present value used to justify having a loan on the Bank's books at a value that exceeds its recorded investment. Estimated losses from impaired loans are included in the Bank's allowance for possible loan losses. Impaired loans are charged-off once management has exhausted all efforts to collect the loan.

Inherent in the business of providing financial services is the risk involved in extending credit. Management believes the objective of a sound credit policy is to extend quality loans to customers while reducing risk affecting shareholders' and depositors' investments. Risk reduction is achieved through diversity of the loan portfolio as to type, borrower, and industry concentration as well as sound credit policy guidelines and procedures.

Total impaired loans at December 31, 1997 were $1,404,000 compared to $1,733,000 and $398,000 at December 31, 1996 and 1995 respectively. The ratio of impaired loans to the allowance for loan losses at December 31, 1997, was 73.4 percent compared to 89.7 percent and 21.4 percent at December 31, 1996 and 1995, respectively. Total impaired loans as a percentage of total loans decreased to
1.0 percent at December 31, 1997, compared to 1.2 percent at December 31, 1996 and 0.3 percent at December 31, 1995.

FINANCIAL DISCUSSION



ALLOWANCE FOR POSSIBLE LOAN LOSSES AND LOAN CHARGE-OFFS

The allowance for possible loan losses is maintained to cover losses that may be incurred in the normal course of lending. The allowance for possible loan losses is increased by provisions charged against income and recoveries of loans previously charged off. The allowance is decreased by loans that are determined uncollectible by management and charged against the allowance, net of recoveries.

In determining the adequacy of the allowance for possible loan losses, management on a regular basis evaluates and gives consideration to the following factors: estimated future losses of significant loans including identified problem credits; historical loss experience based on volume and types of loans; trends in portfolio volume, maturity and composition; off-balance sheet credit risk; volume and trends in delinquencies and non-accruals; economic conditions in the market area; and any other relevant factors that may be pertinent.

Potential problem loans are those loans which are on the Corporation's "watch list". These loans exhibit characteristics that could cause the loans to become impaired or require restructuring in the future. Periodically, and at a minimum monthly, this "watch list' is reviewed and adjusted for changing conditions.


FINANCIAL CONDITION

The following discussions address key elements of financial condition, including earning assets, the source of funds supporting earning assets, capital adequacy and asset and liability management.


EARNING ASSETS

LOANS

At December 31, 1997, loans were $147.5 million, compared to $144.9 million at December 31, 1996. This represents an increase of 1.8 percent in 1997. In 1996, loans increased 3.1 percent from $140.5 million at December 31, 1995.

Loans comprise the majority of the Corporation's earning assets representing
57.7 percent of average earning assets in 1997 and 57.4 percent in 1996. Average loans outstanding increased 4.4 percent in 1997 and 5.1 percent in 1996.

The largest category in the loan portfolio was real estate mortgage loans, which comprised 66.2 percent of total loans at the end of 1997. Installment loans totaled 22.2 percent of the portfolio and commercial, financial and agricultural loans comprised 9.1 percent of the portfolio. All other loans were 2.5 percent of the portfolio. In 1996, real estate mortgages were 66.5 percent of the portfolio, installment loans were 22.1 percent, commercial, financial and agricultural loans were 9.4 percent and other loans were 2.0 percent.

The mix within the commercial loan portfolio is diverse and represents loans to a broad range of business interests located, primarily, within the Bank's defined market area with agribusiness industry being the only concentration. The installment loan portfolio is composed, principally, of financing to individuals for vehicles and consumer assets. The real estate portfolio is primarily residential mortgages.

Loans that mature within one year totaled $49,514,000, or 33.6 percent of the loan portfolio at December 31, 1997.

INVESTMENT SECURITIES

The investment portfolio represented 40.7 percent of average earning assets in 1997 and 40.4 percent in 1996. Average investment securities increased 4.5 percent in 1997 compared to 1996. The tax-equivalent yield on the entire portfolio was 7.07, 6.96 and 7.01 percent in 1997, 1996 and 1995, respectively. These investments provide a stable yet diversified income stream and serve useful roles in liquidity and interest-rate-sensitivity management. In addition, they serve as a source of collateral for low-cost funding. The decision to purchase securities is based upon the assessment of current economic, tax status and financial trends.

FINANCIAL DISCUSSION



The investment portfolio is comprised of U.S. Treasury and other U.S. Government agency-backed securities, collateralized mortgage-backed securities, tax-exempt obligations of states and political subdivisions and certain other investments. The quality of obligations of states and political subdivisions will be BAA, A, AA, or AAA, the majority of which is AA or AAA, as rated by a nationally recognized service. As a matter of policy, in support of our service area, we may purchase certain unrated bonds of local municipalities provided they are of reasonable credit risk.

On November 15, 1995, the Financial Accounting Standards Board issued a guide for the implementation of SFAS 115 which allowed a bank to reassess the appropriateness of the classification of all securities held at November 15, 1995 and until December 31, 1995, and account for any resulting changes in classifications as a transfer. Changes in classification from the held-to-maturity category that result from this one-time reassessment did not call into question the intent of a bank to hold other debt securities to maturity in the future. As a result of this one-time reassessment, on November 30, 1995, the Bank transferred securities with a book value of approximately $42.8 million and related unrealized gains and losses of approximately $0.8 million and $0.2 million, respectively (net unrealized gain of approximately $0.6 million), from held-to-maturity to available-for-sale.

As of December 31, 1997, all investment securities were classified as available-for-sale. Management classified all securities as available-for-sale so that securities may be sold prior to their maturity for purposes of bank asset allocations, rate sensitivity or liquidity and, hence, tend to be more liquid.

FEDERAL FUNDS SOLD

Federal funds sold are used to manage interest rate sensitivity and to meet liquidity needs. During 1997, 1996 and 1995, these funds represented approximately 1.5 percent, 2.2 percent and 2.2 percent, respectively, of average earning assets.


SOURCES OF FUNDS

DEPOSITS

The Corporation's major source of investable funds is core deposits from retail and business customers. Core deposits consist of interest-bearing and noninterest-bearing deposits, including certificates of deposit over $100,000. Average interest-bearing core deposits, comprised of interest-bearing checking accounts, savings, certificates of deposit, money market and other time accounts, increased 2.7 percent in 1997, compared to 5.0 percent in 1996 and a
5.3 percent reduction in 1995. Average demand deposits (noninterest-bearing core deposits) increased 2.4 percent in 1997, 0.8 percent in 1996 and 10.3 percent in 1995. These deposits represent approximately 12.6 of average core deposits in 1997 and 1996.


FEDERAL HOME LOAN BANK BORROWINGS

In 1997 these average borrowings increased slightly to 2.7 percent of average assets compared to 2.6 percent in 1996.

SHAREHOLDERS' EQUITY AND CAPITAL ADEQUACY

Shareholders' equity is a stable, noninterest-bearing source of funds which provides support for asset growth and is the primary component of capital. Capital adequacy refers to the level of capital required to sustain growth over time and to absorb unanticipated losses. Shareholders' equity at December 31, 1997, was $34.9 million, or $132.09 per share, compared with $32.2 million, or $121.85 per share at December 31, 1996 and $30.7 million, or $113.92 per share at December 31, 1995. At December 31, 1997, the Corporation's leverage ratio was
12.5 percent. At December 31, 1997, the Corporation's risk-based capital ratios based on Federal Reserve Board guidelines were 22.5 percent for Tier 1, or "core" capital, and 23.8 percent for total qualifying capital. At December 31, 1996, the Corporation's leverage ratio was 12.2 percent. At December 31, 1996, the Corporation's risk-based capital ratios based on Federal Reserve Board guidelines were 21.4 percent for Tier 1 or "core" capital and 22.7 percent for total qualifying capital. These ratios substantially exceed the Federal Reserve Board's capital guidelines for a well-capitalized institution, which are 6.0 percent for Tier 1, 10.0 percent for total qualifying capital, and 5.0 percent for leverage ratio. It is management's intent to maintain a level of capitalization that allows the flexibility to take advantage of opportunities that may arise in the future.

FINANCIAL DISCUSSION



INTEREST RATE SENSITIVITY

Balance sheet structure and interest rate changes play important roles in the growth of net interest income. The Bank's Asset/Liability Committee manages the overall rate sensitivity and mix of the balance sheet to anticipate and minimize the effects of interest rate fluctuations and to maintain a consistent net interest margin. Interest rate risk is monitored through gap analysis to ensure proper positioning of the Corporation in various interest rate scenarios.


LIQUIDITY

Liquidity management ensures that the cash flow requirements of borrowers, depositors and the Corporation can be met. The funds for short-term liquidity needs are provided through maturing securities, the Bank's extensive core deposit base, payments received on loans and the acquisition of new deposits. Long-term funding needs can additionally be met, if required, through the issuance of common stock. The Corporation's liquidity is considered by management to be adequate to meet all current and projected levels of need.


IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS ON THE
FINANCIAL STATEMENTS WHEN ADOPTED IN A FUTURE PERIOD

The Financial Accounting Standards Board (FASB) has issued two standards that have not been adopted by C B & T, Inc. but will be required to adopt after December 31, 1997 as follows:

       Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income
              a.  Effective for fiscal year beginning after December 15, 1997.
              b. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity or owners.
              c. Management does not believe this statement will have any material effect on future financial statements.

       Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information
              a. Effective for fiscal year beginning after December 15, 1997.
              b. This statement applies to public business enterprises.
              c. An operating segment is a component of an enterprise:
                 1. That engages in business activities from which it may earn revenue and incur expense.
                 2. Whose operating results are regularly reviewed by the
                    enterprise's chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and
                 3. For which discrete financial information is available.
              d. Management does not believe this statement will have any material effect on future financial statements.

The Financial Accounting Standards Board (FASB) has issued two standards that have been adopted by C B & T, Inc. as follows:

       Statement of Financial Accounting Standards No. 128, Earnings Per Share
              a. Effective prospectively for earnings per share computation for both interim and annual periods ending after December 15, 1997.
              b. The statement requires a reconciliation of the numerators and the denominators of the basic and diluted per-share computation for income and from continuing operations.
              c. Management does not believe this statement will have any material effect on future financial statements.

       Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure.

              a. Effective for financial statements for periods ending after December 15, 1997.
              b. An entity shall explain, in summary form within its financial statements, the pertinent rights and privileges of the various securities outstanding.
              c. Management does not believe this statement will have any material effect on future financial statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS












Shareholders and Board of Directors
C B & T, Inc.
McMinnville, Tennessee


          We have audited the accompanying consolidated balance sheets of C B & T, Inc. (the "Corporation") and its wholly-owned subsidiaries, principally City Bank & Trust Company (the "Bank"), as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of C B & T, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.






Nashville, Tennessee
January 16, 1998

                         C B & T, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                    (Dollars in Thousands, Except Share Data)




                                                                         1997             1996
                                                                         ----             ----
ASSETS
Cash and due from banks                                                $  8,456        $  7,021
Federal funds sold                                                            -           1,175
Investment securities - Note 2                                          105,404         102,070
Loans, net of unearned income and allowance for possible
    loan losses - Notes 3 and 4                                         145,335         142,096
Interest receivable                                                       3,160           3,116
Bank premises and equipment, at cost
    less allowance for depreciation - Note 5                              2,061           2,333
Other assets - Notes 6 and 13                                             4,070           3,648
                                                                       --------        --------

TOTAL ASSETS                                                           $268,486        $261,459
                                                                       ========        ========

LIABILITIES
Deposits:
     Noninterest-bearing deposits                                        28,207          28,178
     Interest-bearing deposits (including certificates of
        deposit over $100: 1997 - $31,387; 1996 - $28,943) - Note 7     190,936         189,379
                                                                       --------        --------
                                                                        219,143         217,557

Securities sold under agreements to repurchase - Note 8                   2,273           1,362
Federal funds purchased - Note 8                                          2,000               -
Accounts payable and accrued liabilities - Note 13                        1,839           1,637
Interest payable                                                          1,558           1,460
Federal Home Loan Bank borrowings - Note 9                                6,787           7,203
                                                                       --------        --------

TOTAL LIABILITIES                                                       233,600         229,219
                                                                       --------        --------

COMMITMENTS AND CONTINGENCIES - Notes 10, 11 and 17

SHAREHOLDERS' EQUITY - Note 14
Common stock, $2.50 par value, authorized 1,000,000
     shares; issued 331,814 shares, including 67,701 treasury shares
     in 1997 and 67,229 treasury shares in 1996                             830             830
Additional paid-in capital                                                5,000           5,000
Retained earnings - Note 15                                              33,467          31,179
Net unrealized gains (losses) on available-for-sale securities,
     net of deferred income taxes - Note 2                                1,060             647
                                                                       --------        --------
                                                                         40,357          37,656

Less cost of treasury shares                                             (5,471)         (5,416)
                                                                       --------        --------

TOTAL SHAREHOLDERS' EQUITY                                               34,886          32,240
                                                                       --------        --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $268,486        $261,459
                                                                       ========        ========

See accompanying notes to consolidated financial statements

                         C B & T, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                    (Dollars in Thousands, Except Share Data)


                                                                     1997          1996           1995
                                                                   --------      --------       --------
INTEREST INCOME
Interest and fees on loans                                         $ 14,043      $ 13,657       $ 13,021
                                                                   --------      --------       --------
Interest on investment securities:
    Taxable interest                                                  4,632         4,772          4,952
    Tax-exempt interest                                               1,699         1,336          1,180
                                                                   --------      --------       --------
                                                                      6,331         6,108          6,132
                                                                   --------      --------       --------
Other interest income                                                   216           280            301
                                                                   --------      --------       --------
TOTAL INTEREST INCOME                                                20,590        20,045         19,454
                                                                   --------      --------       --------

INTEREST EXPENSE
Interest on deposits                                                  8,779         8,372          8,069
Interest on other borrowed funds - Note 8                               109            46             56
Interest on long-term debt - Note 9                                     435           412            593
                                                                   --------      --------       --------
TOTAL INTEREST EXPENSE                                                9,323         8,830          8,718
                                                                   --------      --------       --------

NET INTEREST INCOME                                                  11,267        11,215         10,736
Provision for possible loan losses - Note 4                             413           628            376
                                                                   --------      --------       --------
NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE LOAN LOSSES         10,854        10,587         10,360
                                                                   --------      --------       --------

NONINTEREST INCOME
Service charges on deposit accounts                                   1,223         1,211          1,064
Other service charges, commissions and fees                             266           333            310
Net realized gains (losses) on investment securities - Note 2            36           (22)           (14)
Other income                                                            597           536            456
                                                                   --------      --------       --------
TOTAL NONINTEREST INCOME                                              2,122         2,058          1,816
                                                                   --------      --------       --------

NONINTEREST EXPENSES
Salaries and employee benefits - Notes 12 and 18                      3,817         3,772          3,540
Net occupancy expense                                                   352           306            283
Furniture and equipment expense                                         859           812            764
Deposit insurance premium                                                27             2            242
Directors deferred compensation expense                                 213           249            235
Other expenses                                                        1,683         1,531          1,257
                                                                   --------      --------       --------
TOTAL NONINTEREST EXPENSES                                            6,951         6,672          6,321
                                                                   --------      --------       --------

INCOME BEFORE PROVISION FOR INCOME TAXES                              6,025         5,973          5,855
Provision for income taxes - Note 6                                   1,754         1,856          1,788
                                                                   --------      --------       --------
NET INCOME                                                         $  4,271      $  4,117       $  4,067
                                                                   ========      ========       ========

Weighted average number of shares outstanding                       264,288       267,865        271,150
Per share of Common Stock:
     Net income                                                    $  16.16      $  15.37       $  15.00



See accompanying notes to consolidated financial statements.

                         C B & T, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                    (Dollars in Thousands, Except Share Data)



                                                                                            Net Unrealized
                                                                                            Gains (Losses)
                                                 Common Stock       Additional              on Available-
                                              ------------------     Paid-in     Retained      For-Sale      Treasury
                                              Shares      Amount     Capital     Earnings     Securities      Shares        Total
                                              -------     ------    ----------   --------   --------------   --------      -------
BALANCE - JANUARY 1, 1995                     331,814      $830      $5,000      $25,973       $  (657)      $(4,549)      $26,597

Net income for 1995                                --        --          --        4,067            --            --         4,067
Cash dividends declared, $4.50 per share           --        --          --       (1,225)           --            --        (1,225)
Purchase of outstanding Common Stock               --        --          --           --            --          (287)         (287)
Adjustment to account for transfer
    of securities from held-to-maturity
    to available-for-sale, net of
    deferred income taxes - Note 1                 --        --          --           --           375            --           375
Net change in unrealized gains (losses)
    on available-for-sale securities,
    net of deferred income taxes                   --        --          --           --         1,194            --         1,194
                                              -------      ----      ------      -------       -------       -------       -------

BALANCE - DECEMBER 31, 1995                   331,814       830       5,000       28,815           912        (4,836)       30,721

Net income for 1996                                --        --          --        4,117            --            --         4,117
Cash dividends declared, $6.50 per share           --        --          --       (1,753)           --            --        (1,753)
Purchase of outstanding Common Stock               --        --          --           --            --          (580)         (580)
Net change in unrealized gains (losses)
    on available-for-sale securities,
    net of deferred income taxes                   --        --          --           --          (265)           --          (265)
                                              -------      ----      ------      -------       -------       -------       -------

BALANCE - DECEMBER 31, 1996                   331,814       830       5,000       31,179           647        (5,416)       32,240

Net income for 1997                                --        --          --        4,271            --            --         4,271
Cash dividends declared, $7.50 per share           --        --          --       (1,983)           --            --        (1,983)
Purchase of outstanding Common Stock               --        --          --           --            --           (55)          (55)
Net change in unrealized gains (losses)
    on available-for-sale securities,
    net of deferred income taxes                   --        --          --           --           413            --           413
                                              -------      ----      ------      -------       -------       -------       -------

BALANCE - DECEMBER 31, 1997                   331,814      $830      $5,000      $33,467       $ 1,060       ($5,471)      $34,886
                                              =======      ====      ======      =======       =======       =======       =======


See accompanying notes to consolidated financial statements.

                         C B & T, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                             (Dollars in Thousands)


                                                                         1997           1996           1995
                                                                       --------       --------       --------
OPERATING ACTIVITIES
Net income for the year                                                $  4,271       $  4,117       $  4,067
Adjustments to reconcile net income to net
     cash provided by operating activities:
Stock dividend                                                              (90)           (82)           (79)
Provision for possible loan losses                                          413            628            376
Provision for depreciation and amortization                                 563            531            481
Amortization of investment security premiums,
     net of accretion of discounts                                           82             (3)            11
Net realized (gains) losses on investment securities                        (36)            22             14
Net loss on the disposal of fixed assets                                     12             --              4
Deferred income taxes                                                       (88)           (51)          (107)
Increase in interest receivable                                             (44)           (55)          (119)
Increase in interest payable                                                 98            131            441
Decrease (increase) in other assets                                        (167)           102            (40)
Increase in other liabilities                                               201            287            203
                                                                       --------       --------       --------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                 5,215          5,627          5,252
                                                                       --------       --------       --------

INVESTING ACTIVITIES
Purchases of investment securities                                      (56,440)       (54,964)       (23,970)
Proceeds from sale of investment securities                              24,575         17,254         22,537
Proceeds from maturities, calls and principal collections of
    investment securities                                                29,151         32,838         16,615
Net increase in loans                                                    (3,651)        (6,185)       (10,778)
Net purchases of premises and equipment                                    (304)          (731)          (245)
Increase in cash value of life insurance                                   (330)          (244)          (179)
                                                                       --------       --------       --------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                      (6,999)       (12,032)         3,980
                                                                       --------       --------       --------

FINANCING ACTIVITIES
Net increase in noninterest-bearing and interest-bearing deposits         1,586          4,300            436
Proceeds from securities sold under
    agreements to repurchase                                                912          1,362             --
Net increase (decrease) in federal funds purchased                        2,000             --         (5,700)
Cash dividends                                                           (1,983)        (1,753)        (1,225)
Purchase of outstanding common stock                                        (55)          (580)          (287)
Proceeds from long-term debt                                                349            993          4,000
Repayments of long-term debt                                               (765)        (3,017)        (2,594)
                                                                       --------       --------       --------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                       2,044          1,305         (5,370)
                                                                       --------       --------       --------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            260         (5,100)         3,862

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                             8,196         13,296          9,434
                                                                       --------       --------       --------

CASH AND CASH EQUIVALENTS - END OF YEAR                                $  8,456       $  8,196       $ 13,296
                                                                       ========       ========       ========

Supplemental disclosures of cash flow information:
    Cash paid during the year for:
        Interest expense                                               $  9,225       $  8,699       $  8,281
        Income taxes                                                      1,875          2,105          1,753


See accompanying notes to consolidated financial statements.

                         C B & T, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1997



      NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS
         C B & T, Inc. (the "Corporation") is a one-bank holding company formed in 1981, with a wholly-owned subsidiary, City Bank & Trust Company, McMinnville, Tennessee (the "Bank"). The Bank, which is regulated by the Federal Deposit Insurance Corporation and Tennessee Department of Financial Institutions, provides deposit services and grants real estate, commercial, agricultural and consumer loans to customers primarily in Warren and DeKalb counties of Tennessee.

         CBT Realty, Inc., a wholly-owned subsidiary of the Corporation, was formed for the purpose of holding and disposing of real estate acquired through foreclosure.

         During 1996, the Corporation formed CBT Insurance, Inc., a wholly-owned subsidiary of the Corporation, for the purpose of selling insurance services.

         The accounting principles followed and the methods of applying those principles conform with generally accepted accounting principles and to general practices in the banking industry. The significant policies are summarized as follows:

         PRINCIPLES OF CONSOLIDATION
         The accompanying consolidated financial statements present the accounts and operations of the Corporation and the Bank. Material intercompany accounts and transactions have been eliminated in consolidation.

         CASH AND DUE FROM BANKS
         Reserve requirements amounted to approximately $1.6 million and $1.4 million at December 31, 1997 and 1996, respectively.

         CASH EQUIVALENTS
         Cash equivalents include amounts due from banks, interest-bearing deposits in other banks and federal funds sold. Generally, federal funds are purchased or sold for one-day periods.

         INVESTMENT SECURITIES
         The Bank follows the accounting and reporting principles of Statement of Financial Accounting Standards No.115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities," which requires that securities be categorized as held-to-maturity, available-for-sale, and trading securities, as follows:

         Trading Securities
         Debt and equity securities held principally for resale in the near term are classified as trading account securities and recorded at their fair values. Unrealized gains and losses on trading account securities are recognized currently.

         Securities Held-to-Maturity
         Debt securities which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

         Securities Available-for-Sale
         Securities not classified as trading or held-to-maturity are classified as available-for-sale. Unrealized holding gains and losses, net of deferred income taxes, on available-for-sale securities are netted and reported as a separate component of shareholders' equity until realized. Realized gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INVESTMENT SECURITIES (CONTINUED)
    Restricted Equity Securities
    Federal Home Loan Bank and First Community L.P. stock are classified as restricted equity securities and included in other assets.

    On November 15, 1995, the Financial Accounting Standards Board issued a guide for the implementation of SFAS 115 which allowed a bank to reassess the appropriateness of the classification of all securities held at November 15, 1995 and until December 31, 1995, and account for any resulting changes in classifications as a transfer. Changes in classification from the held-to-maturity category that result from this one-time reassessment did not call into question the intent of a bank to hold other debt securities to maturity in the future. As a result of this one-time reassessment, on November 30, 1995, the Bank transferred securities with a book value of approximately $42.8 million and related unrealized gains and losses of approximately $0.8 million and $0.2 million, respectively (net unrealized gain of approximately $0.6 million), from held-to-maturity to available-for-sale.

    Declines in the fair value of individual available-for-sale and held-to-maturity securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

    LOANS
    Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans. Loan origination fees and certain related direct costs are deferred and recognized as an adjustment of the yield on the interest method. Interest on loans is recognized as income based on the daily loan principal amounts outstanding.

    Loans are considered impaired when, based on current information, it is probable that all amounts of principal and interest due will not be collected according to the contractual terms of the loan agreement. The amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or for collateral dependent loans, impairment is measured based on a loan's observable market price or the fair value of the collateral. For purposes of applying impairment standards, the bank defines impaired loans as nonaccrual loans, loans contractually past due ninety days or more, loans identified as non-performing on the bank's problem loan list and certain loans restructured in a troubled debt restructuring. Interest accruals on impaired loans are discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that it is not reasonable to expect such interest will be collected. Interest income is subsequently recognized only to the extent cash payments are received.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheet and the revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for possible loan losses.

    ALLOWANCE FOR POSSIBLE LOAN LOSSES
    The allowance for possible loan losses is established by charges to operations and is maintained at an amount which management believes adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of loan collectibility and on prior loan loss experience. The evaluations consider such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. Uncollectible loans are charged to the allowance account in the period such determination is made. Subsequent recoveries on loans previously charged off are credited to the allowance account in the period received.

    While management uses available information to recognize losses on loans, future losses may be accruable based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for possible loan losses. Such agencies may require the Bank to recognize additional losses based on their judgment of information available to them at the time of their examination.

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    PREMISES AND EQUIPMENT
    Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation is computed substantially by the straight-line method over the estimated useful lives of the assets, which are as follows: buildings - up to 40 years; equipment - 5 to 10 years. Leasehold improvements are amortized over the lesser of the lease terms or the estimated lives of the improvements. Gains or losses from the disposition of property are reflected in operations, and the asset accounts and related allowance for depreciation are reduced.

    LONG-LIVED ASSETS
    On January 1, 1996, the Corporation adopted SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of." SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by the Corporation be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use is based on the fair market value of the asset. This statement requires that the majority of long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less costs to sell. The adoption of this statement had no effect on the consolidated financial statements.

    TRUST DEPARTMENT INCOME
    Trust department income is recognized on the accrual basis in accordance with generally accepted accounting principles.

    INCOME TAXES
    The Corporation and its subsidiaries file a consolidated federal income tax return.

    Deferred income tax assets and liabilities are computed annually for the differences between the financial statement and tax bases of assets and liabilities. Such differences will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

    RECLASSIFICATION
    Certain amounts have been reclassified in the 1996 and 1995 consolidated financial statements to conform to the 1997 presentation.

    OTHER REAL ESTATE
    Other real estate, which is included in other assets, represents real estate acquired through foreclosure and is stated at lower of (i) fair value minus estimated costs to sell, or (ii) cost. If, at the time of foreclosure, the fair market value of the real estate is less than the Bank's carrying value of the related loan, a writedown is recognized through a charge to the allowance for possible loan losses, and the fair market value becomes the new cost for subsequent accounting. If the Bank later determines that the cost of the property cannot be recovered through sale or use, a writedown is recognized by a charge to operations. When the property is not in a condition suitable for sale or use at the time of foreclosure, completion and holding costs, including such items as real estate taxes, maintenance and insurance, are capitalized up to the estimated net realizable value of the property. However, when the property is in a condition for sale or use at the time of foreclosure, or the property is already carried at its estimated net realizable value, any subsequent holding costs are expensed. Legal fees and any other direct costs relating to foreclosures are charged to operations when incurred.

    NET INCOME PER SHARE
    Net income per share of common stock has been computed based on the weighted average number of shares of common stock outstanding each period.

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 2 - INVESTMENT SECURITIES

    The following tables reflect the amortized cost, estimated fair values and gross unrealized gains and losses of debt securities held at December 31, 1997 and 1996:

                                                               Gross        Gross
                                                Amortized    Unrealized   Unrealized     Fair
                                                  Cost         Gains        Losses       Value
                                                --------     ----------   ----------    --------
                                                             (Dollars in Thousands)
1997
Available-for-sale securities:
     U.S. Government and agency securities      $ 28,305      $   274       $  (4)      $ 28,575
     Mortgage-backed securities                   28,720          184        (108)        28,796
     State and municipal securities               34,346        1,319          --         35,665
     Corporate debt securities                    12,324           44          --         12,368
                                                --------      -------       -----       --------

                                                $103,695      $ 1,821       $(112)      $105,404
                                                ========      =======       =====       ========

1996
Available-for-sale securities:
     U.S. Government and agency securities      $ 44,058      $   387       $ (58)      $ 44,387
     Mortgage-backed securities                   16,029          118        (156)        15,991
     State and municipal securities               27,939          741         (48)        28,632
     Corporate debt securities                    13,000           70         (10)        13,060
                                                --------      -------       -----       --------

                                                $101,026      $ 1,316       $(272)      $102,070
                                                ========      =======       =====       ========

    No investment securities were required to be written down pursuant to any other than temporary declines in fair value in 1997, 1996 or 1995.

    The amortized cost, estimated fair value and weighted yields of debt securities at December 31, 1997, by contractual maturities, are presented on the following schedule. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are included in the final stated maturities which are consistent with the remaining portfolio. For tax-exempt obligations, the yields are shown on a fully taxable basis assuming a 34% tax rate.

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 2 - INVESTMENT SECURITIES (CONTINUED)

                                            Amortized       Fair       Yield
                                              Cost          Value    (unaudited)
                                            ---------     --------   -----------
                                                    (Dollars in Thousands)
U.S. Government and agency securities:
    Within one year                         $  4,495      $  4,508      6.76%
    After one but within five years           18,206        18,417      6.79%
    After five but within ten years            5,604         5,650      6.68%
Mortgage-backed securities:
    Within one year                              108           111      8.09%
    After one but within five years            1,307         1,350      8.26%
    After five but within ten years           25,368        25,398      6.92%
    After ten years                            1,937         1,937      6.74%
States and political subdivisions:
    Within one year                            1,103         1,113      8.17%
    After one but within five years           12,800        13,351      8.75%
    After five but within ten years            7,726         8,067      7.62%
    After ten years                           12,717        13,134      7.56%
Other investments:
    Within one year                            4,390         4,413      6.75%
    After one but within five years            7,934         7,955      6.14%
                                            --------      --------

                                            $103,695      $105,404
                                            ========      ========


                                                    1997         1996          1995
                                                  -------      -------       -------
                                                         (Dollars in Thousands)

Proceeds from sales of investment securities      $24,575      $17,254       $22,537
                                                  =======      =======       =======

Gross realized gains                              $    56      $    19       $    70
Gross realized losses                                  20           41            84
                                                  -------      -------       -------

Investment securities gain (losses), net          $    36      $   (22)      $   (14)
                                                  =======      =======       =======

    Securities carried at $24 million and $22 million at December 31, 1997 and 1996, respectively (fair value: 1997 - $24.1 million; 1996 - $22.7 million), were pledged to secure deposits or for other purposes as required or permitted by law.

    At December 31, 1997, the Corporation did not hold securities of any single issuer, other than obligations of the U.S. Treasury and other U.S. Government agencies, whose aggregate book value exceeded ten percent of shareholders' equity.

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 3 - LOANS

    The following is a summary by category of loans outstanding as of December 31, 1997 and 1996:

                                                                              1997           1996
                                                                            --------       --------
                                                                             (Dollars in Thousands)
Commercial, financial and agricultural                                      $ 13,475       $ 13,574
Real estate - construction                                                     3,597          2,903
Real estate - mortgage                                                        97,653         96,326
Installment                                                                   32,758         32,073
Lease financing                                                                   52             68
                                                                            --------       --------
                                                                             147,535        144,944
Less:
    Unearned income                                                             (287)          (917)
    Allowance for possible loan losses                                        (1,913)        (1,931)
                                                                            --------       --------

                                                                            $145,335       $142,096
                                                                            ========       ========

A summary of loan maturities as of December 31, 1997 and 1996 follows:

Fixed Rate Loans
    Due in one year or less                                                 $ 28,573       $ 31,155
    Due after one year                                                        85,823         81,703
    Due after five years                                                       8,098          7,957
                                                                            --------       --------

                                                                            $122,494       $120,815
                                                                            ========       ========
Floating Rate Loans
    Due in one year or less                                                 $ 20,941       $ 19,222
    Due after one year                                                         3,343          4,525
    Due after five years                                                         757            382
                                                                            --------       --------

                                                                            $ 25,041       $ 24,129
                                                                            ========       ========

    Directors, executive officers or principal holders of equity securities (and their associates, including organizations of which such person is a general partner or in which such person holds a ten percent or more ownership) of the Corporation and/or the Bank were customers of, and had loans and other transactions with, the Bank in the ordinary course of business. The following is a summary of the changes in related party loans in 1997 and 1996.

                                                     1997          1996
                                                   -------       -------
                                                   (Dollars in Thousands)
Balance - beginning of year                        $ 3,498       $ 3,524

New loans made or additions to existing loans        1,807         2,365
Repayments                                          (2,161)       (2,391)
                                                   -------       -------

Balance - end of year                              $ 3,144       $ 3,498
                                                   =======       =======


    These loan transactions were made on substantially the same terms as those prevailing at the time for comparable loans to other persons. They did not involve more than the normal risk of collectibility or present other unfavorable features.

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 3 - LOANS (CONTINUED)

    IMPAIRED LOANS

    The following loans have been identified as impaired as of December 31:

                                                        1997        1996
                                                       ------      ------
                                                     (Dollars in Thousands)
Impaired loans with an allowance                       $1,115      $1,280
Impaired loans without an allowance                       289         453
                                                       ------      ------

    Total impaired loans                               $1,404      $1,733
                                                       ======      ======

Allowance for impaired loans                           $  317      $  370
                                                       ======      ======

Average balance of impaired loans during the year      $1,568      $1,724
                                                       ======      ======

    During 1997, the Bank recognized interest income on impaired loans of $119,000 ($123,000 in 1996), which included $113,000 of cash payments received ($104,000 in 1996). Interest income in the amount of $19,000 was recognized for cash payments received in 1995.



NOTE 4 - ALLOWANCE FOR POSSIBLE LOAN LOSSES

    Changes in the allowance for possible loan losses follow:

                                               1997          1996          1995
                                             -------       -------       -------
                                                   (Dollars in Thousands)
Balance - beginning of year                  $ 1,931       $ 1,864       $ 1,733
Provision charged to operating expenses          413           628           376
                                             -------       -------       -------
                                               2,344         2,492         2,109
                                             -------       -------       -------

Amount charged off                              (614)         (639)         (339)
Recoveries                                       183            78            94
                                             -------       -------       -------
Net loans charged off                           (431)         (561)         (245)
                                             -------       -------       -------

Balance - end of year                        $ 1,913       $ 1,931       $ 1,864
                                             =======       =======       =======

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 4 - ALLOWANCE FOR POSSIBLE LOAN LOSSES (CONTINUED)

    It is management's opinion that the allowance was adequate at December 31, 1997 and 1996, based on conditions reasonably known to management. However, the allowance may be increased or decreased based on loan growth, changes in credit quality, and changes in general economic conditions.

    For federal income tax purposes, the allowance for possible loan losses is maintained at the maximum amount allowable by the Internal Revenue Code.



NOTE 5 - PREMISES AND EQUIPMENT

    Premises and equipment consist of the following at December 31:

                                        1997          1996
                                      -------       -------
                                      (Dollars in Thousands)
Land                                  $   208       $   208
Buildings                               1,732         1,732
Fixtures and equipment                  3,888         3,777
                                      -------       -------
                                        5,828         5,717
Less allowances for depreciation       (3,767)       (3,384)
                                      -------       -------

                                      $ 2,061       $ 2,333
                                      =======       =======

    The provision for depreciation of premises and equipment amounted to $563,000 for 1997, $531,000 for 1996, and $481,000 for 1995.



NOTE 6 - INCOME TAXES

    The provisions for income taxes consist of the following:

                                      1997          1996          1995
                                    -------       -------       -------
                                          (Dollars in Thousands)
Current:
    Federal                         $ 1,470       $ 1,536       $ 1,526
    State                               372           371           369
                                    -------       -------       -------
Total current                         1,842         1,907         1,895
                                    -------       -------       -------

Deferred:
    Federal                             (74)          (43)          (91)
    State                               (14)           (8)          (16)
                                    -------       -------       -------
Total deferred                          (88)          (51)         (107)
                                    -------       -------       -------

Total provision for income tax      $ 1,754       $ 1,856       $ 1,788
                                    =======       =======       =======

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 6 - INCOME TAXES (CONTINUED)

    The deferred tax effects of principal temporary differences are shown in the following table:

                                                              1997      1996
                                                              ----      ----
                                                          (Dollars in Thousands)
Deferred tax assets:
    Deferred benefit plan liability                           $497      $400
    Allowance for possible loan losses                         328       335
    Leases                                                      --         2
    Premises and equipment                                      14        --
                                                              ----      ----
Total deferred tax assets                                      839       737
                                                              ----      ----

Deferred tax liabilities:
    Leases                                                       1        --
    Premises and equipment                                      --        21
    Stock dividends received                                   118        84
    Net unrealized gain on available-for-sale securities       650       397
                                                              ----      ----

    Total deferred tax liabilities                             769       502
                                                              ----      ----

Net deferred tax asset                                        $ 70      $235
                                                              ====      ====

    A reconciliation of total income taxes reported with the amount of income taxes computed at the federal statutory rate (34% each year) follows:

                                                    1997          1996          1995
                                                  -------       -------       -------
                                                        (Dollars in Thousands)
Tax expense at statutory rates                    $ 2,049       $ 2,031       $ 1,991
Increase (decrease) in taxes resulting from:
   Nondeductible interest expense                      71            57            54
   Tax-exempt income                                 (587)         (474)         (413)
   Tax effect of state income taxes                   236           239           232
   Other - net                                        (15)            3           (76)
                                                  -------       -------       -------

                                                  $ 1,754       $ 1,856       $ 1,788
                                                  =======       =======       =======


NOTE 7 - DEPOSITS

    The following is a detail of the maturity ranges of certificates of deposit of $100,000 or more as of December 31, 1997 and 1996:

                                1997       1996
                               -----      -----
                             (Dollars in Millions)
Under 3 months                 $ 7.4      $ 7.4
3 to 6 months                    6.4        7.0
6 to 12 months                   8.4       10.8
Over 12 months                   9.2        3.7
                               -----      -----

                               $31.4      $28.9
                               =====      =====

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 7 - DEPOSITS (CONTINUED)

    Deposits from related parties amounted to $3.3 million at December 31, 1997 and $3.8 million at December 31, 1996.

NOTE 8 - FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    For the year ended December 31, 1997, the average balance of federal funds purchased was $131,000 ($7,000 in 1996), and the average interest rate charged was 5.6% (5.6% in 1996). Unused lines of credit for short-term financing totaled $12 million at December 31, 1997 ($11 million at December 31, 1996).

    Securities sold under agreements to repurchase mature one business day following the transaction date. The securities sold represent investments which are registered to and under control of the Bank. For the year ended December 31, 1997, securities sold under agreements to repurchase averaged approximately $2,380,000 ($1,129,000 in 1996). The average interest rate paid on such agreements during the year was 4.00% (4.00% in 1996), and the maximum month-end balance during the year was $3,334,000 ($1,578,000 in 1996).

NOTE 9 - FEDERAL HOME LOAN BANK BORROWINGS

    The Bank has a line-of-credit under an agreement with the Federal Home Loan Bank of Cincinnati (FHLB). The purpose of the line is to hedge the interest rate on long-term lending. The Bank applied for and received various commitments under the agreement, with respect to which borrowings outstanding amounted to $6,787,000 at December 31, 1997 ($7,203,000 at December 31, 1996). Such borrowings mature in level monthly installments through 2013. The Bank had no remaining optional takedown commitments under the agreement at December 31, 1997.

    The advances accrue interest at a fixed rate which is determined when the advance is made. The weighted average rate on all such borrowings drawn to date is 6.06%.

    The FHLB requires the Bank to maintain FHLB stock and obligations of the United States of America, obligations fully guaranteed by the United States of America, or other securities approved by and delivered to the FHLB as collateral for such borrowings. The carrying value of the collateral securing the advances at December 31, 1997 and 1996, was as follows:

                                              1997        1996
                                             ------      ------
                                           (Dollars in Thousands)
    FHLB stock                               $1,317      $1,227
    U.S. Government agency securities         8,318       8,500
                                             ------      ------

                                             $9,635      $9,727
                                             ======      ======

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 9 - FEDERAL HOME LOAN BANK BORROWINGS (CONTINUED)

    During each twelve month period, the Bank has the option of making one partial prepayment of principal without a prepayment fee. The remaining principal balance of all advances outstanding as of December 31, 1997, matures as follows:

             Year ending December 31,                                              Amount
             ------------------------                                              ------
                                                                           (Dollars in Thousands)
                    1998                                                           $   821
                    1999                                                               849
                    2000                                                               879
                    2001                                                               914
                    2002                                                               953
                    Thereafter                                                       2,371
                                                                                    ------
                                                                                    $6,787
                                                                                    ======

NOTE 10 - LEASES

    The Corporation and the Bank are obligated for rental payments under various operating leases. All building leases have renewal options available. There are no contingent rental clauses in any of the leases.

    Total rental expense incurred under all operating leases amounted to $77,000 in 1997 ($70,000 in 1996 and $72,000 in 1995).

    Future minimum rental commitments as of December 31, 1997 for all noncancellable operating leases with initial or remaining terms of one year or more are as follows:

             Year ending December 31,                                              Amount
             ------------------------                                              ------
                                                                           (Dollars in Thousands)
                    1998                                                             $ 99
                    1999                                                               80
                    2000                                                               65
                    2001                                                               40
                    2002                                                               18
                    Thereafter                                                         43
                                                                                     ----
                    Total future minimum lease payments                              $345
                                                                                     ====

NOTE 11 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contract or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for extending loans.

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 11 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (CONTINUED)

    Unless noted otherwise, the Bank does not require collateral or other security to support financial instruments with credit risk.

                                                                                    Contract or
                                                                                  Notional Amount
                                                                                  ---------------
                                                                               (Dollars in Thousands)
     Financial instruments whose contract amounts represent credit risk at
     December 31, 1997:
         Commitments to extend credit                                                $ 31,089
         Standby letters of credit                                                        105

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained is based on management's credit assessment of the customer. Collateral held varies but consists primarily of real estate.

    Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Both arrangements have credit risks essentially the same as that involved in extending loans to customers and are subject to the Bank's normal credit policies.

    Income from fees on lines of credit and letters of credit is recognized as collected.



NOTE 12 - DEFINED CONTRIBUTION PLAN

    The Bank sponsors an employees' Thrift Plan (the "Plan"), which encourages employees (Participants) to set aside a percentage of their earnings in an account to provide a source of income for their retirement. The Plan has been amended and restated since its initial adoption to comply with tax law changes, add a 401(k) provision, clarify the definition of compensation and reflect participants' ability to direct investments.

    The Plan, a defined contribution plan, meets the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") which, among other things, prohibits discriminating in favor of officers, shareholders or highly compensated employees with respect to eligibility, contributions or benefits. To participate in the Plan, Participants must be 21 years of age and have completed one year of service in which they are credited with at least 1,000 hours of service. Vesting of Bank contributions to the Plan is as follows:

                       Years of Employment                                      Percentage of Account
                         at Termination                                                Vested
                       -------------------                                      ---------------------
                           Less than 3                                                    0%
                                3                                                        20%
                                4                                                        40%
                                5                                                        60%
                                6                                                        80%
                         7 years or more                                                100%

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 12 - DEFINED CONTRIBUTION PLAN (CONTINUED)

    The Bank contributes to the Plan a minimum of 1% of each Participant's compensation (compensation excludes bonuses and gifts). In addition, the Bank matches Participants' before-tax contributions up to 3% of each Participant's compensation whenever Bank profits are deemed adequate by the Board of Directors. Plan Participants may contribute before-tax dollars, up to 15% of their annual compensation, to the 401(k) Plan (to a maximum contribution of $9,500, indexed by the rate of change in inflation, per calendar year subject to overall IRS limitations). These contributions will be tax-deferred, within limits prescribed by the Plan. Plan Participants may also make voluntary after-tax contributions of up to 10% of their compensation to the Plan. The fund earnings to their Individual Account are also tax-deferred.

    The contributions are invested in a Trust fund managed by the Bank's Trust Department and from which benefits are distributed. As of December 31, 1997, 100 persons (98 in 1996 and 95 in 1995) were participating in the Plan, and the Bank's annual contribution amounted to $105,000 ($103,000 in 1996 and $98,000 in 1995). Total salaries of Participants during 1997 were $2,901,000 ($2,664,000 in 1996 and $2,521,000 in 1995). The Bank contributed approximately 3.62% of Participants' salaries in 1997 (3.87% in 1996 and 3.89% in 1995).



NOTE 13 - DEFERRED COMPENSATION PLAN

    In 1988, the Bank entered into nonqualified deferred compensation agreements with certain of its directors. There are presently eleven directors and two former directors included in the group which, when certain conditions are met, will be paid monthly benefits of varying amounts for up to 180 months. Upon retirement on or after normal retirement age, benefits will be paid to the covered person or his beneficiary, in case of the director's death, for the maximum term of 180 months. If the director retires for any other reason, the benefits will be reduced pro rata based on the length of time the director was included in the plan.

    In accordance with generally accepted accounting principles, the Bank has recorded a liability in the amount of the present value of an investment necessary to amortize the future liability over the years the services are rendered. The amount charged to expense for 1997 was $268,000 ($226,000 in 1996 and $201,000 in 1995).

    The Bank has chosen to fund the obligation by purchasing and owning life insurance contracts, naming the Bank as beneficiary, on each participating director. The value of the contracts is carried as an asset of the Bank as follows:

                                                                                1997          1996
                                                                              -------       -------
                                                                              (Dollars in Thousands)
    Value of contracts - beginning of year                                    $ 1,485       $ 1,241
    Increase in surrender value                                                   330           244
                                                                              -------       -------

    Value of contracts - end of year                                          $ 1,815       $ 1,485
                                                                              =======       =======

    Liabilities for contracts - beginning of year                             $ 1,054       $   831
    Increase in liabilities recognized as expense for the year                    268           235
    Payment of benefits                                                           (12)          (12)
                                                                              -------       -------

    Liabilities for contracts - end of year                                   $ 1,310       $ 1,054
                                                                              =======       =======

    The Board of Directors elected to terminate the plan effective January 7, 1998. Under the provisions of this resolution, no additional fees may be deferred after January 7, 1998. The Bank further elected to pay monthly benefits to all current and past directors in the same manner and amount that would have occurred had the participant terminated service as a director on January 7, 1998.

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 14 - REGULATORY MATTERS

    The Corporation and the Bank are subject to various federal and state regulatory capital requirements. Failure to meet capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that could have a direct material effect on the Corporation and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Bank are required to meet specific capital adequacy guidelines that involve quantitative measures of the Corporation's and the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Corporation and the Bank to maintain minimum amounts and ratios of Total Capital and Tier I Capital to risk-weighted assets and of Tier I Capital to average assets. Management believes, as of December 31, 1997 and 1996, that the Corporation and the Bank meet all capital adequacy requirements to which they are subject.

    As of December 31, 1997 and 1996, the Corporation and the Bank both had ratios which exceeded the regulatory requirement to be classified as " well capitalized" under the regulatory framework for prompt corrective action. As of March 3, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Corporation and the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

    The Corporation's and the Bank's risk-based capital and related ratios as of December 31, 1997 and 1996 are as follow:

                                                                                               Capitalized Under
                                                                           For Capital         Prompt Corrective
                                                                            Adequacy                Action
                                                     Actual                 Purposes              Provisions
                                               ------------------      -----------------      ------------------
                                               Amount       Ratio      Amount      Ratio      Amount       Ratio
                                               -------      -----      -------     -----      -------      -----
                                                                       (Dollars in Thousands)
AS OF DECEMBER 31, 1997
Total Capital (to Risk Weighted Assets):
    Consolidated                               $35,703      23.8%      $12,013      8.0%      $15,016      10.0%
    Bank                                       $35,616      23.9%      $11,932      8.0%      $14,916      10.0%

Tier 1 Capital (to Risk Weighted Assets):
    Consolidated                               $33,826      22.5%      $ 6,006      4.0%      $ 9,009       6.0%
    Bank                                       $33,751      22.6%      $ 5,966      4.0%      $ 8,949       6.0%

Tier 1 Capital (to Average Assets):
    Consolidated                               $33,826      12.5%      $10,867      4.0%      $13,584       5.0%
    Bank                                       $33,751      12.5%      $10,765      4.0%      $13,457       5.0%

AS OF DECEMBER 31, 1996
Total Capital (to Risk Weighted Assets):
    Consolidated                               $33,436      22.7%      $11,789      8.0%      $14,736      10.0%
    Bank                                       $33,356      22.7%      $11,731      8.0%      $14,664      10.0%

Tier 1 Capital (to Risk Weighted Assets):
    Consolidated                               $31,593      21.4%      $ 5,895      4.0%      $ 8,843       6.0%
    Bank                                       $31,522      21.5%      $ 5,865      4.0%      $ 8,798       6.0%

Tier 1 Capital (to Average Assets):
    Consolidated                               $31,593      12.2%      $10,370      4.0%      $12,963       5.0%
    Bank                                       $31,522      12.2%      $10,367      4.0%      $12,959       5.0%

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 15 - DIVIDEND AND NET ASSET RESTRICTIONS

    Dividends paid by the Bank are the primary source of funds available to the Corporation for payment of dividends to its shareholders and for other working capital needs. Applicable Tennessee statutes and regulations impose restrictions on the amount of dividends that may be declared by the subsidiary Bank.



NOTE 16 - SELF-INSURED PLANS

    On October 1, 1996, the Bank began self-insuring its employees' medical and short-term disability claims. A liability and a provision for claims is recorded monthly by the Bank to recognize estimated claims under this plan. A portion of these costs is recovered through employee contributions, which amounted to $101,800 in 1997 and $20,700 in 1996. Those eligible under the plan include full-time employees who have met certain length-of-service requirements.

    The Bank's maximum liability for covered claims under the plan for the year ended September 30, 1998 is estimated to be approximately $350,000 (less employee contributions), with a maximum of $10,000 for any individual employee claim. The Bank's expense under the plan amounted to $158,000 in 1997 ($50,470 in 1996).



NOTE 17 - SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

    The Bank grants agribusiness, commercial and residential loans to customers primarily in Warren and DeKalb Counties, Tennessee. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on the agribusiness industry.



NOTE 18 - INCENTIVE BONUS PLAN

    The Bank has an incentive bonus plan pursuant to which officers of the Bank receive, subject to an annual review and modification by the Bank's Board of Directors, a bonus determined by the Bank's performance as measured by its return on assets. For the year 1997, the bonus was $133,000 ($136,000 in 1996 and $126,000 in 1995).

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997


NOTE 19 - CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

                            CONDENSED BALANCE SHEETS


                                                                             1997           1996
                                                                           --------       --------
                                                                            (Dollars in Thousands)
ASSETS
Cash                                                                       $      1       $     --
Investment in bank subsidiary                                                34,811         32,169
Investment in non-bank subsidiaries                                               9              6
Other investments                                                                69             69
                                                                           --------       --------

                                                                           $ 34,890       $ 32,244
                                                                           ========       ========
LIABILITIES
Taxes payable                                                              $      4       $      4
                                                                           --------       --------

SHAREHOLDERS' EQUITY
Common stock, par value $2.50 per share, authorized 1,000,000 shares;
    issued 331,814 shares, including 67,701 treasury shares in 1997
    (67,229 treasury shares in 1996)                                            830            830
Additional paid-in capital                                                    5,000          5,000
Retained earnings                                                            33,467         31,179
Net unrealized gains (losses) on available-for-sale securities                1,060            647
                                                                           --------       --------
                                                                             40,357         37,656

Less cost of treasury shares                                                 (5,471)        (5,416)
                                                                           --------       --------

                                                                             34,886         32,240
                                                                           --------       --------

                                                                           $ 34,890       $ 32,244
                                                                           ========       ========


                         CONDENSED STATEMENTS OF INCOME


                                                                      1997        1996        1995
                                                                     ------      ------      ------
                                                                         (Dollars in Thousands)
INCOME:
Dividends received - bank                                            $1,999      $2,306      $1,481
Other income                                                             46          33          56
                                                                     ------      ------      ------
                                                                      2,045       2,339       1,537
EXPENSES:
Professional fees                                                        --          --           9
                                                                     ------      ------      ------

Income before income tax allocation and equity in undistributed
    net income of subsidiary                                          2,045       2,339       1,528

Allocation of income taxes                                                7           4           5
                                                                     ------      ------      ------

INCOME BEFORE EQUITY IN UNDISTRIBUTED
    NET INCOME OF SUBSIDIARY                                          2,038       2,335       1,523
                                                                     ------      ------      ------

Net income of subsidiaries less distributions:
    Subsidiary bank                                                   2,230       1,778       2,544
    Non-bank subsidiaries                                                 3           4          --
                                                                     ------      ------      ------

                                                                      2,233       1,782       2,544
                                                                     ------      ------      ------

NET INCOME                                                           $4,271      $4,117      $4,067
                                                                     ======      ======      ======

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 19 - CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY (CONTINUED)


                       CONDENSED STATEMENTS OF CASH FLOWS



                                                                   1997          1996          1995
                                                                 -------       -------       -------
                                                                       (Dollars in Thousands)
OPERATING ACTIVITIES
Net income                                                       $ 4,271       $ 4,117       $ 4,067
Adjustments to reconcile net income to net cash provided by
    operating activities:
Net income of subsidiaries less distributions:
    Subsidiary bank                                               (2,229)       (1,778)       (2,544)
    Non-bank subsidiaries                                             (3)           (4)           --
Increase (decrease) in taxes payable                                  --            --           (11)
                                                                 -------       -------       -------

NET CASH PROVIDED BY OPERATING ACTIVITIES                          2,039         2,335         1,512
                                                                 -------       -------       -------

INVESTING ACTIVITIES
Investment in non-bank subsidiaries                                   --            (2)           --
                                                                 -------       -------       -------

NET CASH USED IN INVESTING ACTIVITIES                                 --            (2)           --
                                                                 -------       -------       -------

FINANCING ACTIVITIES
Purchase of outstanding common stock                                 (55)         (580)         (287)
Cash dividends                                                    (1,983)       (1,753)       (1,225)
                                                                 -------       -------       -------

NET CASH USED IN FINANCING ACTIVITIES                             (2,038)       (2,333)       (1,512)
                                                                 -------       -------       -------

INCREASE IN CASH                                                       1            --            --

CASH - BEGINNING OF YEAR                                              --            --            --
                                                                 -------       -------       -------

CASH - END OF YEAR                                               $     1       $    --       $    --
                                                                 =======       =======       =======


NOTE 20 - FAIR VALUE OF FINANCIAL INSTRUMENTS

    Fair value estimates made as of December 31, 1997 and 1996 are based on relevant market information about the financial instruments. These estimates do not reflect any premiums or discounts that could result from offering for sale at one time the Corporation's or the Bank's entire holding of a particular financial instrument. In cases where quoted market prices are not available, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 20 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    The following methods and assumptions were used in estimating the fair value disclosures for financial instruments:

    CASH AND CASH EQUIVALENTS -- The carrying amounts reported in the balance sheets for cash and short-term instruments approximate those assets' fair values.

    SECURITIES AVAILABLE-FOR-SALE -- Fair values were based on quoted market prices available. If quoted market prices were not available, fair values were based on quoted market prices of comparable instruments.

    LOANS -- The carrying values, reduced by estimated inherent credit losses, of variable-rate loans and other loans with short-term characteristics were considered fair values. For other loans, the fair market values were calculated by discounting scheduled future cash flows using current interest rates offered on loans with similar terms adjusted to reflect the estimated credit losses inherent in the portfolio.

    ACCRUED INTEREST RECEIVABLE AND ACCRUED INTEREST PAYABLE -- The carrying amounts reported in the balance sheets for accrued interest receivable and accrued interest payable approximate their fair values.

    DEPOSIT LIABILITIES -- The fair value of deposits with no stated maturity, was, by definition, equal to the amount payable on demand as of December 31, 1997 and 1996. The fair value of certificates of deposit was based on the discounted value of contractual cash flows, calculated using discount rates equal to interest rates offered at the valuation date for deposits of similar remaining maturities.

    SHORT-TERM BORROWINGS -- The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings, if any, are considered to approximate their fair values.

    The estimated fair values of financial instruments are as follows:

                                                             December 31, 1997           December 31, 1996
                                                          ----------------------      ----------------------
                                                          Carrying        Fair        Carrying        Fair
                                                           Amounts       Values        Amounts       Values
                                                          --------      --------      --------      --------
                                                                           (Dollars in Thousands)
Financial Assets
    Cash and cash equivalents                             $  8,456      $  8,456      $  8,196      $  8,196
    Securities available-for-sale                          105,404       105,404       102,070       102,070
    Loans, net of allowance for possible loan losses       145,335       142,345       142,096       141,754
    Accrued interest receivable                              3,160         3,160         3,116         3,116

Financial Liabilities
    Deposits                                               219,143       219,306       217,557       217,701
    Long-term debt                                           6,787         6,759         7,203         6,755
    Short-term borrowings                                    4,273         4,273         1,362         1,362
    Accrued interest payable                                 1,558         1,558         1,460         1,460

    At December 31, 1997 and 1996, the Bank had commitments to extend credit and outstanding standby letters of credit. These off-balance-sheet financial instruments are generally exercisable at the market rate prevailing at the date the underlying transaction will be completed and, therefore, are deemed to have no current fair market value.

    Fair value estimates are based on existing on-balance sheet and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include the value of deferred tax assets, premises and equipment.

                         C B & T, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1997



NOTE 21 - QUARTERLY RESULTS OF OPERATIONS

    The following is a summary of the unaudited consolidated quarterly results of operations:

                                                      First      Second       Third      Fourth
                                                     Quarter     Quarter     Quarter     Quarter      Total
                                                     -------     -------     -------     -------     -------
                                                              (Dollars in Thousands Except Share Data)
1997
Interest income                                      $5,012      $5,201      $5,225      $5,152      $20,590
Interest expense                                      2,245       2,345       2,376       2,357        9,323
                                                     ------      ------      ------      ------      -------
Net interest income                                   2,767       2,856       2,849       2,795       11,267
Provision for possible loan losses                      140          82          91         100          413
Noninterest expenses, net of noninterest income       1,062       1,219       1,107       1,441        4,829
                                                     ------      ------      ------      ------      -------
Income before income taxes                            1,565       1,555       1,651       1,254        6,025
Income taxes                                            486         442         487         339        1,754
                                                     ------      ------      ------      ------      -------

Net income                                           $1,079      $1,113      $1,164      $  915      $ 4,271
                                                     ======      ======      ======      ======      =======

Earnings per share                                   $ 4.08      $ 4.21      $ 4.41      $ 3.46      $ 16.16


                                                      First      Second       Third      Fourth
                                                     Quarter     Quarter     Quarter     Quarter      Total
                                                     -------     -------     -------     -------     -------
1996
Interest income                                      $4,929      $5,026      $5,049      $5,041      $20,045
Interest expense                                      2,205       2,174       2,206       2,245        8,830
                                                     ------      ------      ------      ------      -------
Net interest income                                   2,724       2,852       2,843       2,796       11,215
Provision for possible loan losses                       93          85         123         327          628
Noninterest expenses, net of noninterest income         992       1,136       1,037       1,449        4,614
                                                     ------      ------      ------      ------      -------
Income before income taxes                            1,639       1,631       1,683       1,020        5,973
Income taxes                                            519         512         533         292        1,856
                                                     ------      ------      ------      ------      -------

Net income                                           $1,120      $1,119      $1,150      $  728      $ 4,117
                                                     ======      ======      ======      ======      =======

Earnings per share                                   $ 4.15      $ 4.15      $ 4.35      $ 2.72      $ 15.37


NOTE 22 - MERGER AGREEMENT

    Effective January 6, 1998, the Bank's Board of Directors approved a preliminary merger agreement pursuant to which, if consummated, the Bank will become a subsidiary of Union Planters National Bank, a registered bank holding company with its principal office in Memphis, Tennessee. The Board is scheduled to meet on May 29, 1998 to finalize the agreement. The agreement is subject to the approval of the Bank's shareholders and appropriate regulatory authorities and includes certain other conditions precedent.

                         C B & T, INC. AND SUBSIDIARIES



Table 1 --   Distribution of Assets, Liabilities and Shareholders' Equity,
             Interest Rates and Interest Differential


                                                                          1997
                                                                          ----
                                                           AVERAGE      INTEREST     INTEREST
                                                           BALANCE   INCOME/EXPENSE    RATE
                                                           --------  --------------  --------
                                                                 (Dollars in Thousands)
ASSETS
      Bank interest-bearing deposits                       $     65      $     4       6.15%
      U.S. Treasury securities                                8,295          579       6.98
      U.S. Government agencies and corporations              49,397        3,265       6.61
      Securities of States and political subdivisions        31,638        2,574*      8.14
      Other investments                                      12,603          788       6.25
      Federal funds sold                                      3,869          212       5.48
      Loans, net                                            144,592       14,043       9.71
                                                           --------      -------
                TOTAL EARNING ASSETS                        250,459      $21,465       8.57
                                                                         =======
      Cash and due from banks                                 7,033
      Other assets                                            9,859
                                                           --------
                TOTAL ASSETS                               $267,351
                                                           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
      Interest-bearing deposits:
         NOW accounts                                      $ 23,826      $   578       2.43%
         Money market deposit accounts                       19,694          761       3.86
         Savings                                             29,415          875       2.97
         Time of $100M or more                               30,381        1,747       5.75
         Time--other                                         90,487        4,818       5.32
                                                           --------      -------
            TOTAL INTEREST-BEARING DEPOSITS                 193,803        8,779       4.53
      Federal funds purchased                                 2,505          109       4.35
      Long-term debt                                          7,134          435       6.10
                                                           --------      -------
            TOTAL INTEREST-BEARING LIABILITIES              203,442      $ 9,323       4.58
                                                                         =======
      Demand deposits                                        27,864
      Other liabilities                                       4,006
                                                           --------
            TOTAL LIABILITIES                               235,312
      Shareholders' equity                                   32,039
                                                           --------
            TOTAL LIABILITIES AND
            SHAREHOLDERS' EQUITY                           $267,351
                                                           ========

      Spread between combined rates earned
      and combined rates paid*                                                         3.99%
                                                                                       ====

      Net yield on interest earning assets*                                            4.85%
                                                                                       ====


      *Taxable equivalent basis

                     YEAR ENDED DECEMBER 31,
                     -----------------------
                              1996                                                    1995
                              ----                                                    ----
            AVERAGE         INTEREST        INTEREST                AVERAGE         INTEREST      INTEREST
            BALANCE      INCOME/EXPENSE       RATE                  BALANCE      INCOME/EXPENSE     RATE
            -------      --------------       ----                  -------      --------------     ----
                    (Dollars in Thousands)                                   (Dollars in Thousands)
           $      62       $      5            8.06%              $      60        $     3          5.00%
              18,221          1,284            7.05                  20,465          1,451          7.09
              43,377          2,797            6.45                  49,820          3,227          6.48
              24,765          2,024*           8.17                  21,454          1,788*         8.33
              11,212            691            6.16                   4,466            274          6.14
               5,199            275            5.29                   5,070            297          5.86
             138,511         13,657            9.86                 131,761         13,021          9.88
            --------        -------                                --------        -------
             241,347        $20,733            8.59                 233,096        $20,061          8.61
                            =======                                                =======
               6,855                                                  6,353
               9,148                                                  8,880
            --------                                               --------
            $257,350                                               $248,329
            ========                                               ========



            $ 24,158        $   588            2.43%               $ 23,758        $   660          2.78%
              18,333            574            3.13                  18,990            593          3.12
              30,530            904            2.96                  30,733          1,003          3.26
              27,186          1,543            5.68                  23,622          1,348          5.71
              88,563          4,763            5.38                  82,632          4,466          5.40
            --------        -------                                --------        -------
             188,770          8,372            4.44                 179,735          8,070          4.49
               1,136             46            4.05                     825             54          6.55
               6,802            412            6.06                   9,907            593          5.99
            --------        -------                                --------        -------
             196,708        $ 8,830            4.49                 190,467        $ 8,717          4.58
                            =======                                                =======
              27,217                                                 27,013
               3,498                                                  2,538
            --------                                               --------
             227,423                                                220,018
              29,927                                                 28,311
            --------                                               --------

            $257,350                                               $248,329
            ========                                               ========



                                               4.10%                                                4.03%
                                               ====                                                 ====

                                               4.93%                                                4.87%
                                               ====                                                 ====

                         C B & T, INC. AND SUBSIDIARIES



Table 2 --   Distribution of Assets, Liabilities and Shareholders' Equity,
             Interest Rates and Interest Differential -- (Continued)

The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and changes in rates:

                                                  1997 COMPARED TO 1996
                                                   INCREASE (DECREASE)
                                             -----------------------------
                                             VOLUME      RATE         NET
                                             ------      -----       -----
                                                 (Dollars in Thousands)
Interest Income
      Bank interest-bearing deposits         $   0       $  (1)      $  (1)
      Net Loans                                600        (214)        386
      Taxable investment securities           (311)         74        (237)
      Nontaxable investment securities*        562         (12)        550
      Other securities                          86          11          97
      Federal funds sold                       (70)          7         (63)
                                             -----       -----       -----
         TOTAL INTEREST INCOME*              $ 867       ($135)      $ 732
                                             =====       =====       =====


Interest Expense
      NOW accounts                           $ (10)      $  (0)      $ (10)
      Money market deposit accounts             43         144         187
      Savings                                  (33)          4         (29)
      Time deposits                            288         (29)        259
      Federal funds purchased                   55           8          63
      Long-term debt                            20           3          23
                                             -----       -----       -----
         TOTAL INTEREST EXPENSE              $ 363       $ 130       $ 493
                                             =====       =====       =====


* Tax equivalent basis

The rate/volume variances are allocated between rate and volume variances in proportion to the relationship of the absolute dollar amounts of the change in each.

                     1996 COMPARED TO 1995                                 1995 COMPARED TO 1994
                       INCREASE (DECREASE)                                  INCREASE (DECREASE)
            ---------------------------------------                 -------------------------------------
            VOLUME             RATE            NET                  VOLUME           RATE           NET
            ------            -----           -----                 -------         ------        -------
                     (Dollars in Thousands)                                (Dollars in Thousands)
             $   0            $   2           $   2                 $    (1)        $    1        $     0
               667              (31)            636                   1,395            430          1,825
              (576)             (21)           (597)                 (1,379)           297         (1,082)
               276              (40)            236                    (340)           (84)          (424)
               414                3             417                     136             41            177
                 8              (30)            (22)                    119            122            241
             -----            -----           -----                 -------         ------        -------
             $ 789            $(117)          $ 672                 $   (70)        $  807        $   737
             =====            =====           =====                 =======         ======        =======



             $  11            $ (83)          $ (72)                $   (13)        $   22        $     9
               (21)               2             (19)                   (286)            38           (248)
                (7)             (92)            (99)                   (175)            76            (99)
               524              (32)            492                     235          1,461          1,696
                20              (28)             (8)                    (25)            15            (10)
              (186)               5            (181)                    116              2            118
             -----            -----           -----                 -------         ------        -------
             $ 341            $(228)          $ 113                 $  (148)        $1,614        $ 1,466
             =====            =====           =====                 =======         ======        =======

                         C B & T, INC. AND SUBSIDIARIES



Table 3 --Summary of Loan Loss Experience


                                                                  YEAR ENDED DECEMBER 31,
                                                  ----------------------------------------------------------
                                                   1997         1996         1995         1994         1993
                                                  ------       ------       ------       ------       ------
                                                                      (Dollars in Thousands)
Balance at beginning of period                    $1,931       $1,864       $1,733       $1,601       $1,453
Loans charged off:
    Commercial, financial, and agricultural          206          170          128          129          143
    Real estate-mortgage                             105          241           39           90           49
    Installment                                      303          228          172          124          179
                                                  ------       ------       ------       ------       ------
        TOTAL LOANS CHARGED OFF                      614          639          339          343          371

Recoveries of loans previously charged off:
    Commercial, financial, and agricultural            8           21           25           65            9
    Real estate--mortgage                            109           17            5            3            9
    Installment                                       66           40           64           77           70
                                                  ------       ------       ------       ------       ------
        TOTAL RECOVERIES                             183           78           94          145           88
                                                  ------       ------       ------       ------       ------
        NET LOANS CHARGED OFF                        431          561          245          198          283

Additions to the allowance charged to
    operating expenses                               413          628          376          330          431
                                                  ------       ------       ------       ------       ------
        BALANCE AT END OF PERIOD                  $1,913       $1,931       $1,864       $1,733       $1,601
                                                  ======       ======       ======       ======       ======

                                                   1997         1996         1995         1994         1993
                                                  ------       ------       ------       ------       ------
Ratio of net charge-offs (recoveries) during
    the periods to average loans outstanding         .30%         .41%         .19%         .17%         .26%

                         C B & T, INC. AND SUBSIDIARIES



Table 4 -- Financial Ratios

The ratio of net income to average shareholders' equity and average total assets, and certain other ratios, are presented below:

                                                    YEAR ENDED DECEMBER 31,
                                                  ---------------------------
                                                   1997       1996       1995
                                                  -----      -----      -----
Percentage of net income to:
      Total average assets                         1.60       1.60       1.64
      Average shareholders' equity                13.33      13.76      14.37

Percentage of dividends declared per average
      Common share to net income
         per average Common Share                 46.41      42.29      30.00

Percentage of average shareholders' equity
      to total average assets                     11.98      11.63      11.40

                         C B & T, INC. AND SUBSIDIARIES



                 SUMMARY OF CONSOLIDATED SELECTED FINANCIAL DATA


                                                 1997          1996          1995          1994          1993
                                               --------      --------      --------      --------      --------
                                                               (Dollars in Thousands - Except Per Share)
Interest Income .........................      $ 20,590      $ 20,045      $ 19,454      $ 18,572      $ 18,730
Net interest income .....................        11,267        11,215        10,736        11,321        11,578
Provision for possible loan losses ......           413           628           376           330           431
Income from continuing operations
    (net income) ........................         4,271         4,117         4,067         4,260         4,966
Total assets ............................       268,486       261,459       255,882       254,973       247,524
Long-term debt ..........................         6,787         7,203         9,226         7,821         7,729
Per share data of Common Stock:
    Income from continuing
        operations (net income) .........         16.16         15.37         15.00         14.37         15.58
    Dividends ...........................          7.50          6.50          4.50          4.10          3.95


COMMON STOCK MARKET PRICE INFORMATION

There is no established public trading market for the Corporation's common Stock and the stock is not traded on any securities exchange. There were approximately 625 shareholders of record of the Common Stock of the Corporation at December 31, 1997.

The price range of the known sales of the Common Stock of the corporation for 1997 and 1996 was a minimum of $115.40 to a maximum of $120.20 and a minimum of $76.00 to a maximum of $115.40 respectively.

The Corporation paid dividends of $7.50 per share in 1997 and $6.50 per share in 1996. The dividends were paid semiannually.

The Corporation expects to continue to pay regular semiannual cash dividends, although there is no assurance as to future dividends because they are dependent on future earnings, capital requirements and financial condition.

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                   FORM 10-K/A
                                (Amendment No. 1)
(Mark One)

          |X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the Fiscal Year Ended December 31, 1997

                                       or

            TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          For the transition period from _____________ to ____________

                         Commission File Number: 0-10669
                         ------------------------------

                                   CB&T, INC.
             (Exact name of registrant as specified in its charter)

            Tennessee                                             62-1121054
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)
       101 East Main Street
     McMinnville, Tennessee                                        37110
(Address of principal executive                                  (Zip Code)
            offices)
       Registrant's telephone number, including area code: (931) 473-2147
                         ------------------------------

           Securities registered pursuant to Section 12(b) of the Act:
Title of each class:                  Name of each exchange on which registered:

       None

           Securities registered pursuant to Section 12(g) of the Act:
                          Common Stock, $2.50 par value
                                (Title of Class)
                         ------------------------------
     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No ____

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. |X|

     The aggregate market value of shares of the Registrant's Common Stock held by nonaffiliates, as of March 2, 1998, was approximately $31,746,383. As of March 2, 1998, 264,113 shares of Common Stock, $2.50 par value, were outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

     None.
--------------------------------------------------------------------------------

     CB&T, Inc. ("CB&T") hereby amends and restates in its entirety each of the following items of CB&T's Annual Report on Form 10-K filed with the Securities and Exchange Commission on or about March 24, 1998.

                                     PART I

ITEM 2. PROPERTIES

     CB&T owns the land and building located at 101 East Main Street, McMinnville, Tennessee, which houses CB&T's principal executive offices. CB&T also owns the land and buildings in McMinnville, Tennessee that house the West Main and Mount Leo full service branch operations of CB&T, the building in McMinnville, Tennessee that houses CB&T's Plaza branch, and the land and building in Smithville, Tennessee that houses CB&T's DeKalb branch. CB&T leases land and buildings, pursuant to renewable leases, in McMinnville, Tennessee for its Three Star Mall branch and its Super Center branch, and land, pursuant to a renewable lease, in McMinnville, Tennessee for its Plaza branch. Management believes CB&T's facilities are adequate for its current needs.

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

     (a)  Market Information

     There is no established public trading market for CB&T's Common Stock and the Common Stock is not traded on any securities exchange. The price range of the known sales of the Common Stock for each quarter of 1996 and 1997 are set forth below.



     Year              1st Qtr.                       2nd Qtr.                      3rd Qtr.                     4th Qtr.
     ----              --------                       --------                      --------                     --------
     Ended      High               Low         High               Low        High               Low       High               Low
     -----      ----               ---         ----               ---        ----               ---       ----               ---

    1997        $ 120.00  -     115.40         $ 120.00  -     117.26        $ 120.20  -     120.00       $ 120.20  -     120.20

    1996        $ 106.08  -      76.00         $ 108.79  -     100.00        $ 115.40  -     108.79       $ 115.40  -     115.40


     (b)  Shareholders

     At December 31, 1997, there were approximately 625 shareholders of record of the Common Stock of CB&T.

     (c)  Dividends

     CB&T paid dividends on its Common Stock of $5.00 per share in the first quarter of 1997 and $2.50 per share in the third quarter of 1997 for an aggregate per share dividend of $7.50 per share in 1997. CB&T paid dividends of $4.46 per share in the first quarter of 1996 and $2.04 per share in the third quarter of 1996 for an aggregate per share dividend of $6.50 per share in 1996. CB&T expects to continue to pay regular semi-annual cash dividends. However, there is no assurance as to the payment of future dividends because the payment of future dividends will be at the sole discretion of CB&T's Board of Directors and will depend on, among other things, CB&T's earnings, operations, capital requirements, financial condition, restrictions in then existing financing agreements, and other factors deemed relevant by the Board of Directors.

                                    PART III

ITEM 11. EXECUTIVE COMPENSATION

     Director Compensation
     ---------------------

     CB&T pays no fees to Directors or Advisory Directors for service on the Board or Committees of the Board. Each Director or Advisory Director of CB&T, however, is also a Director or Advisory Director of City Bank & Trust Company, a wholly-owned subsidiary of CB&T ("City Bank"), and, as such, receives $1,500.00 for each meeting of City Bank's Board of Directors attended. In addition, City Bank pays all non-employee members of the standing committees of City Bank $150.00 for each meeting attended that continues longer than one hour. During the fiscal year 1997, City Bank paid total cash Directors' fees of $163,275.00 and Directors' fees were deferred in the amount of $105,475.00 under City Bank's Director's Deferred Compensation Plan.

     City Bank's Director's Deferred Compensation Plan was amended and terminated as of January 7, 1998. However, unlike a strict termination in the traditional sense, the amendment stops all future deferrals, but continues the Deferred Compensation Plan for amounts deferred prior to January 7, 1998. Hence, existing distributions, funded by insurance policies owned by CB&T on the lives of the Directors, will occur at the scheduled time, rather than being made in an immediate payout to terminated participants who have not yet begun receiving benefit payments. Furthermore, according to the terms of the Deferred Compensation Plan, Directors are treated as if they terminated service on the date of termination of the Deferred Compensation Plan. Therefore, death benefits are removed and the projected benefits are reduced.

     Compensation of Executive Officers
     ----------------------------------

     The following table sets forth the aggregate remuneration accrued or paid by City Bank during the fiscal years ended December 31, 1997, 1996, and 1995 to the President and Chief Executive Officer, Jeffrey A. Golden, and to the other highest compensated executive officers who received aggregate remuneration in excess of $100,000 for the fiscal year ended December 31, 1997.


                           SUMMARY COMPENSATION TABLE


                                                          Annual Compensation
    Name of Individual and Principal          Year            Salary               Bonus                All Other
                Position                                                                            Compensation (1)

Jeffrey A. Golden                             1997              $138,000.00           $10,350.00             $31,718.06
Chairman of the Board, President              1996               133,500.00            10,012.50              22,499.35
and Chief Executive Officer                   1995               130,000.00             9,750.00              20,684.04

Larry E. Brown                                1997               $93,000.00            $6,975.00             $28,107.30
Director of Bank and Executive Vice           1996                90,000.00             6,750.00              21,147.71
President                                     1995                86,500.00             6,487.50              15,518.76

James H. Hillis(2)                            1997               $83,500.00            $6,262.50             $23,213.44
Director and Treasurer                        1996
                                              1995

(1) All Other Compensation for Mr. Golden and Mr. Brown and Mr. Hillis includes Director fees for the Bank both cash paid and deferred fees, deferred compensation paid pursuant to the Corporation's 401(k) plan, a premium payment for life insurance, use of a bank vehicle and country club dues.

(2) The aggregate remuneration accrued or paid by City Bank to Mr. Hillis did not exceed $100,000 in fiscal years 1995 or 1996.

        Employment Contracts and Termination of Employment and Change-in
                              Control Arrangements
        ----------------------------------------------------------------

     When the Board of Directors of CB&T concluded that a sale of CB&T was a viable alternative, the Board also concluded that steps should be taken to enhance the likelihood of retention of key employee service during negotiation with potential acquirors in order to minimize any disruption to the service delivery by CB&T's employees. Accordingly, at its September 5, 1997 meeting, the Board directed the Special Acquisitions Committee (the "Committee") to review and make a recommendation to the Board regarding appropriate plans to protect, retain or terminate employees with as little as possible disruption to CB&T's and City Bank's operations.

     The Committee met on September 8, 1997 and, at a meeting of the full Board on September 9, 1997, recommended that a $170,000 amount be made available for bonuses to be paid upon consummation of a sale or merger for the efforts of key executive officers of CB&T and/or City Bank in connection with a sale or merger of CB&T ("Retention Bonus Plan").

     The Retention Bonus Plan was adopted by the Board, which directed the Committee to approve any disbursements under the Retention Bonus Plan. At its September 18, 1997 and January 2, 1998 meeting, the Committee approved cash bonuses to be paid upon consummation of a sale or merger of CB&T, in the aggregate, as follows:



              Officer                                CB&T/City Bank                                            Amount
              -------                                --------------                                            ------
Jeffrey Golden                     President, Chairman and Chief Executive Officer*                           $130,000
Larry Brown                        Director, Executive Vice President*                                          12,500
James Hillis                       Director, Treasurer/Director, Senior Vice President                          10,000
Glynna Lee                         /Compliance Officer                                                           7,000
Jerry Brown                        /Chief Financial Officer                                                      5,000
Ken Smith                          /Senior Vice President Trusts, Investments                                    5,000



*Position with each of CB&T and City Bank.



     In addition, the Committee recommended that a severance policy plan be adopted by the Board providing for certain payments to terminated employees. The Board adopted these recommendations at its September 9, 1997 meeting and instructed counsel to prepare a formal severance pay plan for review at its next regular meeting. The CB&T, Inc. Employee Severance Pay Plan was adopted by the Board, effective October 31, 1997. Under the terms of the CB&T, Inc. Employee Severance Pay Plan, non-officer employees, non-executive officers, and executive officers other than the Chief Executive Officer, who is ineligible under the Plan, may receive severance benefits payable in single lump sum cash payments. None of the executive officers named in the Summary Compensation Table will receive severance benefits under the Plan in excess of $100,000.

     The Committee also recommended and the Board approved a Severance Agreement for the Chief Executive Officer as of November 12, 1997 providing certain monetary protection for Mr. Golden as Chief Executive Officer of CB&T, in the event of the termination of Mr. Golden without cause or relocation in connection with a sale or merger of CB&T. Under the terms of Mr. Golden's Severance Agreement, if CB&T or City Bank undergoes a change-in-control on or before October 31, 1999 and if Mr. Golden remains in continuous service as the Chief Executive Officer until the effective date of the change-in-control and is thereafter "terminated without good cause," which definition generally includes termination of employment or a substantial reduction in duties, salary or benefits, or a change in the location at which he performs his services for any reason other than intentional fraud, intentional damage to property of CB&T or City Bank, intentional wrongful disclosure of confidential information, willful violation of a law, intentional breach of fiduciary duty involving personal profit or gross misconduct, then CB&T is obligated to pay Mr. Golden a lump sum cash payment equal to his monthly base pay (which is currently $12,083.33), multiplied by 36 less the number of months that have elapsed from the effective date of the change-in-control to the termination date, plus an additional amount to cover the excise tax, if any, and all federal, state and local income taxes assessed on the severance payment.

     Compensation Committee Interlocks and Insider Participation
     -----------------------------------------------------------

     Decisions on compensation of City Bank's executives are made by a six member Personnel/Nominating Committee of the Board. The following persons were members of the Personnel/Nominating Committee during the 1997 fiscal year: J. Paul Holder, James A. Dillon, Jr., Charles D. Haston, John R. Collier, Jr., Leon Stribling, and James H. Hillis, Treasurer of CB&T and Senior Vice President of City Bank.

     During the 1997 fiscal year, none of the executive officers of CB&T or City Bank served as a director, on the compensation committee, or any other committee of the board of directors performing similar functions of another entity, one of whose executive officers served as a director on the Personnel/Nominating Committee of CB&T or City Bank.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Common Stock as of December 31, 1997 by (i) each person known by CB&T to own beneficially five percent or more of the outstanding Common Stock of CB&T; (ii) each of CB&T's directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all directors and executive officers as a group. The address of each person listed below is 108 E. Main Street, McMinnville, Tennessee 37110.


                                                                                   Shares Beneficially
                                                                                        Owned (1)
                                                                      -----------------------------------------------
                                                                                                     Percent
                  Name                                                      Number                   of Class
------------------------------------------------                      -----------------       -----------------------

J. Paul Holder(2)                                                           14,422                     5.46
Robert W. Boyd, Sr.(3)                                                       1,900                      *
Larry E. Brown                                                               1,419                      *
John R. Collier, Jr.(4)                                                      2,088                      *
Jeffrey A. Golden(5)                                                         2,009                      *
Charles D. Haston(6)                                                           452                      *
James H. Hillis(7)                                                           1,000                      *
M. Thomas Mullican(8)                                                       10,438                     3.95
James A. Puckett                                                               194                      *
Leon B. Stribling                                                            2,401                      *
James E. Walling                                                               765                      *
All current directors and executive officers
   as a group
     (11 persons) (2)(3)(4)(5)(6)(7)(8)                                     37,088                    14.04

------------------

*    Represents less than one percent.

(1) Based on 264,113 shares of Common Stock outstanding on December 31, 1997. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) Includes 36 shares registered to Steven Thomas Holder, Trust UMGA (Mr. Holder's grandson) and J. Paul Holder, Trustee.

(3) Shares are registered to Robert W. Boyd, Sr. or Elinor Boyd, Mr. Boyd Sr.'s wife.

(4) Includes 100 shares registered to Suzanne E. Collier Reynolds, Mr. Collier, Jr.'s daughter, and 300 shares registered to Pleasant Cove Nursery, Inc., of which Mr. Collier, Jr. is the President.

(5) 1,404 shares are registered to Jeffrey A. Golden WROS Linda Golden, and 605 shares are registered to Linda Golden WROS Jeffrey A. Golden.

(6)  Includes 92 shares registered to Charles D. Haston, a general partnership.

(7)  Shares are registered to James H. or Carolyn Hillis, Mr. Hillis' wife.

(8)  Includes 270 shares registered to Connie W. Mullican, Mr. Mullican's wife.


                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)  The following documents are filed as part of this report:

     (1)  Financial Statements:

          The following consolidated financial statements were previously filed as part of CB&T's Form 10-K:

          Consolidated Balance Sheets as of December 31, 1997 and 1996.

          Consolidated Statements of Income for the years ended December 31, 1997, 1996 and 1995.

          Consolidated Statements of Shareholders' Equity for the years ended December 31, 1997, 1996 and 1995.

          Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995.

          Notes to Consolidated Financial Statements.

     (2)  Financial Statement Schedules:

                  Not applicable.

     (3)  Exhibits:

               The exhibits are listed on the Exhibit Index attached hereto.

(b)  Reports on Form 8-K:

          The Registrant did not file any reports on Form 8-K during the quarterly period ended December 31, 1997.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 28, 1998.


                      CB&T, INC.


                      By: /s/ Jeffrey A. Golden
                         -------------------------------------------------------
                         Jeffrey A. Golden, Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


               Signature                                     Title                                  Date
               ---------                                     -----                                  ----

/s/ Jeffrey A. Golden                       Chairman of the Board, President                   April 28, 1998
---------------------                       and Chief Executive Officer
Jeffrey A. Golden                           (Principal Executive and Financial
                                            Officer)

/s/ Jerry N. Brown                          Senior Vice President of City Bank                 April 28, 1998
---------------------                       & Trust Company (Principal
Jerry N. Brown                              Accounting Officer)

/s/ Robert W. Boyd, Sr.                     Director                                           April 28, 1998
-----------------------
Robert W. Boyd, Sr.

/s/ Larry E. Brown                          Director                                           April 29, 1998
-----------------------
Larry E. Brown

/s/ John R. Collier, Jr.                    Director                                           April 29, 1998
------------------------
John R. Collier, Jr.

/s/ James A. Dillon, Jr.                    Director                                           April 29, 1998
------------------------
James A. Dillon, Jr.

/s/ Jeffrey A. Golden                       Director                                           April 28, 1998
------------------------
Jeffrey A. Golden

/s/ Charles D. Haston                       Director                                           April 29, 1998
------------------------
Charles D. Haston

/s/ James H. Hillis                         Director                                           April 29, 1998
------------------------
James H. Hillis

/s/ J. Paul Holder                          Director                          April 28, 1998
------------------------
J. Paul Holder

/s/ M. Thomas Mullican                      Director                          April 28, 1998
------------------------
M. Thomas Mullican

/s/ James A. Puckett                        Director                          April 28, 1998
------------------------
James A. Puckett

/s/ Leon B. Stribling                       Director                          April 29, 1998
------------------------
Leon B. Stribling

                                            Director                          April ___, 1998
------------------------
James E. Walling


                                INDEX TO EXHIBITS

The following documents are filed as a part of this report. Exhibits not required for this report have been omitted.

 Exhibit
 Number                               Description
--------                              -----------
3.1      --       Amended and Restated Charter of the Registrant.

3.2      --       Amended and Restated Bylaws of the Registrant, effective as of
                  February 10, 1998.

+10.1    --       Severance Agreement for Chief  Executive Officer,  dated as of
                  November 12, 1997.

+10.2    --       CB&T, Inc. Employee  Severance Pay Plan,  dated as of  October
                  31, 1997.

21       --       Subsidiaries of the Registrant.

27       --       Financial Data Schedule

-----------------------------


 +Compensation plan, benefit plan or employment contract or arrangement.

                                                                   EXHIBIT-3(I)



                              AMENDED AND RESTATED
                                   CHARTER OF
                                  C B & T, INC.


     Pursuant to the Tennessee Business Corporation Act, the undersigned corporation hereby adopts the following as its charter:

     1. The name of the corporation is C B & T, Inc.

     2. The maximum number of shares that the corporation shall have the authority to issue is:

          One million (1,000,000) shares of common stock, with a par value of two and 50/100 dollars ($2.50) per share, all of which shall have equal rights and privileges with each other share and which have unlimited voting rights and which are entitled to receive the net assets of the corporation upon dissolution.

     3. The street address of the registered office of the corporation shall be 101 East Main Street, McMinnville, Warren County, Tennessee 37110. The name of the corporation's registered agent at its registered office is Jeffrey A. Golden.

     4. The address of the principal office of the corporation is 101 East main Street, McMinnville, Warren County, Tennessee 37110.

     5. The corporation is for profit.

     6. The purposes for which the corporation is organized are:

          (a) To carry on the business of a bank holding company, as defined in the Bank Holding Company Act of 1956, as amended, and to do all acts and things now and hereinafter permitted to be done by such a company.

          (b) To exercise all powers granted to such corporations by and under applicable law, to act as principal, as a member of a joint venture or as agent for others, including, but not limited to the acquisition, ownership, operation, management, and disposition of all types of enterprises, properties, and investments, such as real estate, leasehold interests as either lessor or lessee, and all other types of interests in real estate; all kinds of tangible property, including without limitation, equipment, fixtures, machinery, livestock, commodities, minerals, timber, motor vehicles, aircraft, computers, ships, and any other vessels; and intangible property such as stocks, bonds, mortgages, notes, contracts, evidences of indebtedness, options, securities, debentures, and any forms or variations of any of the above, and any other asset, enterprise, or investment which a holding company may own, manage, or in which it may have an interest.

          (c) To acquire by purchase, subscription, or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, association, or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency, or possession thereof, or of any foreign country, or of any political subdivision, territory, dependency, possession, or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof, or any foreign country, or by any agency, subdivision, territory, dependency, possession, or municipality of any of the foregoing; and as owner thereof to possess and exercise all the rights, powers, and privileges of ownership, including the right to execute consents and vote thereon. The term "securities" as used in this charter shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, or, in general, any interests or instruments commonly known as "securities," or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing. The terms "securities, contracts, and properties" and all other terms above listed as assets and forms of property which the corporation may own or have an interest in shall be given their broadest connotation and construction and shall include fractional undivided interests in lands or minerals, temporary or interim in lands or minerals, temporary or interim certificates, subscriptions, voting trust certificates, options, warrants, and any and all contracts (written or unwritten), or documents relating to or evidencing investments of all kinds.

          (d) To make, establish, and maintain investments in securities, and to supervise and manage such investments.

          (e) To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency, or possession thereof, or of any foreign country, or of any political subdivision, territory, dependency, possession, or municipality thereof, one or more corporations, firms, organizations, associations, or other entities and to cause the same to be operated and/or to be dissolved, wound up, liquidated, merged, or consolidated.

          (f) To acquire by purchase or exchange, or by transfer to, or by merger or consolidation, with, the corporation or any corporation, firm, organization, association, or other entity owned or controlled, directly or indirectly, by the corporation, or to otherwise acquire, the whole or any part of the business, good will, rights, or other assets of any corporation, firm, organization, association, or other entity; to operate and/or carry on the business of same, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof; to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the corporation, or by any other lawful means.

          (g) To aid by loan, subsidy, guaranty, or in any other lawful manner, any corporation, firm, organization, association, or other entity of which any securities are in any manner directly or indirectly held by the corporation, or in which the corporation, association, or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such corporation, firm, organization, association, or entity; to guarantee, with or without recourse, against any such corporation, firm, or organization, association, or entity, or to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such corporation, firm, organization, association, or entity; to do any and all other acts and things for the enhancement, protection, or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed, or assumed by the corporation, and to do any and all acts and things designed to accomplish any such purpose.

          (h) To borrow money for any business, object, or purpose of the corporation from time to time, without limit as to amount; to issue any kind of evidence of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the corporation, whether at that time owned or thereafter acquired.

          (i) To render service, assistance, counsel, and advice to, and to act in any capacity as representative or agent (whether managing, operating, financial, purchasing, selling, advertising, or otherwise) of, any corporation, firm, organization, association, or other entity.

          (j) To engage in any lawful business and, in connection therewith, to do any lawful act in furtherance of or otherwise necessary or convenient to such business.

          (k) To engage in management consulting and to provide management for any business, enterprise, venture, or asset in which the corporation shall be interested, either for its own account or for the account of others.

     The corporation shall possess and may exercise all powers and privileges necessary or convenient to effect any or all of the foregoing purposes, or to further any or all of the foregoing powers, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the corporation of the general powers now or hereafter conferred by the laws of the State of Tennessee upon corporations formed under the Tennessee Business Corporation Act, as the same shall or may be from time to time amended and/or recodified.

     7. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its Directors, and of its shareholders or any class thereof, as the case may be, it is further provided:

          (a) The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman, the President and Chief Executive Officer, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the by-laws.

          (b) Whenever the Board of Directors is required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, if all the Directors entitled to vote thereon consent to the taking of action on written consent without a meeting. Any such action shall be as valid and effective as any resolution duly adopted at an annual or regularly scheduled or special meeting of the Board of Directors.

          (c) The Board of Directors shall have the power by majority vote of the Directors present at a meeting at which a quorum is present to adopt, amend, or repeal any of the by-laws of the corporation, but any by-law adopted by the Board of Directors may be amended or repealed by the shareholders.

          (d) The corporation from time to time may provide either directly or through the purchase of insurance, for the indemnification of Directors, officers, employees, and agents of the corporation and of any of its subsidiaries to the fullest extent permitted by law.

          (e) Each holder of the common stock of the corporation shall have one vote in respect of each share of stock held by him of record on the books of the corporation on all matters to be voted upon by the shareholders.

          (f) The Board of Directors shall have authority to issue bonds, debentures, notes, or other obligations of the corporation, and to fix all the terms thereof, including without limitation the convertibility or non-convertibility thereof. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered shall be deemed fully paid and not liable to any further call or assessment.

          (g) Any part of the authorized capital stock and any bonds, debentures, notes, or other obligations of the corporation may at any time, to the extent permitted by law, be issued, optioned, or reserved for sale, sold, or disposed of by the corporation pursuant to appropriate action by the Board of Directors, to such parties and upon such terms as the Board of Directors shall deem proper.

          (h) The corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted earned or capital surplus available therefore and to the extent otherwise permitted by law.

          (i) Any Director may be removed with cause by a majority vote of the entire Board of Directors.

     8. To the fullest extent that the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of Directors, a Director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-304 of the Tennessee Business Corporation Act, as the same exists or hereafter may be amended. If the Tennessee Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Tennessee Business Corporation Act. This Paragraph 8 shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the date when this Paragraph 8 became effective, if such a limitation or elimination of liability of a Director for such acts or omission is prohibited by Tennessee law as then in effect. Any repeal or modification of this Paragraph 8 by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the corporation existing at the time of such repeal or modification.


April 26, 1988                 C B &T, Inc.


                               By: /s/ Jeffrey A. Golden
                                   ---------------------------------------------
                                   Jeffrey A. Golden
                                   Title:  President and Chief Executive Officer

                          CERTIFICATE OF RESTATEMENT OF
                            CHARTER OF C B & T, INC.



     C B & T, Inc. (the "corporation") hereby certifies that the Amended and Restated Charter of the corporation contains amendments to the charter of the corporation requiring shareholder approval, and that the Amended and Restated Charter was duly adopted by vote of the corporation's shareholders at its annual meeting on April 12, 1988.


April 26, 1988                 C B & T, Inc.


                               By: /s/ Jeffrey A. Golden
                                   ---------------------------------------------
                                   Jeffrey A. Golden
                                   Title:  President and Chief Executive Officer

                                                                     EXHIBIT-3.2


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                  C B & T, INC.


ARTICLE I: MEETINGS OF SHAREHOLDERS

     1. Annual Meeting - The annual meeting of the shareholders shall be held at such time and place, either within or without the State of Tennessee, as may be designated from time to time by the Directors, consistent with state and federal law. Unless the time is otherwise specified by the Directors, the meeting shall be held on the second Tuesday in April of each year, at the main office of the Company.*

     2. Special Meetings - Special meetings of the shareholders may be called by the President, a majority of the Board of Directors, or by the holders of not less than one-tenth (1/10) of all the shares entitled to vote on any issue proposed to be considered at such a meeting. The Directors shall designate the place of a special meeting.

     3. Notice of Shareholders Meeting - Written or printed notice stating the place, date, and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the special meeting is called and the person or persons calling the special meeting, shall be delivered either personally or by mail by or at the direction of the President, the Secretary, or the officer or person calling the meeting to each shareholder entitled to vote at the meeting. If mailed, the notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. If delivered personally, the notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting and shall be deemed to be delivered when actually received by the shareholder. The person giving the notice shall certify that the notice required by this paragraph has been given. Any shareholder may waive his right to notice of annual or special meetings of shareholders either before, during, or after any such meeting.

     4. Quorum Requirements - A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting is not necessary if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting and votes cast in favor of an action exceed votes cast in opposition to such action, then such action shall constitute corporate action and shall decide any question brought before that meeting, unless the question is one upon which, by express provision of the corporation's charter, these by-laws, or by the laws of the State of Tennessee, a larger or different vote is required, in which case any such express provision shall govern the decision of that question.



*2/10/98

     5. Voting and Proxies - Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the Secretary of the meeting before being voted. Any such proxy shall entitle the holders of that proxy to vote at any adjournment of that meeting, but shall not be valid after the final adjournment of that meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the proxy provides otherwise.

ARTICLE II:       BOARD OF DIRECTORS

     1. Qualification and Election - Directors shall be shareholders and of legal age but need not be residents of the State of Tennessee. A plurality of the votes cast at an annual meeting of the shareholders (or a special meeting called for such purpose) entitled to vote shall elect the Directors. Each Director shall hold office until the expiration of the term for which he is elected and thereafter until his successor has been elected and qualified.

     2. Number - The number of Directors shall be fixed from time to time by the shareholders or by a majority of the entire Board of Directors.

     3. Meetings - The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the Board of Directors shall elect the officers of the corporation. The Board of Directors also may designate more frequent intervals for regular meetings. Special meetings may be called at any time by the Chairman of the Board, the President, or any two (2) directors.

     4. Notice of Director's Meetings - The annual and all regular Board meetings may be held without notice. Special meetings shall be held upon notice sent by any usual means of communication not less than two (2) days before the special meeting. A Director may waive the right to receive notice before, during, or after a meeting.

     5. Quorum and Vote - The presence of a majority of the Directors shall constitute a quorum for the transaction of business. (The Advisory Director(s) shall not be counted towards establishing a quorum.) A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting is not necessary if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one month in any one adjournment. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the charter, these by-laws, or the laws of the State of Tennessee.

     6. Executive and Other Committees - The Board of Directors, by a resolution adopted by a majority of its members, may designate an executive committee, consisting of three or more Directors, and other committees, consisting of three or more persons who may or may not be Directors and may delegate to any such committee or committees any and all authority that the Board of Directors deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors, in the management of the affairs and property of the corporation. All members of the Committee that exercise powers of the Board of Directors must be members of the Board of Directors.

ARTICLE III: OFFICERS

     1. Number - The corporation shall have a Chairman, President and Chief Executive Officer, a Secretary, and a Treasurer, and any other officer that the Board of Directors from time to time shall deem necessary. The same person may hold any two or more offices, except the offices of President and Secretary.

     2. Election and Term - The Board of Directors shall elect the officers at its annual meeting (or at a special meeting called for such purpose). Each officer shall serve until the expiration of the term for which he is elected and thereafter until his successor has been elected and qualified.

     3. Duties - All officers shall have that authority and perform those duties in the management of the corporation which are normally incident to their offices and as the Board of Directors from time to time may provide. The Secretary shall be responsible for the recording of the minutes of shareholders; and Directors' meeting and shall have custody of the minute books of the corporation.

ARTICLE IV: RESIGNATIONS, REMOVALS, AND VACANCIES

     1. Resignations - Any officer or Director may resign at any time by giving written notice to the Chairman of the Board of Directors, the President, or the Secretary. Any such resignation shall take affect at the time specified in the resignation, or, if no time is specified, then upon its acceptance by the Board of Directors.

     2. Removal of Officers - The Board of Directors may remove any officer or agent whenever in the judgment of the Board of Directors the best interests of the corporation will be served by the removal.

     3. Removal of Directors - Any or all of the Directors may be removed either with or without cause by a proper vote of the shareholders; and may be removed with cause by a majority vote of the entire Board of Directors.

     4. Vacancies - Newly created directorships resulting from an increase in the number of Directors, and vacancies occurring in any office or Directorship for any reason, including removal of an officer or Director, may be filled by the vote of a majority of the Directors then in office, even if less than a quorum exists.

ARTICLE V: CAPITAL STOCK

     1. Stock Certificates - The Board of Directors may determine to issue to each shareholder a certificate or certificates of capital stock of the corporation in the form prescribed by the Board of Directors. Unless otherwise decided by the Board of Directors, the certificates shall be signed by any two of the following officers: President, Secretary, or Treasurer. The Board of Directors also may elect, in lieu of issuing certificates, to provide for the issuance of uncertificated shares of the capital stock of the corporation, provided, however, that all shares of the same class must be either certificated or uncertificated.

     2. Transfer of Shares - Subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement, shares of stock may be transferred on the books of the corporation by delivery and surrender of the properly assigned certificate or, with respect to a transfer of uncertificated shares, a written order to the corporation, in a form acceptable to the corporation, authorizing and instructing the corporation to effect the transfer.

     3. Loss of Certificates - In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon the terms that the Board of Directors shall prescribe.

ARTICLE VI: ACTION BY CONSENT

     Whenever the shareholders or Directors are required or permitted to take any action by vote, the action may be taken without a meeting on written consent. Such written consent shall (i) set forth the action so taken, (ii) be signed by all the persons or entities entitled to vote on that action, (iii) indicate each shareholder's or Director's vote or abstention, as the case may be, and (iv) be delivered to the corporation for inclusion in the corporate records.

ARTICLE VII: INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS

     1. Right to Indemnification - The corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a Director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation, as a Director, officer, or employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such Proceedings. This indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with a Proceeding, consistent with the provisions of applicable law as then in effect.

     2. Contracts and Funding - The corporation may enter into contracts with any Director, officer, employee, or agent of the corporation in furtherance of the provisions of this Article VII, and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VII.

     3. Employee Benefit Plans - For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans and employee welfare benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a Director, officer, employee, or agent, of the corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of a corporation.

     4. Indemnification Not Exclusive Right - The right of indemnification and advancement of expenses provided in this Article VII shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article VII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII, whether arising from acts or omissions occurring before or after such adoption.

     5. Advancement of Expenses: Procedures - In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VII:

     (a) Advancement of Expenses - All reasonable expenses incurred by or on behalf of and Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of a Proceeding. the statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.

     (b) Written Request for Indemnification - To obtain indemnification under this Article VII, an Indemnitee shall submit to the Secretary of the corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the corporation, promptly upon receipt of such a request for indemnification, shall advise the Board of Directors in writing that the Indemnitee has requested indemnification.

     (c)  Procedure  for   Determination  -  An   Indemnitee's   entitlement  to
          indemnification under this Article VII shall be determined:

          (i) by the Board of Directors by majority vote of a quorum (as defined in Article II of these by-laws), consisting of Directors not at the time parties to the Proceeding;

          (ii) if a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two (2) or more Directors not at the time parties to the Proceeding;

          (iii) by independent special legal counsel:

               (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or

               (B) if a quorum of the Board of Directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by majority vote of the full Board of Directors (in which selection Directors who are parties may participate), or

          (iv) by the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the Proceeding may not be voted on the determination.

ARTICLE VIII: AMENDMENT OF BY-LAWS

     These by-laws may be amended, supplemented, or repealed either by: (i) a shareholders' vote in which an affirmative vote of the shares represented at any duly constituted shareholders' meeting exceeds the shares voted in opposition thereto, or (ii) a majority vote of the entire Board of Directors. The shareholders, however, may amend or repeal any change in the by-laws made by the Board of Directors.

ARTICLE IX: ADVISORY DIRECTORS

     1. Duties of Advisory Directors - Each Advisory Director shall be authorized and expected to participate fully in all the affairs of the Board of Directors to the extent permitted by applicable laws; and each Advisory Director shall be eligible for appointment on any and all committees of, or created by, the Board of Directors.

     2. Listing of Advisory Directors - In listing the Board in advertisements and elsewhere, the Directors and Advisory Directors shall be listed alphabetically in one listing with an * (asterisk), appearing after the name of each Advisory Director. At an appropriate place on each such listing, the * (asterisk) shall appear, followed by the words, "Advisory Director".

     3. Appointment of Advisory Directors - Advisory Directors may be appointed by the Directors of the corporation under the following conditions:

          (a) When in the opinion of the Executive Management of the Corporation an individual is available whose qualifications make it desirable that he or she be elected to the Board of Directors, it is recommended such individual be elected an Advisory

               Director; after having served as Advisory Director, this person may be elected as Director. **

               When an individual having been elected as a Director reaches the age of 70, said Director shall serve until the end of the month during which the Director reached age 70. * **

          (b) This restriction shall in no way apply to members of the subsidiary banks' Board of Directors as of September 14, 1965.

     4. Term of Advisory Director(s) - The term of service of an Advisory Director shall be at the will and pleasure of the Directors.

     5. Quorum Requirements and Advisory Director(s) - Pursuant to these by-laws, Advisory Directors shall not be considered when determining a quorum.












*     2/14/89
**    5/09/89

                                                                    EXHIBIT-10.1



                 SEVERANCE AGREEMENT FOR CHIEF EXECUTIVE OFFICER
                 -----------------------------------------------

     This SEVERANCE AGREEMENT FOR CHIEF EXECUTIVE OFFICER ("Agreement") is made and entered into as of this 12th day of November, 1997, by C B & T, INC. (together with its successors, the "Company") and JEFF GOLDEN (the "Executive").

     WHEREAS, the Executive currently serves as Chief Executive Officer of the Company; and

     WHEREAS,  the Company is currently  contemplating  the sale of the Company;
and

     WHEREAS, the Company desires and intends to continue to employ the Executive as Chief Executive Officer of the Company and wishes to encourage the Executive to remain in such position during the negotiations for the sale of the Company; and

     WHEREAS, both the Company and the Executive have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Employment Agreement, the Executive and the Company agree as follows:

1. DURATION: This Agreement will remain in effect until (1) the termination of the Executive by the Company before a Change of Control of the Company (as hereafter defined); (2) the voluntary resignation of the Executive before a Change of Control of the Company; (3) the death or disability of the Executive before a Change of Control; or (4) October 31, 1999, if there has been no Change of Control of the Company before such date, whichever of the preceding four conditions occurs first.

2. CHANGE IN CONTROL: If the Company should undergo a "Change of Control," whose Effective Date is on or before October 31, 1999, and if the Executive remains in continuous service as Chief Executive Officer of the Company until the Effective Date of a Change of Control, and if the Executive is Terminated Without Good Cause on or after thirty-six (36) months of the Effective Date of a Change of Control, the parties agree as follows:

     a. Compensation: Within thirty (30) days of the Termination Date, the Company will pay the Executive the following:

          (1) A lump sum cash payment equal to the Severance Factor times the Monthly Rate of Pay of the Executive as of the Effective Date of a Change of Control; where

          (2) The Severance Factor is the number 36 less the number of complete months elapsing from the Effective Date of the Change of Control until the Termination Date.

     b. Definitions: For purposes of this Agreement, the terms "Change of Control," "Effective Date of Change of Control," "Monthly Rate of Pay," and "Termination Date," shall be defined the same as those definitions found in the C B &T, Inc. Employee Severance Pay Plan, As Effective October 31, 1997 (the
"Plan"). The term "Termination without Good Cause" shall mean (a) the termination of the Executive's employment or a substantial reduction in his duties, salary or benefits, or the location at which he performs services, as in effect the day prior to the Effective Date of a Change of Control (b) which is for a reason other than those listed in the definition of a Termination for Cause under the Plan.

     c. Tax Liability: In the event that any compensation payable under this Paragraph (the "Payment") is determined to be a "parachute payment" under section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, subject to the excise tax imposed by section 4999 of the Code or any successor provision (the "Excise Tax"), the Company agrees to pay to the Executive an additional amount (the "Gross Up") such that the net amount retained by the Executive, after receiving both the Payment and the Gross Up after reduction by the sum of (i) any Excise Tax on the Payment and (ii) any Federal, state and local income taxes on the Payment, is equal to the amount of the Payment determined as if it were not a parachute payment under the Code.

     For purposes of determining the Gross Up, the Executive shall be deemed to pay Federal, state and local income taxes at the highest marginal rate of taxation in his filing status for the calendar year in which the Payment is to be made. State and local taxes shall be determined using the same rate assumption, but based upon the Executive's domicile on the date of the Change of Control. The determination of whether such Excise Tax is payable and the amount of such Excise Tax shall be based upon the opinion of tax counsel selected by the Company subject to the approval of the Executive. If such opinion is not finally accepted by the Internal Revenue Service, then appropriate adjustments shall be calculated (with Gross Up, if applicable) by such tax counsel based upon the final amount of Excise Tax so determined. The final amount shall be paid, if applicable, within thirty (30) days after such calculations are completed.

3. SUCCESSORS AND ASSIGNS: The parties acknowledge and agree that this Agreement may not be assigned by either party without the written consent of the other party. In the event of the Executive's death, this Agreement shall be enforceable by the Executive's estate, executors or legal representatives, but only to the extent that such persons may collect any compensation due to the Executive under this Agreement.

4.  RULES  OF   CONSTRUCTION:   The  following   provisions   shall  govern  the
interpretation and enforcement of this Agreement:

     a. Severability: The parties acknowledge and agree that each provision of this Agreement shall be enforceable independently of every other provision. Furthermore, the parties acknowledge and agree that, in the event any provision of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding and enforceable.

     b. Waiver: The parties acknowledge and agree that the failure of either to enforce any provision of this Agreement shall not constitute a waiver of that particular provision, or of any other provisions, of this Agreement.

     c. Choice of Law: The parties acknowledge and agree that except as specifically provided otherwise in this Agreement, the law of Tennessee will govern the validity, interpretation and effect of this Agreement.

     d. Modification: The parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties with respect to its subject matter (i.e, Severance Benefits arising out of the termination of the Executive following a Change of Control); that the parties have executed this Agreement based upon the express terms and provisions set forth herein; that the parties have not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement. In addition, the parties acknowledge and agree that the provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement (i) is in writing (ii) contains an express provision referencing this Agreement (iii) is signed by the Executive and (iv) is approved by the Board of Directors. This Agreement may not be modified by the Company so as to diminish the Severance Benefits to the Executive prior to a Change of Control of the Company that occurs on or before October 31, 1999. Likewise, this Agreement may not be modified by the Purchaser or the Company so as to diminish the Executive's benefits hereunder for three years following the Effective Date of a Change of Control.

     e. Execution: The parties agree that this Agreement may be executed in multiple counterparts, each of which shall be deemed an Original for all purposes.

     f. Headings: The parties agree that the subject headings set forth at the beginning of each paragraph in this Agreement are provided for ease of reference only, and shall not be utilized for any purpose in connection with the construction, interpretation or enforcement of this Agreement.

5. LEGAL CONSULTATION: The parties acknowledge and agree that both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing the agreement. The Executive acknowledges that the firm of Jenkens & Gilchrist, a Professional Corporation, represents only the Company with respect to this Agreement.

6. NOTICES: The parties acknowledge and agree that any and all Notices required to be delivered under the terms of this Agreement shall be forwarded by personal delivery or certified U.S. mail. Notices shall be effective on the day of receipt. Such Notices shall be addressed to each party as follows:

     PROVIDE ADDRESSES FOR NOTICES

7. EMPLOYMENT STATUS. This Agreement will not be construed as giving to the Executive, or other person, any legal or equitable right against the Company or any person acting on behalf of the Company, except as expressly provided herein. Likewise, nothing appearing in or done pursuant to the Agreement shall be held or construed to create a contract of employment with the Executive or to obligate the Company to continue the service of the Executive or to affect or modify his or her terms of employment in any way, except to provide the severance benefits stated herein.



     EXECUTED on this 8 day of December, 1997, at McMinnville, Tennessee.




                                   /s/ Jeff Golden
                                   ---------------------------------------------
                                   JEFF GOLDEN



                                  C B & T, Inc.




                                  By:        /s/ M.T. Mullican
                                             -----------------------------------
                                  Title:     Vice Chairman

                                                                    EXHIBIT-10.2



                                  C B & T, Inc.
                           EMPLOYEE SEVERANCE PAY PLAN
                          As Effective October 31, 1997

                                  C B & T, Inc.
                           EMPLOYEE SEVERANCE PAY PLAN
                          As Effective October 31, 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----
ARTICLE I - PURPOSE AND SCOPE..................................................1
                  1.1      Purpose of Plan.....................................1
                  1.2      Plan Status.........................................1

ARTICLE II - DEFINITIONS.......................................................1
                  2.1      "Administrator".....................................1
                  2.2      "Affiliate".........................................1
                  2.4      "Claim Form"........................................2
                  2.7      "Company"...........................................2
                  2.9      "Eligible Employee".................................2
                  2.11     "ERISA".............................................3
                  2.12     "Independent Contractor"............................3
                  2.14     "Part-time Employee"................................3
                  2.15     "Plan"..............................................3
                  2.16     "Plan Year".........................................3
                  2.18     "Regular Employee"..................................3
                  2.19     "Severance Benefits"................................3
                  2.20     "Termination Date"..................................3
                  2.21     "Termination for Cause".............................3
                  2.22     "Termination Upon Natural Disaster".................4
                  2.23     "Temporary Employee"................................4
                  2.24     "Years of Service"..................................4
                  2.25     "Weekly Rate of Pay"................................4

ARTICLE III - ELIGIBLE EMPLOYEES...............................................4

ARTICLE IV - SEVERANCE BENEFITS................................................5
                  4.1      Requirements for Severance Benefits.................5
                  4.2      Amount of Severance Benefits........................5

ARTICLE V - PAYMENT OF SEVERANCE BENEFITS......................................6
                  5.1      Severance Benefits..................................6
                  5.2      Processing of Severance Payments....................6
                  5.3      Deductions From Severance Benefits..................6
                  5.4      Severance Benefits Are Not Compensation
                           for Other Benefits..................................7
                  5.5      Payment after Death.................................7

ARTICLE VI - CLAIMS AND APPEAL PROCEDURES......................................7

ARTICLE VII - PLAN ADMINISTRATION..............................................8
                  7.1      In General..........................................8
                  7.2      Reimbursement and Compensation......................8
                  7.3      Rulemaking Powers...................................9

ARTICLE VIII - AMENDMENT AND TERMINATION.......................................9

ARTICLE IX - MISCELLANEOUS INFORMATION.........................................9
                  9.1      Limitation of Rights................................9
                  9.2      Governing Law.......................................9
                  9.3      Severability........................................9
                  9.4      Captions............................................9
                  9.5      Gender and Numbers.................................10
                  9.6      Spendthrift Provision..............................10
                  9.7      Mistaken Payments..................................10
                  9.8      Information Requested..............................10

                                  C B & T, Inc.
                           EMPLOYEE SEVERANCE PAY PLAN
                          As Effective October 31, 1997

     WHEREAS, C B & T, Inc. (the "Company") wishes to establish the C B & T, Inc. Severance Pay Plan effective October 31, 1997 to provide certain severance benefits to eligible persons under the terms and conditions provided therein; and

     NOW, THEREFORE, the Company hereby establishes the C B & T, Inc. Severance Pay Plan ("Plan") effective October 31, 1997 to provide certain severance benefits to eligible persons under the terms and conditions provided herein.

                          ARTICLE I - PURPOSE AND SCOPE

     1.1 Purpose of Plan. The Company has established and maintains the Plan as a severance program in connection with the potential Change of Control of the Company (as defined in Section 2.5). The purpose of this Plan is to provide to Eligible Employees certain Severance Benefits under the terms and conditions specified in Article IV of the Plan and to provide financial security to Eligible Employees who suffer a permanent job loss due to a Change of Control. No other employee of the Company or any other person shall have any right to benefits under this Plan.

     1.2 Plan Status. The Company intends for the Plan to qualify as an "employee welfare benefit plan" within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan shall, at all times, be interpreted and administered in accordance with ERISA and any other pertinent provisions of Federal law.

                            ARTICLE II - DEFINITIONS

     Wherever used herein, the following terms have the following meanings unless the context clearly requires a different meaning:

     2.1 "Administrator" means the Company or such other person or committee as may be appointed from time to time by the Company to supervise the administration of the Plan. The Administrator will be the named fiduciary for purposes of section 402(a)(1) of ERISA with respect to all duties and powers assigned to the Administrator hereunder and will be responsible for complying with all reporting and disclosure requirements of Part I of Subtitle B of Title I of ERISA.

     2.2 "Affiliate" means any of the following for the Company: the Company and
(i) a member of a controlled group of corporations of which the Company is a member, or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Code Section 414(c) and regulations issued thereunder. Subject to Code Section 415(h), a "controlled group of corporations" shall mean a controlled group of corporations as defined in Code Section 414(b). The definition of an "Affiliate" of the Purchaser will be the same, except to the extent of substituting "Purchaser" for "Company" for purposes of this Definition only.

     2.3 "Annual Rate of Pay" means an Eligible Employee's Compensation calculated on an annual basis.

     2.4 "Claim Form" means the claim form attached as Attachment A or any other form designated by the Administrator in its sole and absolute discretion to be completed by an Eligible Employee to claim Severance Benefits under the Plan. The Administrator in its exclusive discretion shall decide the required content of the Claim Form and may modify such content as its deems appropriate in its exclusive discretion from time to time.

     2.5 "Change of Control" shall be deemed to have occurred in any of the following instances:

     a. the Company or the Bank is merged or consolidated with another corporation and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities (on a fully diluted basis) of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company;

     b. the Company or the Bank sells all or substantially all of its assets to another corporation; or

     c. there is an acquisition of fifty percent (50%) or more of the outstanding voting securities of the Company or the Bank pursuant to any transaction or combination of transactions by any person or group within the meaning of the Securities Exchange Act of 1934, as amended.

     2.6 "Compensation" means the Eligible Employee's base salary or base rate of pay at his Termination Date, excluding any extraordinary or premium pay such as shift differentials, bonuses, commissions, incentive payments, benefits, car allowances, or overtime compensation. The Administrator shall determine the Eligible Employee's Compensation and its determination shall be binding and conclusive on all persons.

     2.7 "Company" means C B & T, Inc. and its U.S. subsidiaries or any successor thereto, which elects to continue the Plan.

     2.8 "Effective Date of a Change of Control" means the effective date of a Change of Control, as defined in Section 2.5.

     2.9 "Eligible Employee" means an individual who the Administrator determines to be qualified as an Eligible Employee under the terms and conditions specified in Article III of the Plan as it shall be amended from time to time. Only Eligible Employees who satisfy all applicable terms and conditions of the Plan may receive Severance Benefits.

     2.10 "Executive Officer" means an individual who is a senior vice president or above as of October 31, 1997.

     2.11 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.12 "Independent Contractor" means an individual contracted for a specific assignment that is of specific duration. A verbal or written contract may be in effect.

     2.13 "Monthly Rate of Pay" means an Eligible Employee's Compensation calculated on a monthly basis.

     2.14 "Part-time Employee" means a person whose work week is regularly scheduled to be less than thirty hours a week.

     2.15 "Plan" means the C B & T, Inc. Employee Severance Pay Plan as set forth herein, together with any amendments and attachments hereto as shall be adopted from time to time.

     2.16 "Plan Year" means the twelve-month period that begins on each January 1, and ends on the following December 31.

     2.17 "Purchaser" means the survivor of any merger, the resulting company of any consolidation, or the purchaser of stock or assets in a Change in Control as defined in Section 2.5.

     2.18 "Regular Employee" means an individual who (a) was hired by the Company to perform services as a regular common law employee (whose employment is not the subject of any type of collective bargaining agreement) on a full-time basis in a position that the Company expected to be continuous in nature and who was an employee of the Company on October 31, 1997, (b) who was continuously employed by the Company from October 31, 1997 until his Termination Date; (c) who was performing services on a full-time basis as a regular common law employee of the Company or a Purchaser of the Company on his Termination Date provided that the Termination Date occurs no later than six (6) months following the Effective Date of a Change of Control, and (d) who is not a director of the Company or a Purchaser.

     2.19 "Severance Benefits" means the benefits provided under the terms and conditions specified in Article IV of the Plan.

     2.20 "Termination Date" means the date upon which the Company or the Purchaser designates as the effective date of the Eligible Employee's termination of employment where such termination of employment with the Company occurs on or after the Effective Date of a Change of Control.

     2.21 "Termination for Cause" means an involuntary termination of employment based upon an Employee's commission of any of the following:

          (a) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;

          (b)  intentional damage to property of the Company;

          (c) intentional wrongful disclosure of trade secrets or confidential information of the Company;

          (d) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order;

          (e)  intentional   breach  of  fiduciary  duty  owed  to  the  Company
               involving personal profit; or

          (f)  gross misconduct.

     2.22 "Termination Upon Natural Disaster" means an involuntary termination of employment which is caused by the occurrence of a natural disaster outside of the direct control of the Company (i.e. earthquake, fire, flood, explosion, bombing, picketing or strike).

     2.23 "Temporary Employee" means a person contracted through a temporary service company, agency, employee leasing company, staffing company, or a person individually who supplements the work force temporarily, to perform services as a temporary employee, or is otherwise hired to perform services for the Company and is not classified on the Company's books as a regular common law employee of the Company.

     2.24 "Years of Service" means the number of complete consecutive 12 month periods of time for which an Eligible Employee has been on the Company payroll from his last date of hire to his Termination Date.

     2.25 "Weekly Rate of Pay" means an Eligible Employee's Compensation calculated on a weekly basis.

                        ARTICLE III - ELIGIBLE EMPLOYEES

     An individual will qualify as an Eligible Employee only if the individual satisfies each of the following conditions:

          (a) The individual was employed by the Company or the Purchaser as a Regular Employee of the Company or the Purchaser on the date the Company or the Purchaser notified the individual that it was involuntarily terminating his employment;

          (b) The individual was involuntarily terminated from employment with the Company on or within six (6) months after the Effective Date of a Change of Control, but not later than October 31, 1999, and for a reason other than: (i) a Termination for Cause; (ii) Termination Upon Natural Disaster; (iii) termination of employment with the Company where the individual is immediately transferred to an Affiliate Company of the Company or the Purchaser to a similar or equivalent position with no decrease in base pay; (iv) termination due to the sale of the Company where the individual is immediately hired by the Purchaser to a similar or equivalent position with no decrease in base pay;

          (c) Prior to the date that the Company notified the individual of his employment termination the individual did not: (1) voluntarily terminate employment or notify the Company of his intent or election to terminate employment at some future date by resignation (either voluntarily or in lieu of Termination for Cause), failure to appear for work, or retirement; or (2) terminate employment upon the expiration of disability leave;

          (d) The Employee is either (a) an Officer of the Company as of October 31, 1997, or (b) a Regular Employee with at least 5 Years of Service for the Company as of October 31, 1997.

          (e) The Administrator determines that the individual satisfies all other conditions under the Plan required to qualify as an Eligible Employee and that the individual is not otherwise disqualified or excluded from eligibility under the terms of the Plan.

If an individual does not meet these conditions and all other requirements of the Plan, he will not be entitled to any Severance Benefits under this Plan. Casual Employees, Independent Contractors, Part-Time Employees and Temporary Employees are not Regular Employees. This means that, except as provided in IX(a), Independent Contractors, Temporary Employees, and Part-Time Employees are not eligible for Severance Benefits.

                         ARTICLE IV - SEVERANCE BENEFITS

     4.1 Requirements for Severance Benefits. The Plan shall pay Severance Benefits in accordance with this Article IV only to Eligible Employees.

     4.2 Amount of Severance Benefits. The amount of Severance Benefits will be determined in accordance with this Paragraph.

          (a) Non-Officer Employees. The amount of the Severance Benefits for Eligible Employees who are not officers of the Company as of October 31, 1997, will equal the product of (a) the Weekly Rate of Pay of the Eligible Employee on his Termination Date, multiplied by (b) the Year of Service for the Eligible Employee, up to a maximum Severance Benefit of 10 weeks.

          (b) Non-Executive Officers. The amount of the Severance Benefits for Eligible Employees who are officers of the Company, but who are not Executive Officers of the Company, will be one month severance pay (according to the Monthly Rate of Pay of the Employee) for each $10,000.00 of the officer's Annual Rate of Pay as of the Termination Date with a minimum Severance Benefit of three times the officer's Monthly Rate of Pay.

          (c) Executive Officers. The amount of Severance Benefits for Executive Officers of the Company (other than the Chief Executive Officer) shall be equal to the Annual Rate of Pay of the Eligible Employee as of his Termination Date.

          (d) Chief Executive Officer. The Chief Executive Officer is not an Eligible Employee under this Plan.

                    ARTICLE V - PAYMENT OF SEVERANCE BENEFITS

     Any Severance Benefits payable under the Plan shall be paid as specified in this Article V of the Plan or in accordance with such other uniform nondiscriminatory rules as the Administrator, in its exclusive discretion, deems appropriate.

     5.1 Severance Benefits. The Plan will automatically pay the Severance Benefits, if any, payable to an Eligible Employee on or before the next regularly scheduled payroll date after the Termination Date of the Eligible Employee. Severance Benefits shall be paid in a single lump sum cash payment.

     5.2 Processing of Severance Payments. Except as required otherwise by state or local law, all Severance Benefits shall be processed and paid on the Company's regular payroll dates.

     5.3 Deductions From Severance Benefits. The following items will be deducted from any Severance Benefits payable under this Plan:

          (a)  All required Federal, state and local taxes;

          (b) To the extent permitted by law, any amounts owed to the Company by an Eligible Employee;

          (c) Any compensation or other payments that the Eligible Employee receives (or may be entitled to receive) on termination of employment pursuant to any rights or entitlement that the Eligible Employee possesses or asserts pursuant to a written or oral employment agreement with the Company or any successor thereto, regardless of whether the term of such agreement is expired or unexpired as of the Eligible Employee's Termination Date; and

          (d) Any compensation or other payments that the Eligible Employee receives (or may be entitled to receive) on termination of employment pursuant to any rights under any severance plan of Purchaser.

     By acceptance of any Severance Benefits from the Plan the Eligible Employee shall be deemed to have agreed to adhere to all terms of the Plan. The Eligible Employee also shall be deemed to agree that the Eligible Employee will repay any Severance Benefits that the Administrator determines he has received from the Plan in excess of the amount provided under the Plan.

     5.4 Severance Benefits Are Not Compensation for Other Benefits. Severance Benefits are not considered as covered compensation for benefit plan purposes. The number of weeks of Severance Benefits provided to an Eligible Employee shall not be considered in calculating the Eligible Employee's entitlement, if any, to vacation, sick leave, bonus, incentive compensation, retirement or other benefits except as is specifically provided in the Company's other employee benefit plans. In addition, except as required by law, all employee benefits cease as of the Eligible Employee's Termination Date.

     5.5 Payment after Death. If an Eligible Employee dies before Severance Benefits have been paid in full, the remaining Severance Benefits will be paid to the Participant's estate. The Plan shall be discharged fully and completely to the extent of any payment made to any such estate.

     5.6 Release. The Administrator, in his sole and absolute discretion, may require an Eligible Employee to sign a Release, in a form prescribed by the Company, that releases all claims that the Eligible Employee may have, whether known or unknown, arising out of or related to his employment with the Company or the Purchaser, including claims arising out of Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, and any and all State and Federal statutes concerning employment. In the event that an Eligible Employee does not execute such a Release within forty-five days of receipt of such Release, the Administrator shall not pay any Severance Benefits to the otherwise Eligible Employee; further, the Administrator shall withhold any Severance Benefits until such Release has been executed and until any revocation period for the Release has expired.

                    ARTICLE VI - CLAIMS AND APPEAL PROCEDURES

     Severance Benefits payable under this Plan shall be paid automatically on or before the next regularly scheduled payroll date after the period in paragraph 5.6 has expired. In the event an employee fails to receive a Severance Benefit to which he believes he is entitled, he must make a claim for Severance Benefits in writing to the Administrator describing the claim and asking the Administrator to rule on the claim's validity under the terms of the Plan. With respect to any claim for the requested Severance Benefits, the Administrator will then issue a decision on whether the claim is denied or granted within 90 days after receiving the claim, unless special circumstances require an extension of time for processing the claim, in which case a decision will be rendered not later than 180 days after receipt of the claim. Written notice of the extension will be furnished to the employee prior to the expiration of the initial 90 day period and will indicate the special circumstances requiring an extension of time for processing the claim and will indicate the date the Administrator expects to render its decision. If the claim is denied in whole or in part, the decision in writing by the Administrator must include the specific reasons for the denial and reference to the Plan provisions on which the denial is based. The decision must also include a description of any additional information which the employee needs to submit in order to refile the claim, along with an explanation of why such additional information is necessary and how the procedure for reviewing claims works. If the notice of denial is not furnished in accordance with the above procedure, the claim shall be deemed denied and the employee is permitted to proceed with the review procedure.

     If his claim is denied in whole or in part, an employee may appeal in writing a denial of the claim, in part or in whole, and request a review by the Administrator. The appeal must be submitted within 60 days after notice of the denial of the claim. The employee may request in writing to review copies of pertinent Plan documents in connection with the appeal. The Administrator will review the appeal and notify the employee of the final decision within 60 days after receiving the request for review (unless the Administrator requires an extension due to special circumstances, in which case the final decision will be made within 120 days after the Administrator receives the request for review). The notice of the final decision must include the specific reasons for the decision and specific references to the pertinent Plan provisions on which the Administrator's decision is based. If the employee is dissatisfied with the Administrator's review decision, the employee has the right to file suit.

     A deceased employee's beneficiary should follow the same claims procedure in the event of the employee's death.

                        ARTICLE VII - PLAN ADMINISTRATION

     7.1 In General. The general administration of the Plan and the duty to carry out its provisions shall be vested in the Administrator, which shall be the named fiduciary of the Plan for purposes of ERISA. The Plan and Severance Benefits under the Plan shall be administered by the Administrator appointed from time to time by the Company. The Administrator may, in its discretion, secure the services of other parties, including agents and/or employees to carry out the day-to-day functions necessary to an efficient operation of the Plan. The Administrator shall have the exclusive right to interpret the terms of the Plan, to determine eligibility for coverage and benefits, and to make such other determinations and to exercise such other powers and responsibilities as shall be provided for in the Plan or shall be necessary or helpful with respect thereto and its good faith interpretation shall be binding and conclusive upon all persons.

     7.2 Reimbursement and Compensation. The Administrator shall receive no compensation for its services as Administrator, but it shall be entitled to reimbursement for all sums reasonably and necessarily expended by it in the performance of such duties.

     7.3 Rulemaking Powers. The Administrator shall have the power to make reasonable rules and regulations required in the administration of the Plan, to make all determinations necessary for the Plan's administration, except those determinations which the Plan requires others to make, and to construe and interpret the Plan wherever necessary to carry out its intent and purpose and to facilitate its administration. The Administrator and the Company, with respect to all duties assigned to such entities hereunder, shall have the exclusive right to interpret the terms of the Plan and determine eligibility for coverage and benefits under the Plan and its good faith interpretation shall be binding and conclusive on all persons. In the exercise of such discretionary powers, the Administrator shall treat all similarly-situated Eligible Employees uniformly and equitably under the Plan. No action may be brought for benefits under the Plan until a claim has been submitted and the appeal rights under the Plan have been exhausted.

                    ARTICLE VIII - AMENDMENT AND TERMINATION

     This Plan will terminate automatically, and without any action by the Board of Directors of the Company or the Administrator, if there has been no Change of Control of the Company by October 31, 1999. After October 31, 1999, the Company, acting through its Chief Executive Officer or such other person or committee appointed by its Board of Directors, reserves the right to amend or terminate the Plan at any time, without the consent of any person or entity. Such amendment or termination shall not affect benefits to which an Eligible Employee who has already been terminated may be entitled to under the Plan prior to such amendments or termination.

                     ARTICLE IX - MISCELLANEOUS INFORMATION

     9.1 Limitation of Rights. Neither the establishment of the Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Eligible Employee, or other person any legal or equitable right against the Company or any person acting on behalf of the Company, except as expressly provided herein. Likewise, nothing appearing in or done pursuant to the Plan shall be held or construed to create a contract of employment with any Eligible Employee, to obligate the Company to continue the service of the Eligible Employee or to affect or modify his or her terms of employment in any way.

     9.2 Governing Law. The provisions of the Plan shall be construed, enforced and administered according to ERISA and any otherwise applicable Federal law and, to the extent not preempted by Federal law, the laws of the State of Tennessee.

     9.3 Severability. If any provision of the Plan is held invalid or unenforceable, its validity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

     9.4 Captions. The captions contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan, nor in any way shall affect the Plan or the construction of any provision thereof.

     9.5 Gender and Numbers. A pronoun or adjective in the masculine or feminine gender include both genders, and the singular includes the plural, and vice versa, unless the context clearly indicates otherwise.

     9.6 Spendthrift Provision. No benefit, right or interest of any person hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process or be liable for, or subject to, the debts, liabilities or other obligations of such persons, except as otherwise required by law.

     9.7 Mistaken Payments. Any amounts paid to a Eligible Employee or other person in excess of the amount to which he is entitled hereunder shall be repaid by the Eligible Employee or other person promptly following receipt by the Eligible Employee or other person of a notice of such excess payments. In the event such repayment is not made by the Eligible Employee or other person, such repayment shall be made, at the discretion of the Administrator, either by reducing or suspending future payments hereunder to the Eligible Employee or other person, or by requiring an assignment of a portion of the Eligible Employee or other person's earnings, until the amount of such excess payments are recovered by the Administrator.

     9.8 Information Requested. Eligible Employee or other persons shall provide the Company, the Administrator, and their authorized representatives with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.

                                      C B & T, Inc.


                                      By:    /s/ Jeffrey A. Golden
                                             -----------------------------------
                                             Its: Chairman, President & CEO

                       Attachment ___ to the C B & T, Inc.
                           Employee Severance Pay Plan

                                  C B & T, Inc.
                           EMPLOYEE SEVERANCE PAY PLAN
                                   CLAIM FORM

Name of Plan: C B & T, Inc. Employee Severance Pay Plan


                        THIS CLAIM FORM MUST BE RETURNED
           WITHIN THIRTY (30) WORKING DAYS OF YOUR DATE OF TERMINATION

     As explained in the C B & T, Inc., Employee Severance Pay Plan and Summary Plan Description, you may make a claim for Severance Benefits by completing and signing this form. If you apply for Severance Benefits and the Administrator determines that you otherwise satisfy the requirements to qualify for those benefits and approves your application, you will receive Severance Benefits pursuant to the terms of the C B & T, Inc. Severance Pay Plan. To make a claim for Severance Benefits, return the completed form to the Administrator, c/o Human Resources Department of C B & T, Inc., 101 E. Main Street, McMinnville, TN 37110, within thirty (30) days of your Termination Date.

     I have read the C B & T, Inc. Employee Severance Pay Plan Summary Plan Description, and I understand my rights under it. I understand that my claim for Severance Benefits under the Plan will be reviewed by the Administrator and that approval of my application for Severance Benefits will be granted or denied based on the terms of the C B & T, Inc. Employee Severance Pay Plan.

                  Your signature:
                                   ----------------------------
                  Your Printed Name:
                                   ----------------------------
                  Date:
                                   ----------------------------
                  Address:
                                   ----------------------------
                  Telephone:
                                   ----------------------------
--------------------------------------------------------------------------------
Received by Administrator:_________________________Date:__________Time:_________

Severance Claim, check only ONE:_____________Approved _____________Disapproved

By:
   --------------------------
      Manager Human Resources

Severance Date:
               ----------------------

Reason for Disapproval (if applicable):
                                        --------------------------------------

                                                                      EXHIBIT 21








                                   CB&T, INC.
                         SUBSIDIARIES OF THE REGISTRANT


Legal Name of Subsidiary
Principal Trade Name(s) Used              State of Organization        Type of Entity           Percentage Owned
----------------------------              ---------------------        --------------           ----------------

City Bank & Trust Company                       Tennessee               Corporation                   100%
   City Bank & Trust

CBT Realty, Inc.                                Tennessee               Corporation                   100%
   CBT Realty

CBT Insurance, Inc.                             Tennessee               Corporation                   100%
   CBT Insurance



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-Q

[X]                QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended     March 31, 1998
                              ---------------------------------

[ ]                TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

For the transaction period from _______________ to ____________________

Commission file number          0-10669
                      ----------------------------------------------------------
                                   CB&T, Inc.
     ---------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Tennessee                                       62-1121054
-----------------------------------------------       --------------------------
(State or other jurisdiction of incorporation            (I.R.S. Employer
            or organization)                            Identification No.)

                  101 East Main Street, McMinnville, Tennessee
             ------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)
                                      37110
           ----------------------------------------------------------
              (Registrant's telephone number, including area code)
                                 (931) 473-2148
           ----------------------------------------------------------

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  X      No
   -----      -----
                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of March 31, 1998: 264,113 shares of common stock, par value $2.50.

                         This filing contains 12 pages.

                    C B & T, INC. AND WHOLLY-OWNED SUBSIDIARY
                    -----------------------------------------

                                      INDEX

PART I.       FINANCIAL INFORMATION                                                                           PAGE
                                                                                                              ----
         Item 1.  Financial Statements..............................................................           3

              Consolidated Balance Sheets for the periods ended
                  March 31, 1998 and December 31, 1997
                  (Unaudited).......................................................................           3

              Consolidated Statements of Income for the three
                  (3) month period and year-to-date ended March 31, 1998 and
                  1997, respectively
                  (Unaudited).......................................................................           4

              Consolidated Statements of Cash Flows for the year-to-date ended
                  March 31, 1998 and 1997, respectively
                  (Unaudited) ......................................................................           5

              Management's Statement ...............................................................           6

         Item 2.  Management's Discussion and Analysis of Financial
                  Condition and Results of Operations...............................................           7

PART II.      OTHER INFORMATION ....................................................................          11

              Signatures............................................................................          12

                          PART I. FINANCIAL INFORMATION

Item 1.  Financial Statements

                    C B & T, INC. AND WHOLLY-OWNED SUBSIDIARY
                          McMinnville, Tennessee 37110
                           CONSOLIDATED BALANCE SHEETS

                                                                            March 31,       December 31,
                                                                              1998              1997
                                                                          -------------    --------------
                                                                               (Dollars in Thousands)
ASSETS
Cash and due from banks ..................................................   $   8,421            8,456
Federal funds sold .......................................................       6,000
Investment securities (amortized cost
   $102,499 and $103,695, respectively) ..................................     104,066          105,404
Loans, net of unearned income and allowance for possible credit losses ...     143,916          145,335
Interest receivable ......................................................       3,222            3,160
Bank premises and equipment,
   less allowances for depreciation ......................................       2,099            2,061
Other assets .............................................................       4,069            4,070
                                                                             ---------         --------
                  TOTAL ASSETS ...........................................   $ 271,793          268,486
                                                                             =========         ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
      Non-interest bearing ...............................................   $  29,126           28,207
      Interest-bearing deposits (other than time) ........................      73,668           71,081

      Time deposits less than $100M ......................................      88,386           88,468
      Time deposits of $100M or more .....................................      33,760           31,387
                                                                             ---------         --------
                  TOTAL DEPOSITS .........................................   $ 224,940          219,143
Accounts payable and accrued liabilities .................................       3,428            3,397
FHLB borrowings ..........................................................       6,585            6,787
Federal funds purchased/repurchase agreements ............................       2,408            4,273
                                                                             ---------         --------
                  TOTAL LIABILITIES ......................................   $ 237,361          233,600



SHAREHOLDERS' EQUITY:
Common Stock of 2.50 par value:  Authorized 1,000,000 shrs,
   issued 331,814 shrs including 67,701 and 67,701 Treasury shrs in
   March '98 and December '97, respectively ..............................   $     830              830
Surplus ..................................................................       5,000            5,000
Retained earnings ........................................................      33,101           33,467
Less cost of treasury shares .............................................      (5,471)          (5,471)
Net unrealized gains (losses) on available for sale securities, net of tax         972            1,060
                                                                             ---------         --------
                  TOTAL SHAREHOLDERS' EQUITY .............................   $  34,432           34,886
                                                                             ---------         --------
                  TOTAL LIABILITIES AND SHAREHOLDERS'
                          EQUITY .........................................   $ 271,793          268,486
                                                                             =========         ========

                    C B & T, INC. AND WHOLLY-OWNED SUBSIDIARY
                          McMinnville, Tennessee 37110
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                             Fiscal Year-to-date
                                                    Three Months Ended        Three Months Ended
                                                         March 31                 March 31
                                                   --------------------    ----------------------

                                                      1998        1997         1998        1997
                                                      ----        ----         ----        ----
INTEREST INCOME:
Interest and fees on loans ....................   $   3,461       3,432    $   3,461       3,432
Interest on investment securities:
      Taxable income ..........................       1,098       1,160        1,098       1,160
      Tax-exempt income .......................         458         388          458         388
Other interest income .........................          37          32           37          32
                                                  ---------    --------    ---------    --------
                  TOTAL INTEREST INCOME           $   5,054       5,012        5,054       5,012



INTEREST EXPENSE:
Interest on deposits other than time ..........   $     513         502          513         502
Time deposits less than $100M .................       1,164       1,194        1,164       1,194
Time deposits of $100M or more ................         444         421          444         421
Interest on FHLB borrowings ...................         102         111          102         111
Interest on federal funds purchased/ repurchase
  agreements ..................................          32          17           32          17
                                                  ---------    --------    ---------    --------
                   TOTAL INTEREST EXPENSE         $   2,255       2,245        2,255       2,245
                                                  ---------    --------    ---------    --------
                   TOTAL NET INTEREST
                        INCOME                    $   2,799       2,767        2,799       2,767
PROVISION FOR POSSIBLE
     CREDIT LOSSES ............................        (102)       (140)        (102)       (140)
                                                  ---------    --------    ---------    --------

                   NET INTEREST INCOME
                      AFTER PROVISION FOR
                      POSSIBLE CREDIT LOSSES      $   2,697       2,627        2,697       2,627


OTHER INCOME:
      Service charges on deposit accounts .....   $     290         295          290         295
      Other service charges, commissions
         and fees .............................         119          53          119          53
      Net realized gains (losses) on investment
         securities ...........................          29          12           29          12
      Other income ............................          19          85           19          85
                                                  ---------    --------    ---------    --------
                   TOTAL OTHER INCOME             $     457         445          457         445


OTHER EXPENSES:
Salaries and employee benefits ................   $   1,045         800        1,045         800
Net occupancy expense .........................          84          87           84          87
Furniture and equipment expense ...............         193         209          193         209
FDIC Assessment ...............................          13           6           13           6
Other .........................................         461         405          461         405
                                                  ---------    --------    ---------    --------

                   TOTAL OTHER EXPENSES           $   1,796       1,507        1,796       1,507
                                                  ---------    --------    ---------    --------

                   INCOME BEFORE
                       INCOME TAXES ...........   $   1,358       1,565        1,358       1,565
Income taxes ..................................        (403)       (486)        (403)       (486)
                                                  ---------    --------    ---------    --------
                   NET INCOME                     $     955       1,079          955       1,079
                                                  =========    ========    =========    ========
Common shares outstanding ended March 31 ......     264,113     264,507      264,113     264,507
Net income per share of common stock ..........   $    3.61        4.08         3.61        4.08
Dividends per share of common stock ...........   $    5.00        5.00         5.00        5.00

                    C B & T, INC. AND WHOLLY-OWNED SUBSIDIARY
                          MCMINNVILLE, TENNESSEE 37110
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     For the Period Ended
                                                                                           March 31
                                                                                    ---------------------
                                                                                       1998        1997
                                                                                       ----        ----
                                                                                    (Dollars in thousands)
Operating activities:
       Net income ...............................................................   $    955      1,079
       Adjustments to reconcile net income to net cash
          provided by operating activities:
            Provision for possible credit losses ................................        102        140
            Provision for depreciation and amortization .........................        122        133
            Decrease (increase) in interest receivable ..........................        (62)      (229)
            Decrease (increase) in other assets .................................          1       (378)
       Increase (decrease) in accounts payable and accrued liabilities ..........         31       (112)
                                                                                    --------    -------
                   NET CASH PROVIDED BY OPERATING ACTIVITIES                        $  1,149        633


Investing activities:
       Purchases of investment securities .......................................   $(13,431)    (9,964)
       Proceeds from sales of investment securities .............................      8,514      4,970
       Proceeds from maturities, calls and principal collections
          of investment securities ..............................................      6,112      7,678
       Net decrease (increase) in unrealized gains on investment securities .....        143        513
       Net decrease (increase) in loans .........................................      1,317     (2,066)
       Purchase of premises and equipment .......................................       (160)       (45)
                                                                                    --------    -------
                  NET CASH USED BY INVESTING ACTIVITIES                             $  2,495      1,086


Financing activities:
       Net increase (decrease) in noninterest-bearing and
          interest-bearing deposits .............................................   $  5,797      3,712
       Net increase in federal funds sold .......................................     (6,000)
       Net increase (decrease) in federal funds purchased/
          repurchase agreements .................................................     (1,865)       758
       Cash dividends ...........................................................     (1,321)    (1,323)
       Purchase of Treasury Stock ...............................................                    (9)
       Net increase (decrease) in FHLB borrowings ...............................       (202)       181
       Increase (decrease) in after-tax unrealized gains on securities ..........        (88)      (318)
                                                                                    --------    -------

                  NET CASH PROVIDED BY FINANCING ACTIVITIES                         $ (3,679)     3,001
                                                                                    --------    -------
                  DECREASE IN CASH AND CASH EQUIVALENTS                             $    (35)     4,720
                   CASH AND CASH EQUIVALENTS AT BEGINNING
                      OF YEAR                                                          8,456      8,196
                                                                                    --------    -------
                    CASH AND CASH EQUIVALENTS AT END OF QUARTER                     $  8,421     12,916
                                                                                    ========    =======

The unaudited consolidated financial statements have been prepared on a consistent basis and in accordance with the instructions to Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation have been included. These adjustments were normal reoccurring adjustments with the exception of $284 thousand in charges related to the proposed merger of CB&T with Union Planters Corporation, which were accrued or paid and charged against 1998 earnings. For further information, refer to the consolidated financial statements and footnotes included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

At March 31, 1998, average total assets were $268.6 million compared to $260.7 million at March 31, 1997 and $267.3 million at December 31, 1997. Average earning assets at the period ended March 31, 1998 totaled $254.7 million as compared to $244.2 million at March 31, 1997 and $250.5 million at December 31, 1997, respectively. The following discussion examines the significant factors relative to changes in the Corporation's balance sheets.

SECURITIES
The investment portfolio is comprised of U.S. Treasury and other U.S. Government agency-backed securities, collateralized mortgage-backed securities, tax-exempt obligations of states and political subdivisions and certain other investments. The quality of obligations of states and political subdivisions will be BAA, A, AA, or AAA, the majority of which is AA or AAA, as rated by a nationally recognized service. As a matter of policy, in support of the local service area, certain unrated bonds of local municipalities may be purchased provided they are of reasonable credit risk.

As of December 31, 1995, all investment securities were classified as available-for-sale. Management classified all securities as available-for-sale so that securities may be sold prior to their maturity for purposes of bank asset allocations, rate sensitivity or liquidity and, hence, tend to be more liquid.

The Corporation's average debt securities portfolio at March 31, 1998 was $103.2 million which was an increase from average investments of $98.5 million at March 31, 1997 and $101.9 million at December 31, 1997. At March 31, 1998, the liquidity portion of the current portfolio, fixed rate debt securities maturing in one year or less, totaled $7.9 million or 7.7% of total debt securities and is an integral part of asset/liability management. In addition, floating rate securities with a repricing frequency of one year or less totaled $3.9 million or 3.8% of total debt securities. At March 31, 1997, fixed rate securities maturing in one year or less totaled $19.3 million and floating rate debt securities with a repricing frequency of one year or less totaled $5.5 million.

LOANS
The Corporation's average loan portfolio totaled $145.5 million at March 31, 1998 which was an increase over the corresponding period in 1997 with average loans of $143.2 million and $144.6 million at March 31, 1997 and December 31, 1997, respectively. Average loan growth reflected an increase of $2.3 million or 1.6% over March 31, 1997 and $0.9 million or 0.7% over December 31, 1997. The increase in the loan portfolio was attributed primarily to the growth in real estate mortgage lending which increased $2.2 million or 2.8% over the period ended March 31, 1997 and $.8 million or 1.0% over December 31, 1997. There was no commercial paper included in the loan portfolio at the end of the current reporting period.

Effective January 1, 1995, the Corporation and the Bank adopted Statement of Financial Accounting Standards No. 114 (as amended by No 118), "Accounting by Creditors for Impairment of a Loan." SFAS 114 established the accounting by creditors for impairment of a loan by specifying how allowances for possible loan losses related to certain loans should be determined. This Statement also addresses the accounting by creditors for certain loans that are restructured in a troubled debt restructuring. A loan is considered impaired when it is probable that an institution will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Management evaluates smaller balance homogeneous loans collectively for impairment. Loans collateralized by one-to-four family residential properties, consumer installment loans and credit card loans are considered smaller-balance homogeneous loans.

Loans that are ninety days past-due, loans on non-accrual status, loans that are restructured in a troubled debt restructuring, and loans that are included on the Bank's problem loan list are evaluated for impairment. A loan on non-accrual status is a loan on which interest accruals are discontinued. Interest accruals are discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that it is not reasonable to expect that such interest will be collected. Interest income is subsequently recognized only to the extent of the excess of cash payments received over the principal balance due.

When a loan is impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. For collateral dependent loans, impairment is measured based on a loan's observable market price or the fair value of the collateral. The entire change in the net carrying amount is reported as an adjustment to the provision for possible loan losses, but in no event are changes in the net present value used to justify having a loan on the Bank's books at a value that exceeds its recorded investment. Estimated losses from impaired loans are included in the Bank's allowance for possible loan losses. Impaired loans are charged-off once management has exhausted all efforts to collect the loan.

Inherent in the business of providing financial services is the risk involved in extending credit. Management believes the objective of a sound credit policy is to extend quality loans to customers while reducing risk affecting shareholders' and depositors' investments. Risk reduction is achieved through diversity of the loan portfolio as to type, borrower, and industry concentration as well as sound credit policy guidelines and procedures.

Total impaired loans at March 31, 1998 were $1.4 million compared to $.03 million at March 31, 1997 and $1.4 million at December 31, 1997. The ratio of impaired loans to the allowance for loan losses at March 31, 1998 was 73.6% compared to 1.63% and 73.4% at March 31 and December 31, 1997, respectively. Total impaired loans as a percentage of total loans were 1.0% at March 31, 1998, compared to .02% at March 31, 1997 and 1.0% at December 31, 1997.

OTHER EARNING ASSETS
At the reporting period ended March 31, 1998, average federal funds sold totaled $2.8 million compared to $2.4 million and $3.9 million at March 31, 1997 and December 31, 1997, respectively, which equates to $.4 million more than at March 31, 1997 and $1.1 million less than at December 31, 1997, respectively.

DEPOSITS
The Corporation's major source of investable funds is core deposits from retail and business customers. Core deposits consist of interest-bearing and noninterest-bearing deposits, including certificates of deposit over $100,000. Average interest-bearing core deposits, comprised of interest-bearing checking accounts, savings, certificates of deposit, money market and other time accounts, increased $3 million or 1.6% over March 31, 1997 and increased $.4 million or 0.2% over December 31, 1997. Average demand deposits (noninterest-bearing core deposits) increased $.6 million or 2.3% over March 31, 1997 and decreased $.7 million or 2.6% from December 31, 1997. These deposits represent approximately 11.8%, 11.7% and 12.1% of average core deposits at March 31, 1998 and 1997 and December 31, 1997, respectively.

CAPITAL
The capital growth rate, exclusive of unrealized net gains or losses on securities, increased $2,120 thousand or 6.8% over March 31, 1997 and decreased $366 thousand or 1.1% over December 31, 1997. For the period ended March, 1998, the Corporation had an equity capital to assets ratio of 12.7% compared to 11.7% for March 31, 1997 and 12.0% for December 1997. Regulatory risk-adjusted capital adequacy standards were revised in 1993. Under risk- adjusted capital requirements, total capital consists of Tier 1 capital which is essentially Common Shareholders' equity less tangible assets, and Tier 2 capital which consists of certain types of preferred stock, subordinated debt, and allowance for possible credit losses not to exceed 1.25% of risk-adjusted assets. The capital ratio is then computed by dividing the sum of Tier 1 and Tier 2 capital by the total of risk-adjusted assets including converted off- balance-sheet risks. The minimum requirement for Tier 1 capital is 4% and total capital (Tier 1 plus Tier 2) is 8%. The Corporation's Tier 1 capital ratio was 22.6% and total capital was 23.9% at March 31, 1998 compared to 20.9% and 22.2% at March 31, 1997 and 22.5% and 23.8% at December 31, 1997. These ratios substantially exceed the Federal Reserve Board's capital guidelines for a "well-capitalized" institution, which are 6% for Tier 1 and 10% for total capital. It is management's intent to maintain a level of capitalization that allows the flexibility to take advantage of opportunities that may arise in the future.

The formation of two nonbank subsidiaries resulted in the July, 1996 business opening of CBT Insurance, Inc. and CBT Realty, Inc. Both subsidiaries are wholly owned by CB&T, Inc. with an initial investment in each of $1,000 to purchase one hundred percent (100%) of the stock issued by each of the newly formed subsidiaries.

The principal activity of CBT Insurance, Inc. is insurance sales. CBT Realty, Inc. was formed to engage in the holding and disposing of real estate acquired through foreclosure, however, through March 1998, there has been no activity in CBT Realty, Inc. The Corporation has entered into an Agreement and Plan of Merger with Union Planters Corporation ("UPC"), and Union Planters Holding Corporation, a wholly owned subsidiary of UPC ("UP Holding"), pursuant to which the Corporation will merge with and into UP Holding, with UP Holding being the surviving corporation (the "Merger"). If the Merger is approved, CBT Realty Inc. will be dissolved prior to consummation of the Merger.

MATERIAL CHANGES IN RESULTS OF OPERATION

Year-to-date 1998, interest from investment securities increased by $8 thousand or 0.5% from the corresponding 1997 period. This increase in investment income is attributable to the higher yields resulting from the increase in agency mortgage-back securities in the portfolio.

At year-to-date March 31, 1998, there were net realized gains (losses) on the sales of securities of $29 thousand compared to $12 thousand at March 31, 1997. At March 31, 1998 net unrealized gains in securities totaled $1.6 million and categorically were; Treasuries - $.1 million, Agencies - $.2 million, Municipals -$1.2 million and other investments - $.1 million. For the corresponding period in 1997, net unrealized gains totaled $.5 million and categorically were; Treasuries - $.1 million, Agencies - $(.2) million and Municipals - $.6 million.

The Corporation's interest from loans for the period ended March 31, 1998, increased $29 thousand or 0.8% over the same period in 1997. This increase in loan interest income is primarily a result of the increase in the volume of loans outstanding.

Interest income on federal funds sold increased $5 thousand or 15.6% through the first quarter of 1998 from the corresponding period in 1997.

Due to slightly declining rates on a higher volume of deposit accounts, interest expense on interest-bearing deposits increased over the March 1997 period by only $4 thousand or 0.2%. Interest expense for the 1998 reporting period on certificates of deposit of less than $100 thousand decreased by $30 thousand or 2.5% through the first quarter and interest on time certificates of $100 thousand or more increased by $23 thousand or 5.5%. Total interest expense on transaction accounts and savings deposits for the 1998 reporting period increased $11 thousand or 2.2% over the same 1997 reporting period. Interest expense on F.H.L.B. borrowings decreased $9 thousand or 8.1% from the same year-to-date period in 1997.

Non-interest income (excluding securities transaction) decreased $5 thousand or 1.2% for the year-to-date 1998 over the corresponding period in 1997.

Through March 31, 1998, non-interest expense increased by $289 thousand or 19.2%. This increase in non-interest expense in 1998 over the corresponding period in 1997 is the result of provision for charges of $284 thousand related to the proposed Merger which have been accrued or paid and charged against 1998 earnings.

Year-to-date 1998, provision for possible credit losses reflects an increase of $70 thousand or 2.7% over the corresponding period in 1997.

The net result of operations after federal income taxes for 1998 is a decrease of $124 thousand or 11.5% over same year-to-date period in 1997.

It is the opinion of management that during the current reporting period of March 1998, the effect of general inflation was relatively immaterial to the operation of the Corporation and the results thereof.

PROPOSED MERGER

      On January 6, 1998, the Corporation entered into the Merger Agreement which provides for the combination of the Corporation and UPC. The Merger is expected to be a tax free exchange of stock in which the Shareholders of the Corporation will be entitled to receive 5.488 shares of UPC common stock (subject to upward adjustment upon the occurrence of certain events set forth in the Merger Agreement) in exchange for each outstanding share of the Corporation's common stock. The Merger is subject to various conditions, including receipt of approval by the Shareholders of the Corporation and receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities.

         The description of the terms and conditions of the Merger Agreement and the Merger in this report are qualified in their entirety by reference to the Merger Agreement that has been filed as an exhibit to the Corporation's Form 8-K, which was filed with the Securities and Exchange Commission on January 21, 1998, and is hereby incorporated herein by reference.

                    C B & T, INC. AND WHOLLY-OWNED SUBSIDIARY

                           PART II. OTHER INFORMATION

Items 1.-5.       None applicable to the reporting period for the three (3)
                  months ended March 31, 1998.

Item 6.           Exhibits and Reports on Form 8-K.

                  (a) No exhibits were furnished in accordance with Item 601 of Regulation S-K for three (3) months ended March 31, 1998.

                  (b) The registrant filed a report on Form 8-K on January 21, 1998 to report that the registrant had entered into an Agreement and Plan of Merger with Union Planters Corporation and Union Planters Holding Corporation, a wholly-owned subsidiary of Union Planters Corporation, providing for the merger of the registrant with and into Union Planters Holding Corporation.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          C B & T, INC.

                                 By:      /s/ Jeffrey A. Golden
                                          --------------------------------------
                                          Jeffrey A. Golden, Chairman, President
                                          and Chief Executive Officer

                                 Date:    May 7, 1998


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Jeffrey A. Golden
-------------------------------------------
Jeffrey A. Golden, Chairman, President
and Chief Executive Officer

(Principal Executive and Financial Officer)

Date:  May 7, 1998

/s/ Jerry N. Brown
-------------------------------------------
Jerry N. Brown, Sr Vice-President
City Bank & Trust Company

(Chief Financial Officer)

Date:  May 7, 1998

                                                                      APPENDIX D

                              ALEX SHESHUNOFF & CO.
                               INVESTMENT BANKING






                                 January 6, 1998


Board of Directors
CB & T, Inc.
101 East Main Street
McMinnville, TN 37110

Members of the Board:

We understand that CB & T, Inc. McMinnville, Tennessee ("CB & T") and Union Planters Corporation, Memphis, Tennessee ("Union Planters") entered into a Plan of Merger and Merger Agreement (the "Agreement"), which provides, among other things, for the acquisition of all of the capital stock of CB & T by means of a merger of CB & T with and into Union Planters (the "Merger"). Pursuant to the Agreement, at the Effective Time, each share of CB & T Common Stock, issued and outstanding, except for Dissenting Shares, shall be converted into and exchanged for the right to receive $360.00 worth of Union Planters Common Stock determined using the average of the closing prices of such stock on the New York Stock Exchange for the ten trading days immediately preceding the date the Agreement is executed (the "Exchange Ratio"). Pursuant to the Union Planters Rights Agreement, each share of Union Planters Common Stock issued in connection with the Merger shall be accompanied by a Union Planters Right. The Exchange Ratio is subject to possible adjustment as provided for in the Agreement.

You requested our opinion, as to whether the Exchange Ratio is fair from a financial point of view to the holders of CB & T's Common Stock.

In connection with our opinion, we: (i.) reviewed a draft of the Agreement; (ii.) reviewed certain publicly available financial statements and other information of CB & T and Union Planters, respectively; (iii.) reviewed certain internal financial statements and other financial and operating data concerning CB & T provided to us by its management; (iv.) analyzed certain budget and financial projections of CB & T prepared by its management; (v.) analyzed certain publicly available financial analyses and projections of Union Planters provided by independent banking industry securities analysts; (vi.) reviewed the reported prices and share trading activity for Union

Board of Directors
CB & T, Inc.
January 6, 1998
Page 2


Planters Common Stock; (vii.) discussed the past and current operations, financial condition, and future prospects of CB & T with its executive management; (viii.) compared CB & T and Union Planters from a financial point of view with certain other banking companies that we deemed to be relevant; (ix.) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions nationally, in the Southeastern United States and in Tennessee, and; (x) performed such other analyses and reviews as we deem appropriate.

We assumed and relied upon, without independent verification, the accuracy and completeness of the information supplied or otherwise made available to us by CB & T and Union Planters for the purposes of this opinion. Where appropriate, we used information from publicly available sources that we believe to be reliable, however, we cannot guarantee the accuracy or completeness of such information. We are not experts in legal and tax matters which may impact the Merger, and have relied upon the opinion of CB & T's counsel and accountants with respect to such matters.

We did not make an independent evaluation of the assets or liabilities of CB & T, nor have we been furnished with any such appraisals. We did not perform an independent due diligence review of Union Planters but reviewed and relied upon publicly available information on Union Planters. With respect to budgets and financial forecasts, we assumed that they were reasonably prepared and reflect the best currently available estimates and judgments of management of CB & T, as to the future financial performance of CB & T, and we assumed such forecasts and projections will be realized in the amounts and at the times contemplated thereby. We have further assumed that in the course of obtaining the necessary regulatory and third party consents for the Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger or the transactions contemplated thereby, and that the Merger will be consummated in accordance with the terms of the Agreement, without any amendments to, and without any waiver by CB & T of, any of the material conditions to its obligations thereunder.

We are not experts in the evaluation of loan portfolios for the purpose of assessing the adequacy of the allowance for losses with respect thereto and assumed that such allowances for each of the companies are in the aggregate, adequate to cover such losses. In addition, we did not review any individual credit files or make an independent evaluation, appraisal or physical inspection of the assets or individual properties of CB & T or Union Planters, nor were we furnished with any such evaluations or appraisals.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We assumed that there are no material changes in CB & T's or Union Planters' assets, financial condition, results of

Board of Directors
CB & T, Inc.
January 6, 1998
Page 3

operations, business or prospects since the respective dates of their last financial statements reviewed by us, and that off-balance sheet activities of CB & T and Union Planters will not materially impact the future financial position or results of operation of CB & T and Union Planters. We assumed the Merger will be completed as set forth in the draft Agreement and that no material changes will be made or restrictions imposed by regulatory or other parties on the terms of the Agreement.

Our opinion is limited to the fairness, from a financial point of view, to the holders of CB & T's Common Stock of the Exchange Ratio and does not address CB & T's underlying business decision to undertake the Merger. Moreover, this letter, and the opinion expressed herein, do not constitute a recommendation to any shareholder as to any approval of the Merger or the Agreement. It is understood that this letter is for the information of the Board of Directors of CB & T and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by CB & T or Union Planters with the Securities and Exchange Commission with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to CB & T's common shareholders.

                                         Very truly yours,

                                         /S/ ALEX SHESHUNOFF & CO.
                                         INVESTMENT BANKING

                                         ALEX SHESHUNOFF & CO.
                                         INVESTMENT BANKING

                       [ALEX SHESHUNOFF & CO. LETTERHEAD]



May 27, 1998



Board of Directors
C B & T, Inc.
101 East Main Street
McMinnville, Tennessee  37110

Members of the Board:

You have requested a confirmation of our January 6, 1998 opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of CB&T, Inc. ("CBT"), of the consideration (the "Merger Consideration") to be received by such holders pursuant to the Agreement and Plan of the Merger dated as of January 6, 1998 (the "Merger Agreement"), which provides for the merger (the "Merger") of CBT with and into Union Planters Holding Corporation, a wholly-owned subsidiary of Union Planters Corporation ("UPC"). Pursuant to section 3.1 of the Merger Agreement, each shareholder of the outstanding common stock of CBT (the "CBT Common Stock") has a right to receive 5.488 shares of common stock of UPC (the "UPC Common Stock").

It is our opinion that no material changes have occurred to alter our January 6, 1998 opinion that the consideration to be received by CBT's shareholders is fair from a financial point of view. As such, we are of the opinion that the Merger Consideration is fair, from a financial point of view, to the holders of CBT common stock as of May 26, 1998.

                                         Respectfully submitted,

                                         /s/ ALEX SHESHUNOFF & CO.
                                             INVESTMENT BANKING

                                         ALEX SHESHUNOFF & CO.
                                             INVESTMENT BANKING

                                                                      APPENDIX E

                                   CHAPTER 23

                               DISSENTERS' RIGHTS

SECTION                                               SECTION

       PART 1--RIGHT TO DISSENT AND                   48-23-203.      Dissenters' notice.
       OBTAIN PAYMENT FOR SHARES                      48-23-204.      Duty to demand payment.
                                                      48-23-205.      Share restrictions.
48-23-101.      Definitions.                          48-23-206.      Payment.
48-23-102.      Right to dissent.                     48-23-207.      Failure to take action.
48-23-103.      Dissent by nominees and beneficial    48-23-208.      After-acquired shares.
                owners.                               48-23-209.      Procedure if shareholder dissatisfied
                                                                      with payment or offer.

       PART 2--PROCEDURE FOR EXERCISE OF
                DISSENTERS' RIGHTS                    PART 3--JUDICIAL APPRAISAL OF SHARES

48-23-201.      Notice of dissenters' rights.         48-23-301.      Court action.
48-23-202.      Notice of intent to demand payment.   48-23-302.      Court costs and counsel fees.


             PART 1--RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES


48-23-101. DEFINITIONS--As used in this chapter, unless the context otherwise requires:
  (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;
  (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;
  (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 48-23-102 and who exercises that right when and in the manner required by Part 2 of this chapter;
  (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;
  (5) "Interest" means interest from the effective date of the corporate action that give rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;
  (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and
  (7) "Shareholder" means the record shareholder or the beneficial shareholder. [Acts 1986, ch. 887, ss. 13.01]

  48-23-102. RIGHT TO DISSENT.--(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

  (1) Consummation of a plan of merger to which the corporation is a party:
         (A) If shareholder approval is required for the merger by ss. 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

         (B) If the corporation is a subsidiary that is merged with its parent under ss. 48-21-105;
  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
  (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;
  (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:
         (A) Alters or abolishes a preferential right of the shares;
         (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
         (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under ss. 48-16-104; or
  (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
  (b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
  (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under ss. 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended. [Acts 1986, ch. 887, ss. 13.02.]

  48-23-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.
  (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:
  (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
  (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote. [Acts 1986, ch. 887, ss. 13.03.]

              PART 2--PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

  48-23-201. NOTICE OF DISSENTERS' RIGHTS.--(a) If proposed corporate action creating dissenters' rights under ss. 48- 23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.
  (b) If corporate action creating dissenters' rights under ss. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 48-23-203.

  (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action. [Acts 1986, ch. 887, ss. 13.20.]

  48-23-202. NOTICE OF INTENT TO DEMAND PAYMENT.--(a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:
  (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and
  (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by ss. 48-23- 201.
  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter. [Acts 1986, ch. 887, ss. 13.21.]

  48-23-203. DISSENTERS' NOTICE.--(a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ss. 48-23-202.
  (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:
  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
  (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;
  (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and
  (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201. [Acts 1986, ch. 887 ss. 13.22.]

  48-23-204. DUTY TO DEMAND PAYMENT.--(a) A shareholder sent a dissenters' notice described in ss. 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ss. 48-23-203 (b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.
  (b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.
  (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.
  (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto. [Acts 1986, ch. 887 ss. 13.23.]

  48-23-205. SHARE RESTRICTIONS.--(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under ss. 48-23-207.
  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action. [Acts 1986, ch. 887 , ss. 13.24.]

  48-23-206. PAYMENT.--(a) Except as provided in ss. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with ss. 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.
  (b) The payment must be accompanied by:
  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
  (2) A statement of the corporation's estimate of the fair value of the shares;
  (3) An explanation of how the interest was calculated; (4) A statement of the dissenter's right to demand payment under ss. 48-23-209; and
  (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201 or ss. 48-23-203. [Acts 1986, ch. 887, ss. 13.25.]

  48-23-207. FAILURE TO TAKE ACTION.--(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
  (b) If after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under ss. 48-23-203 and repeat the payment demand procedure. [Acts 1986, ch. 887, ss. 13.26.]

  48-23-208. AFTER-ACQUIRED SHARES.--(a) A corporation may elect to withhold payment required by ss. 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.
  (b) To the extent the corporation elects to withhold payment under subsection
(a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 48-23-209. [Acts 1986, ch. 887, ss. 13.27.]

    48-23-209. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--(a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of his the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under ss. 48-23-206), or reject the corporation's offer under ss. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:
  (1) The dissenter believes that the amount paid under ss. 48-23-206 or offered under ss. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;
  (2) The corporation fails to make payment under ss. 48-23-206 within two (2) months after the date set for demanding payment; or
  (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.
  (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares. [Acts 1986, ch. 887, ss. 13.28.]

                      PART 3--JUDICIAL APPRAISAL OF SHARES

  48-23-301. COURT ACTION.--(a) If a demand for payment under ss. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
  (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
  (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
  (e) Each dissenter made a party to the proceeding is entitled to judgment:
  (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or
  (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ss. 48-23-208. [Acts 1986, ch. 887, ss. 13.30.]

  48-23-302. COURT COSTS AND COUNSEL FEES.--(a) The court in an appraisal proceeding commenced under ss. 48-23- 301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss. 48-23-209.
  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:
  (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Part 2 of this chapter; or
  (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited. [Acts 1986, ch. 887, 13.31.]

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Restated Charter of the Registrant provides as follows:

            TWELFTH:    INDEMNIFICATION OF CERTAIN PERSONS:

                   To the fullest extent permitted by Tennessee law, the
            Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

            Article V, INDEMNIFICATION, of the Registrant's Amended and Restated Bylaws provides as follows:

                   The Corporation does hereby indemnify its directors and
            officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

                   Indemnification of corporate directors and officers is
            governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

                   A person who has been wholly successful, on the merits or
            otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or
            (iii) a vote of the shareholders.

ITEM 21.   EXHIBITS.

                   The following exhibits are filed herein or have been, as
            noted, previously filed:

Exhibit No.                                     Description
------------       ----------------------------------------------------------------------------------------
     2.1            Agreement and Plan of Merger, dated as of January 6, 1998, by and between Union
                    Planters Corporation, Union Planters Holding Corporation and CB&T, Inc. and
                    Supplemental Letter Agreement dated as of January 6, 1998 (Included as Appendix A to the Proxy Statement included as part of this Registration Statement.)
     2.2            Plan of Merger of CB&T, Inc. into and with Union Planters Holding Corporation.
                    (Included as Appendix B to the Proxy Statement included as part of this Registration
                    Statement.)
     4.1            Restated Charter of Union Planters Corporation. (Incorporated by reference to Exhibit
                    3(a) to the Annual Report on Form 10-Q of UPC for the fiscal year ended
                    March 31, 1998.).
     4.2            Amended and Restated Bylaws of Union Planters Corporation. (Incorporated by reference to exhibit 3(d) to the Annual Report on Form 10-K of UPC for the fiscal year ended
                    December 31, 1996 (File No. 0-6919).)
     5.1            Opinion of E. James House, Jr., Secretary and Manager of the Legal Department of Union
                    Planters Corporation, as to the validity of the shares of UPC Common Stock.
     8.1            Opinion of Wyatt, Tarrant & Combs as to federal income tax consequences.
     8.2            Opinion of Jenkens & Gilchrist, a Professional Corporation as to federal income tax consequences.
    23.1            Consent of Price Waterhouse LLP.
    23.2            Consent of  Kraft Bros., Esstman, Patton & Harrell, PLLC, independent auditors for
                    CB&T, Inc.
    23.3            Consent of E. James House, Jr., Secretary and Manager of the Legal Department of Union
                    Planters Corporation (included in Exhibit 5.1).
    23.4            Consent of Wyatt Tarrant & Combs (included in Exhibit 8.1).
    23.5            Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 8.2).
    23.6            Consent of Alex Sheshunoff & Company.
    24.1            Power of Attorney (contained on the signature page hereof).
    99.1            Form of proxy of CB&T, Inc.

ITEM 22.   UNDERTAKINGS.

            The undersigned Registrant hereby undertakes:

            (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

            (7) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

            (8) That every prospectus: (i) that is filed pursuant to Paragraph
(7) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on this the 19th day of February, 1998.

                                     REGISTRANT

                                     UNION PLANTERS CORPORATION


                                     By:  /s/ Benjamin W. Rawlins, Jr.
                                          ---------------------------------
                                          Benjamin W. Rawlins, Jr.
                                          Chairman of the Board and Chief
                                          Executive Officer

            We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint E. James House, Jr. and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and at the dates indicated.

            Signatures                                                 Title                                     Date
            ----------                                                 -----                                     ----
/s/   Benjamin W. Rawlins, Jr.                            Chairman of the Board, Chief Executive          February 19, 1998
----------------------------------                          Officer, Director (Principal
      Benjamin W. Rawlins, Jr.                              Executive Officer)


/s/   Jackson W. Moore                                    President, Chief Operating Officer,             February 19, 1998
----------------------------------                          Director
      Jackson W. Moore


/s/   John W. Parker                                      Executive Vice President and                    February 19, 1998
----------------------------------                          Chief Financial Officer
      John W. Parker                                        (Principal Financial Officer)


/s/   M. Kirk Walters                                     Senior Vice President, Treasurer,               February 19, 1998
----------------------------------                          and Chief Accounting Officer
      M. Kirk Walters


/s/   Edgar H. Bailey                                     Vice Chairman of the Board                      February 19, 1998
----------------------------------                          and Director
      Edgar H. Bailey


/s/ Albert M. Austin                                      Director                                        February 19, 1998
----------------------------------
    Albert M. Austin

            Signatures                                    Title                                     Date
            ----------                                    -----                                     ----
/s/   Marvin E. Bruce                                    Director                               February 19, 1998
----------------------------------
      Marvin E. Bruce

/s/   George W. Bryan                                    Director                               February 19, 1998
----------------------------------
      George W. Bryan

/s/   James E. Harwood                                   Director                               February 19, 1998
----------------------------------
      James E. Harwood

/s/   Parnell S. Lewis, Jr.                              Director                               February 19, 1998
----------------------------------
      Parnell S. Lewis, Jr.


/s/   C.J. Lowrance, III                                 Director                               February 19, 1998
----------------------------------
      C.J. Lowrance, III


/s/   Stanley D. Overton                                 Director                               February 19, 1998
----------------------------------
      Stanley D. Overton


/s/   Dr. V. Lane Rawlins                                Director                               February 19, 1998
----------------------------------
      Dr. V. Lane Rawlins


/s/   Donald F. Schuppe                                  Director                               February 19, 1998
----------------------------------
      Donald F. Schuppe


/s/   Mike P. Sturdivant                                 Director                               February 19, 1998
----------------------------------
      Mike P. Sturdivant


/s/   David M. Thomas                                    Director                               February 19, 1998
----------------------------------
      David M. Thomas

                                                         Director
----------------------------------
      Richard A. Trippeer, Jr.

                                                         Director
-------------------------------
      Spence L. Wilson

                                  EXHIBIT INDEX

                        The following exhibits are filed herein or have been, as noted, previously filed:

Exhibit No.                                         Description
----------------          --------------------------------------------------------------------------------------------------------
     2.1                    Agreement and Plan of Merger, dated as of January 6, 1998, by and between Union Planters
                            Corporation, Union Planters Holding Corporation and CB&T, Inc. and Supplemental Letter
                            Agreement dated as of January 6, 1998.  (Included as Appendix A to the Proxy Statement included as part of this Registration Statement.)
     2.2                    Plan of Merger of CB&T, Inc. into and with Union Planters Holding Corporation.
                            (Included as Appendix B to the Proxy Statement included as part of this Registration Statement.)
     4.1                    Restated Charter of Union Planters Corporation. (Incorporated by reference to
                            Exhibit 3(a) to the Annual Report on Form 10-K of UPC for the fiscal year ended December 31, 1996.)
     4.2                    Amended and Restated Bylaws of Union Planters Corporation.  (Incorporated by reference to exhibit 3(d) to the Annual Report on Form 10-K of UPC for the fiscal year ended December 31,
                            1996 (File No. 0-6919).
     5.1                    Opinion of E. James House, Jr., Secretary and Manager of the Legal Department of Union
                            Planters Corporation, as to the validity of the shares of UPC Common Stock.
     8.1                    Opinion of Wyatt, Tarrant & Combs as to federal income tax consequences.
     8.2                    Opinion of Jenkens & Gilchrist, a Professional Corporation as to federal income tax consequences.
    23.1                    Consent of Price Waterhouse LLP.
    23.2                    Consent of  Kraft Bros., Esstman, Patton & Harrell, PLLC, independent auditors for CB&T, Inc.
    23.3                    Consent of E. James House, Jr., Secretary and Manager of the Legal Department of
                            Union Planters Corporation (included in Exhibit 5.1).
    23.4                    Consent of Wyatt Tarrant & Combs (included in Exhibit 8.1).
    23.5                    Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 8.2).
    23.6                    Consent of Alex Sheshunoff & Co. Investment Banking.
    24.1                    Power of Attorney (contained on the signature page hereof).
    99.1                    Form of proxy of CB&T, Inc.